EXHIBIT 4.1

SEQUOIA RESIDENTIAL FUNDING, INC.

Depositor

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

CHRISTIANA TRUST, A DIVISION OF

WILMINGTON SAVINGS FUND SOCIETY, FSB

Trustee

POOLING AND SERVICING AGREEMENT

dated as of February 1, 2013

SEQUOIA MORTGAGE TRUST 2013-3

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ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	Form of Custodial Agreement
Exhibit E-1	Form of Rule 144A Transfer Certificate
Exhibit E-2	Form of Purchaser’s Letter for Qualified Institutional Buyer
Exhibit F	Form of Purchaser’s Letter for Institutional Accredited Investor
Exhibit G	Form of ERISA Transfer Affidavit
Exhibit H-1	List of Purchase Agreements
Exhibit H-2	List of Servicing Agreements
Exhibit I	Additional Disclosure Notification
Exhibit J	Back-Up Certificate to Form 10-K Certificate
Exhibit K	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Exhibit N	Additional Form 8-K Disclosure
Exhibit O	Form of Certification for NRSROs and Depositor

Schedule A	Mortgage Loan Schedule

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This POOLING AND SERVICING AGREEMENT, dated as of February 1, 2013 (the “Agreement”), by and among SEQUOIA RESIDENTIAL FUNDING, INC., a Delaware corporation, as depositor (the “Depositor”), CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (the “Trustee”), and WELLS FARGO BANK, N.A., a national banking association, in its dual capacities as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and related property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans, and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the related property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement, each Purchase Agreement, each Servicing Agreement and in this Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee, at the direction of the Securities Administrator, shall elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). Each Certificate, other than the Class R Certificate and the Class LT-R Certificate, is hereby designated as a regular interest in the Upper-Tier REMIC, as described herein. The Class R Certificate represents and is hereby designated as the sole class of residual interest in the Upper-Tier REMIC.

The Class LT-R Certificate evidences ownership of the sole class of residual interest in the Lower-Tier REMIC (the “LT-R Interest”). The Lower-Tier REMIC shall hold as its assets all property of the Trust Fund, other than the interests in any REMIC formed hereby. Each Lower-Tier Interest other than the LT-R Interest shall be uncertificated and is hereby designated as a regular interest in the Lower-Tier REMIC and the LT-R Interest is hereby designated as the sole Class of residual interest in the Lower-Tier REMIC.

The Upper-Tier REMIC shall hold as its assets all of the Lower-Tier Interests other than the LT-R Interest.

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The Lower-Tier REMIC Interests

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier Interests:

Lower-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
LT-A1	(1)	(2)	A-1, A-IO1, Class A-IO2
LT-A2	(1)	(2)	A-2, A-IO2
LT-B1	(1)	(2)	B-1
LT-B2	(1)	(2)	B-2
LT-B3	(1)	(2)	B-3
LT-B4	(1)	(2)	B-4
LT-B5	(1)	(2)	B-5
LT-R	(3)	(3)	N/A

(1)         The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be a per annum rate equal to the Net WAC Rate for such Distribution Date.

(2)         This interest shall have an initial class principal amount equal to the aggregate Initial Class Principal Amount of its Corresponding Class(es) of Certificates (excluding any interest-only certificates).

(3)         The LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and does not have a principal amount or bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Lower-Tier Interests based on the interest rates described above. On each Distribution Date, Interest Shortfalls shall be allocated to each Lower-Tier Interest to the same extent that such Interest Shortfalls are allocated to the related Class of Upper-Tier Interests.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Lower-Tier Interests as follows:

(i)          first, pro rata to the LT-A1 Lower-Tier Interest and LT-A2 Lower Tier Interest in accordance with their respective Class Principal Amounts, until such Class Principal Amounts equal the Class Principal Amount of the Class A-1 Certificates (in the case of the LT-A1 Lower-Tier Interest) and the Class A-2 Certificates (in the case of the LT-A2 Lower-Tier Interest) immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(ii)         second, to the LT-B1 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

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(iii)        third, to the LT-B2 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-2 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iv)        fourth, to the LT-B3 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-3 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(v)         fifth, to the LT-B4 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-4 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(vi)        sixth, to the LT-B5 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-5 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02; and

(ix)         finally, to the LT-R Interest, any remaining amounts.

The Certificates and the Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. The Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates represent regular interests in the Upper-Tier REMIC; the Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC; and the Class LT-R Certificate represents the sole class of residual interest in the Lower-Tier REMIC and does not represent an interest in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations or Percentage Interest
Class A-1	(1)	$150,196,000	$100,000
Class A-2	(2)	$411,000,000	$100,000
Class A-IO1	(3)	(4)	$1,000,000
Class A-IO2	(5)	(6)	$1,000,000
Class B-1	Net WAC Rate	$11,404,000	$100,000
Class B-2	Net WAC Rate	$9,904,000	$100,000
Class B-3	Net WAC Rate	$8,102,000	$100,000
Class B-4	Net WAC Rate	$3,001,000	$100,000
Class B-5	Net WAC Rate	$6,603,241	$100,000
Class R	Net WAC Rate	(7)	100%

(1)	The Certificate Interest Rate of the Class A-1 Certificates will be an annual rate equal to the lesser of (a) 2.00% and (b) the Net WAC Rate for such Distribution Date.
(2)	The Certificate Interest Rate of the Class A-2 Certificates will be an annual rate equal to the lesser of (a) 2.50% and (b) the Net WAC Rate for such Distribution Date.
(3)	The Certificate Interest Rate of the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of (a) the lesser of 2.50% and the Net WAC Rate for such Distribution Date over (b) the lesser of 2.00% and the Net WAC Rate for such Distribution Date.
(4)	The Class A-IO1 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO1 Certificates is equal to the Class Principal Amount of the Class A-1 Certificates immediately before such Distribution Date.

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(5)	The Certificate Interest Rate of the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of (a) the Net WAC Rate for such Distribution Date over (b) the lesser of 2.50% and the Net WAC Rate for such Distribution Date.
(6)	The Class A-IO2 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO2 Certificates is equal to the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates immediately before such Distribution Date.
(7)	Amounts allocated to the Class LT-R Certificate pursuant to Sections 5.02(a)(xiii) and 5.02(d) shall be excluded from the Available Distribution Amount for the Upper-Tier REMIC.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $600,210,241.34.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                   Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 6.21(b)(i) hereof.

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant:  A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation:  As defined in Section 6.24.

Accrual Period:  With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs.  Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements:  The Assignment of Representations and Warranties Agreements and the Assignment, Assumption and Recognition Agreements, each dated March 1, 2013, assigning rights under the Purchase Agreements and the Servicing Agreements, respectively, from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, acknowledged by the Master Servicer, and providing certain rights to the Controlling Holder.

Additional Form 10-D Disclosure:  As defined in Section 6.21(a)(i).

Additional Form 10-K Disclosure:  As defined in Section 6.21(b)(i).

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Additional Servicer: Each affiliate of a Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor or a Servicer, who services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered). For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance:  The payments required to be made by the Master Servicer or the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator have determined would constitute Nonrecoverable Advances if advanced.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 Aggregate Expense Rate:  The sum of the Master Servicing Fee Rate, the applicable Servicing Fee Rate and the Trustee Fee Rate.

Aggregate Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans that were outstanding as of the most recent Due Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Credit Support Percentage:  As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of such Class and the aggregate of the Class Subordination Percentages of all other Classes (if any) of Subordinate Certificates having lower payment priorities than such Class.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of:  (i) the value (or the Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinancing Mortgage Loan, such value (or the Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinancing Mortgage Loan at the time of origination of such Refinancing Mortgage Loan by a Qualified Appraiser.

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Appraiser Independence Requirements: The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

Assessment of Compliance:  As defined in Section 6.23(a).

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter  “Authenticating Agent” shall mean any such successor.  The initial Authenticating Agent shall be the Securities Administrator under this Agreement.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor or the Servicing Administrator, as applicable.

Available Distribution Amount:  With respect to any Distribution Date, the sum of the following amounts: (i) all scheduled payments of interest (net of the Servicing Fees, the Master Servicing Fee and the Trustee Fee) and principal due during the related Due Period, together with any Advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances and Servicing Advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all Principal Prepayments, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Servicers (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the Clean-up Call Price paid by the Master Servicer to purchase the Mortgage Loans and terminate the Trust Fund, if applicable; minus

(A) amounts applied to reimburse Advances and Servicing Advances previously made and other amounts as to which the Servicers (other than Cenlar FSB) and the Servicing Administrator are entitled to be reimbursed pursuant to the Servicing Agreements; (B) amounts applied to reimburse Advances and Servicing Advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to this Agreement; and (C) the sum of all related fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement, subject to an aggregate maximum amount of $300,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter) to be paid to such parties collectively, in the order claims for payment of such amounts are received by the Securities Administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the Master Servicer, the Securities Administrator, the Custodian and the Trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter).

Back-Up Certificate:  As defined in Section 6.21(e).

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Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code, as amended.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Certificate Registrar, the Depositor and the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3.

Book-Entry Termination:  As defined in Section 3.09(c).

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Maryland, Minnesota, Missouri or New York, (iii) a day on which banking institutions in the States of California, Delaware, Maryland, Minnesota, Missouri or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Certificate:  Any one of the certificates signed by the Trustee and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement to this Agreement.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount:  With respect to any Certificate (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) and any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) the principal portion of all Realized Losses previously allocated to such Certificate; and (iii) any Certificate Writedown Amount previously allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased sequentially, in order of seniority, by an amount equal to the lesser of (A) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that Certificate to the extent not previously recovered and (B) the principal portion of any Subsequent Recovery allocable to such Certificate after application (for this purpose) to more senior Classes of Certificates pursuant to this Agreement; and provided further that on any Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate Certificate Principal Amount, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has previously been allocated, sequentially in order of seniority, up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered. The Interest-Only Certificates and the Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.

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Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.  The Securities Administrator will act as the initial Certificate Registrar.

Certificate Writedown Amount:  The amount by which the aggregate Certificate Principal Amount of all the Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the Aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification:  As defined in the Custodial Agreement.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Class:  Collectively, Certificates bearing the same class designation.  In the case of the Lower-Tier REMIC, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class A Certificates:  Collectively, the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates or individually, any one of such Class of Certificates.

Class LT-R Certificate:  The Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Authenticating Agent, substantially in the form annexed as Exhibit A and evidencing ownership of the LT-R Interest.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the sole residual interest in the Upper-Tier REMIC.

Class Notional Amount:  With respect to the Interest-Only Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement to this Agreement.

Class Principal Amount: With respect to each Class of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to any Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Lower-Tier REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Lower-Tier Interest at the date of determination.

Class Subordination Percentage:  With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date by the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

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Clean-up Call:  The optional purchase of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any date on which the Aggregate Stated Principal Balance is less than 10% of the Aggregate Stated Principal Balance as of the Cut-off Date, in accordance with Section 7.01(d) of this Agreement.

Clean-up Call Price:  The price paid by the Master Servicer pursuant to Section 7.01(d) of this Agreement, which is equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon, to, but not including, the first day of the month in which the Clean-up Call Price is to be distributed and (ii) the fair market value of any REO Property; provided, however, that such purchase price may be increased as is necessary, as determined by the Depositor, to avoid disqualification of any REMIC created under this Agreement as a REMIC.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date:  March 1, 2013.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  U.S. Securities and Exchange Commission.

Controlling Holder:  At any time, the Holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates has been reduced to zero, then no entity will have any rights under this Agreement as a Controlling Holder. Neither the Depositor nor the Seller shall be a Controlling Holder.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

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Corporate Trust Office:  With respect to the Trustee, the corporate trust office of the Trustee located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware, 19801, Attention: Corporate Trust – Sequoia Mortgage Trust 2013-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services Sequoia Mortgage Trust 2013-3.

Corresponding Class of Certificates:  With respect to each Lower-Tier Interest, the Class or Classes of Certificates appearing opposite such Lower-Tier Interest, as described in the Preliminary Statement to this Agreement.

Credit File Certification: As defined in the Custodial Agreement.

Credit File Exception Report: As defined in the Custodial Agreement.

Current Interest:  With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount, as applicable, of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts prior to such Distribution Date.

Custodial Accounts:  Each Custodial Account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement with respect to the Mortgage Loans.

Custodial Agreement:  The Custodial Agreement, dated as of February 1, 2013, among the Depositor, the Seller, the Trustee, Wells Fargo Bank, N.A., as Custodian and Wells Fargo Bank, N.A., as Master Servicer, as amended from time to time.  A copy of the Custodial Agreement is attached hereto as Exhibit D.

Custodian:  A Person who is at any time appointed by the Trustee as a custodian of all or a portion of the Mortgage Documents, the Trustee Mortgage Files and the Trustee Credit Files and listed on the Mortgage Loan Schedule as the Custodian of such Mortgage Documents, Trustee Mortgage Files and Trustee Credit Files.  The initial Custodian is Wells Fargo Bank, N.A.

Cut-off Date:  February 1, 2013.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:  The meaning specified in Section 2.04.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form, which shall initially be the Class B-4, Class B-5, Class LT-R and Class R Certificates.

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Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with a Purchase Agreement or Servicing Agreement.

Delinquent:  Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency.

Demand: As defined in Section 4.04(a).

Depositor:  Sequoia Residential Funding, Inc., a Delaware corporation having its principal place of business in California, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer's Advance obligations pursuant to the related Servicing Agreement, the Determination Date is the date set forth in the related Servicing Agreement.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2013.

Distribution Date Statement:  As defined in Section 4.02.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Servicing Agreement, exclusive of any days of grace.

Due Period:  As to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account:  Any account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent.  If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer compliant with the requirements set forth in the immediately preceding sentence, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments:  At any time, any one or more of the following obligations and securities:

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(i)          direct obligations of, and obligations fully guaranteed by the United States of America which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P) and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)        repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)        securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment; and

(vi)        any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, with respect to S&P, shares of a money market fund are rated “AAAm”), including any such fund managed or advised by the Trustee or any of its Affiliates;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

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ERISA-Restricted Certificate:  The Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates that have not been the subject of an ERISA-Qualifying Underwriting, the Class B-4, Class B-5, Class R and Class LT-R Certificates and any Class A-1, Class A-2 or Class A-IO1Certificate (or Class B-1, Class B-2 or Class B-3 Certificate that has been underwritten) that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account:  As defined in Section 1.01 of each Servicing Agreement.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14.

Exception Report:  As defined in the Custodial Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fitch:  Fitch Ratings, Inc., or any successor in interest.

Form 8-K Disclosure Information:  As defined in Section 6.21(c)(i).

Freddie Mac:  Freddie Mac, or any successor thereto.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Trustee, the Master Servicer, the Securities Administrator or either Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to take such action or effect such consent has been obtained, and, in determining whether the Trustee shall be protected in taking such action or in relying upon such consent, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.  The Trustee, the Certificate Registrar and the Securities Administrator may request and conclusively rely on certifications by the Master Servicer, the Securities Administrator or either Servicer in determining whether any Certificates are registered to an Affiliate of the Master Servicer, the Securities Administrator or either Servicer.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Insurance Policy:  With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

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Insurance Proceeds:  Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount:  For each Class of Certificates on any Distribution Date, the Current Interest for such Class as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Shortfalls, which shall be allocated to each Class on a pro rata basis based on the amount of Current Interest payable to each such Class.

Interest-Only Certificates:  The Class A-IO1and Class A-IO2 Certificates.

Interest Shortfall:  As to any Class of Certificates and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect of interest to such Class on prior Distribution Dates.

Item 1123 Certificate:  As defined in Section 6.22.

KBRA:  Kroll Bond Rating Agency, Inc., or any successor in interest.

Latest Possible Maturity Date:  The Distribution Date occurring in March 2043.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) as to which, prior to the close of business on the Business Day immediately preceding the Due Date, the applicable Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds:  All cash amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other net proceeds received in connection with the disposition of an REO Property.

Loan-To-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lower-Tier Interest:  Any one of the interests in the Lower-Tier REMIC as described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

LT-R Interest:  The residual interest in the Lower-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Master Servicer:  Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States in its capacity as Master Servicer and any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

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Master Servicer Compensating Interest Payment:  As to any Distribution Date and the Master Servicer, the lesser of (1) the Master Servicing Fee for such date and (2) any Prepayment Interest Shortfalls for such date (to the extent such Prepayment Interest Shortfalls are required to be paid but are not actually paid by the Servicers (other than Cenlar FSB) or the Servicing Administrator as a Servicer Compensating Interest Payment).

Master Servicing Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate:  0.01413% per annum.

Master Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Trustee in connection with the appointment of a successor master servicer and the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the identification and engagement of a successor master servicer, the documentation of the assumption of master servicing by the successor master servicer, the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or the successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan:  A Mortgage and the related Mortgage Note or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Qualified Substitute Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Purchase and Sale Agreement:  The mortgage loan purchase and sale agreement, dated as of March 1, 2013, between the Seller and the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicers from time to time to reflect the addition of Qualified Substitute Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property:  The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate:  As to any Mortgage Loan and any Distribution Date, the annual rate of interest borne by the related Mortgage Note as of the related Due Date, taking into account any Servicing Modification or other amendments to the Mortgage Note.

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Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicing Advances, related Servicing Fees, Trustee Fees and/or Master Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate:  With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate.

Net Prepayment Interest Shortfall:  With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount of Master Servicer Compensating Interest Payment paid by the Master Servicer and Servicer Compensating Interest Payment paid by the applicable Servicer (other than Cenlar FSB) and/or the Servicing Administrator in respect of such shortfall for such Due Period.

Net WAC Rate:  With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by (b) twelve.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator (as certified in an Officer’s Certificate of the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator, as applicable), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Upper-Tier REMIC:  As defined in Section 10.01(d).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  With respect to an Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

NRSRO:  Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO Certification:  A certification in the form of Exhibit O hereto.

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Officer’s Certificate:  (a) With respect to the Depositor, a certificate signed by two Authorized Officers of the Depositor, (b) with respect to the Master Servicer or the Securities Administrator, a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, (c) with respect to a Servicer, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or any other duly authorized officers or agents of a Servicer and (d) with respect to the Servicing Administrator, a certificate signed by an Authorized Officer of the Servicing Administrator, and in each case delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

Original Applicable Credit Support Percentage:  With respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date, which shall be equal to the corresponding approximate percentage set forth in the table below opposite its Class designation:

Class B-1	6.50%
Class B-2	4.60%
Class B-3	2.95%
Class B-4	1.60%
Class B-5	1.10%

Original Subordinate Class Principal Amount:  The aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates as of the Closing Date.

Originator:  Each of Academy Mortgage Corporation, Amegy Mortgage Company, L.L.C., American Pacific Mortgage Corporation, Bay Equity, LLC, Benchmark Bank, Boston Private Bank & Trust Company, Castle & Cooke Mortgage, LLC, Cherry Creek Mortgage Co., Inc., Cobalt Mortgage, Inc., Cole Taylor Bank, Colonial Savings, F.A., Cornerstone Mortgage Company, Embrace Home Loans, Inc., Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, Fairway Independent Mortgage Corporation, Fidelity Bank dba Fidelity Bank Mortgage, First Choice Loan Services, Inc., First National Bank of Omaha, First Republic Bank, Flagstar Capital Markets Corporation, Franklin American Mortgage Company, Fremont Bank, National Association, Fulton Bank, National Association, George Mason Mortgage, LLC, GFI Mortgage Bankers, Incorporated, GuardHill Financial Corporation, Guild Mortgage Company, Leader Bank, N.A., The Lending Partners, LLC, MegaStar Financial Corporation, Monarch Bank, Mortgage Master, Inc., Paramount Equity Mortgage, Perl Mortgage, Incorporated, Plaza Home Mortgage, Incorporated, Primary Residential Mortgage, Inc., PrimeLending, a PlainsCapital Company, Prospect Mortgage, LLC, Provident Savings Bank, Renasant Bank, Sandy Spring Bank, Simonich Corporation, dba BOC Mortgage, SCBT, N.A.,Sterling Savings Bank, Stifel Bank and Trust, Umpqua Bank, United Shore Financial Services, LLC, Universal American Mortgage Company, LLC, Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. and WJ Bradley Mortgage Capital, LLC, each as seller under the related Purchase Agreement, and any successor thereto.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.  The initial Paying Agent shall be the Securities Administrator under this Agreement.

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Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate, other than an Interest-Only Certificate, if applicable, or the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to each of the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.  With respect to an Interest-Only Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include “plan assets” of such plan or arrangement under the Plan Asset Regulations by reason of their investment in the entity.

Plan Asset Regulations:  The U.S. Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prepayment Interest Shortfall:  With respect to a Mortgage Loan and any Distribution Date, the amount by which interest paid by the related Mortgagor in connection with a Principal Prepayment on the Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of that Mortgage Loan as of the preceding Distribution Date.

Prepayment Period:  With respect to each Mortgage Loan serviced by Cenlar FSB and (i) each Distribution Date other than the first Distribution Date, the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs through the 14th day of the month in which the Distribution Date occurs and (ii) the first Distribution Date, the period commencing February 1, 2013 through March 14, 2013. With respect to each Mortgage Loan serviced by First Republic Bank and any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs.

Primary Mortgage Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (before taking into account any Deficient Valuations or Debt Service Reductions) due on the related Due Date, whether or not received, (b) the principal portion of each Principal Prepayment made by a Mortgagor during the related Prepayment Period; (c) the principal portion of each other unscheduled collection, including any Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period) received during the related Prepayment Period; (d) that portion of the Repurchase Price representing principal of any Mortgage Loans repurchased by an Originator or the Seller in accordance with a Purchase Agreement or by the Seller in accordance with Section 2.04 herein, in each case to the extent received during the related Prepayment Period; (e) the principal portion of any related Substitution Amount received during the related Prepayment Period; and (f) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Clean-up Call Price in respect of principal.

Principal Forbearance Amount:  With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount of principal of the Mortgage Loan, if any, that has been deferred and that does not accrue interest.

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Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated February 27, 2013 and the accompanying prospectus dated February 21, 2013, relating to the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, together with any supplement thereto.

Purchase Agreement: Each agreement listed on Exhibit H-1, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted by an Originator or the Seller, as applicable, for a Deleted Mortgage Loan in accordance with the applicable Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Originator or the Seller, as applicable, and distributed to Trust Fund in the month of substitution), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty relating to the Mortgage Loans set forth in the applicable Purchase Agreement.

Rating Agency:  Each of Fitch, KBRA, Moody’s and S&P; provided, however, that references to a “Rating Agency” as used in the definition of “Eligible Account” and “Eligible Investments” shall not include KBRA unless KBRA rates the applicable entity or investment.

Rating Agency Information:  The notices, information, reports, certifications and oral and written statements required to be provided to each Rating Agency pursuant to this Agreement or Rule 17g-5 under the Exchange Act.

Realized Loss:  (a) With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan;

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(b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation;

(c) with respect to each Mortgage Loan that has been the subject of a Servicing Modification, any principal due on the Mortgage Loan that has been written off by the related Servicer and any Principal Forbearance Amount; and

(d) with respect to each Class of Certificates, the amount by which the Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Reconciled Market Value:  The estimated market value of a Mortgaged Property or REO Property as reasonably determined by the applicable Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with such Servicer's customary servicing procedures.

Record Date:  With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on an exhibit to each Servicing Agreement and Exhibit K hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or any Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement to this Agreement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

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REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event:  As defined in Section 6.21(c)(i).

Reporting Servicer:  As defined in Section 6.21(b)(i).

Repurchase Price: With respect to any Mortgage Loan and the applicable Originator, the “Repurchase Price” as defined in the applicable Purchase Agreement or Servicing Agreement or in the case of the Seller, the “Repurchase Price” as defined in the Mortgage Loan Purchase and Sale Agreement.

Residual Certificate:  The Class LT-R Certificates and the Class R Certificates.

Responsible Officer:  With respect to any party, any officer in the corporate trust, servicing or master servicing department or similar group of such party with direct responsibility for the administration of this Agreement and also, with respect to a particular matter related to this transaction, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class B-4, Class B-5, Class R or Class LT-R Certificate.

Rule 15Ga-1 Information: As defined in Section 4.04(a).

Rule 17g-5 Information Provider: The Securities Administrator.

Rule 17g-5 Website:  The website maintained by the Securities Administrator pursuant to Section 4.03.

S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the Servicing Agreements, shall give effect to any related Debt Service Reduction, any Deficient Valuation and any Servicing Modification that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Seller:  Redwood Residential Acquisition Corporation, a Delaware corporation.

Senior Certificate:  Any one of the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates, as applicable.

Senior Percentage:  With respect to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date.

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Senior Prepayment Percentage:  With respect to any Distribution Date occurring before the Distribution Date in March 2018, 100%.  Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring in or after March 2018 shall be as follows:

(i) in or after March 2018 to and including February 2019, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date;

(ii) in or after March 2019 to and including February 2020, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date;

(iii) in or after March 2020 to and including February 2021, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date;

(iv) in or after March 2021 to and including February 2022, the Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and

(v) in or after March 2022, the Senior Percentage for that Distribution Date;

provided, however, that there shall be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction of the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any such Distribution Date on or after the Distribution Date in March 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date shall again equal 100%.

If on any Distribution Date the allocation to the Class A Certificates of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of the Class A Certificates to below zero, the Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Amount of the Class A Certificates to zero.

Senior Principal Distribution Amount:  With respect to the Mortgage Loans and any Distribution Date, the sum of:

(1)           the Senior Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount”;

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of:

(x)          Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(y)         the Senior Prepayment Percentage of the Stated Principal Balance of that Mortgage Loan; and

(4)          any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates;

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provided, however, that

(A)	if on any Distribution Date the allocation to the Class A Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of those Certificates to below zero, the distribution to such Classes of Certificates of the Senior Principal Distribution Amount for such Distribution Date shall be limited to the amount necessary to reduce the aggregate Class Principal Amount of the Class A Certificates to zero;

(B)	until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero; and

(C)	until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 6.50%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Servicer:  Each Servicer under a Servicing Agreement.

Servicer Compensating Interest Payment:  As to any Distribution Date and any Servicer (other than Cenlar FSB) and the Servicing Administrator, the lesser of (1) the Servicing Fee for such Servicer (other than Cenlar FSB) or the aggregate of Cenlar FSB’s Servicing Fee and the Servicing Administrator Fee (in the case of the Servicing Administrator) for such date and (2) any Prepayment Interest Shortfalls with respect to any Mortgage Loans serviced by such Servicer (or in the case of the Servicing Administrator, the Mortgage Loans serviced by Cenlar FSB) for such date.

Servicer Remittance Date:  As to any Mortgage Loan serviced by Cenlar FSB, the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, and as to any Mortgage Loan serviced by First Republic Bank, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, in each case commencing in March 2013.

Servicing Administrator: Redwood Residential Acquisition Corporation, as servicing administrator under the Cenlar FSB Servicing Agreement.

Servicing Administrator Fee:  As to any Distribution Date and each Mortgage Loan serviced by Cenlar FSB, an amount equal to the difference, if positive, between the Servicing Fee with respect to such Mortgage Loan and the servicing compensation payable to Cenlar FSB under the applicable Servicing Agreement.

Servicing Advances:  As defined in the applicable Servicing Agreement.

Servicing Agreement:  Each agreement listed on Exhibit H-2, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

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Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee payable with respect to the Mortgage Loans serviced by Cenlar FSB will be allocated by Cenlar FSB between the Servicing Administrator and Cenlar FSB as provided in the related Servicing Agreement.

Servicing Fee Rate:   For each Servicer, a per annum rate equal to 0.25% or such other rate as may be agreed to by the Master Servicer pursuant to Section 9.01(b) of this Agreement and the related Servicing Agreement; provided that, with respect to each Mortgage Loan serviced by First Republic Bank, the Servicing Fee Rate will be increased by the amount of any increase in the Mortgage Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to the termination of an automatic debit or direct deposit account; provided further, that the Master Servicer shall have no obligation to confirm or verify any such increase in the Servicing Fee Rate for any such Mortgage Loan serviced by First Republic Bank.

Servicing Function Participant:  Any Subservicer or Subcontractor, other than each Servicer, the Servicing Administrator, the Master Servicer, the Securities Administrator or the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Modification:  Any reduction of the Mortgage Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer of such Mortgage Loan, default is reasonably foreseeable in accordance with the related Servicing Agreement.

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Servicers on the Closing Date pursuant to the Servicing Agreements, as such list may from time to time be amended.

Sponsor: RWT Holdings, Inc., a Delaware corporation.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, the unpaid principal balance of such Mortgage Loan as of the most recent Due Date as determined by the amortization schedule for the Mortgage Loan at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Servicing Modification, Principal Prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled Principal Prepayments received on such Due Date) and irrespective of any delinquency in payment by the related Mortgagor. For the avoidance of doubt, the Stated Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step-Down Test:  As to any Distribution Date, the test will be satisfied if both of the following conditions are met:

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First, the aggregate outstanding principal balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in foreclosure, REO Property or bankruptcy status) and all Mortgage Loans subject to a Servicing Modification within the twelve months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

Second, cumulative Realized Losses with respect to the Mortgage Loans plus, with respect to any Mortgage Loans that have been the subject of a Servicing Modification, any interest due on such Mortgage Loans that has been written off by the related Servicer, do not exceed (a) with respect to each Distribution Date occurring in the period from March 2018 to and including February 2019, 20% of the Original Subordinate Class Principal Amount, (b) with respect to each Distribution Date occurring in the period from March 2019 to and including February 2020, 25% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from March 2020 to and including February 2021, 30% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date in the period from March 2021 to and including February 2022, 35% of the Original Subordinate Class Principal Amount and (e) with respect to the Distribution Date occurring in March 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer or the Securities Administrator.

Subordinate Certificate:  Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates.

Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates on such date.

Subordinate Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date. The initial Subordinate Percentage is 6.50%.

Subordinate Prepayment Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

Subordinate Principal Distribution Amount:  With respect to any Distribution Date and the Mortgage Loans, an amount equal to the sum of:

(1)           the Subordinate Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount” for that Distribution Date; and

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (3) of the definition of “Senior Principal Distribution Amount” for that Distribution Date; and

(4)           any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

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Notwithstanding the above, with respect to any Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordinate Percentages of all Classes of Subordinate Certificates which have lower payment priorities than that Class is less than the Original Applicable Credit Support Percentage for that Class, no distribution of principal will be made to any such Classes on such Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior Classes of Subordinate Certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each Class of Subordinate Certificates other than the Class B-1 Certificates, if on any Distribution Date the Class Principal Amount of that Class and the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates that have a lower payment priority than that Class is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such Class or Classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

Until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount on such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 6.50%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subsequent Recovery:  Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed Advances or expenses relating to such Liquidated Mortgage Loan as well as any other previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan or (ii) as a Principal Forbearance Amount.

Subservicer:  Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are identified in Item 1122(d) of Regulation AB required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement.

Substitution Amount:  For any month in which an Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to a Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, the amount by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Qualified Substitute Mortgage Loans, together with one month's interest at the applicable Net Mortgage Rate.

Tax Matters Person:  With respect to each of the Lower Tier REMIC and the Upper Tier REMIC, the “tax matters person” as specified in the REMIC Provisions which shall initially be the party described as such in Section 10.01(k).

TIA:  The Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

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TIA Applicability Determination: A determination by the Depositor, of which it informs the Trustee, that the TIA applies to this Agreement or that qualification under the TIA or any similar federal statute is required.

Trust Fund:  As defined in Section 2.01 herein.

Trustee:  Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Credit Files:  With respect to each Mortgage Loan, the electronic images of certain Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

Trustee Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Trustee Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Trustee Fee Rate:  0.00087% per annum.

Trustee Mortgage Files:  With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

UCC:  The Uniform Commercial Code as enacted in any applicable jurisdiction from time to time.

Underwriter:  Credit Suisse Securities (USA) LLC.

Underwriter’s Exemption:  Prohibited Transaction Exemption (“PTE”) 89-90, as most recently amended and restated by PTE 2007-5 (72 Fed. Reg. 13130 (March 20, 2007)) or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriters.

Underwriting Agreement:  The Underwriting Agreement, dated February 25, 2013, among the Seller, the Depositor, Redwood Trust, Inc. and the Underwriter.

Upper-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in proportion to their respective Certificate Principal Amounts.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class A-IO1 Certificates and 1.00% of all Voting Interests shall be allocated to the Class A-IO2 Certificates.  Voting Interests shall be allocated among the Certificates of each Class based on their Percentage Interests and no Certificate with a principal amount equal to zero will have any voting rights.  The Class R Certificates and Class LT-R Certificate shall not have any voting rights.

Section 1.02                  Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

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ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01                  Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all right, title and interest of the Depositor in and to the Trust Fund consisting of: (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgements, the Depositor’s rights under the Purchase Agreements and the Servicing Agreements and all of the Depositor’s rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor’s right, title and interest, if any, in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties (collectively, the “Trust Fund”); and the Trustee declares that, subject to the Custodian's review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, all of the Certificates in the authorized denominations specified by the Depositor pursuant to Section 3.01(b).

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance and inspection of the Trustee Mortgage Files and the Trustee Credit Files, the release of Mortgage Documents, and the preparation and delivery of the certifications relating to the Trustee Mortgage Files and the Trustee Credit Files shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. In addition, the Trustee is hereby directed to execute, not in its individual capacity but solely as Trustee hereunder, and deliver the Acknowledgements and the Custodial Agreement. The Master Servicer, the Depositor, the Securities Administrator and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Custodial Agreement and the Acknowledgements solely in its capacity as Trustee and not in its individual capacity.

In connection with such sale, transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee's behalf, the Trustee Mortgage Files and the Trustee Credit Files.

Section 2.02                  Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

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(a)           The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Certification and Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3.2 of the Custodial Agreement and the exceptions set forth on the Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Certification and Exception Report on the Closing Date in the forms required by the Custodial Agreement.

The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Credit File Certification and the Credit File Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Credit Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3A.2 of the Custodial Agreement and the exceptions set forth on the Credit File Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Credit File Certification and a Credit File Exception Report on the Closing Date in the respective forms required by the Custodial Agreement.

(b)           Within 270 days after the Closing Date, the Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each related Trustee Mortgage File and Trustee Credit File to ascertain that all required documents set forth in the Custodial Agreement have been received and appear on their face to conform with the requirements set forth in the Custodial Agreement.

(c)           Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d)           Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the related Mortgage Loans and respective certifications as provided in the Custodial Agreement.

(e)           Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase and Sale Agreement.

Section 2.03                  Representations and Warranties of the Depositor.

(a)           The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date or such other date as is specified, that:

(i)           the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)           the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

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(iii)           the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)           this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted, against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)           immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)           This Agreement creates either a sale or a valid and continuing security interest (as defined in the UCC), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)          The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(ix)           Other than the security interest or ownership interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)           None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

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(xi)           The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04                  Discovery of Seller Breach; Repurchase of Mortgage Loans.

(a)           Pursuant to Section 2 of the Mortgage Loan Purchase and Sale Agreement, the Seller has (i) represented and warranted as of the Closing Date that, immediately prior to its transfer of Mortgage Loans under the Mortgage Loan Purchase and Sale Agreement, the Seller owned and had good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person and (ii) made certain other representations and warranties with respect to the Mortgage Loans, and each of the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties.  The Depositor, for the benefit of the Trustee and the Certificateholders, hereby assigns any rights it has against the Seller with respect to such representations and warranties to the Trustee, and the Seller acknowledges that it has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

It is understood and agreed that the representations and warranties set forth in Section 2 of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and the Trustee Credit Files and the sale and assignment of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the earlier of the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure or cause the cure of such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase at the Repurchase Price or substitute that Mortgage Loan from the Trust Fund or, other than with respect to a breach of the representation and warranty as to good, valid and marketable title, make an indemnification payment with respect to such Mortgage Loan on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, the Seller shall be required to repurchase or substitute or make an indemnification payment with respect to the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, the Seller shall be required to repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered and the Seller shall not have the option to make an indemnification payment with respect to such Mortgage Loan. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification of such deposit, shall release to the Seller the related Trustee Mortgage File and Trustee Credit File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File and Trustee Credit File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  It is understood and agreed that the obligation of the Seller to cure, to cause the cure of or to repurchase or substitute or make an indemnification payment with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. Costs and expenses incurred by the Trustee pursuant to this Section 2.04, to the extent not reimbursed by the Seller, shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(b)          The Seller indemnifies and holds the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

Section 2.05                  Obligations in Respect of Alleged Breach of Originator Representations and Warranties.

(a)          (i)          The Trustee shall be obligated to pursue an action against an Originator in respect of any alleged breach of a representation and warranty set forth in the applicable Purchase Agreement or against the Seller if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement upon its receipt of (1) (A) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, for so long as there is a Controlling Holder under this Agreement or (B) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no Controlling Holder under this Agreement and (2) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and to provide any indemnification reasonably requested by the Trustee. The Trustee shall provide notice to the Controlling Holder prior to taking any such action. However, Certificateholders shall not have the right to require the Trustee to pursue any action with respect to any Mortgage Loan as to which a final and binding decision by an arbitrator has already been issued, regardless of the particular claims made. In connection with any such action described in this Section 2.05(a)(i), the Trustee shall seek reimbursement for its fees, costs and expenses from the applicable Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee pursuant to the agreement described in clause (2) above. If the Trustee recovers any such fees, costs and expenses from the Originator or the Seller, as applicable, the Trustee shall pay such amounts to such Certificateholders. To the extent the Trustee is not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(ii)          In addition, if the Trustee receives written notice, from a Person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a Mortgage Loan made by an Originator or the Seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment with respect to any related Mortgage Loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such Mortgage Loan, the Trustee in reliance on such notice shall (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s receipt of such notice and of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. Prior to taking any action at the direction of Certificateholders, the Trustee will notify the Controlling Holder, if any. The Trustee shall seek to recover its fees, costs and expenses from the Originator under the terms of the applicable Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the fees, costs and expenses of applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(b)          (i)          The Master Servicer shall promptly notify the Controlling Holder (if any) and the Trustee of each Mortgage Loan that becomes Delinquent for more than 120 days. The Controlling Holder or, if there is no longer a Controlling Holder, the Trustee, shall engage a third party to review each Mortgage Loan that has been Delinquent for more than 120 days, other than any such Mortgage Loan that was the subject of a previous arbitration proceeding under the related Purchase Agreement or under the Mortgage Loan Purchase and Sale Agreement, to review whether any breaches of the representations and warranties given by an Originator under the related Purchase Agreement have occurred or if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement. Such third party shall be a recognized third party with experience performing due diligence on residential mortgage loans and shall not be the same party that performed the pre-offering review of the Mortgage Loans. Any such review shall include, at a minimum, a review as to whether the Mortgage Loan was underwritten in accordance with the Originator's underwriting standards in effect at the time of origination, whether the Mortgage Loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the Mortgage Loan. The third party shall report its findings and provide an attestation that its review and report have not been influenced or affected by interested parties. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the related Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, if necessary. If the Controlling Holder is the same entity as or an Affiliate of the party against which an enforcement action is to be taken, then the Trustee will enforce the remedy obligation of such party. If the Trustee is obligated to take such an action, the Trustee shall first (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay these amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(ii)         If, as a result of a review of a Mortgage Loan conducted pursuant to Section 2.05(b)(i) above, the Controlling Holder or the Trustee, as applicable, concludes that a breach of a representation or warranty that would require the Originator or the Seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan has not occurred, then such party shall notify the Securities Administrator in writing and the Certificateholders shall be notified of this decision and provided details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. The Certificateholders may direct the Trustee to enforce a remedy obligation despite such a determination by either the Controlling Holder or the Trustee if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to enforce the remedy obligation agree to provide in advance to the Trustee funds to pay for any costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)          If an Originator has breached a representation under the related Purchase Agreement stating that a Mortgage Loan is a “qualified mortgage” (as defined in the REMIC Provisions) and the Originator fails to repurchase such non-qualified Mortgage Loan within ninety days from the date the defect was discovered, the Depositor shall use commercially reasonable efforts to sell such Mortgage Loan for its fair market value, as determined by the Depositor and which may be less than its outstanding principal balance, within ninety days from the date the defect was discovered. The Trustee will release the applicable Mortgage Loan upon receipt of the sale price in accordance with the procedures set forth in Section 2.04(a) hereof.

Section 2.06                  Intention of Parties.

(a)          Notwithstanding any other provision of this Agreement, it is intended by each of the parties hereto that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan or other obligation, so that the Trustee shall be the owner of the Trust Fund for the benefit of the holders of the Certificates.

However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Fund, then (a) this Agreement shall constitute a security agreement, and (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all other property in the Trust Fund, (iii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (iv) all proceeds of the foregoing.

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(b)           The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in the Trust Fund, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the Seller or the Depositor, or (C) any change under the relevant UCC or other applicable laws.  Neither of the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under the laws of an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

Section 2.07                  Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a)          [Reserved].

(b)          By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Acknowledgement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c)          Each of the Master Servicer, the Securities Administrator and the Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder.

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(d)          The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e)          If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the Trustee.

Section 2.08                  Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition

(a)          The Master Servicer or the Trustee shall promptly notify the Controlling Holder (if any), and the Master Servicer or the Trustee, as applicable, if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain. The Controlling Holder shall obtain or cause to be obtained or, if there is no longer a Controlling Holder, the Trustee shall cause the related Servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The Controlling Holder, if any, may also engage a third party to review each such Mortgage Loan to determine whether the payment offered by such governmental entity for the Mortgage Loan is the fair market value (the “Fair Value”) of such Mortgage Loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the Mortgage Loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to herein as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the Fair Value of the Mortgage Loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

(b)          If, as a result of a review conducted pursuant to Section 2.08(a) above, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder shall notify the Securities Administrator and the Trustee in writing and the Securities Administrator shall notify the Certificateholders of this decision and provide details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the Certificateholders may direct the Trustee to contest an acquisition of a Mortgage Loan through exercise of the power of eminent domain, or the amount of the offered payment for such Mortgage Loan, if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to take such action agree to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to pay such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(c)          If there is no longer a Controlling Holder, the Trustee shall notify the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the Certificateholders, provided the Trustee shall have no duty or obligation to take such actions except (i) in accordance with the written direction by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to reimburse such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

For the avoidance of doubt, neither the Controlling Holder nor The trustee shall be liable for any legality determination or determination of Fair Value made as described above, or any actions taken by them with respect to or in reliance on such determinations.

(d)          In performing its duties under this Section 2.08, each of the Controlling Holder and the Trustee may rely upon, and shall be protected in acting or refraining from acting upon, any legality determination by a nationally recognized law firm and any determination of Fair Value by a recognized third party with experience in performing valuations of residential mortgage loans.

ARTICLE III

THE CERTIFICATES

Section 3.01                  The Certificates.

(a)           The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York UCC.  The Certificates will be evidenced by one or more certificates, ownership of which will be held in the minimum denominations in Certificate Principal Amount or Notional Amount specified in the Preliminary Statement to this Agreement and in integral multiples of $1 in excess thereof, or in the Percentage Interests specified in the Preliminary Statement to this Agreement, as applicable.

(b)           The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee.  Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon the sale of the Mortgage Loans to the Trustee as described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

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(c)           The Class B-4, Class B-5, Class R and Class LT-R Certificates are offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act and shall be issued with the applicable legends set forth in Exhibit A. The Class B-4 and Class B-5 Certificates shall be issued initially as Definitive Certificates and the Class R and Class LT-R Certificates shall be issued only as Definitive Certificates.

Section 3.02                  Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time remove the Certificate Registrar by giving written notice of such removal to such Certificate Registrar, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a removal, the Trustee may appoint a bank or trust company to act as successor certificate registrar, shall give written notice of such appointment to the Depositor and the Master Servicer and shall mail notice of such appointment to all Holders of Certificates. Any successor certificate registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Certificate Registrar. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03                  Transfer and Exchange of Certificates.

(a)           A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)           A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)           By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

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The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit E-1 hereto and has furnished to the Certificate Registrar a certificate of the transferee in the form of Exhibit E-2 hereto; and

(ii)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit F hereto.

(d) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Securities Administrator, has received (A) a certificate substantially in the form of Exhibit G hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) in the case of an ERISA-Restricted Certificate that is not a Residual Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate (other than a Residual Certificate) by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit G.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of, or an entity holding “plan assets” of, a Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of, or an entity holding “plan assets” of, a Plan.

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(ii) If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding two paragraphs, then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such ERISA-Restricted Certificate was not permitted by this Section 3.03(d), the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e)           As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)           Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar, on behalf of the Trustee, an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C.  In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Certificate Registrar and the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Depositor, the Certificate Registrar, the Trustee, the Securities Administrator and the Paying Agent shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

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If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Depositor, the Certificate Registrar, the Securities Administrator, the Trustee and the Paying Agent shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR, ON BEHALF OF THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R] [LT-R] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS [R] [LT-R] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(g)           Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h)           Neither the Seller nor the Depositor shall be the Holder of any Subordinate Certificates.

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Section 3.04                  Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05                  Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor, the Certificate Registrar or the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Trustee or any agent in connection therewith.

Section 3.06                  Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

Section 3.07                  Temporary Certificates.

(a)           Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)           If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

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Section 3.08                  Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The Trustee shall cause any Paying Agent, other than the Securities Administrator or itself, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Securities Administrator, and the Securities Administrator as initial Paying Agent hereby agrees with the Trustee, that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09                  Book-Entry Certificates.

(a)           Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)           the provisions of this Section 3.09 shall be in full force and effect;

(ii)           the Certificate Registrar, the Securities Administrator, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)           to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)           the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

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(b)           Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator or the Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)           If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates (each such event, a “Book-Entry Termination”), the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates.  None of the Depositor, the Certificate Registrar, the Securities Administrator, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01                  Custodial Accounts; Distribution Account.

(a)           On or prior to the Closing Date, each Servicer will be required to establish and maintain one or more Custodial Accounts, as provided in the related Servicing Agreements, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited.  On each Servicer Remittance Date, the Servicers will remit to the Securities Administrator, for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Servicing Agreement.

(b)           The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee for the benefit of Sequoia Mortgage Trust 2013-3 Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Certificateholders. The Securities Administrator shall, promptly upon receipt from the Servicers on each Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i)           the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Servicing Agreements;

(ii)         any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Master Servicer Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers or the Servicing Administrator; and

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(iii)          any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c)           In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer or Servicer, as applicable, by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

(d)           On each Distribution Date and the final Distribution Date of the Certificates in accordance with Section 7.01, the Securities Administrator, as Paying Agent, shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.  The Securities Administrator may, with the consent of the Depositor, from time to time withdraw from the Distribution Account and pay to itself, the Master Servicer, the Trustee, the Custodian, the Servicers or the Servicing Administrator any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to clauses (A) and (B) of the definition of Available Distribution Amount.

(e)          Funds in the Distribution Account for the period from each Servicer Remittance Date to the related Distribution Date shall, if invested, be invested in Eligible Investments selected by the Securities Administrator, which shall mature not later than the Distribution Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-3 Certificates. All income and gain realized from any Eligible Investment in the Distribution Account shall be compensation to the Securities Administrator. The Securities Administrator shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

Section 4.02                  Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer and the Servicers) (the “Distribution Date Statement”):

(a)           the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b)           the amount of the distributions set forth in clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c)           the amount of the distributions set forth in clause (a) allocable to interest;

(d)           the amount of any unpaid Interest Shortfall, Net Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to each Class of Certificates;

(e)           the Class Principal Amount of each Class of Certificates (other than the Interest-Only Certificates) and the Class Notional Amount of the Interest-Only Certificates, in each case after giving effect to the distribution of principal on that Distribution Date;

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(f)           the Aggregate Stated Principal Balance of the Mortgage Loans at the beginning and at the end of the related Prepayment Period, the Mortgage Rates (in incremental ranges) and the weighted average remaining term of the Mortgage Loans;

(g)           the aggregate Substitution Amount and the aggregate Repurchase Price deposited into the Distribution Account with respect to the Mortgage Loans , which information may be presented in a footnote;

(h)           the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

(i)           the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

(j)           the amount of the Master Servicing Fee, the Servicing Fee and the Trustee Fee paid to or retained by the Master Servicer, each Servicer and the Trustee, respectively, and the amount of any fees paid to the Securities Administrator and the Custodian;

(k)          the aggregate amount of Advances for the related Due Period;

(l)           the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(m)          the amount of cash flow received for such Distribution Date, and the sources thereof;

(n)            for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan as of the close of business on the last day of the related Due Period;

(o)           the aggregate number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

(p)           the amount of Realized Losses incurred during the preceding calendar month;

(q)          the cumulative amount of Realized Losses incurred since the Closing Date;

(r)          the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(s)          the Certificate Interest Rate for each Class of Certificates and the Net WAC Rate for that Distribution Date;

(t)          any Servicing Modifications with respect to any Mortgage Loan during the related Due Period;

(u)          the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

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(v)          the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

(w)          the nature of any material breach of a representation and warranty relating to the characteristics of the Mortgage Loans or any transaction covenants;

(x)           the amount of Advances and Servicing Advances reimbursed during the related Due Period;

(y)          the amount of any Subsequent Recoveries;

(z)          the amount of any fees, charges and costs paid or reimbursed to the Master Servicer and the Custodian from the Distribution Account pursuant to this Agreement or the Custodial Agreement;

(aa)         the amounts of any Master Servicer Compensating Interest Payments and Servicer Compensating Interest Payments for such Distribution Date;

(bb)         whether the Step-Down Test has been satisfied for such Distribution Date;

(cc) the status and outcome of the Mortgage Loan review conducted pursuant to Section 2.05(b); and

(dd)         the status and outcome of the review conducted pursuant to Section 2.08(b), as reported to the Securities Administrator.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required to be reported on Form 10-D by Item 1121(a) and (b) (§229.1121) of Regulation AB.

The Securities Administrator shall make such reports, any Form 10-K's and Form 10-D's relating to the Certificates filed under the Exchange Act and such other loan level information as the Depositor and the Securities Administrator shall agree available each month via the Securities Administrator’s website at http://www.ctslink.com.  Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526.  Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such.  In preparing or furnishing the foregoing information to the Certificateholders, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information listed above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

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Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company (which request, if received by the Trustee or the Certificate Registrar, shall be promptly forwarded to the Securities Administrator), the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that (i) such Certificateholders shall pay in advance for the Securities Administrator’s actual expenses incurred in providing such reports and access and such expenses shall not be paid by the Trust Fund and (ii) the Securities Administrator shall provide such information and documentation only to the extent that the Securities Administrator would not be in violation of any applicable privacy laws.

Section 4.03         Rule 17g-5 Compliance.

(a)          The Rule 17g-5 Information Provider shall, upon receipt of an NRSRO certification in the form of Exhibit O, make available on its Rule 17g-5 Website solely to the Depositor, each Rating Agency and to any NRSRO the following items, but only to the extent such items are delivered to it by electronic mail to rmbs17g5informationprovider@wellsfargo.com, specifically with a subject reference of “SEMT 2013-3” and an identification of the type of information being provided in the body of such notice, or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial:

(i)	any Rating Agency Information provided to the Rule 17g-5 Information Provider in accordance with Sections 6.06, 6.07, 6.14, 9.01, 9.02, 11.03 and 11.12 of this Agreement, as well as reports prepared in accordance with Sections 6.21, 6.22, 6.23 and 6.24 (provided that the Rule 17g-5 Information Provider shall not be required to post to its Rule 17g-5 Website any such information previously posted to and available on the Securities Administrator’s website);

(ii)	any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to this Agreement; and

(iii)	a summary of any oral conversation with a Rating Agency regarding any Mortgage Loan, any Mortgaged Property or any REO Property, to the extent required to be provided pursuant to Rule 17g-5.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on its Rule 17g-5 Website. Such information shall be posted to the Rule 17g-5 Website on the same Business Day as it is received, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the requirements of this Agreement, or otherwise is or is not anything other than what it purports to be. The Rule 17g-5 Information Provider shall not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of such information to the Rule 17g-5 Website. Further, notwithstanding anything to the contrary herein, in the event the Depositor determines that any information previously posted to the Rule 17g-5 Website should not have been posted thereto pursuant to the terms of this Agreement, the Depositor shall direct the Rule 17g-5 Information Provider in writing to remove such information from the Rule 17g-5 Website, such written notice to specify the information to be so removed. The Rule 17g-5 Information Provider (i) shall have no obligation or duty to verify, confirm or otherwise determine the accuracy of the information contained in such written direction, (ii) shall be entitled to rely fully upon such written direction and (iii) shall not be held liable in connection with removing any such information from the Rule 17g-5 Website upon the receipt of such written direction.

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The Rule 17g-5 Information Provider shall provide a mechanism to notify any party that has submitted an NRSRO Certification each time the Rule 17g-5 Information Provider posts an additional document to the Rule 17g-5 Website.

In connection with providing access to the Rule 17g-5 Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to each Rating Agency or NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the email address specified in writing to the Depositor, with a subject heading of “SEMT 2013-3” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Website.

If any NRSRO that has previously submitted an NRSRO Certification and whose NRSRO Certification has been accepted, notifies the Rule 17g-5 Information Provider that it is unable to access information posted to the Rule 17g-5 Website and such access issue is determined to be the result of a problem with the Rule 17g-5 Website, if such access issue is not resolved within one Business Day of such determination, the Rule 17g-5 Information Provider shall so notify the Depositor.

(b)          Each of the Master Servicer and the Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth herein, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to this Section 4.03 prior to communicating with such Rating Agency.

Section 4.04                  Rule 15Ga-1 Compliance.

(a)           To the extent a Responsible Officer of the Master Servicer receives a demand for the repurchase or substitution of a Mortgage Loan based on a breach of a representation or warranty made by the Seller or the Originator of such Mortgage Loan (each, a “Demand”), the Master Servicer agrees (i) if such Demand is in writing, promptly to forward such Demand to the Trustee, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Trustee. To the extent a Responsible Officer of the Trustee receives a Demand, it shall provide the Depositor with prompt written notice of such Demand.

(b)          In connection with the repurchase or substitution of a Mortgage Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand (i) the Master Servicer agrees, to the extent a Responsible Officer of the Master Servicer has actual knowledge thereof, promptly to notify the Trustee in writing, and (ii) the Trustee agrees, to the extent a Responsible Officer of the Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c)          With respect to Rule 15Ga-1 of the Exchange Act, to the extent in its possession, the Trustee shall provide the Depositor with any applicable information relating to a Demand (the “Rule 15Ga-1 Information”) in a timely manner so as to enable the Depositor to meet its reporting obligations under Rule 15Ga-1. The Depositor shall be entitled conclusively to rely on the Rule 15Ga-1 Information provided to it by the Trustee in connection with the compilation by the Depositor of the Rule 15Ga-1 Information required to be reported on Form 10-D. For the avoidance of doubt, the Depositor shall have sole responsibility for compiling the Rule 15Ga-1 Information required to be reported on Form 10-D, and the Securities Administrator shall be entitled conclusively to rely on any Rule 15Ga-1 Information provided to it by the Depositor for inclusion on each Form 10-D. Other than with respect to the obligations of the Trustee in this Section 4.04, the Trustee shall have no responsibility or liability in connection with any filing required to be made by the Depositor pursuant to Rule 15Ga-1 of the Exchange Act.

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ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01                  Distributions Generally.

(a)           Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent on behalf of the Trustee shall make distributions to holders of Certificates as of the related Record Date in accordance with this Article V.  Such distributions shall be made by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount or Notional Amount of at least $1,000,000, or in the case of any Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Certificates and at such time such final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)           All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02                  Distributions From the Distribution Account.

(a)          Subject to Sections 5.02(b) and (c), on each Distribution Date, the Available Distribution Amount, to the extent received by the Securities Administrator, shall be withdrawn by the Paying Agent from funds in the Distribution Account and allocated among the Classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i)          to the Senior Certificates, pro rata, such Class’s Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(ii)          to the Class A Certificates, pro rata in accordance with their respective Class Principal Amounts, the Senior Principal Distribution Amount, until their respective Class Principal Amounts have been reduced to zero;

(iii)         to the Class B-1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

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(iv)         to the Class B-1 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v)          to the Class B-2 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(vi)          to the Class B-2 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(vii)         to the Class B-3 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(viii)        to the Class B-3 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix)          to the Class B-4 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(x)           to the Class B-4 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi)          to the Class B-5 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(xii)         to the Class B-5 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(xiii)        to the Class LT-R Certificates and the Class R Certificates, any remaining amount of the Available Distribution Amount allocated as provided in Section 5.02(d).

(b)          [Reserved].

(c)          Notwithstanding the priority and allocation set forth in Section 5.02(a), if with respect to any Class of Subordinate Certificates other than the Class B-1 Certificates on any Distribution Date the sum of the Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a lower payment priority than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of principal shall be made to any such Classes. The Subordinate Principal Distribution Amount shall be allocated among the Classes of Subordinate Certificates having higher payment priorities than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a) above.

(d)           Amounts distributed to the Residual Certificates pursuant to Section 5.02(a)(xiii) on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date; provided, however, that the Class LT-R Certificate shall be entitled to any amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds due to the Residual Certificates with respect to the Mortgage Loans.

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(e)          For purposes of distributions of interest in Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(f)          Amounts distributed to the Certificates (other than the Class LT-R Certificate) pursuant to this Section shall be deemed to have first been distributed from the Lower Tier REMIC to the Upper Tier REMIC in respect of the Lower Tier REMIC regular interests in accord with the distribution provisions for the Lower Tier REMIC set forth in the Preliminary Statement.

Section 5.03                  Allocation of Losses.

(a)           On or prior to each Distribution Date, the Master Servicer shall calculate the aggregate Realized Losses for such Distribution Date based on the information with respect to losses as reported to it by each Servicer.

(b)           On each Distribution Date, the Securities Administrator shall allocate the principal portion of Realized Losses as follows:

first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class B-5 Certificates and ending with the Class B-1 Certificates) until the Class Principal Amount of each such Class is reduced to zero; and

second, to the Class A Certificates, pro rata in accordance with their respective Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

(c)           On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the lowest payment priority shall be reduced on each Distribution Date by the Certificate Writedown Amount and if no Subordinate Certificates are then outstanding the Class Principal Amount of the Class A Certificates shall be reduced by the Certificate Writedown Amount, pro rata in accordance with their Class Principal Amounts.

(d)           Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(e)           Subsequent Recoveries in respect of the Mortgage Loans shall be distributed to the Certificates still outstanding, in accordance with Section 5.02, and the Class Principal Amount of each Class of Certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss will be increased, pro rata in accordance with their respective Class Principal Amounts in the case of the Class A Certificates and sequentially in order of seniority in the case of the Subordinate Certificates, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to more senior-ranking Certificates) and (ii) the Realized Loss amount previously allocated to such Class.

(f)           Realized Losses and the amount of any Certificate Writedown Amount allocated by this Section to a Class of Certificates shall be allocated to the corresponding Lower Tier REMIC Interest and shall reduce the Class Principal Amount of such Lower Tier REMIC Interest to the same extent that the Class Principal Amount of such Class of Certificates is reduced pursuant to the provisions of this Section. Subsequent Recoveries distributed to a Class of Certificates pursuant to the provisions of subsection 5.03(e) shall be deemed to have been distributed to the corresponding Lower Tier REMIC Interest. To the extent that the Class Principal Amount of any Class of Certificates has been increased on account of Subsequent Recoveries pursuant to the provisions of subsection 5.03(e), the principal balance of the corresponding Lower Tier REMIC Interest shall be increased by the same amount.

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(g)             Any Class of Certificates or Lower-Tier Interest whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under this Agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the Trust Fund; provided, however, that no such Class of Certificates will have voting rights with respect to matters under this Agreement requiring or permitting actions to be taken by any Certificateholders.

Section 5.04                  Servicer Obligations.

In the event of any inconsistency between this Agreement and a Servicing Agreement with respect to obligations of a Servicer, the provisions of the applicable Servicing Agreement shall govern such obligations.

Section 5.05                  Advances by Master Servicer.

If any Servicer (other than Cenlar FSB) or Servicing Administrator fails to remit any Advance required to be funded under the applicable Servicing Agreement, the Master Servicer shall itself fund, or shall cause the successor Servicer or successor Servicing Administrator to fund, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer or Servicing Administrator) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer, each Servicer (other than Cenlar FSB) and the Servicing Administrator shall be entitled to be reimbursed for all Advances funded by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is nonrecoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is nonrecoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect.

Section 5.06                  Master Servicer Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Master Servicer Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01                  Duties of Trustee and the Securities Administrator.

(a)           The Trustee, except during the continuance of an Event of Default, and the Securities Administrator each undertake to perform their respective duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee and the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, as the case may be. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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(b)           Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee or the Securities Administrator pursuant to this Agreement and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders pursuant to Sections 6.02(d) and 6.02(f).

(c)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)          The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)          For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)        For all purposes under this Agreement, except when the Master Servicer is the Securities Administrator, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator or payment on a Distribution Date when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)          No provision of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Master Servicer or any other Person under this Agreement, the Servicing Agreements or the Custodial Agreement; and

(v)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be responsible for any act or omission of the Master Servicer (other than, in the case of the Securities Administrator, as provided in the next sentence), the Depositor, the Seller, the Servicers, the Custodian or the Controlling Holder. If the Master Servicer is the Securities Administrator, the Securities Administrator shall be responsible for any act or omission of the Master Servicer.

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(d)           The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the applicable Servicer (with a copy to the Master Servicer) upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)           None of the Trustee, the Securities Administrator or the Master Servicer shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, the Securities Administrator or the Master Servicer or exercising any trust or power conferred upon the Trustee, the Securities Administrator or the Master Servicer under this Agreement.

(f)           Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except, with respect to the Master Servicer, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)           Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any thereof, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement or any Servicing Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(h)          None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, unless it shall be proved that the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, was negligent in ascertaining the pertinent facts.

(i)           Notwithstanding anything in this Agreement to the contrary, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)          Neither the Trustee nor the Securities Administrator (regardless of the capacity in which it is acting) shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

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(k)          The duties and obligations of the Trustee, the Securities Administrator, the Paying Agent and the Certificate Registrar shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar and, in the absence of bad faith on the part of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Agreement.

Section 6.02                  Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a)           Before taking or refraining from taking any actions hereunder, each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)           Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or such other percentage specified in Section 2.05 with respect to actions described in Section 2.05; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding.  Except as otherwise provided in Section 2.05, the reasonable expense thereof shall be paid by the party requesting such investigation and shall not be paid by the Trust Fund; and, provided further, that in the case of an alleged breach of an Originator's representations and warranties, the provisions of Section 2.05 must be satisfied.

(e)           Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment; provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that the Trustee shall not be responsible for the duties and obligations of Wells Fargo Bank, N.A. in its capacity as any of the Custodian, the Paying Agent, the Authenticating Agent, the Securities Administrator or the Certificate Registrar under this Agreement or the Custodial Agreement, as applicable;

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(f)           Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, and the Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)          The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

(h)          Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any reports delivered to the Trustee in connection with the review of the Trustee Mortgage Files and the Trustee Credit Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements or the Servicing Agreements, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement including, without limitation, whether any mortgage loan is a Qualified Substitute Mortgage Loan, except as set forth in Section 2.05 with respect to the Trustee.

In the event either the Trustee or the Securities Administrator deems the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, as applicable, may require prior to such action that it be provided by the Depositor with reasonable further written instructions.

Section 6.03                  Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document, save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The recitals contained herein and in the Certificates (other than the signature of the Trustee on the Certificates and the acknowledgements of the Trustee contained in Article II) shall not be taken as the statements of the Trustee and the Trustee does not assume any responsibility for their correctness. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or of funds paid to the Depositor in consideration of the sale of the Mortgage Loans to the Trustee by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

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Section 6.04                  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator (and any Affiliate or agent of either of them) in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such Affiliate or agent, as applicable.

Section 6.05                  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) be a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Master Servicer, any Servicer or the Servicing Administrator.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least “A/F1” by Fitch and at least “A2/P-1” by Moody’s, or if not rated by Fitch or Moody’s, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans.

Section 6.06                  Resignation and Removal of Trustee and the Securities Administrator.

(a)           Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving 60 days’ written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.  In the case of any such resignation by the Securities Administrator, if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 6.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to the fees of the Securities Administrator for so long as the Trustee performs such duties; provided, however, that the Trustee may engage a qualified entity to perform the duties of the Securities Administrator under Sections 6.21, 6.22, 6.23, 6.24 and 11.16 of this Agreement. The successor trustee shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Trustee and the successor securities administrator shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Securities Administrator.

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(b)           If at any time any of the following events shall occur: (i) the Trustee or the Securities Administrator ceases to be eligible in accordance with the provisions of Section 6.05 and fails to resign after written request therefor by the Depositor, (ii) the Securities Administrator fails to perform its obligations pursuant to Section 5.02 to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Securities Administrator by the Trustee or the Depositor, (iii) the Securities Administrator fails to provide a Back-up Certificate, Assessment of Compliance or an Accountant’s Attestation required under Sections 6.21, 6.23 and 6.24, respectively, by March 15 of each year in which Exchange Act reports are required, (iv) the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of the property or affairs of either for the purpose of rehabilitation, conservation or liquidation, (v) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (vi) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by a Rating Agency of any Class of Certificates with a rating; then, in each such case, the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Depositor shall direct the Trustee to remove the Master Servicer in accordance with the provisions of Section 6.14, and the Trustee promptly upon such direction shall remove the Master Servicer in accordance therewith.

(c)           The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)           Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07                  Successor Trustee and Successor Securities Administrator.

(a)           Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Trustee Mortgage Files and Trustee Credit Files and documents and statements related to each Trustee Mortgage File and Trustee Credit File held by it hereunder, the predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the predecessor trustee or the predecessor securities administrator, as applicable, shall deliver such of the records or copies thereof maintained by the predecessor trustee or predecessor securities administrator, as applicable, in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations. The predecessor securities administrator shall also deliver to the Depositor the Back-up Certificate with respect to the portion of the calendar year in which the predecessor securities administrator acted as Securities Administrator hereunder.

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(b)           No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

(c)           Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section 6.07, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency through the Rule 17g-5 Information Provider.  The expenses of such mailing shall be borne by the the predecessor trustee or predecessor securities administrator, as applicable; provided, if such party has been removed without cause, such expenses will be borne by the Trust Fund.

Section 6.08                  Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the applicable provisions of Section 6.05.

Section 6.09                  Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)           Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

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(b)           Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)           no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)           the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)           Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)           The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)           The Trust Fund shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee).

Section 6.10         Authenticating Agents.

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(a)           The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b)           Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)           Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or in accordance with the provisions of this Agreement.

Section 6.11                  Indemnification of the Trustee, the Securities Administrator and the Master Servicer.

Subject to the limitations described in clause (C) of the definition of Available Distribution Amount, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, both in its individual capacity and in its capacity as Trustee hereunder, and Wells Fargo Bank, N.A., both in its individual capacity and in its capacities as Securities Administrator, Certificate Registrar, Paying Agent, Authenticating Agent and Master Servicer hereunder, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by, and entitled to reimbursement from, the Trust Fund for any claim, loss, liability, damage, cost or expense, including without limitation any reasonable legal fees and expenses and any extraordinary or unanticipated expense, incurred or expended (without negligence or willful misconduct on its or their part) in connection with, (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves or for the sake of the Trust Fund any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Trust Fund, this Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement, the Custodial Agreement, the Mortgage Loans or other assets of the Trust Fund, or the Certificates (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Certificates), (b) the acceptance or administration of the trusts created hereunder, (c) the performance or exercise or the lack of performance or exercise of any or all of its or their powers, duties, rights, responsibilities, or privileges hereunder, including without limitation (i) complying with any new or updated laws or regulations directly related to the performance by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, of its obligations under this Agreement and (ii) addressing any bankruptcy in any way related to or affecting this Agreement, the Purchase Agreements, the Servicing Agreements, the Custodial Agreement, the Mortgage Loan Purchase and Sale Agreement or any party to such agreements, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Christiana Trust, a division of Wilmington Savings Fund Society, FSB (in the case of Christiana Trust, a division of Wilmington Savings Fund Society, FSB personnel, such costs to be calculated using standard market rates), in the case of the Trustee, or Wells Fargo Bank, N.A. (in the case of Wells Fargo Bank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Master Servicer and the Securities Administrator. As of the Startup Day, no such indemnifications or expense reimbursements are expected to be paid from the Trust Fund and it is intended that if such payments are ever made that they be characterized for purposes of the REMIC Provisions as "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

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In connection with any claim as to which indemnification is to be sought hereunder:

(i)          the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall give the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall have knowledge thereof; provided that failure of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, under this Section 6.11;

(ii)           while maintaining control over its own defense, the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)           notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The indemnification obligations set forth in this Section shall survive the discharge of this Agreement and the termination or resignation of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable.

Section 6.12                  Fees and Expenses of the Securities Administrator, the Certificate Registrar, the Paying Agent, Authenticating Agent, the Trustee and the Custodian.

(a)          Compensation for the services of the Securities Administrator, the Certificate Registrar, the Paying Agent and the Authenticating Agent hereunder shall be paid from the Master Servicing Fee. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

(b)          As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, which shall be paid by the Master Servicer from the Distribution Account, as well as an initial acceptance fee of $3,500 to be paid by the Depositor. Each successor trustee hereby agrees to be bound by the terms of such arrangement. Any costs and expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

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(c)          The Master Servicer shall pay, from the Master Servicing Fee, the fees and expenses of the Custodian as specified in the Custodial Agreement, and if the Custodial Agreement is terminated, the Master Servicer shall pay such fees and expenses of any successor custodian pursuant to a new custodial agreement to be entered into among the Depositor, the Seller, the Trustee, the successor custodian and the Master Servicer.

Section 6.13                  Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement.  The Trustee or the Securities Administrator, as applicable, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

Section 6.14                  Events of Default; Trustee to Act; Appointment of Successor.

(a)          The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)          Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.02 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby;

(ii)         Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (viii) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates (or in the case of a breach of its obligation to provide an Item 1123 Certificate, an Assessment of Compliance or an Accountant’s Attestation pursuant to Sections 6.22, 6.23 and 6.24, immediately without a cure period);

(iii)        A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer;

(iv)        The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(v)         The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(vi)        The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof;

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(vii)       If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates;

(viii)      A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)         The purchase or holding of any Certificates by the Master Servicer or any master servicer transferee that is an insured depository institution (as such term is defined in the Federal Deposit Insurance Act) such that the Master Servicer or such master servicer transferee is required to consolidate any assets of the issuing entity on its financial statements under U.S. generally accepted accounting principles;

(x)          Any failure of the Master Servicer to make any Advances when such Advances are due, which failure continues unremedied for a period of one Business Day.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time as prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and, if so directed in writing by Certificateholders evidencing either (i) more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, or (ii) 50% of the aggregate Class Principal Amount of the Subordinate Certificates, or upon the occurrence of an Event of Default described in clause (x) of this Section, shall, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided, however, that in the case of the preceding clause (ii), the Trustee shall provide written notice to all of the Certificateholders within two Business Days of receiving such direction and shall not terminate the Master Servicer if, within 30 days of sending such written notice, the Trustee has received contrary instructions from Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificateholders. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated pursuant to this Section 6.14 shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Trustee shall direct the Depositor to remove the Securities Administrator in accordance with the provisions of Section 6.06(b), and the Depositor promptly upon such direction shall remove the Securities Administrator in accordance therewith.

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Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination. The successor master servicer shall not be required to purchase or reimburse the terminated Master Servicer's Advance receivables. For the avoidance of doubt, to the extent that the terminated Master Servicer and a successor master servicer have each made Advances in respect of the same Mortgage Loan, recovered amounts shall be used to reimburse the terminated Master Servicer and a successor master servicer in the order in which such Advances were made.

When a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall promptly give written notice to the Master Servicer upon the Master Servicer’s failure to fund Advances as required under this Agreement.

(b)          On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the written resignation of the Master Servicer pursuant to Section 9.06, the Trustee, unless, in either case, another master servicer shall have been appointed by the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances in accordance with Section 5.04; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. The Trustee shall have no responsibility for any act or omission of the Master Servicer other than any act or omission performed by the Trustee in its capacity as a successor master servicer. In addition, the Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03. In the Trustee’s capacity as successor master servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation for acting as successor master servicer hereunder, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee, subject to Section 6.14(d).

(c)          Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000, which is a Fannie Mae or Freddie Mac-approved master servicer, and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity, shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.

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The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and transferring to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or which should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor master servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the predecessor master servicer to cooperate as required by this Agreement, (iii) the failure of the predecessor master servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the predecessor master servicer. No successor master servicer (other than the Trustee, with respect to the failure of the Trustee to cooperate as set forth in subclause (ii) below) shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.

Any successor master servicer shall execute and deliver to the Depositor, the Seller and the predecessor master servicer the certification required pursuant to the first sentence of Section 6.20(e).

(d)          In connection with such appointment and assumption of a successor master servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e)          To the extent that the costs and expenses incurred by the Trustee in connection with any alleged or actual default by the Master Servicer, the termination of the Master Servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the Trustee or any successor master servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with the investigation of any alleged or actual default by the Master Servicer, the evaluation of the potential termination and/or the actual termination of the Master Servicer and the appointment of a successor master servicer and (ii) all Master Servicing Transfer Costs) are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer shall deduct such amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding Advances, and the successor master servicer shall reimburse itself and the Trustee for any unreimbursed costs and expenses, and (b) if the Trustee is not required to be reimbursed by the Master Servicer or if such costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the Trustee and the successor master servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account, subject to the limitations described in clause (C) of the definition of Available Distribution Amount.

Section 6.15         Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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Section 6.16         Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any event of default of a Servicer or the Servicing Administrator under the related Servicing Agreement or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any Advances or any required deposit to the Distribution Account that would result in a failure of the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any event of default under a Servicing Agreement or Event of Default hereunder arising therefrom shall be deemed to have been remedied for every purpose of the related Servicing Agreement and/or this Agreement, as applicable.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17         Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee (i) so long as the Master Servicer and the Securities Administrator are not the same Person, shall promptly notify the Securities Administrator in writing, and (ii) shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the date when a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Event of Default, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18         Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Sections 6.16 and 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as Master Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, (a) determines that the action or proceeding so directed may not lawfully be taken or (b) in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19         Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Master Servicer.

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Section 6.20         Preparation of Tax Returns and Other Reports.

(a)           The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)           The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

Section 6.21         Reporting to the Commission.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such report.

(a)           Reports Filed on Form 10-D.

(i)           Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit L hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit L hereto, within 5 calendar days after the related Distribution Date, (1) the parties set forth thereon shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com, with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)           After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Securities Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Securities Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 6.21.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.21(a) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)           Reports Filed on Form 10-K.

(i)           On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2014, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-K required by the Exchange Act, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Custodial Agreement and the related Servicing Agreement, (1) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer, the Servicing Administrator and the Securities Administrator as described under Section 6.22, (2)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Custodian, each Servicing Function Participant, the Master Servicer, the Servicing Administrator, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 6.23 and the Custodial Agreement and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (3)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 6.24 and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (4) the certification required under Rule 13a-14(d) and 15d-14(d) under the Exchange Act executed by the Depositor (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (1) through (4) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit M hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit M hereto, no later than March 15 following each fiscal year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in March 2014, (1) the parties set forth on Exhibit M shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with any applicable Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure or information in the Additional Disclosure Notification on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure or information from the Additional Disclosure Notification in Form 10-K pursuant to this paragraph.

(iii)           After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and related certifications required under the Exchange Act and return an electronic or fax copy of such documents (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, the Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

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(c)           Reports Filed on Form 8-K.

(i)           Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)           As set forth on Exhibit N hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (1) the parties to this transaction shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed in Exhibit N of their duties under this paragraph and will not solicit from such parties any Form 8-K Disclosure Notification.

(iii)           After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the filing of the Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(c) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

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(d)           Delisting; Amendments; Late Filings.

(i)           If the Depositor determines that the requirements for suspension of the Trust Fund’s Exchange Act reporting requirements set forth in Rule 15d-22(b) of the Exchange Act and any other applicable regulation are satisfied, it shall so notify the Securities Administrator. Following receipt of such notice, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust Fund under the Exchange Act (a “Form 15”).  Subsequent to the filing of a Form 15, if the Depositor determines that the Trust Fund has once again become subject to the Exchange Act reporting requirements, then it shall promptly notify the Securities Administrator, and the Securities Administrator shall recommence preparing and filing required Exchange Act reports. Prior to January 30 of the following calendar year, the Securities Administrator shall, if directed to do so by the Depositor, in accordance with industry standards, prepare and file a Form 15.

In connection with any direct offering of Certificates by the Depositor, in an offering registered with the Commission, subsequent to the filing of a Form 15 pursuant to the preceding paragraph: (1) the Depositor shall notify the Securities Administrator in writing not less than 10 days prior to the date on which such offering will be made; (2) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (3) the Securities Administrator, as directed by the Depositor, shall file a report on Form 10-D for the Distribution Date following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust Fund as and to the extent required under the Exchange Act, as set forth in this Section (other than the report referred to in clause (2) above); (4) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor’s  Exchange Act reporting requirements have been reinstated; and (5) the Depositor shall be responsible for all reasonable fees and expenses incurred by the Securities Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any transaction document made in connection with such offering.

(ii)           In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Distribution Date Statement), additional Form 10-K or Form 8-K disclosure information, the Securities Administrator will electronically notify the Depositor and the affected parties and the Securities Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer in charge of securitization of the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary herein, the Securities Administrator shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Depositor a notice to the effect that, upon review of the proposed filing, the Depositor does not approve of such filing.

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(e)          Sarbanes-Oxley Certification Back-up.

In connection with the annual certification to be delivered by the Depositor pursuant to Rules 13a-14d and 15d-14(d) of the Exchange Act, each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall provide, and each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, by March 15 following each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certificate”), in the form attached hereto as Exhibit J (or in such other form attached to the applicable Servicing Agreement), upon which the Depositor and its officers, directors and Affiliates can reasonably rely. In the event that a Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certificate to the Depositor pursuant to this Section 6.21(e) with respect to the period of time it was subject to this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer the Back-Up Certificate as may be required pursuant to the related Servicing Agreement.

Section 6.22         Annual Statements of Compliance.

(a)          The Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 1 of each year, commencing in March 2014, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, the Servicing Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b)          In the event the Master Servicer, the Securities Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 6.22 or as required under such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c)          The Master Servicer shall enforce any obligation of any Servicer and the Servicing Administrator, to the extent set forth in the related Servicing Agreement, to deliver to the Depositor an Item 1123 Certificate.

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Section 6.23         Annual Assessments of Compliance.

(a)         On or before March 1 of each calendar year, commencing in March 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.21(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

(b)          No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, each Servicer, the Servicing Administrator and the Master Servicer shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, each Servicer and the Servicing Administrator (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Sections 6.23 and 6.24, of each Servicing Function Participant engaged by it.

(c)          Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit K or the applicable exhibit to each Servicing Agreement in respect of each Servicer and the Servicing Administrator and notify the Depositor of any exceptions.

(d)          In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 6.23, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreement or the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers, the Servicing Administrator and the Custodian with its own Assessment of Compliance to be submitted to the Securities Administrator pursuant to this Section.

(f)          The obligations of each party to provide assessments of compliance and attestations under this Section 6.23 and Section 6.24 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund, but shall become effective after such a filing if the Trust Fund is required to continue to file reports under the Exchange Act as contemplated in Section 6.21(d)(i).

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Section 6.24         Accountant’s Attestation.

(a)          On or before March 1 of each calendar year, commencing in 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(b)          Promptly after receipt of each Accountant’s Attestation from the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review such reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)          The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers, the Servicing Administrator and the Custodian with its own Accountant’s Attestation to be submitted to the Securities Administrator pursuant to this Section.

(d)          In the event the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, the Custody Agreement or a Servicing Agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 6.24, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreement and the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the timeframe set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.

Section 6.25         Intention of the Parties and Interpretation; Indemnification.

Each of the parties acknowledges and agrees that the purpose of Sections 6.21, 6.22, 6.23 and 6.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) each party shall comply with the reasonable requests made by the Depositor for delivery of such additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

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Each of the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by any such party shall indemnify and hold harmless the Depositor and its Affiliates and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any of its obligations hereunder, including particularly its obligations to provide any Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required under Sections 6.22, 6.23 and 6.24, respectively, or any information, data or materials required to be included in any Exchange Act report or (b) any material misstatement or material omission in any Statement of Compliance, Assessment of Compliance, Accountant’s Attestation delivered by it or by any Servicing Function Participation engaged by it pursuant to this Agreement or any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning such party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or its Affiliates, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Depositor and its Affiliates, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01         Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a)          The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the distribution of proceeds in connection with the exercise of the Clean-up Call and (iii) the Distribution Date immediately following the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)          In connection with an exercise of the Clean-up Call, the Trustee, at the direction of the Securities Administrator, shall cause each REMIC to adopt a plan of complete liquidation by complying with the provisions of Section 7.03.

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(c)          The Depositor, the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Trustee and the Custodian shall be paid or reimbursed from the Clean-up Call Price for any Advances, Servicing Advances, accrued and unpaid Servicing Fees (including, in the case of Mortgage Loans serviced by Cenlar FSB, any accrued and unpaid Servicing Administrator Fees allocable therefrom), Master Servicing Fees and Trustee Fees or other amounts with respect to the related Mortgage Loans that are payable or reimbursable to such parties under this Agreement, the related Servicing Agreement or the Custodial Agreement prior to distributions to any Certificateholder.

(d)          On any date on which the Aggregate Stated Principal Balance is less than ten percent (10%) of the Aggregate Stated Principal Balance as of the Cut-off Date, the Master Servicer may terminate the Trust Fund by purchasing all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price. The Master Servicer shall provide to the Securities Administrator not less than thirty (30) days prior written notice of its intent to exercise its purchase and termination right under this Section 7.01(d) and comply with the requirements of this Article VII to effect a “qualified liquidation” under the REMIC Provisions. The Depositor, the Securities Administrator and the Trustee hereby consent to any such exercise.

Section 7.02         Procedure Upon Redemption and Termination of Trust Fund.

(a)           If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator promptly to send a final distribution notice to each Certificateholder.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate.

Upon termination of the Trust Fund, the Securities Administrator shall terminate, or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)           In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the termination notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)           Any reasonable expenses incurred by the Securities Administrator or the Trustee in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

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Section 7.03         Additional Trust Fund Termination Requirements.

(a)           Any termination of the Trust Fund in connection with the Clean-up Call or involving any other sale of assets of the Trust Fund prior to the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator and the Trustee receive an Opinion of Counsel (at the expense of the party exercising any right of termination), addressed to the Securities Administrator and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)           Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification that a party intends to exercise its option to cause the termination of the Trust Fund, the Trustee, at the direction of the Securities Administrator, shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions, in the form prepared and provided by the party exercising its termination right in connection with a Clean-up Call or by the Depositor in connection with any other termination of the Trust Fund;

(ii)           Any sale of the Mortgage Loans upon the exercise of a Clean-up Call shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on or credit to the Certificates, and upon the closing of such a sale, the Trustee shall deliver or cause the Custodian to deliver the Mortgage Loans to the purchaser thereof as instructed by the party exercising the Clean-up Call;

(iii)           On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for payment of any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)           In no event may the final payment on or credit to the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)           By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee at the direction of the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator or any Servicer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01         Limitation on Rights of Holders.

(a)           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

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(b)           No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless, except as otherwise specified herein, the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02         Access to List of Holders.

(a)           If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)           If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)           Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that neither the Depositor, Master Servicer, the Securities Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03         Acts of Holders of Certificates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

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(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

(c)           The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01         Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)          The Master Servicer, on behalf of the Trustee and the Certificateholders shall, from and after the Closing Date, monitor the performance of the Servicers and the Servicing Administrator under the Servicing Agreements. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall consult with each Servicer and the Servicing Administrator as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each Servicer and shall enforce the obligation of each Servicer and the Servicing Administrator duly and punctually to perform and observe the covenants, duties, obligations and conditions to be performed or observed by such Servicer or Servicing Administrator under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities and the activities of the Servicing Administrator with respect to each related Mortgage Loan in respect of the provisions of the applicable Servicing Agreement, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis based on the Mortgage Loan data provided to the Master Servicer by or on behalf of the Depositor on the Closing Date (upon which data the Master Servicer shall be entitled to rely and with respect to which the Master Servicer shall have no obligation to confirm or verify) and coordinate corrective adjustments to the records of each Servicer and the Master Servicer, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Distribution Account pursuant to the related Servicing Agreement. The Master Servicer shall, in accordance with each Servicing Agreement, oversee matters relating to the servicing of defaulted Mortgage Loans, including approving certain Mortgage Loan modifications, reviewing environmental reports related to foreclosed Mortgage Properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO Property and approving the release of the original borrower of a Mortgage Loan in connection with Mortgage Loan assumptions. The Master Servicer shall not approve any modification of a Mortgage Loan to extend the maturity date of such Mortgage Loan past the Latest Possible Maturity Date of the Certificates. In its review of the activities of any Servicer and the Servicing Administrator, the Master Servicer may rely upon an Officer’s Certificate of such Servicer or Servicing Administrator (or similar document signed by an officer of such Servicer or Servicing Administrator), and such Servicer’s or the Servicing Administrator’s Assessment of Compliance and related Accountant’s Attestation or other accountants’ report provided to the Master Servicer pursuant to the related Servicing Agreement, with regard to such Servicer’s or the Servicing Administrator’s compliance with the terms of its Servicing Agreement. Subject to Section 9.08, the Master Servicer shall not be responsible or liable for the day-to-day servicing activities of any Servicer or for any unlawful act or omission, breach, negligence, fraud, willful misconduct or bad faith of any Servicer.

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Upon the occurrence of an event that, unless cured, would constitute grounds for termination of a Servicer under the related Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Depositor thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such event of default shall be continuing, the Master Servicer may, and shall, if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; and/or (iii) waive any such default under the Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding the immediately preceding sentence, if the event of default is the failure of a Servicer or the Servicing Administrator to remit any payment required to be made under the terms of the applicable Servicing Agreement, and such failure continues unremedied for the duration of the applicable grace period, then the Master Servicer shall terminate all of the rights and powers of such Servicer or the Servicing Administrator pursuant to the applicable provisions of the related Servicing Agreement, unless any waiver described under Section 6.16 shall have been obtained; provided that, upon the occurrence of such an event of default by the Servicing Administrator, the Master Servicer may, at its option, terminate all of the rights and powers of Cenlar FSB pursuant to the related Servicing Agreement unless such a waiver has been obtained.

(b)          Upon any termination by the Master Servicer of the rights and powers of a Servicer or the Servicing Administrator pursuant to the related Servicing Agreement, the rights and powers of the Servicer or the Servicing Administrator with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer or the Servicing Administrator in its capacity as Servicer or Servicing Administrator with respect to such Mortgage Loans under the related Servicing Agreement, unless or until the Master Servicer shall have appointed, with the consent of the Trustee, such consent not to be unreasonably withheld, a successor to the Servicer or the Servicing Administrator; provided that, with respect to the appointment of a successor servicer, in accordance with the applicable provisions of the related Servicing Agreement, such successor servicer shall be a Fannie Mae- or Freddie Mac-approved Person that is a member in good standing of MERS; provided, further, that no Trustee consent shall be required if the successor servicer or successor servicing administrator is a Person that was a Servicer on the Closing Date; provided, further, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer or a successor servicing administrator (including the Master Servicer). Upon appointment of a successor servicer or successor servicing administrator, as authorized under this Section 9.01(b), unless the successor servicer or successor servicing administrator shall have assumed the obligations of the terminated Servicer or the terminated Servicing Administrator, as applicable, under such Servicing Agreement, the Master Servicer, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Servicing Agreement or into an agreement with such successor servicing administrator in a form mutually agreed upon by the parties thereto. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer or successor servicing administrator as it and such successor shall agree. The Master Servicer in its sole discretion shall have the right to agree to compensation of a successor servicer in excess of that permitted to a Servicer under the Servicing Agreements if such increase is, in its good faith and judgment, necessary or advisable to engage a successor servicer. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the amount of the Servicing Fee paid to the original servicer and the amount necessary to induce any successor servicer to act as successor servicer hereunder.  To the extent the successor servicer assumes the obligations of the terminated Servicer under the applicable Servicing Agreement, the Master Servicer may amend such Servicing Agreement to effect such change to the Servicing Fee without the consent of the Certificateholders.

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The Master Servicer shall pay the costs of such enforcement (including the termination of any Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or the servicing administration by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer or terminated Servicing Administrator, as applicable, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are not received by the Master Servicer within 30 days of the Master Servicer's request for reimbursement therefor, from the Trust Fund, as provided in Section 9.04. To the extent the Master Servicer recovers amounts described in (i)-(iii) above subsequent to its reimbursement from the Trust Fund pursuant to (iv) above, then the Master Servicer promptly will reimburse such amounts to the Trust Fund.

If the Master Servicer assumes the servicing or servicing administration with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer or Servicing Administrator being replaced or for the errors or omissions of such Servicer or the Servicing Administrator.

(c)          Upon any termination of the rights and powers of any Servicer or Servicing Administrator pursuant to the applicable Servicing Agreement, the Master Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider, specifying in such notice that the Master Servicer or any successor servicer or successor servicing administrator, as the case may be, has succeeded the Servicer or the Servicing Administrator, as applicable, under the related Servicing Agreement, which notice shall also specify the name and address of any such successor servicer or successor servicing administrator .

Section 9.02         Assumption of Master Servicing by Trustee.

(a)          In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon, in accordance with the terms of Section 6.14 hereof, assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint as successor master servicer a Fannie-Mae or Freddie Mac-approved servicer that is acceptable to the Depositor and each Rating Agency. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the replaced Master Servicer’s interest herein and, with respect to each Servicing Agreement, shall be deemed to have assumed all of the replaced Master Servicer's interest therein to the same extent as if such Servicing Agreement had been assigned to the assuming party; provided that the replaced Master Servicer shall not thereby be relieved of any liability or obligations of such replaced Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee or any successor master servicer therefor, and hereby agrees to indemnify and hold harmless the Trustee or any successor master servicer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any successor master servicer as a result of such liability or obligations of the replaced Master Servicer and in connection with the Trustee’s or such successor master servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee or any successor master servicer are created or increased as a result of negligent or wrongful acts or omissions of the replaced Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

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(b)          The replaced Master Servicer shall, upon request of the Trustee but at the expense of such replaced Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.03         Representations, Warranties and Covenants of the Master Servicer.

(a)          The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)          it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)         the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)        this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)        the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)         the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)        no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)       the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

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(viii)      no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)         the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)          It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer shall indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) or any failure by the Master Servicer to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section 9.03(b) constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 9.03(b) shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or written notice thereof by any one of such parties to the other parties.

The Master Servicer shall not be responsible for the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

(c)          The Master Servicer covenants and agrees that it shall not hold or purchase any Certificate if its holding or purchase of such Certificate (or interest therein) would cause the Master Servicer to be required to consolidate any assets of the Trust Fund on its financial statements under U.S. generally accepted accounting principles (“Consolidate” or “Consolidation”). The Master Servicer shall be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that its holding or purchase of such Certificate (or interest therein) will not cause the Master Servicer to be required to Consolidate any assets of the Trust on its financial statements.

If the Master Servicer's holding or purchase of a Certificate (or interest therein) does in fact cause such Consolidation, then the last preceding transferee that is not required to Consolidate shall be restored, to the extent permitted by law, to all rights and obligations as owner of such Certificate retroactive to the date of such transfer of such Certificate. If the Master Servicer holds or purchases a Certificate (or interest therein) in violation of the restrictions in this Section 9.03(c) and to the extent that the retroactive restoration of the rights of the owner of such Certificate as described in the immediately preceding sentence shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the owner or any prior owner of such Certificate, to sell such Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. The Master Servicer shall promptly endorse and deliver such Certificate in accordance with the instructions of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its affiliates), expenses and taxes due, if any, shall be remitted by the Securities Administrator to the Master Servicer. The terms and conditions of any sale under this Section 9.03(c) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any owner of a Certificate as a result of its exercise of such discretion. The Master Servicer shall indemnify and hold harmless the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such holding or purchase by the Master Servicer resulting in a Consolidation.

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(d)          The Master Servicer covenants and agrees that it shall not transfer its master servicing rights and duties under this Agreement to an insured depository institution, as such term is defined in the Federal Deposit Insurance Act (an “insured depository institution”, and any such insured depository institution in such capacity, a “master servicer transferee”) unless the Master Servicer shall have received a representation from the master servicer transferee that the acquisition of such master servicing rights and duties will not cause the master servicer transferee to be required to Consolidate any assets of the Trust Fund on its financial statements. Any master servicer transferee shall be deemed to have represented by virtue of its acquisition of such master servicing rights and duties that such acquisition will not cause Consolidation. Any master servicer transferee whose acquisition of such master servicing rights and duties was effected in violation of the restrictions in this Section 9.03(d) shall indemnify and hold harmless the Master Servicer, the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition.

Section 9.04         Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from the Trust Fund, and shall either retain or withdraw from the Distribution Account, (i) its Master Servicing Fee with respect to each Distribution Date, (ii) all amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) in accordance with the second paragraph of Section 9.01(b), the cost of any enforcement action taken by it under Section 9.01 hereof, including, without limitation, any costs incurred in connection with the termination of a Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or servicing administration by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Depositor agrees, except as otherwise expressly provided herein, to reimburse the Master Servicer, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

Section 9.05         Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or any Affiliate thereof whose primary business is the servicing of conventional residential mortgage loans shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.06         Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and such conflict cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

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If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

Section 9.07         Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor master servicer shall also pay the fees of the Securities Administrator, as provided herein, and of the Custodian, as provided in the Custodial Agreement.

Section 9.08         Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers under this Agreement.

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Section 9.09         Indemnification; Third-Party Claims.

In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer agrees to indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 9.10         Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01         REMIC Administration.

(a)           REMIC elections as set forth in the Preliminary Statement to this Agreement shall be made by the Trustee at the direction of the Securities Administrator on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement to this Agreement.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code.  The “latest possible maturity date” for each REMIC for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)           The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account; provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports required under Section 6.20 and this Section.

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(d)           The Securities Administrator shall prepare and file, and the Trustee shall sign, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.  In preparing such returns, the Securities Administrator shall, with respect to each REMIC created hereunder other than the Upper-Tier REMIC (each such REMIC, a “Non-Upper-Tier REMIC”):  (i) treat the accrual period for interests in such Non-Upper-Tier REMIC as the calendar month; (ii) account for distributions made from such Non-Upper-Tier REMIC as made on the first day of each succeeding calendar month; (iii) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (iv) account for income and expenses related to such Non-Upper-Tier REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such Non-Upper-Tier REMIC.

(e)           The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)           The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall, to the extent within their knowledge and control, take such actions as may be necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action or not to take such action) to the effect that the contemplated action (or inaction, as the case may be) will not cause an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the other Residual Certificateholders.  The Trustee, the Securities Administrator and the Master Servicer may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, Securities Administrator or the Master Servicer.

(g)           Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

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(h)           The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)           No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)           None of the Trustee, the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)           The Holder (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) of the Class LT-R Certificate is hereby designated as “tax matters person” with respect to the Lower-Tier REMIC and the Holder of the Class R Certificate (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) is hereby designated as “tax matters person” with respect to the Upper-Tier REMIC and each such Holder shall be deemed by the acceptance of its Certificate to have appointed the Securities Administrator to act as its agent to perform the duties of the “tax matters person” for each such REMIC.

Section 10.02         Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (v) a sale of a Mortgage Loan to a governmental entity acquiring such Mortgage Loan through the exercise of its power of eminent domain pursuant to Section 2.08 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) adversely affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement). In no event shall the Trust Fund incur additional secured or unsecured debt.

Section 10.03         Indemnification With Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by either the Securities Administrator or the Master Servicer of its duties and obligations set forth herein, the Securities Administrator or the Master Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Securities Administrator nor the Master Servicer shall be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator or the Master Servicer, as applicable, has relied.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator or the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator or the Master Servicer, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

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Section 10.04         REO Property.

(a)          Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b)          The Depositor shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received an extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund, or if such an extension has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01         Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02         Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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Section 11.03         Amendment.

(a)           This Agreement may be amended from time to time by written agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination has been made, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute and to add any other provisions as may be expressly required by the TIA, and (B) modify other provisions of this Agreement to the extent necessary to make such provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that, with respect to clause (vi), the parties hereto are deemed to have agreed, to the extent permitted under the TIA, that this Agreement expressly excludes any non-mandatory provisions under the TIA that (x) would conflict with the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Agreement and, with respect to an amendment effected pursuant to clause (v) above, to the effect that such amendment is necessary in order to avoid a violation of such applicable law.

(b)           This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)           Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and each Rating Agency through the Rule 17g-5 Information Provider. The Securities Administrator and the Certificate Registrar shall cooperate with the Trustee in connection with the Trustee's obligations under this Section 11.03.

(d)           It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)           Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement. In addition, none of the Trustee, the Master Servicer, the Securities Administrator or the Depositor shall consent to any amendment to any Servicing Agreement unless prior written notice of the substance of such amendment has been delivered to each Rating Agency through the Rule 17g-5 Information Provider.

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(f)           Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall be entitled to receive and conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Agreement.

Section 11.04         Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05         Provision of Information.

(a)           For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)           The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the written request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K (or other prescribed form) filed with the Securities and Exchange Commission pursuant to Section 6.21 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c)          On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

Section 11.06         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07         Notices.

(a)          All demands, notices and communications required to be delivered to the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Certificate Registrar hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) mailed by registered mail, postage prepaid, (iii) delivered by overnight courier, or (iv) transmitted via email, telegraph or facsimile, in each instance at the address listed below, or such other address as may hereafter be furnished by any party to the other parties in writing:

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For posting by the Rule 17g-5 Information Provider:

rmbs17g5informationprovider@wellsfargo.com

In the case of the Depositor:

Sequoia Residential Funding, Inc.

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-3

In the case of the Seller:

Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-3

In the case of the Master Servicer and the Securities Administrator:

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

(or, for overnight deliveries:

9062 Old Annapolis Road

Columbia, Maryland 21045)

 Telephone number: (410) 884-2000
 Facsimile number: (410) 715-2380

 Attention: Client Manager — Sequoia Mortgage Trust 2013-3

In the case of the Certificate Registrar:

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Facsimile number: 1-866-614-1273

Electronic mail address: g=cts-spg-team-a-5@wellsfargo.com

Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3

In the case of the Trustee:

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attention: Corporate Trust — Sequoia Mortgage Trust 2013-3

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Any such demand, notice or communication shall be deemed to have been received on the date delivered to the premises of the addressee and (A) if delivered by registered mail, overnight courier, or facsimile, as evidenced by the date noted on a return or confirmation of receipt and (B) if delivered by electronic mail, when sent to the address specified above, provided no error or rejection message has been received by the sender.

(b)          Notices to any Certificateholder shall be deemed to be duly given by any party hereto (i) in the case of any holder of a Definitive Certificate, on the date mailed, first class postage prepaid, to the address of such holder as included on the certificate register, or (ii) in the case of any book-entry certificate, on the date when such notice or communication is delivered to the Clearing Agency, it being understood that the Clearing Agency shall give such notices and communications to the related underlying participants in accordance with its applicable rules, regulations and procedures.

All notices or communications to Certificateholders shall also be posted and made available to all Certificateholders, whether definitive or book-entry, as well as the Depositor, the Master Servicer, the Securities Administrator and the Trustee, by the Securities Administrator on the Securities Administrator website located at www.ctslink.com. Unless otherwise expressly provided for herein, all notices and communications required to be delivered hereunder shall be delivered to such parties and Certificateholders and posted by the Securities Administrator on the Securities Administrator 's website, in each instance, as soon as reasonably practicable.

(c)          The Depositor hereby covenants that it shall provide written notice to the Trustee, which written notice may be via electronic mail, once the Servicers have furnished to the Mortgagors, in accordance with the applicable Servicing Agreements, the notices required to be furnished under Section 404 of the Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

Section 11.08         Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09         Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10         Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

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Section 11.11         Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12         Special Notices to the Rating Agencies.

(a)           The Depositor shall give prompt notice to each Rating Agency through the Rule 17g-5 Information Provider of the occurrence of any of the following events of which it has notice:

(i)          any amendment to this Agreement pursuant to Section 11.03, including prior advance written notice of any amendment to this Agreement pursuant to Section 11.03(a);

(ii)         any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)        the occurrence of any Event of Default and any waiver of any Event of Default pursuant to Section 6.14;

(iv)        any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)         the termination of any successor to any Master Servicer pursuant to Section 6.14;

(vi)        the making of a final payment pursuant to Section 7.01; and

(vii)       any termination of the rights and obligations of a Servicer or the Servicing Administrator under any Servicing Agreement and any transfer of servicing or servicing administration under any Servicing Agreement.

(b)           All notices to the Rating Agency provided for in this Section shall be in writing and sent first to the Rule 17g-5 Information Provider and then by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to Fitch, to:

Fitch Ratings, Inc.

One State Street Plaza, 28th Floor

New York, NY 10004

Attn: SEMT 2013-3

If to KBRA, to:

Kroll Bond Rating Agency, Inc.

845 Third Avenue

New York, NY 10022

Electronic Mail: mbssurveillance@krollbondratings.com

Attention: RMBS Surveillance

If to Moody’s, to:

Moody’s Investors Service

7 World Trade Center @ 250 Greenwich St

New York, NY 10007

Electronic Mail: servicerreports@moodys.com

Attn: Residential Mortgages

If to S&P, to:

Standard and Poor’s Ratings Services

55 Water Street, 38th Floor

New York, NY 10041

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(c)           The Securities Administrator shall provide or make available to each Rating Agency through the Rule 17g-5 Information Provider reports prepared pursuant to Section 4.02 and the reports filed on Form 10-K pursuant to Section 6.21(b)(i)(1) through (4).  In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency through the Rule 17g-5 Information Provider such information as each Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator; provided, the Securities Administrator shall not be required to post to the Rule 17g-5 Website any information previously posted to and available on the Securities Administrator’s website.

Section 11.13         Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

Section 11.14         Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15         No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SEQUOIA RESIDENTIAL FUNDING, INC.,
as Depositor

By:	/s/ John Isbrandtsen
Name:	John Isbrandtsen
Title:	Authorized Officer

CHRISTIANA TRUST, a division of
Wilmington Savings Fund Society, FSB,
as Trustee

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart
Title:	AVP

WELLS FARGO BANK, N.A.,
as Master Servicer

By:	/s/ Graham M. Oglesby
Name:	Graham M. Oglesby
Title:	Vice President

WELLS FARGO BANK, N.A.,
as Securities Administrator and Rule 17g-5 Information Provider

By:	/s/ Graham M. Oglesby
Name:	Graham M. Oglesby
Title:	Vice President

Solely for purposes of Section 2.04 and Section 2.06(b)
accepted and agreed to by:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,
as Seller

By:	/s/ John Isbrandtsen
Name: John Isbrandtsen
Authorized Signatory

Solely for purposes of Section 2.07
accepted and agreed to by:

SEQUOIA MORTGAGE FUNDING CORPORATION,
as Controlling Holder

By:	/s/ John Isbrandtsen
Name: John Isbrandtsen
Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 89-90, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-1	Principal Amount of this
Certificates: $150,196,000	Certificate: $150,196,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AA8

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 89-90, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-2	Principal Amount of this
Certificates: $411,000,000	Certificate: $411,000,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AB6

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 89-90, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO1	Notional Amount of this
Certificates: $150,196,000	Certificate: $150,196,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AD2

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-IO1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO2	Notional Amount of this
Certificates: $561,196,000	Certificate: $561,196,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AE0

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-l

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-1	Principal Amount of this
Certificates: $11,404,000	Certificate: $11,404,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AG5

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-2	Principal Amount of this
Certificates: $9,904,000	Certificate: $9,904,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AH3

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-3	Principal Amount of this
Certificates: $8,102,000	Certificate: $8,102,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AJ9

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-4

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-4	Principal Amount of this
Certificates: $3,001,000	Certificate: $3,001,000

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AK6

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-4 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-5

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-5	Principal Amount of this
Certificates: $6,603,241	Certificate: $6,603,241

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: March 2043

NUMBER 1	CUSIP: 81745R AL4

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-5 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745R AM2

3

THIS CERTIFIES THAT [ ] is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of a Class of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS LT-R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS LT-R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS LT-R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%

Certificate Interest Rate: Adjustable	Cut-off Date: February 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745R AN0

3

THIS CERTIFIES THAT [ ] is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in March 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-3

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-3 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Interest-Only Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated: _______________________________________
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

5.	That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

B-1

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that the Purchaser has and expects to have sufficient net worth and/or liquidity to pay in full any tax liabilities attributable to ownership of a Residual Certificate and intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Depositor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.	That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Agreement.

B-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

_________________________________

[name of Purchaser]

By:______________________________

Name:

Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.

B-3

EXHIBIT C

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________

Date

Re:           Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

_______________________________

Name:

Title:

C-1

EXHIBIT D

FORM OF CUSTODIAL AGREEMENT

Refer to Exhibit 10.15

D-1

EXHIBIT E-1

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $__________ initial Certificate Principal Amount or Class Notional Amount, as applicable, of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of  ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters, the Depositor and the Certificate Registrar.

_____________________________________

[Name of Transferor]

By:__________________________________

Name:

Title:

Dated: ___________, ____

E-1-1

EXHIBIT E-2

FORM OF PURCHASER’S LETTER FOR
QUALIFIED INSTITUTIONAL BUYER

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates, Class [___] (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, in the case of (B) or (D) above, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to QIB, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are a QIB and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

E-2-1

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

__________________________________

[Purchaser]

By: ________________________________

Name:

Title:

E-2-2

EXHIBIT F

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________ Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates, Class [___], (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

F-1

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

__________________________________

[Purchaser]

By: ________________________________

Name:

Title:

F-2

EXHIBIT G

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1.      The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.      The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, the Depositor and the Trustee, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, by which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Capitalized terms used but not defined herein have the meanings given in the Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

_________________________________

[Investor]

By: ______________________________

Name:

Title:

ATTEST:

G-1

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

G-2

EXHIBIT H-1

LIST OF PURCHASE AGREEMENTS

1.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between Redwood Residential Acquisition Corporation (“RRAC”) and Academy Mortgage Corporation, as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Amegy Mortgage Company, L.L.C., as modified by the related Acknowledgement.

3.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and American Pacific Mortgage Corporation, as modified by the related Acknowledgement.

4.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Bay Equity, LLC, as modified by the related Acknowledgement.

5.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Benchmark Bank, as modified by the related Acknowledgement.

6.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Boston Private Bank & Trust Company, as modified by the related Acknowledgement.

7.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2011, between RRAC and Castle & Cooke Mortgage, LLC, as modified by the related Acknowledgement.

8.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Cherry Creek Mortgage Co., Inc., as modified by the related Acknowledgement.

9.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Cobalt Mortgage, Inc.

10.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Cole Taylor Bank, as modified by the related Acknowledgement.

11.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Colonial Savings, F.A., as modified by the related Acknowledgement.

12.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone Mortgage Company, as modified by the related Acknowledgement.

13.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Embrace Home Loans, Inc., as modified by the related Acknowledgement

14.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, as modified by the related Acknowledgement.

15.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Fairway Independent Mortgage Corporation, as modified by the related Acknowledgement.

16.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Fidelity Bank dba Fidelity Bank Mortgage, as modified by the related Acknowledgement.

H-1

17.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011 between RRAC and First Choice Loan Services, Inc.

18.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and First National Bank of Omaha, as modified by the related Acknowledgement.

19.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

20.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 23, 2011, between RRAC and Flagstar Capital Markets Corporation, as modified by the related Acknowledgement.

21.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Franklin American Mortgage Company, as modified by the related Acknowledgement.

22.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Fremont Bank, as modified by the related Acknowledgement.

23.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Fulton Bank, National Association, as modified by the related Acknowledgement.

24.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and George Mason Mortgage, LLC, as modified by the related Acknowledgement.

25.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and GFI Mortgage Bankers, Incorporated, as modified by the related Acknowledgement.

26.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and GuardHill Financial Corporation, as modified by the related Acknowledgement.

27.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Guild Mortgage Company, as modified by the related Acknowledgement.

28.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Leader Bank, N.A., as modified by the related Acknowledgement.

29.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and The Lending Partners, LLC, as modified by the related Acknowledgement.

30.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and MegaStar Financial Corporation, as modified by the related Acknowledgement.

31.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Monarch Bank, as modified by the related Acknowledgement.

32.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Mortgage Master, Inc., as modified by the related Acknowledgement.

33.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount Equity Mortgage, as modified by the related Acknowledgement.

34.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Perl Mortgage, Incorporated, as modified by the related Acknowledgement.

H-2

35.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza Home Mortgage, Incorporated, as modified by the related Acknowledgement.

36.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary Residential Mortgage, Inc., as modified by the related Acknowledgement.

37.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, a PlainsCapital Company, as modified by the related Acknowledgement.

38.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect Mortgage, LLC, as modified by the related Acknowledgement.

39.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident Savings Bank, as modified by the related Acknowledgement.

40.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2012, between RRAC and Renasant Bank, as modified by the related Acknowledgement.

41.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Sandy Spring Bank, as modified by the related Acknowledgement.

42.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and SCBT, N.A., as modified by the related Acknowledgement.

43.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Simonich Corporation, dba BOC Mortgage, as modified by the related Acknowledgement.

44.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling Savings Bank, as modified by the related Acknowledgement.

45.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel Bank and Trust, as modified by the related Acknowledgement.

46.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Umpqua Bank, as modified by the related Acknowledgement.

47.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and United Shore Financial Services, LLC, as successor in interest to Shore Financial Services, Inc., as modified by the related Acknowledgement.

48.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Universal American Mortgage Company, LLC, as modified by the related Acknowledgement.

49.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2011, between RRAC and Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., as modified by the related Acknowledgement.

50.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and WJ Bradley Mortgage Capital LLC, as modified by the related Acknowledgement.

H-3

EXHIBIT H-2

LIST OF SERVICING AGREEMENTS

1.	Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

H-4

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Additional Disclosure Notification

Wells Fargo Bank, N.A., as securities administrator

Fax: 410-715-2380

Email: cts.sec.notifications@wellsfargo.com

Sequoia Residential Funding, Inc.

Fax: 415-381-1773

Email: Sequoia.Notices@redwoodtrust.com

Attn: Corporate Trust Services—Sequoia Mortgage Trust 2013-3, Mortgage Pass-Through Certificates, Series 2013-3—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 6.21[(a)][(b)][(c)] of the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, with respect to Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificate, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By: _____________________________

Name:

Title:

I-1

EXHIBIT J

BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATE

Sequoia Mortgage Trust 2013-3 (the “Trust”)

Mortgage Pass-Through Certificates

Re:          The Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates.

I, __________________________, the _________________________ of [NAME OF COMPANY] (the “Company”) certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)         I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust Fund;

(2)         To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Company’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)         To my knowledge, the distribution information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the Securities Administrator for inclusion in the Reports is included in the Reports;

(4)         I am responsible for reviewing the activities performed by the Company under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Company required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5)         The report on assessment of compliance with servicing criteria applicable to the Company for asset-backed securities of the Company and each Subcontractor utilized by the Company and the related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Company has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), custodian(s)]

Date:

By:__________________________

[Signature]

[Title]

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Assessment of Compliance to be delivered by the parties listed in the table below shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for each such party:

Regulation AB Reference	Servicing Criteria	Master Servicer	Securities Administrator	Custodian

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate bank collection accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X
1122(d)(2)(v)	Each collection account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including collection accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

K-1

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A	N/A	N/A
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A	N/A	N/A
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A	N/A	N/A
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A	N/A	N/A

K-2

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A	N/A	N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

K-3

EXHIBIT L

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information

Information included in the Distribution Date Statement	Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

L-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

L-2

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Distribution Date Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

L-3

EXHIBIT M

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

M-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor as to (a) Trustee as to (b)
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-3

EXHIBIT N

ADDITIONAL FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custody agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custody agreement.

All parties (as to themselves)

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer (as to itself)
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)
▪ Other material servicers	Servicer (as to itself)
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor

N-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Distribution Date Statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer (as to itself)/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Depositor/Securities Administrator

N-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties (as to themselves)

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

N-3

EXHIBIT O

FORM OF CERTIFICATION FOR NRSROs AND DEPOSITOR

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: RMBS – SEMT 2013-3

Attention:             Sequoia Mortgage Trust 2013-3,

Mortgage Pass-Through Certificates, Series 2013-3

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

With respect to any Nationally Recognized Statistical Rating Organization (“NRSRO”):

1.	The undersigned, an NRSRO, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e).
2.	The undersigned has access to the Depositor's 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from the Rule 17g-5 Website.
3.	The undersigned shall be deemed to have recertified to the provisions herein each time it accesses any information on the Rule 17g-5 Website maintained by the Securities Administrator.

With respect to the Depositor:

1.	The undersigned is the Depositor under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

O-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

	1	2	3	4	5	6	7	8	9	10	11
	Primary Servicer	Servicing Fee %	Servicing Fee—Flatdollar	Servicing Advance Methodology	Originator	Loan Group	Loan Number	Amortization Type	Lien Position	HELOC Indicator	Loan Purpose
1	1000383	0.002500			1000324		1030007902	1	1	0	9
2	1000383	0.002500			1000324		1030007903	1	1	0	9
3	1000383	0.002500			1000324		1030008317	1	1	0	9
4	1000383	0.002500			1000324		1030009397	1	1	0	9
5	1000383	0.002500			1000324		1030007669	1	1	0	9
6	1000383	0.002500			1000324		1030009099	1	1	0	7
7	1000383	0.002500			1000324		1030007113	1	1	0	9
8	1000383	0.002500			1000324		1030008157	1	1	0	9
9	1000383	0.002500			1000324		1030008197	1	1	0	9
10	1000383	0.002500			1000324		1030008260	1	1	0	9
11	1000383	0.002500			1000324		1030008254	1	1	0	9
12	1000383	0.002500			1000324		1030008208	1	1	0	9
13	1000383	0.002500			1000324		1030008370	1	1	0	9
14	1000383	0.002500			1000324		1030007657	1	1	0	7
15	1000383	0.002500			1000324		10000005680	1	1	0	9
16	1000383	0.002500			1000324		1030007948	1	1	0	9
17	1000383	0.002500			1000324		1030007950	1	1	0	9
18	1000383	0.002500			1000324		1030009262	1	1	0	7
19	1000383	0.002500			1000324		1030008863	1	1	0	9
20	1000383	0.002500			1000324		1030009270	1	1	0	7
21	1000383	0.002500			1000324		1030009501	1	1	0	9
22	1000383	0.002500			1000324		1030008196	1	1	0	9
23	1000383	0.002500			1000324		1030008195	1	1	0	9
24	1000383	0.002500			1000324		1030008899	1	1	0	9
25	1000383	0.002500			1000324		10000005682	1	1	0	9
26	1000383	0.002500			1000324		1030009617	1	1	0	9
27	1000383	0.002500			1000324		1030008376	1	1	0	9
28	1000383	0.002500			1000324		1030008569	1	1	0	9
29	1000383	0.002500			1000324		10000005845	1	1	0	9
30	1000383	0.002500			1000324		1030008565	1	1	0	9
31	1000383	0.002500			1000324		1030009136	1	1	0	9
32	1000383	0.002500			1000324		10000005812	1	1	0	9
33	1000383	0.002500			1000324		1030008754	1	1	0	9
34	1000383	0.002500			1000324		10000005673	1	1	0	7
35	1000383	0.002500			1000324		1030008793	1	1	0	9
36	1000383	0.002500			1000324		1030009430	1	1	0	9
37	1000383	0.002500			1000324		1030009251	1	1	0	9
38	1000383	0.002500			1000324		10000005589	1	1	0	9
39	1000383	0.002500			1000324		10000006016	1	1	0	9
40	1000383	0.002500			1000324		10000005592	1	1	0	7
41	1000383	0.002500			1000324		10000006107	1	1	0	9
42	1000383	0.002500			1000324		1030009623	1	1	0	7
43	1000383	0.002500			1000324		10000005803	1	1	0	9
44	1000383	0.002500			1000324		1030008931	1	1	0	9
45	1000383	0.002500			1000324		10000006515	1	1	0	9
46	1000383	0.002500			1000324		10000006352	1	1	0	6
47	1000383	0.002500			1000324		10000006111	1	1	0	7
48	1000383	0.002500			1000324		1030008795	1	1	0	9
49	1000383	0.002500			1000324		1030009684	1	1	0	9
50	1000383	0.002500			1000324		10000005591	1	1	0	9
51	1000383	0.002500			1000324		10000005603	1	1	0	9
52	1000383	0.002500			1000324		10000005604	1	1	0	9
53	1000383	0.002500			1000324		10000005621	1	1	0	9
54	1000383	0.002500			1000324		10000005859	1	1	0	9
55	1000383	0.002500			1000324		10000006000	1	1	0	9
56	1000383	0.002500			1000324		10000006058	1	1	0	9
57	1000383	0.002500			1000324		10000006181	1	1	0	9
58	1000383	0.002500			1000324		10000006273	1	1	0	9
59	1000383	0.002500			1000324		10000006349	1	1	0	9
60	1000383	0.002500			1000324		10000006641	1	1	0	9
61	1000383	0.002500			1000324		10000006815	1	1	0	7
62	1000383	0.002500			1000324		10000006841	1	1	0	7
63	1000383	0.002500			1000324		1030006702	1	1	0	9
64	1000383	0.002500			1000324		1030009252	1	1	0	9
65	1000383	0.002500			1000324		1030009253	1	1	0	9
66	1000383	0.002500			1000324		1030009254	1	1	0	9
67	1000383	0.002500			1000324		1030009331	1	1	0	9
68	1000383	0.002500			1000324		1030009425	1	1	0	9
69	1000383	0.002500			1000324		1030009600	1	1	0	9
70	1000383	0.002500			1000536		1050006951	1	1	0	6
71	1000383	0.002500			1000536		10000005597	1	1	0	9
72	1000383	0.002500			1000536		1050009185	1	1	0	9
73	1000383	0.002500			1000536		1050006552	1	1	0	9
74	1000383	0.002500			1000536		1050008927	1	1	0	6
75	1000383	0.002500			1000536		1050008837	1	1	0	9
76	1000383	0.002500			1000536		10000005581	1	1	0	7
77	1000383	0.002500			1000536		1050006778	1	1	0	3
78	1000383	0.002500			1000536		1050009700	1	1	0	9
79	1000383	0.002500			1000536		1050008695	1	1	0	7
80	1000383	0.002500			1000536		1050006506	1	1	0	7
81	1000383	0.002500			1000536		1050007579	1	1	0	9
82	1000383	0.002500			1000536		1050009408	1	1	0	7
83	1000383	0.002500			1000536		1050008910	1	1	0	7
84	1000383	0.002500			1000536		1050008164	1	1	0	7
85	1000383	0.002500			1000536		1050005515	1	1	0	3
86	1000383	0.002500			1000536		1050009184	1	1	0	7
87	1000383	0.002500			1000536		1050008381	1	1	0	7
88	1000383	0.002500			1000536		1050007967	1	1	0	9
89	1000383	0.002500			1000536		10000005842	1	1	0	9
90	1000383	0.002500			1000536		1050006981	1	1	0	7
91	1000383	0.002500			1000536		10000006332	1	1	0	7
92	1000383	0.002500			1000536		10000006217	1	1	0	9
93	1000383	0.002500			1000536		1050004838	1	1	0	9
94	1000383	0.002500			1000536		1050006654	1	1	0	9
95	1000383	0.002500			1000536		1050007667	1	1	0	9
96	1000383	0.002500			1000536		10000005810	1	1	0	7
97	1000383	0.002500			1000536		1050009433	1	1	0	7
98	1000383	0.002500			1000536		1050005327	1	1	0	9
99	1000383	0.002500			1000536		1050008165	1	1	0	9
100	1000383	0.002500			1000536		1050009560	1	1	0	9
101	1000383	0.002500			1000536		10000005991	1	1	0	3
102	1000383	0.002500			1000536		1050008353	1	1	0	9
103	1000383	0.002500			1000536		1050009646	1	1	0	6
104	1000383	0.002500			1000536		1050007087	1	1	0	7
105	1000383	0.002500			1000536		1050009699	1	1	0	7
106	1000383	0.002500			1000536		10000006202	1	1	0	3
107	1000383	0.002500			1000536		10000005851	1	1	0	9
108	1000383	0.002500			1000536		1050007539	1	1	0	9
109	1000383	0.002500			1000536		1050008866	1	1	0	7
110	1000383	0.002500			1000536		1050009535	1	1	0	7
111	1000383	0.002500			1000536		10000006039	1	1	0	9
112	1000383	0.002500			1000536		1050007636	1	1	0	7
113	1000383	0.002500			1000536		10000005616	1	1	0	9
114	1000383	0.002500			1000536		10000005686	1	1	0	7
115	1000383	0.002500			1000536		10000005689	1	1	0	9
116	1000383	0.002500			1000536		10000005732	1	1	0	7
117	1000383	0.002500			1000536		10000005814	1	1	0	7
118	1000383	0.002500			1000536		10000005848	1	1	0	6
119	1000383	0.002500			1000536		10000005951	1	1	0	9
120	1000383	0.002500			1000536		10000005990	1	1	0	7
121	1000383	0.002500			1000536		10000006052	1	1	0	6
122	1000383	0.002500			1000536		10000006326	1	1	0	6
123	1000383	0.002500			1000536		10000006329	1	1	0	7
124	1000383	0.002500			1000536		10000006517	1	1	0	7
125	1000383	0.002500			1000536		10000006665	1	1	0	7
126	1000383	0.002500			1000536		10000006853	1	1	0	7
127	1000383	0.002500			1000536		1050005396	1	1	0	9
128	1000383	0.002500			1000536		1050006998	1	1	0	7
129	1000383	0.002500			1000536		1050007762	1	1	0	3
130	1000383	0.002500			1000536		1050008113	1	1	0	9
131	1000383	0.002500			1000536		1050008845	1	1	0	9
132	1000383	0.002500			1000536		1050009209	1	1	0	9
133	1000383	0.002500			1000536		1050009380	1	1	0	9
134	1000383	0.002500			1001105		1250005497	1	1	0	7
135	1000383	0.002500			1001105		1250007680	1	1	0	9
136	1000383	0.002500			1001105		1250007683	1	1	0	9
137	1000383	0.002500			1001105		1250008238	1	1	0	9
138	1000383	0.002500			1001105		1250007847	1	1	0	9
139	1000383	0.002500			1001105		1250008848	1	1	0	9
140	1000383	0.002500			1001105		1250007978	1	1	0	9
141	1000383	0.002500			1001105		1250008341	1	1	0	9
142	1000383	0.002500			1001105		1250008801	1	1	0	7
143	1000383	0.002500			1001105		1250008729	1	1	0	7
144	1000383	0.002500			1001105		1250009901	1	1	0	9
145	1000383	0.002500			1001105		1250009356	1	1	0	7
146	1000383	0.002500			1001105		1250009332	1	1	0	3
147	1000383	0.002500			1001105		1250010109	1	1	0	9
148	1000383	0.002500			1001105		1250010286	1	1	0	6
149	1000383	0.002500			1001105		1250006269	1	1	0	9
150	1000383	0.002500			1001105		1250008190	1	1	0	9
151	1000383	0.002500			1001105		1250008027	1	1	0	7
152	1000383	0.002500			1001105		1250009161	1	1	0	3
153	1000383	0.002500			1001105		1250008814	1	1	0	9
154	1000383	0.002500			1001105		1250009123	1	1	0	3
155	1000383	0.002500			1001105		1250009858	1	1	0	9
156	1000383	0.002500			1001105		1250005637	1	1	0	9
157	1000383	0.002500			1001105		1250007454	1	1	0	9
158	1000383	0.002500			1001105		1250008616	1	1	0	9
159	1000383	0.002500			1001105		1250008804	1	1	0	9
160	1000383	0.002500			1001105		1250008852	1	1	0	9
161	1000383	0.002500			1001105		1250009163	1	1	0	9
162	1000383	0.002500			1001105		1250009275	1	1	0	9
163	1000383	0.002500			1001105		1250009451	1	1	0	7
164	1000383	0.002500			1001105		1250009518	1	1	0	9
165	1000383	0.002500			1001105		1250009537	1	1	0	9
166	1000383	0.002500			1001105		1250009637	1	1	0	9
167	1000383	0.002500			1001105		1250009721	1	1	0	9
168	1000383	0.002500			1001105		1250009836	1	1	0	9
169	1000383	0.002500			1001105		1250009839	1	1	0	7
170	1000383	0.002500			1001105		1250010055	1	1	0	9
171	1000383	0.002500			1001105		1250010095	1	1	0	9
172	1000383	0.002500			1001105		1250010258	1	1	0	7
173	1002338	0.002500			1002338		3000009239	1	1	0	9
174	1002338	0.002500			1002338		3000005878	1	1	0	3
175	1002338	0.002500			1002338		3000008869	1	1	0	9
176	1002338	0.002500			1002338		3000009364	1	1	0	7
177	1002338	0.002500			1002338		3000006960	1	1	0	9
178	1002338	0.002500			1002338		3000009473	1	1	0	9
179	1002338	0.002500			1002338		3000009459	1	1	0	9
180	1002338	0.002500			1002338		3000008773	1	1	0	9
181	1002338	0.002500			1002338		3000009454	1	1	0	3
182	1002338	0.002500			1002338		3000009224	1	1	0	3
183	1002338	0.002500			1002338		3000009225	1	1	0	3
184	1002338	0.002500			1002338		3000009704	1	1	0	9
185	1002338	0.002500			1002338		3000009041	1	1	0	6
186	1002338	0.002500			1002338		3000009288	1	1	0	3
187	1002338	0.002500			1002338		3000009042	1	1	0	7
188	1002338	0.002500			1002338		3000009296	1	1	0	7
189	1002338	0.002500			1002338		3000009245	1	1	0	7
190	1002338	0.002500			1002338		3000009705	1	1	0	9
191	1002338	0.002500			1002338		3000009289	1	1	0	6
192	1002338	0.002500			1002338		3000009460	1	1	0	3
193	1002338	0.002500			1002338		3000009232	1	1	0	9
194	1002338	0.002500			1002338		3000009471	1	1	0	7
195	1002338	0.002500			1002338		3000009710	1	1	0	7
196	1002338	0.002500			1002338		3000008709	1	1	0	7
197	1002338	0.002500			1002338		3000008776	1	1	0	7
198	1002338	0.002500			1002338		3000008818	1	1	0	7
199	1002338	0.002500			1002338		3000008819	1	1	0	9
200	1002338	0.002500			1002338		3000009046	1	1	0	7
201	1002338	0.002500			1002338		3000008713	1	1	0	6
202	1002338	0.002500			1002338		3000008715	1	1	0	7
203	1002338	0.002500			1002338		3000009706	1	1	0	9
204	1002338	0.002500			1002338		3000009290	1	1	0	9
205	1002338	0.002500			1002338		3000009833	1	1	0	7
206	1002338	0.002500			1002338		3000008777	1	1	0	7
207	1002338	0.002500			1002338		3000008778	1	1	0	7
208	1002338	0.002500			1002338		3000008780	1	1	0	7
209	1002338	0.002500			1002338		3000008784	1	1	0	9
210	1002338	0.002500			1002338		3000009544	1	1	0	7
211	1002338	0.002500			1002338		3000009048	1	1	0	6
212	1002338	0.002500			1002338		3000009049	1	1	0	3
213	1002338	0.002500			1002338		3000008873	1	1	0	7
214	1002338	0.002500			1002338		3000009050	1	1	0	3
215	1002338	0.002500			1002338		3000009236	1	1	0	9
216	1002338	0.002500			1002338		3000009291	1	1	0	7
217	1002338	0.002500			1002338		3000009362	1	1	0	7
218	1002338	0.002500			1002338		3000009130	1	1	0	3
219	1002338	0.002500			1002338		3000009132	1	1	0	9
220	1002338	0.002500			1002338		3000009133	1	1	0	9
221	1002338	0.002500			1002338		3000009613	1	1	0	6
222	1002338	0.002500			1002338		3000009238	1	1	0	7
223	1002338	0.002500			1002338		3000009463	1	1	0	9
224	1002338	0.002500			1002338		3000009458	1	1	0	6
225	1002338	0.002500			1002338		3000009542	1	1	0	7
226	1002338	0.002500			1002338		3000009466	1	1	0	9
227	1002338	0.002500			1002338		3000009729	1	1	0	6
228	1002338	0.002500			1002338		3000009674	1	1	0	7
229	1002338	0.002500			1002338		3000008706	1	1	0	6
230	1002338	0.002500			1002338		3000008714	1	1	0	7
231	1002338	0.002500			1002338		3000008779	1	1	0	9
232	1002338	0.002500			1002338		3000008783	1	1	0	9
233	1002338	0.002500			1002338		3000009234	1	1	0	9
234	1002338	0.002500			1002338		3000009237	1	1	0	9
235	1002338	0.002500			1002338		3000009292	1	1	0	9
236	1002338	0.002500			1002338		3000009293	1	1	0	7
237	1002338	0.002500			1002338		3000009294	1	1	0	9
238	1002338	0.002500			1002338		3000009297	1	1	0	7
239	1002338	0.002500			1002338		3000009298	1	1	0	7
240	1002338	0.002500			1002338		3000009365	1	1	0	9
241	1002338	0.002500			1002338		3000009366	1	1	0	9
242	1002338	0.002500			1002338		3000009462	1	1	0	3
243	1002338	0.002500			1002338		3000009464	1	1	0	7
244	1002338	0.002500			1002338		3000009549	1	1	0	3
245	1002338	0.002500			1002338		3000009603	1	1	0	3
246	1002338	0.002500			1002338		3000009673	1	1	0	6
247	1002338	0.002500			1002338		3000009675	1	1	0	7
248	1002338	0.002500			1002338		3000009707	1	1	0	9
249	1002338	0.002500			1002338		3000009708	1	1	0	3
250	1002338	0.002500			1002338		3000009727	1	1	0	9
251	1002338	0.002500			1002338		3000009728	1	1	0	7
252	1002338	0.002500			1002338		3000009731	1	1	0	7
253	1002338	0.002500			1002338		3000009795	1	1	0	3
254	1002338	0.002500			1002338		3000009797	1	1	0	7
255	1002338	0.002500			1002338		3000009847	1	1	0	9
256	1002338	0.002500			1002338		3000009921	1	1	0	3
257	1000383	0.002500			1008498		1150005557	1	1	0	9
258	1000383	0.002500			1008498		1150005813	1	1	0	9
259	1000383	0.002500			1008498		1150006235	1	1	0	9
260	1000383	0.002500			1008498		1150006399	1	1	0	9
261	1000383	0.002500			1008498		1150007584	1	1	0	7
262	1000383	0.002500			1008498		1150007713	1	1	0	7
263	1000383	0.002500			1008498		1150007750	1	1	0	9
264	1000383	0.002500			1008498		1150007912	1	1	0	9
265	1000383	0.002500			1008498		1150007968	1	1	0	9
266	1000383	0.002500			1008498		1150008075	1	1	0	9
267	1000383	0.002500			1008498		1150008068	1	1	0	9
268	1000383	0.002500			1008498		1150008170	1	1	0	9
269	1000383	0.002500			1008498		1150008246	1	1	0	7
270	1000383	0.002500			1008498		1150008881	1	1	0	9
271	1000383	0.002500			1008498		1150008331	1	1	0	7
272	1000383	0.002500			1008498		1150008424	1	1	0	9
273	1000383	0.002500			1008498		1150008428	1	1	0	9
274	1000383	0.002500			1008498		1150008550	1	1	0	7
275	1000383	0.002500			1008498		1150008552	1	1	0	9
276	1000383	0.002500			1008498		1150008580	1	1	0	9
277	1000383	0.002500			1008498		1150008720	1	1	0	3
278	1000383	0.002500			1008498		1150008884	1	1	0	7
279	1000383	0.002500			1008498		1150009027	1	1	0	7
280	1000383	0.002500			1008498		1150009313	1	1	0	9
281	1000383	0.002500			1008498		1150009682	1	1	0	7
282	1000383	0.002500			1008498		1150009760	1	1	0	7
283	1000383	0.002500			1008498		1150004614	1	1	0	9
284	1000383	0.002500			1008498		1150005490	1	1	0	3
285	1000383	0.002500			1008498		1150006138	1	1	0	9
286	1000383	0.002500			1008498		1150006229	1	1	0	9
287	1000383	0.002500			1008498		1150006592	1	1	0	9
288	1000383	0.002500			1008498		1150006982	1	1	0	9
289	1000383	0.002500			1008498		1150007775	1	1	0	3
290	1000383	0.002500			1008498		1150007943	1	1	0	9
291	1000383	0.002500			1008498		1150008019	1	1	0	9
292	1000383	0.002500			1008498		1150008245	1	1	0	9
293	1000383	0.002500			1008498		1150008393	1	1	0	9
294	1000383	0.002500			1008498		1150008771	1	1	0	9
295	1000383	0.002500			1008498		1150009188	1	1	0	7
296	1000383	0.002500			1008498		1150009377	1	1	0	9
297	1000383	0.002500			1008498		1150009621	1	1	0	3
298	1000383	0.002500			1008498		1150009793	1	1	0	3
299	1000383	0.002500			1008498		1150009854	1	1	0	9
300	1000383	0.002500			1008498		1150010027	1	1	0	7
301	1000383	0.002500			1008498		1150010050	1	1	0	9
302	1000383	0.002500			1008808		1650006440	1	1	0	9
303	1000383	0.002500			1008808		1650006058	1	1	0	9
304	1000383	0.002500			1008808		1650006166	1	1	0	9
305	1000383	0.002500			1008808		1650008136	1	1	0	9
306	1000383	0.002500			1008808		1650007827	1	1	0	9
307	1000383	0.002500			1008808		1650009166	1	1	0	9
308	1000383	0.002500			1008808		1650009318	1	1	0	9
309	1000383	0.002500			1008808		1650009319	1	1	0	9
310	1000383	0.002500			1008808		1650009487	1	1	0	9
311	1000383	0.002500			1008808		1650005262	1	1	0	7
312	1000383	0.002500			1008808		1650005605	1	1	0	9
313	1000383	0.002500			1008808		1650005650	1	1	0	9
314	1000383	0.002500			1008808		1650005668	1	1	0	9
315	1000383	0.002500			1008808		1650005811	1	1	0	9
316	1000383	0.002500			1008808		1650006198	1	1	0	9
317	1000383	0.002500			1008808		1650005982	1	1	0	9
318	1000383	0.002500			1008808		1650006034	1	1	0	9
319	1000383	0.002500			1008808		1650006086	1	1	0	9
320	1000383	0.002500			1008808		1650006109	1	1	0	9
321	1000383	0.002500			1008808		1650006430	1	1	0	9
322	1000383	0.002500			1008808		1650006260	1	1	0	9
323	1000383	0.002500			1008808		1650006335	1	1	0	9
324	1000383	0.002500			1008808		1650006852	1	1	0	9
325	1000383	0.002500			1008808		1650006695	1	1	0	7
326	1000383	0.002500			1008808		1650007109	1	1	0	9
327	1000383	0.002500			1008808		1650006926	1	1	0	9
328	1000383	0.002500			1008808		1650007659	1	1	0	9
329	1000383	0.002500			1008808		1650006973	1	1	0	7
330	1000383	0.002500			1008808		1650007073	1	1	0	9
331	1000383	0.002500			1008808		1650007074	1	1	0	7
332	1000383	0.002500			1008808		1650007179	1	1	0	6
333	1000383	0.002500			1008808		1650007479	1	1	0	9
334	1000383	0.002500			1008808		1650007560	1	1	0	9
335	1000383	0.002500			1008808		1650007831	1	1	0	9
336	1000383	0.002500			1008808		1650007615	1	1	0	7
337	1000383	0.002500			1008808		1650007886	1	1	0	9
338	1000383	0.002500			1008808		1650007829	1	1	0	9
339	1000383	0.002500			1008808		1650006826	1	1	0	9
340	1000383	0.002500			1008808		1650009183	1	1	0	9
341	1000383	0.002500			1008808		1650009167	1	1	0	9
342	1000383	0.002500			1008808		1650009350	1	1	0	9
343	1000383	0.002500			1008808		1650008097	1	1	0	7
344	1000383	0.002500			1008808		1650008274	1	1	0	7
345	1000383	0.002500			1008808		1650008176	1	1	0	9
346	1000383	0.002500			1008808		1650008241	1	1	0	9
347	1000383	0.002500			1008808		1650008535	1	1	0	9
348	1000383	0.002500			1008808		1650008918	1	1	0	7
349	1000383	0.002500			1008808		1650009482	1	1	0	7
350	1000383	0.002500			1008808		1650009626	1	1	0	9
351	1000383	0.002500			1008808		1650009930	1	1	0	7
352	1000383	0.002500			1008808		1650007676	1	1	0	9
353	1000383	0.002500			1008808		1650006012	1	1	0	9
354	1000383	0.002500			1008808		1650006459	1	1	0	7
355	1000383	0.002500			1008808		1650006718	1	1	0	9
356	1000383	0.002500			1008808		1650006752	1	1	0	9
357	1000383	0.002500			1008808		1650006753	1	1	0	9
358	1000383	0.002500			1008808		1650006754	1	1	0	7
359	1000383	0.002500			1008808		1650007009	1	1	0	9
360	1000383	0.002500			1008808		1650007614	1	1	0	9
361	1000383	0.002500			1008808		1650007662	1	1	0	7
362	1000383	0.002500			1008808		1650008319	1	1	0	9
363	1000383	0.002500			1008808		1650009628	1	1	0	9
364	1000383	0.002500			1008808		1650009929	1	1	0	9
365	1000383	0.002500			1008808		1650010124	1	1	0	7
366	1000383	0.002500			9999999		1010008404	1	1	0	9
367	1000383	0.002500			9999999		1010007597	1	1	0	9
368	1000383	0.002500			9999999		1010008615	1	1	0	3
369	1000383	0.002500			9999999		1010008359	1	1	0	7
370	1000383	0.002500			9999999		1010008329	1	1	0	9
371	1000383	0.002500			9999999		1010008889	1	1	0	9
372	1000383	0.002500			9999999		1010009215	1	1	0	9
373	1000383	0.002500			9999999		1010009311	1	1	0	3
374	1000383	0.002500			9999999		1010009271	1	1	0	3
375	1000383	0.002500			9999999		1010009447	1	1	0	7
376	1000383	0.002500			9999999		1010009677	1	1	0	9
377	1000383	0.002500			9999999		1010009739	1	1	0	9
378	1000383	0.002500			9999999		1010009967	1	1	0	7
379	1000383	0.002500			9999999		1010010259	1	1	0	7
380	1000383	0.002500			9999999		1190009111	1	1	0	9
381	1000383	0.002500			9999999		1300007919	1	1	0	9
382	1000383	0.002500			9999999		1300010133	1	1	0	3
383	1000383	0.002500			9999999		1300009778	1	1	0	7
384	1000383	0.002500			9999999		1300007838	1	1	0	9
385	1000383	0.002500			9999999		1300008610	1	1	0	9
386	1000383	0.002500			9999999		1300008116	1	1	0	7
387	1000383	0.002500			9999999		1300008525	1	1	0	9
388	1000383	0.002500			9999999		1300007860	1	1	0	9
389	1000383	0.002500			9999999		1300008763	1	1	0	7
390	1000383	0.002500			9999999		1300008166	1	1	0	9
391	1000383	0.002500			9999999		1300008537	1	1	0	9
392	1000383	0.002500			9999999		1300008386	1	1	0	9
393	1000383	0.002500			9999999		1300008410	1	1	0	9
394	1000383	0.002500			9999999		1300008597	1	1	0	3
395	1000383	0.002500			9999999		1300009980	1	1	0	7
396	1000383	0.002500			9999999		1090009493	1	1	0	9
397	1000383	0.002500			9999999		1090009445	1	1	0	7
398	1000383	0.002500			9999999		1090007983	1	1	0	9
399	1000383	0.002500			9999999		1540007435	1	1	0	9
400	1000383	0.002500			9999999		1540008053	1	1	0	3
401	1000383	0.002500			9999999		1540008413	1	1	0	9
402	1000383	0.002500			9999999		1540008392	1	1	0	7
403	1000383	0.002500			9999999		1520008161	1	1	0	9
404	1000383	0.002500			9999999		1540007936	1	1	0	9
405	1000383	0.002500			9999999		1540008058	1	1	0	9
406	1000383	0.002500			9999999		1540007980	1	1	0	9
407	1000383	0.002500			9999999		1540008394	1	1	0	9
408	1000383	0.002500			9999999		1540008181	1	1	0	9
409	1000383	0.002500			9999999		1540007654	1	1	0	9
410	1000383	0.002500			9999999		1540008358	1	1	0	6
411	1000383	0.002500			9999999		1450008288	1	1	0	9
412	1000383	0.002500			9999999		1450008641	1	1	0	9
413	1000383	0.002500			9999999		10000005697	1	1	0	7
414	1000383	0.002500			9999999		10000005174	1	1	0	9
415	1000383	0.002500			9999999		10000006646	1	1	0	9
416	1000383	0.002500			9999999		10000005388	1	1	0	9
417	1000383	0.002500			9999999		10000006883	1	1	0	3
418	1000383	0.002500			9999999		1480010008	1	1	0	9
419	1000383	0.002500			9999999		1240009676	1	1	0	9
420	1000383	0.002500			9999999		10000005351	1	1	0	9
421	1000383	0.002500			9999999		1170008016	1	1	0	9
422	1000383	0.002500			9999999		1540009640	1	1	0	7
423	1000383	0.002500			9999999		10000005912	1	1	0	9
424	1000383	0.002500			9999999		1310007798	1	1	0	9
425	1000383	0.002500			9999999		1310008148	1	1	0	7
426	1000383	0.002500			9999999		1310008350	1	1	0	9
427	1000383	0.002500			9999999		1310008584	1	1	0	9
428	1000383	0.002500			9999999		1310009203	1	1	0	9
429	1000383	0.002500			9999999		1310009205	1	1	0	7
430	1000383	0.002500			9999999		1480009994	1	1	0	9
431	1000383	0.002500			9999999		1480010013	1	1	0	6
432	1000383	0.002500			9999999		1270006628	1	1	0	9
433	1000383	0.002500			9999999		1270009322	1	1	0	9
434	1000383	0.002500			9999999		1270009486	1	1	0	7
435	1000383	0.002500			9999999		1270006687	1	1	0	9
436	1000383	0.002500			9999999		1270009601	1	1	0	9
437	1000383	0.002500			9999999		1270007991	1	1	0	9
438	1000383	0.002500			9999999		1270008194	1	1	0	9
439	1000383	0.002500			9999999		1270008281	1	1	0	9
440	1000383	0.002500			9999999		1270008371	1	1	0	9
441	1000383	0.002500			9999999		1270009347	1	1	0	7
442	1000383	0.002500			9999999		1270009571	1	1	0	7
443	1000383	0.002500			9999999		1090006499	1	1	0	3
444	1000383	0.002500			9999999		1090007467	1	1	0	9
445	1000383	0.002500			9999999		1430008199	1	1	0	9
446	1000383	0.002500			9999999		10000006161	1	1	0	9
447	1000383	0.002500			9999999		1220009986	1	1	0	6
448	1000383	0.002500			9999999		10000006006	1	1	0	7
449	1000383	0.002500			9999999		10000006162	1	1	0	7
450	1000383	0.002500			9999999		1430008864	1	1	0	7
451	1000383	0.002500			9999999		1240009643	1	1	0	9
452	1000383	0.002500			9999999		1180008627	1	1	0	7
453	1000383	0.002500			9999999		1170009952	1	1	0	3
454	1000383	0.002500			9999999		10000005516	1	1	0	6
455	1000383	0.002500			9999999		10000006038	1	1	0	9
456	1000383	0.002500			9999999		1140010042	1	1	0	7
457	1000383	0.002500			9999999		1140010256	1	1	0	7
458	1000383	0.002500			9999999		1220009955	1	1	0	7
459	1000383	0.002500			9999999		1400008414	1	1	0	9
460	1000383	0.002500			9999999		1400008169	1	1	0	7
461	1000383	0.002500			9999999		1400008415	1	1	0	9
462	1000383	0.002500			9999999		1400008066	1	1	0	3
463	1000383	0.002500			9999999		1400008080	1	1	0	3
464	1000383	0.002500			9999999		10000005609	1	1	0	6
465	1000383	0.002500			9999999		10000006005	1	1	0	9
466	1000383	0.002500			9999999		10000005132	1	1	0	6
467	1000383	0.002500			9999999		10000005584	1	1	0	7
468	1000383	0.002500			9999999		1400008912	1	1	0	9
469	1000383	0.002500			9999999		1400007067	1	1	0	9
470	1000383	0.002500			9999999		10000005271	1	1	0	7
471	1000383	0.002500			9999999		1040009106	1	1	0	9
472	1000383	0.002500			9999999		1500009530	1	1	0	7
473	1000383	0.002500			9999999		1700009257	1	1	0	7
474	1000383	0.002500			9999999		1500009785	1	1	0	9
475	1000383	0.002500			9999999		1500008521	1	1	0	9
476	1000383	0.002500			9999999		1500008402	1	1	0	9
477	1000383	0.002500			9999999		1500009759	1	1	0	7
478	1000383	0.002500			9999999		1500008520	1	1	0	9
479	1000383	0.002500			9999999		1500008629	1	1	0	3
480	1000383	0.002500			9999999		1500008921	1	1	0	9
481	1000383	0.002500			9999999		1500009191	1	1	0	9
482	1000383	0.002500			9999999		1500009165	1	1	0	6
483	1000383	0.002500			9999999		1500008667	1	1	0	9
484	1000383	0.002500			9999999		1500008792	1	1	0	7
485	1000383	0.002500			9999999		1500010110	1	1	0	9
486	1000383	0.002500			9999999		1500009498	1	1	0	9
487	1000383	0.002500			9999999		1500010094	1	1	0	9
488	1000383	0.002500			9999999		1500009904	1	1	0	6
489	1000383	0.002500			9999999		10000005857	1	1	0	7
490	1000383	0.002500			9999999		10000005344	1	1	0	6
491	1000383	0.002500			9999999		1340008810	1	1	0	7
492	1000383	0.002500			9999999		1140009414	1	1	0	3
493	1000383	0.002500			9999999		10000006033	1	1	0	7
494	1000383	0.002500			9999999		1340008586	1	1	0	9
495	1000383	0.002500			9999999		1340007861	1	1	0	9
496	1000383	0.002500			9999999		1340007992	1	1	0	9
497	1000383	0.002500			9999999		1340008006	1	1	0	9
498	1000383	0.002500			9999999		1340008360	1	1	0	9
499	1000383	0.002500			9999999		1340009197	1	1	0	3
500	1000383	0.002500			9999999		1340008680	1	1	0	9
501	1000383	0.002500			9999999		10000005213	1	1	0	6
502	1000383	0.002500			9999999		1340009286	1	1	0	7
503	1000383	0.002500			9999999		1340009287	1	1	0	9
504	1000383	0.002500			9999999		1340009309	1	1	0	7
505	1000383	0.002500			9999999		10000005620	1	1	0	6
506	1000383	0.002500			9999999		1140008903	1	1	0	9
507	1000383	0.002500			9999999		1000009841	1	1	0	7
508	1000383	0.002500			9999999		1000008749	1	1	0	9
509	1000383	0.002500			9999999		1000010144	1	1	0	9
510	1000383	0.002500			9999999		1000010221	1	1	0	3
511	1000383	0.002500			9999999		1000009679	1	1	0	3
512	1000383	0.002500			9999999		1000010399	1	1	0	3
513	1000383	0.002500			9999999		1000010443	1	1	0	9
514	1000383	0.002500			9999999		10000007147	1	1	0	9
515	1000383	0.002500			9999999		1140010160	1	1	0	9
516	1000383	0.002500			9999999		1360008908	1	1	0	9
517	1000383	0.002500			9999999		1360006957	1	1	0	9
518	1000383	0.002500			9999999		1360009156	1	1	0	9
519	1000383	0.002500			9999999		10000006320	1	1	0	9
520	1000383	0.002500			9999999		1360008045	1	1	0	9
521	1000383	0.002500			9999999		1360009670	1	1	0	7
522	1000383	0.002500			9999999		1360007974	1	1	0	9
523	1000383	0.002500			9999999		1360007972	1	1	0	9
524	1000383	0.002500			9999999		1360007740	1	1	0	9
525	1000383	0.002500			9999999		1360007751	1	1	0	9
526	1000383	0.002500			9999999		1360007815	1	1	0	9
527	1000383	0.002500			9999999		1360009324	1	1	0	6
528	1000383	0.002500			9999999		1360008286	1	1	0	3
529	1000383	0.002500			9999999		1360008662	1	1	0	9
530	1000383	0.002500			9999999		1360008211	1	1	0	3
531	1000383	0.002500			9999999		1360008251	1	1	0	9
532	1000383	0.002500			9999999		1360008671	1	1	0	7
533	1000383	0.002500			9999999		1360009281	1	1	0	9
534	1000383	0.002500			9999999		1360009614	1	1	0	3
535	1000383	0.002500			9999999		10000005619	1	1	0	9
536	1000383	0.002500			9999999		1420006832	1	1	0	3
537	1000383	0.002500			9999999		1420009981	1	1	0	7
538	1000383	0.002500			9999999		1180007541	1	1	0	9
539	1000383	0.002500			9999999		1060008103	1	1	0	9
540	1000383	0.002500			9999999		1140007440	1	1	0	9
541	1000383	0.002500			9999999		1170008438	1	1	0	9
542	1000383	0.002500			9999999		1220009538	1	1	0	9
543	1000383	0.002500			9999999		10000005256	1	1	0	6
544	1000383	0.002500			9999999		1950008577	1	1	0	9
545	1000383	0.002500			9999999		1180008198	1	1	0	7
546	1000383	0.002500			9999999		1180008728	1	1	0	7
547	1000383	0.002500			9999999		1070007118	1	1	0	7
548	1000383	0.002500			9999999		1070009120	1	1	0	9
549	1000383	0.002500			9999999		1070008694	1	1	0	3
550	1000383	0.002500			9999999		1070009596	1	1	0	7
551	1000383	0.002500			9999999		1070009103	1	1	0	3
552	1000383	0.002500			9999999		1540008853	1	1	0	9
553	1000383	0.002500			9999999		1510009592	1	1	0	7
554	1000383	0.002500			9999999		1510010052	1	1	0	7
555	1000383	0.002500			9999999		1180008049	1	1	0	9
556	1000383	0.002500			9999999		1220009353	1	1	0	7
557	1000383	0.002500			9999999		1220009788	1	1	0	7
558	1000383	0.002500			9999999		1750008147	1	1	0	9
559	1000383	0.002500			9999999		10000005613	1	1	0	7
560	1000383	0.002500			9999999		1090009140	1	1	0	9
561	1000383	0.002500			9999999		1750008014	1	1	0	9
562	1000383	0.002500			9999999		10000005350	1	1	0	7
563	1000383	0.002500			9999999		10000006019	1	1	0	7
564	1000383	0.002500			9999999		10000006258	1	1	0	3
565	1000383	0.002500			9999999		10000005795	1	1	0	3
566	1000383	0.002500			9999999		10000005979	1	1	0	7
567	1000383	0.002500			9999999		1490008034	1	1	0	9
568	1000383	0.002500			9999999		1490008603	1	1	0	9
569	1000383	0.002500			9999999		1490008346	1	1	0	9
570	1000383	0.002500			9999999		1490008252	1	1	0	9
571	1000383	0.002500			9999999		1490009242	1	1	0	3
572	1000383	0.002500			9999999		1490009196	1	1	0	9
573	1000383	0.002500			9999999		1490008276	1	1	0	9
574	1000383	0.002500			9999999		1490008524	1	1	0	9
575	1000383	0.002500			9999999		10000005345	1	1	0	7
576	1000383	0.002500			9999999		10000005758	1	1	0	7
577	1000383	0.002500			9999999		10000005807	1	1	0	7
578	1000383	0.002500			9999999		10000005441	1	1	0	7
579	1000383	0.002500			9999999		1140009444	1	1	0	9
580	1000383	0.002500			9999999		1510009998	1	1	0	7
581	1000383	0.002500			9999999		1200010011	1	1	0	9
582	1000383	0.002500			9999999		1200010016	1	1	0	7
583	1000383	0.002500			9999999		1140009645	1	1	0	7
584	1000383	0.002500			9999999		1080009829	1	1	0	9
585	1000383	0.002500			9999999		1140008649	1	1	0	3
586	1000383	0.002500			9999999		1140008112	1	1	0	7
587	1000383	0.002500			9999999		1070009038	1	1	0	6
588	1000383	0.002500			9999999		1020009094	1	1	0	7
589	1000383	0.002500			9999999		1220009358	1	1	0	9
590	1000383	0.002500			9999999		1220008099	1	1	0	9
591	1000383	0.002500			9999999		1020008119	1	1	0	9
592	1000383	0.002500			9999999		10000007015	1	1	0	7
593	1000383	0.002500			9999999		1190009966	1	1	0	9
594	1000383	0.002500			9999999		1020006903	1	1	0	9
595	1000383	0.002500			9999999		1020008840	1	1	0	9
596	1000383	0.002500			9999999		10000005135	1	1	0	9
597	1000383	0.002500			9999999		10000005172	1	1	0	3
598	1000383	0.002500			9999999		10000005257	1	1	0	9
599	1000383	0.002500			9999999		10000005264	1	1	0	9
600	1000383	0.002500			9999999		10000005269	1	1	0	9
601	1000383	0.002500			9999999		10000005272	1	1	0	9
602	1000383	0.002500			9999999		10000005346	1	1	0	9
603	1000383	0.002500			9999999		10000005513	1	1	0	7
604	1000383	0.002500			9999999		10000005517	1	1	0	9
605	1000383	0.002500			9999999		10000005580	1	1	0	3
606	1000383	0.002500			9999999		10000005582	1	1	0	9
607	1000383	0.002500			9999999		10000005590	1	1	0	7
608	1000383	0.002500			9999999		10000005594	1	1	0	9
609	1000383	0.002500			9999999		10000005596	1	1	0	9
610	1000383	0.002500			9999999		10000005612	1	1	0	7
611	1000383	0.002500			9999999		10000005678	1	1	0	9
612	1000383	0.002500			9999999		10000005684	1	1	0	7
613	1000383	0.002500			9999999		10000005692	1	1	0	6
614	1000383	0.002500			9999999		10000005696	1	1	0	9
615	1000383	0.002500			9999999		10000005698	1	1	0	9
616	1000383	0.002500			9999999		10000005720	1	1	0	9
617	1000383	0.002500			9999999		10000005755	1	1	0	7
618	1000383	0.002500			9999999		10000005756	1	1	0	9
619	1000383	0.002500			9999999		10000005801	1	1	0	9
620	1000383	0.002500			9999999		10000005855	1	1	0	9
621	1000383	0.002500			9999999		10000006009	1	1	0	7
622	1000383	0.002500			9999999		10000006036	1	1	0	3
623	1000383	0.002500			9999999		10000006042	1	1	0	9
624	1000383	0.002500			9999999		10000006044	1	1	0	9
625	1000383	0.002500			9999999		10000006051	1	1	0	7
626	1000383	0.002500			9999999		10000006056	1	1	0	9
627	1000383	0.002500			9999999		10000006061	1	1	0	9
628	1000383	0.002500			9999999		10000006102	1	1	0	7
629	1000383	0.002500			9999999		10000006103	1	1	0	9
630	1000383	0.002500			9999999		10000006174	1	1	0	9
631	1000383	0.002500			9999999		10000006175	1	1	0	9
632	1000383	0.002500			9999999		10000006276	1	1	0	7
633	1000383	0.002500			9999999		10000006322	1	1	0	9
634	1000383	0.002500			9999999		10000006361	1	1	0	9
635	1000383	0.002500			9999999		10000006362	1	1	0	7
636	1000383	0.002500			9999999		10000006398	1	1	0	9
637	1000383	0.002500			9999999		10000006603	1	1	0	9
638	1000383	0.002500			9999999		10000006612	1	1	0	9
639	1000383	0.002500			9999999		10000006737	1	1	0	7
640	1000383	0.002500			9999999		10000006767	1	1	0	9
641	1000383	0.002500			9999999		10000006780	1	1	0	7
642	1000383	0.002500			9999999		10000006819	1	1	0	7
643	1000383	0.002500			9999999		10000006821	1	1	0	9
644	1000383	0.002500			9999999		10000006840	1	1	0	3
645	1000383	0.002500			9999999		10000006845	1	1	0	7
646	1000383	0.002500			9999999		10000006859	1	1	0	3
647	1000383	0.002500			9999999		10000006887	1	1	0	9
648	1000383	0.002500			9999999		10000006968	1	1	0	7
649	1000383	0.002500			9999999		10000006970	1	1	0	7
650	1000383	0.002500			9999999		10000006984	1	1	0	7
651	1000383	0.002500			9999999		10000007025	1	1	0	7
652	1000383	0.002500			9999999		1010007550	1	1	0	9
653	1000383	0.002500			9999999		1010008423	1	1	0	9
654	1000383	0.002500			9999999		1010010002	1	1	0	9
655	1000383	0.002500			9999999		1010010226	1	1	0	9
656	1000383	0.002500			9999999		1010010532	1	1	0	7
657	1000383	0.002500			9999999		1020007933	1	1	0	9
658	1000383	0.002500			9999999		1040008179	1	1	0	9
659	1000383	0.002500			9999999		1070007842	1	1	0	9
660	1000383	0.002500			9999999		1080008367	1	1	0	9
661	1000383	0.002500			9999999		1080009794	1	1	0	3
662	1000383	0.002500			9999999		1080009975	1	1	0	9
663	1000383	0.002500			9999999		1090006954	1	1	0	9
664	1000383	0.002500			9999999		1090007759	1	1	0	9
665	1000383	0.002500			9999999		1090007780	1	1	0	3
666	1000383	0.002500			9999999		1090008673	1	1	0	7
667	1000383	0.002500			9999999		1090009755	1	1	0	9
668	1000383	0.002500			9999999		1090010255	1	1	0	3
669	1000383	0.002500			9999999		1160009435	1	1	0	9
670	1000383	0.002500			9999999		1160010388	1	1	0	3
671	1000383	0.002500			9999999		1160010395	1	1	0	7
672	1000383	0.002500			9999999		1170009660	1	1	0	9
673	1000383	0.002500			9999999		1170010071	1	1	0	9
674	1000383	0.002500			9999999		1220008403	1	1	0	9
675	1000383	0.002500			9999999		1220009529	1	1	0	9
676	1000383	0.002500			9999999		1220009742	1	1	0	9
677	1000383	0.002500			9999999		1240006933	1	1	0	9
678	1000383	0.002500			9999999		1240008032	1	1	0	9
679	1000383	0.002500			9999999		1240009354	1	1	0	9
680	1000383	0.002500			9999999		1240009658	1	1	0	6
681	1000383	0.002500			9999999		1240010057	1	1	0	9
682	1000383	0.002500			9999999		1240010067	1	1	0	9
683	1000383	0.002500			9999999		1240010268	1	1	0	7
684	1000383	0.002500			9999999		1240010412	1	1	0	3
685	1000383	0.002500			9999999		1270007005	1	1	0	9
686	1000383	0.002500			9999999		1270008379	1	1	0	9
687	1000383	0.002500			9999999		1270008590	1	1	0	9
688	1000383	0.002500			9999999		1270009022	1	1	0	9
689	1000383	0.002500			9999999		1270009692	1	1	0	7
690	1000383	0.002500			9999999		1290008311	1	1	0	9
691	1000383	0.002500			9999999		1290009035	1	1	0	7
692	1000383	0.002500			9999999		1290009916	1	1	0	7
693	1000383	0.002500			9999999		1290010098	1	1	0	7
694	1000383	0.002500			9999999		1290010331	1	1	0	7
695	1000383	0.002500			9999999		1300006039	1	1	0	9
696	1000383	0.002500			9999999		1300006699	1	1	0	9
697	1000383	0.002500			9999999		1300009761	1	1	0	7
698	1000383	0.002500			9999999		1300009954	1	1	0	7
699	1000383	0.002500			9999999		1310007438	1	1	0	9
700	1000383	0.002500			9999999		1310008340	1	1	0	7
701	1000383	0.002500			9999999		1310009155	1	1	0	7
702	1000383	0.002500			9999999		1310009556	1	1	0	7
703	1000383	0.002500			9999999		1310010081	1	1	0	7
704	1000383	0.002500			9999999		1330008220	1	1	0	7
705	1000383	0.002500			9999999		1330009141	1	1	0	9
706	1000383	0.002500			9999999		1330009524	1	1	0	9
707	1000383	0.002500			9999999		1330010113	1	1	0	7
708	1000383	0.002500			9999999		1330010158	1	1	0	7
709	1000383	0.002500			9999999		1340007889	1	1	0	9
710	1000383	0.002500			9999999		1340008607	1	1	0	9
711	1000383	0.002500			9999999		1340008876	1	1	0	9
712	1000383	0.002500			9999999		1340009036	1	1	0	9
713	1000383	0.002500			9999999		1360007971	1	1	0	9
714	1000383	0.002500			9999999		1360009248	1	1	0	9
715	1000383	0.002500			9999999		1360009402	1	1	0	3
716	1000383	0.002500			9999999		1360009495	1	1	0	7
717	1000383	0.002500			9999999		1360009680	1	1	0	9
718	1000383	0.002500			9999999		1400008696	1	1	0	9
719	1000383	0.002500			9999999		1400008877	1	1	0	9
720	1000383	0.002500			9999999		1420007865	1	1	0	9
721	1000383	0.002500			9999999		1420008022	1	1	0	3
722	1000383	0.002500			9999999		1430008805	1	1	0	9
723	1000383	0.002500			9999999		1430009782	1	1	0	9
724	1000383	0.002500			9999999		1430009999	1	1	0	3
725	1000383	0.002500			9999999		1450005902	1	1	0	9
726	1000383	0.002500			9999999		1450007755	1	1	0	9
727	1000383	0.002500			9999999		1450008573	1	1	0	9
728	1000383	0.002500			9999999		1460010012	1	1	0	7
729	1000383	0.002500			9999999		1500008531	1	1	0	9
730	1000383	0.002500			9999999		1500008741	1	1	0	7
731	1000383	0.002500			9999999		1500009204	1	1	0	9
732	1000383	0.002500			9999999		1500009284	1	1	0	7
733	1000383	0.002500			9999999		1500009390	1	1	0	9
734	1000383	0.002500			9999999		1500009584	1	1	0	9
735	1000383	0.002500			9999999		1500010056	1	1	0	7
736	1000383	0.002500			9999999		1540007959	1	1	0	9
737	1000383	0.002500			9999999		1540008296	1	1	0	9
738	1000383	0.002500			9999999		1540008335	1	1	0	7
739	1000383	0.002500			9999999		1540008645	1	1	0	7
740	1000383	0.002500			9999999		1540009198	1	1	0	9
741	1000383	0.002500			9999999		1540010097	1	1	0	9
742	1000383	0.002500			9999999		1750008843	1	1	0	9
743	1000383	0.002500			9999999		1750008923	1	1	0	9
744	1000383	0.002500			9999999		1750009143	1	1	0	9
745	1000383	0.002500			9999999		1800006375	1	1	0	9
746	1000383	0.002500			9999999		1800007561	1	1	0	9

	12	13	14	15	16	17	18	19	20	21
	Cash Out Amount	Total Origination and Discount Points	Covered/High Cost Loan Indicator	Relocation Loan Indicator	Broker Indicator	Channel	Escrow Indicator	Senior Loan Amount(s)	Loan Type of Most Senior Lien	Hybrid Period of Most Senior Lien (in months)
1						1	0	0
2						1	0	0
3						1	4	0
4						2	0	0
5						2	4	0
6						2	4	0
7						2	1	0
8						2	4	0
9						2	4	0
10						2	4	0
11						2	0	0
12						2	0	0
13						2	4	0
14						2	4	0
15						2	4	0
16						2	0	0
17						2	0	0
18						2	4	0
19						2	4	0
20						2	0	0
21						2	0	0
22						2	4	0
23						2	0	0
24						2	0	0
25						2	0	0
26						2	0	0
27						2	4	0
28						2	0	0
29						2	0	0
30						2	4	0
31						2	0	0
32						2	4	0
33						2	0	0
34						2	4	0
35						2	4	0
36						2	0	0
37						2	0	0
38						2	0	0
39						2	0	0
40						2	4	0
41						2	4	0
42						2	4	0
43						2	4	0
44						2	4	0
45						2	4	0
46						2	0	0
47						2	0	0
48						5	4	0
49						1	0	0
50						2	0	0
51						2	4	0
52						2	0	0
53						2	4	0
54						1	4	0
55						1	4	0
56						2	4	0
57						2	0	0
58						1	0	0
59						2	4	0
60						2	4	0
61						2	0	0
62						2	4	0
63						1	0	0
64						2	0	0
65						2	0	0
66						5	4	0
67						2	4	0
68						2	0	0
69						2	0	0
70						1	0	0
71						1	4	0
72						1	0	0
73						1	4	0
74						1	0	0
75						1	0	0
76						5	0	0
77						1	4	0
78						1	4	0
79						1	4	0
80						1	4	0
81						1	0	0
82						5	4	0
83						5	4	0
84						1	4	0
85						1	4	0
86						1	4	0
87						1	4	0
88						1	4	0
89						1	0	0
90						1	4	0
91						1	0	0
92						1	0	0
93						1	4	0
94						1	0	0
95						1	0	0
96						5	0	0
97						1	4	0
98						1	0	0
99						1	4	0
100						1	0	0
101						1	0	0
102						1	4	0
103						1	4	0
104						1	0	0
105						1	0	0
106						5	4	0
107						1	0	0
108						1	0	0
109						1	4	0
110						1	0	0
111						1	0	0
112						1	4	0
113						1	0	0
114						1	0	0
115						1	0	0
116						1	0	0
117						1	4	0
118						1	0	0
119						1	0	0
120						1	4	0
121						1	4	0
122						1	4	0
123						1	0	0
124						1	4	0
125						1	0	0
126						1	0	0
127						1	0	0
128						1	0	0
129						1	4	0
130						1	0	0
131						1	4	0
132						1	4	0
133						1	0	0
134						2	4	0
135						2	0	0
136						2	4	0
137						2	0	0
138						2	0	0
139						2	0	0
140						2	0	0
141						2	0	0
142						2	4	0
143						2	0	0
144						2	0	0
145						2	0	0
146						2	0	0
147						2	0	0
148						2	0	0
149						1	0	0
150						1	0	0
151						1	0	0
152						1	0	0
153						1	4	0
154						1	0	0
155						1	0	0
156						1	0	0
157						2	0	0
158						1	0	0
159						1	0	0
160						2	0	0
161						1	0	0
162						1	0	0
163						2	0	0
164						2	0	0
165						1	0	0
166						1	0	0
167						2	0	0
168						2	0	0
169						2	0	0
170						1	0	0
171						2	0	0
172						2	4	0
173						1	0	0
174						1	0	0
175						1	0	0
176						1	0	0
177						1	0	0
178						1	0	0
179						1	0	0
180						1	0	0
181						1	0	0
182						1	0	0
183						1	0	0
184						1	0	0
185						1	0	0
186						1	0	0
187						1	1	0
188						1	0	0
189						1	0	0
190						1	0	0
191						1	0	0
192						1	0	0
193						1	0	0
194						1	4	0
195						1	0	0
196						1	0	0
197						1	0	0
198						1	0	0
199						1	0	0
200						1	0	0
201						1	0	0
202						1	0	0
203						1	0	0
204						1	0	0
205						1	0	0
206						1	0	0
207						1	0	0
208						1	0	0
209						1	0	0
210						1	0	0
211						1	0	0
212						1	0	0
213						1	0	0
214						1	0	0
215						1	0	0
216						1	0	0
217						1	0	0
218						1	1	0
219						1	1	0
220						1	0	0
221						1	0	0
222						1	0	0
223						1	0	0
224						1	0	0
225						1	0	0
226						1	0	0
227						1	0	0
228						1	0	0
229						1	0	0
230						1	0	0
231						1	0	0
232						1	0	0
233						1	0	0
234						1	0	0
235						1	0	0
236						1	0	0
237						1	0	0
238						1	0	0
239						1	0	0
240						1	0	0
241						1	0	0
242						1	1	0
243						1	0	0
244						1	0	0
245						1	0	0
246						1	0	0
247						1	0	0
248						1	0	0
249						1	0	0
250						1	0	0
251						1	0	0
252						1	0	0
253						1	0	0
254						1	0	0
255						1	0	0
256						1	0	0
257						2	0	0
258						1	0	0
259						2	0	0
260						5	4	0
261						1	1	0
262						2	4	0
263						2	4	0
264						5	0	0
265						5	4	0
266						2	0	0
267						2	4	0
268						2	4	0
269						2	0	0
270						2	4	0
271						2	4	0
272						5	0	0
273						5	0	0
274						2	0	0
275						5	0	0
276						2	0	0
277						2	0	0
278						5	4	0
279						2	4	0
280						5	0	0
281						2	4	0
282						2	0	0
283						1	0	0
284						5	0	0
285						5	0	0
286						2	4	0
287						5	0	0
288						5	0	0
289						5	4	0
290						5	0	0
291						2	0	0
292						1	0	0
293						5	0	0
294						2	0	0
295						2	4	0
296						2	4	0
297						5	0	0
298						2	1	0
299						5	4	0
300						5	0	0
301						5	0	0
302						1	0	0
303						1	0	0
304						1	0	0
305						1	0	0
306						1	0	0
307						1	0	0
308						1	4	0
309						1	4	0
310						1	0	0
311						2	0	0
312						2	0	0
313						2	0	0
314						2	0	0
315						2	0	0
316						2	0	0
317						2	4	0
318						2	4	0
319						2	4	0
320						2	0	0
321						2	0	0
322						2	0	0
323						2	4	0
324						2	4	0
325						2	4	0
326						2	0	0
327						2	0	0
328						2	0	0
329						2	0	0
330						2	0	0
331						2	0	0
332						2	0	0
333						2	0	0
334						2	0	0
335						2	0	0
336						2	0	0
337						2	0	0
338						2	0	0
339						2	0	0
340						2	0	0
341						2	0	0
342						2	4	0
343						2	0	0
344						2	0	0
345						2	0	0
346						2	1	0
347						2	0	0
348						2	4	0
349						2	0	0
350						2	0	0
351						2	0	0
352						5	0	0
353						1	4	0
354						2	0	0
355						1	4	0
356						1	0	0
357						1	4	0
358						2	4	0
359						2	0	0
360						1	4	0
361						2	4	0
362						1	0	0
363						5	4	0
364						1	4	0
365						5	0	0
366						1	0	0
367						1	0	0
368						1	0	0
369						1	0	0
370						1	0	0
371						1	0	0
372						1	4	0
373						1	0	0
374						1	0	0
375						1	0	0
376						1	0	0
377						1	0	0
378						1	0	0
379						1	0	0
380						1	0	0
381						1	0	0
382						1	0	0
383						1	0	0
384						1	4	0
385						1	4	0
386						1	4	0
387						1	0	0
388						1	4	0
389						1	0	0
390						1	0	0
391						1	4	0
392						1	4	0
393						1	4	0
394						1	4	0
395						1	0	0
396						1	4	0
397						1	0	0
398						1	0	0
399						1	1	0
400						1	1	0
401						1	4	0
402						1	4	0
403						1	0	0
404						1	4	0
405						1	4	0
406						1	4	0
407						1	0	0
408						1	4	0
409						1	4	0
410						1	4	0
411						1	0	0
412						1	0	0
413						1	4	0
414						1	1	0
415						1	0	0
416						1	4	0
417						1	4	0
418						1	4	0
419						5	0	0
420						1	0	0
421						5	4	0
422						1	1	0
423						1	4	0
424						1	0	0
425						1	0	0
426						1	4	0
427						1	4	0
428						1	4	0
429						1	0	0
430						1	0	0
431						1	4	0
432						5	0	0
433						5	4	0
434						5	4	0
435						5	4	0
436						1	4	0
437						5	4	0
438						1	1	0
439						1	4	0
440						5	4	0
441						5	4	0
442						1	0	0
443						1	0	0
444						1	4	0
445						1	0	0
446						5	0	0
447						1	0	0
448						1	4	0
449						1	4	0
450						1	4	0
451						1	0	0
452						1	4	0
453						1	4	0
454						1	0	0
455						1	4	0
456						1	4	0
457						5	0	0
458						5	4	0
459						1	0	0
460						1	4	0
461						1	4	0
462						1	0	0
463						1	0	0
464						1	0	0
465						1	1	0
466						5	4	0
467						1	4	0
468						1	0	0
469						1	4	0
470						1	4	0
471						1	4	0
472						1	4	0
473						2	0	0
474						5	0	0
475						5	4	0
476						5	4	0
477						5	4	0
478						5	4	0
479						5	4	0
480						1	4	0
481						5	4	0
482						5	4	0
483						5	4	0
484						5	4	0
485						1	4	0
486						5	4	0
487						1	0	0
488						1	4	0
489						1	4	0
490						1	4	0
491						1	1	0
492						5	0	0
493						1	0	0
494						1	4	0
495						1	0	0
496						1	0	0
497						1	0	0
498						1	0	0
499						1	1	0
500						1	0	0
501						1	0	0
502						1	0	0
503						1	0	0
504						1	0	0
505						1	4	0
506						5	0	0
507						1	0	0
508						1	4	0
509						1	0	0
510						1	0	0
511						1	4	0
512						1	4	0
513						1	0	0
514						1	0	0
515						1	0	0
516						1	0	0
517						1	4	0
518						1	0	0
519						1	0	0
520						1	0	0
521						1	0	0
522						1	0	0
523						1	0	0
524						5	4	0
525						1	0	0
526						5	0	0
527						1	0	0
528						1	0	0
529						1	0	0
530						1	4	0
531						1	4	0
532						1	0	0
533						1	0	0
534						1	0	0
535						1	4	0
536						1	0	0
537						1	4	0
538						1	4	0
539						5	4	0
540						1	0	0
541						5	4	0
542						1	0	0
543						1	0	0
544						1	0	0
545						1	4	0
546						1	4	0
547						2	4	0
548						2	0	0
549						2	0	0
550						2	0	0
551						2	0	0
552						1	4	0
553						5	0	0
554						5	4	0
555						1	4	0
556						5	0	0
557						5	0	0
558						1	0	0
559						1	4	0
560						1	0	0
561						1	0	0
562						1	4	0
563						1	0	0
564						1	0	0
565						1	0	0
566						1	0	0
567						1	0	0
568						1	0	0
569						1	0	0
570						1	0	0
571						1	0	0
572						1	0	0
573						1	0	0
574						1	0	0
575						1	4	0
576						1	0	0
577						1	4	0
578						1	0	0
579						1	4	0
580						5	4	0
581						5	0	0
582						5	4	0
583						1	0	0
584						1	0	0
585						5	0	0
586						5	4	0
587						1	4	0
588						1	4	0
589						5	4	0
590						5	4	0
591						1	4	0
592						1	4	0
593						1	4	0
594						1	0	0
595						1	4	0
596						1	0	0
597						1	0	0
598						1	0	0
599						1	0	0
600						1	4	0
601						1	0	0
602						1	4	0
603						1	0	0
604						1	1	0
605						1	1	0
606						1	0	0
607						1	0	0
608						1	0	0
609						1	0	0
610						1	4	0
611						1	0	0
612						1	1	0
613						1	0	0
614						1	0	0
615						1	0	0
616						1	0	0
617						1	4	0
618						1	4	0
619						1	4	0
620						1	4	0
621						1	0	0
622						1	0	0
623						1	0	0
624						1	0	0
625						1	4	0
626						1	0	0
627						1	4	0
628						1	4	0
629						1	0	0
630						1	0	0
631						1	0	0
632						1	4	0
633						1	4	0
634						1	4	0
635						1	4	0
636						1	0	0
637						1	4	0
638						1	0	0
639						1	4	0
640						1	0	0
641						1	0	0
642						1	0	0
643						2	4	0
644						1	0	0
645						1	0	0
646						2	0	0
647						1	4	0
648						1	4	0
649						1	0	0
650						1	0	0
651						1	0	0
652						1	4	0
653						1	0	0
654						1	0	0
655						1	0	0
656						1	0	0
657						1	0	0
658						1	4	0
659						1	4	0
660						1	4	0
661						1	0	0
662						1	0	0
663						1	4	0
664						1	4	0
665						1	0	0
666						1	4	0
667						1	4	0
668						1	0	0
669						2	0	0
670						2	4	0
671						2	0	0
672						1	4	0
673						1	4	0
674						1	4	0
675						1	0	0
676						1	4	0
677						1	0	0
678						1	4	0
679						1	4	0
680						1	4	0
681						1	4	0
682						1	4	0
683						1	0	0
684						1	4	0
685						1	4	0
686						1	1	0
687						1	4	0
688						1	4	0
689						1	4	0
690						1	0	0
691						5	4	0
692						1	0	0
693						1	4	0
694						1	0	0
695						1	4	0
696						1	0	0
697						1	4	0
698						1	0	0
699						1	4	0
700						1	4	0
701						1	4	0
702						1	4	0
703						1	4	0
704						1	4	0
705						1	0	0
706						1	0	0
707						1	4	0
708						1	4	0
709						1	4	0
710						1	0	0
711						1	1	0
712						1	4	0
713						1	0	0
714						1	0	0
715						1	0	0
716						1	4	0
717						1	0	0
718						1	0	0
719						1	4	0
720						1	0	0
721						1	0	0
722						1	4	0
723						1	4	0
724						1	4	0
725						1	0	0
726						1	4	0
727						1	0	0
728						1	0	0
729						1	0	0
730						1	4	0
731						1	4	0
732						1	4	0
733						1	4	0
734						1	4	0
735						1	4	0
736						1	1	0
737						1	4	0
738						1	4	0
739						1	0	0
740						1	4	0
741						1	4	0
742						1	4	0
743						1	0	0
744						1	4	0
745						1	0	0
746						1	4	0

	22	23	24	25	26	27	28	29	30
	Neg Am Limit of Most Senior Lien	Junior Mortgage Balance	Origination Date of Most Senior Lien	Origination Date	Original Loan Amount	Original Interest Rate	Original Amortization Term	Original Term to Maturity	First Payment Date of Loan
1		0.00		20121211	792000.00	0.038750	360	360	20130201
2		0.00		20121214	798000.00	0.038750	360	360	20130201
3		0.00		20121130	722300.00	0.038750	360	360	20130101
4		0.00		20121129	980000.00	0.040000	360	360	20130101
5		99000.00		20121213	963000.00	0.035000	360	360	20130201
6		0.00		20121116	550000.00	0.038750	360	360	20130101
7		75476.00		20121218	1000000.00	0.038750	360	360	20130201
8		0.00		20121218	724500.00	0.040000	360	360	20130201
9		0.00		20121121	815400.00	0.041250	360	360	20130101
10		0.00		20121207	619000.00	0.038750	360	360	20130201
11		149000.00		20121211	811000.00	0.038750	360	360	20130201
12		0.00		20121130	885000.00	0.040000	360	360	20130101
13		0.00		20121207	712000.00	0.035000	360	360	20130201
14		0.00		20121207	685000.00	0.038750	360	360	20130201
15		0.00		20121207	575000.00	0.036250	360	360	20130201
16		0.00		20121128	600000.00	0.033750	360	360	20130201
17		0.00		20121113	999999.00	0.038750	360	360	20130101
18		0.00		20121219	615000.00	0.037500	360	360	20130201
19		0.00		20121127	672000.00	0.038750	360	360	20130101
20		0.00		20121128	675000.00	0.038750	360	360	20130101
21		0.00		20121114	593000.00	0.038750	360	360	20130101
22		0.00		20121206	672000.00	0.038750	360	360	20130201
23		0.00		20121217	960000.00	0.037500	360	360	20130201
24		0.00		20121121	488400.00	0.037500	360	360	20130101
25		0.00		20121206	763000.00	0.037500	360	360	20130201
26		0.00		20121213	666000.00	0.038750	360	360	20130201
27		0.00		20121203	642000.00	0.038750	360	360	20130201
28		250000.00		20121211	705000.00	0.040000	360	360	20130201
29		0.00		20121210	564000.00	0.038750	360	360	20130201
30		0.00		20121120	660000.00	0.037500	360	360	20130101
31		250000.00		20121203	865000.00	0.040000	360	360	20130201
32		0.00		20121214	919750.00	0.036250	360	360	20130201
33		0.00		20121220	575000.00	0.035000	360	360	20130201
34		0.00		20121203	500000.00	0.037500	360	360	20130201
35		0.00		20121207	904000.00	0.037500	360	360	20130201
36		0.00		20121129	1000000.00	0.038750	360	360	20130201
37		0.00		20121205	900000.00	0.037500	360	360	20130201
38		0.00		20121203	1000000.00	0.038750	360	360	20130201
39		199999.00		20121220	715000.00	0.037500	360	360	20130201
40		0.00		20121212	920500.00	0.037500	360	360	20130201
41		0.00		20121214	690800.00	0.040000	360	360	20130201
42		0.00		20121207	600000.00	0.035000	360	360	20130201
43		0.00		20121217	623000.00	0.036250	360	360	20130201
44		0.00		20121205	898000.00	0.036250	360	360	20130201
45		0.00		20121217	705000.00	0.036250	360	360	20130201
46		0.00		20121220	937500.00	0.038750	360	360	20130201
47		0.00		20121221	590000.00	0.037500	360	360	20130201
48		0.00		20121128	592000.00	0.043750	360	360	20130101
49		0.00		20121129	977000.00	0.038750	360	360	20130201
50		180000.00		20130102	695000.00	0.040000	360	360	20130201
51		0.00		20121221	615000.00	0.035000	360	360	20130201
52		0.00		20121226	786000.00	0.036250	360	360	20130201
53		0.00		20121213	509000.00	0.040000	360	360	20130201
54		0.00		20121221	650000.00	0.035000	360	360	20130201
55		0.00		20130104	664000.00	0.038750	360	360	20130301
56		0.00		20121220	1090000.00	0.037500	360	360	20130201
57		0.00		20121224	883000.00	0.040000	360	360	20130201
58		300000.00		20121219	728000.00	0.041250	360	360	20130201
59		0.00		20121227	612500.00	0.035000	360	360	20130301
60		0.00		20121224	868000.00	0.036250	360	360	20130201
61		0.00		20121221	800000.00	0.038750	360	360	20130201
62		0.00		20121231	622500.00	0.038750	360	360	20130201
63		0.00		20121218	696000.00	0.043750	360	360	20130201
64		0.00		20121217	850000.00	0.037500	360	360	20130201
65		0.00		20121221	776000.00	0.038750	360	360	20130201
66		0.00		20121221	940000.00	0.038750	360	360	20130201
67		0.00		20121217	655000.00	0.037500	360	360	20130201
68		0.00		20121224	903000.00	0.038750	360	360	20130201
69		0.00		20121212	1450000.00	0.040000	360	360	20130201
70		0.00		20121023	757500.00	0.040000	360	360	20121201
71		0.00		20121217	504000.00	0.038750	360	360	20130201
72		0.00		20121213	801900.00	0.038750	360	360	20130201
73		0.00		20121120	545000.00	0.038750	360	360	20130101
74		0.00		20121203	720000.00	0.042500	360	360	20130201
75		0.00		20121217	704000.00	0.038750	360	360	20130201
76		0.00		20121212	576000.00	0.040000	360	360	20130201
77		0.00		20121015	925000.00	0.038750	360	360	20121201
78		0.00		20121226	916500.00	0.037500	360	360	20130201
79		0.00		20121128	736500.00	0.038750	360	360	20130101
80		0.00		20121115	732000.00	0.043750	360	360	20130101
81		0.00		20121024	680000.00	0.038750	360	360	20121201
82		0.00		20121207	725000.00	0.032500	360	360	20130201
83		0.00		20121205	598577.00	0.037500	360	360	20130201
84		0.00		20121116	640000.00	0.038750	360	360	20130101
85		0.00		20121017	918750.00	0.043750	360	360	20121201
86		0.00		20121211	585000.00	0.035000	360	360	20130201
87		0.00		20121205	612000.00	0.041250	360	360	20130201
88		0.00		20121128	621000.00	0.038750	360	360	20130101
89		0.00		20121220	808500.00	0.037500	360	360	20130201
90		0.00		20121011	655700.00	0.042500	360	360	20121201
91		0.00		20121227	448000.00	0.032500	360	360	20130201
92		0.00		20121212	750000.00	0.036250	360	360	20130201
93		0.00		20121210	688000.00	0.040000	360	360	20130201
94		0.00		20121010	722000.00	0.038750	360	360	20121201
95		0.00		20121026	878000.00	0.041250	360	360	20121201
96		0.00		20121217	600000.00	0.036250	360	360	20130201
97		0.00		20121211	664000.00	0.037500	360	360	20130201
98		0.00		20121026	1469000.00	0.038750	360	360	20121201
99		72700.00		20121108	602100.00	0.037500	360	360	20130101
100		0.00		20121203	1497000.00	0.038750	360	360	20130201
101		0.00		20121220	560000.00	0.040000	360	360	20130201
102		0.00		20121126	768000.00	0.043750	360	360	20130101
103		0.00		20121207	450000.00	0.038750	360	360	20130201
104		0.00		20121017	600000.00	0.045000	360	360	20121201
105		0.00		20121211	460000.00	0.037500	360	360	20130201
106		0.00		20121210	477500.00	0.037500	360	360	20130201
107		0.00		20121226	661000.00	0.038750	360	360	20130201
108		0.00		20121210	1180000.00	0.040000	360	360	20130201
109		0.00		20121217	512000.00	0.033750	360	360	20130201
110		0.00		20121220	541600.00	0.038750	360	360	20130201
111		0.00		20121228	491850.00	0.037500	360	360	20130201
112		0.00		20121101	770000.00	0.035000	360	360	20130101
113		0.00		20121220	742300.00	0.038750	360	360	20130201
114		0.00		20121221	1000000.00	0.037500	360	360	20130201
115		0.00		20121211	664000.00	0.043750	360	360	20130201
116		0.00		20121231	672750.00	0.043750	360	360	20130201
117		0.00		20121231	860000.00	0.037500	360	360	20130201
118		0.00		20121218	519400.00	0.038750	360	360	20130201
119		363000.00		20121130	837000.00	0.036250	360	360	20130101
120		0.00		20121221	679200.00	0.038750	360	360	20130201
121		0.00		20121214	608000.00	0.038750	360	360	20130201
122		0.00		20121214	584000.00	0.037500	360	360	20130201
123		0.00		20130103	520000.00	0.036250	360	360	20130301
124		0.00		20130104	490000.00	0.033750	360	360	20130301
125		0.00		20121231	604000.00	0.041250	360	360	20130201
126		0.00		20121227	700000.00	0.031250	360	360	20130201
127		0.00		20121227	647200.00	0.038750	360	360	20130201
128		0.00		20121026	609600.00	0.040000	360	360	20121201
129		100000.00		20121121	472000.00	0.038750	360	360	20130101
130		0.00		20121012	616500.00	0.038750	360	360	20121201
131		0.00		20121220	600000.00	0.041250	360	360	20130201
132		0.00		20121226	610000.00	0.038750	360	360	20130201
133		0.00		20121221	1344700.00	0.040000	360	360	20130201
134		0.00		20120813	1000000.00	0.038750	360	360	20121001
135		101009.00		20121115	686000.00	0.043750	360	360	20130101
136		0.00		20121116	980000.00	0.041250	360	360	20130101
137		0.00		20121124	785500.00	0.041250	360	360	20130101
138		0.00		20121102	780000.00	0.042500	360	360	20130101
139		0.00		20121207	725000.00	0.037500	360	360	20130201
140		0.00		20121221	902500.00	0.041250	360	360	20130201
141		465000.00		20121218	1370000.00	0.038750	360	360	20130201
142		120000.00		20121107	1000000.00	0.037500	360	360	20130101
143		0.00		20121108	660000.00	0.043750	360	360	20130101
144		0.00		20121205	644000.00	0.038750	360	360	20130201
145		125000.00		20121212	725000.00	0.042500	360	360	20130201
146		0.00		20121201	770000.00	0.040000	360	360	20130201
147		0.00		20121213	707000.00	0.037500	360	360	20130201
148		0.00		20121220	735000.00	0.037500	360	360	20130201
149		290000.00		20121023	665200.00	0.037500	360	360	20121201
150		0.00		20121107	1000000.00	0.035000	360	360	20130101
151		0.00		20121116	756800.00	0.037500	360	360	20130101
152		0.00		20121208	950000.00	0.035000	360	360	20130201
153		0.00		20121215	691000.00	0.035000	360	360	20130201
154		0.00		20121116	668000.00	0.035000	360	360	20130101
155		0.00		20121213	921000.00	0.036250	360	360	20130201
156		144732.00		20121022	693931.00	0.037500	360	360	20121201
157		0.00		20121012	680000.00	0.040000	360	360	20121201
158		0.00		20121212	952100.00	0.033750	360	360	20130201
159		250000.00		20121217	703500.00	0.036250	360	360	20130201
160		0.00		20121206	677000.00	0.038750	360	360	20130201
161		0.00		20121117	668552.00	0.035000	360	360	20130101
162		0.00		20121129	716700.00	0.035000	360	360	20130201
163		0.00		20121130	720000.00	0.041250	360	360	20130101
164		0.00		20121130	837000.00	0.037500	360	360	20130101
165		0.00		20121220	635000.00	0.032500	360	360	20130201
166		0.00		20130108	719000.00	0.035000	360	360	20130301
167		0.00		20121205	645000.00	0.037500	360	360	20130201
168		0.00		20121212	720000.00	0.038750	360	360	20130201
169		0.00		20121221	950000.00	0.037500	360	360	20130201
170		0.00		20121128	700000.00	0.037500	360	360	20130201
171		100000.00		20121227	996000.00	0.038750	360	360	20130201
172		0.00		20121224	1195000.00	0.036250	360	360	20130201
173		0.00		20121113	832250.00	0.039000	360	360	20130101
174		0.00		20120808	625000.00	0.038500	240	240	20121001
175		0.00		20121119	855000.00	0.038000	360	360	20130101
176		0.00		20121121	2000000.00	0.036000	360	360	20130101
177		350000.00		20121029	855000.00	0.037000	240	240	20130101
178		800000.00		20121130	860000.00	0.037500	360	360	20130201
179		0.00		20121107	705000.00	0.037500	360	360	20130101
180		302272.00		20121203	680000.00	0.037500	360	360	20130201
181		0.00		20121111	587500.00	0.038500	360	360	20130101
182		250000.00		20121119	1035000.00	0.037500	360	360	20130101
183		45000.00		20121128	800000.00	0.039000	360	360	20130201
184		0.00		20121126	1694000.00	0.035500	360	360	20130201
185		0.00		20121205	1936000.00	0.035000	360	360	20130201
186		200000.00		20121121	920000.00	0.035500	360	360	20130101
187		0.00		20121203	932000.00	0.035000	360	360	20130201
188		0.00		20121113	678750.00	0.037000	360	360	20130101
189		0.00		20121102	928968.00	0.035500	360	360	20121201
190		0.00		20121128	990000.00	0.035000	360	360	20130201
191		0.00		20121128	1405000.00	0.034500	360	360	20130101
192		200000.00		20121127	740000.00	0.037500	360	360	20130201
193		245000.00		20121210	710000.00	0.038000	360	360	20130201
194		0.00		20121109	1000000.00	0.035500	360	360	20130101
195		0.00		20121109	1316250.00	0.035500	360	360	20130101
196		0.00		20121107	1100000.00	0.035000	360	360	20130101
197		0.00		20121109	810400.00	0.036500	360	360	20130101
198		0.00		20121108	1240000.00	0.035000	360	360	20130101
199		32500.00		20121123	980000.00	0.037500	360	360	20130101
200		0.00		20121120	1792500.00	0.037000	360	360	20130101
201		0.00		20121102	924000.00	0.035000	360	360	20130101
202		0.00		20121114	1560000.00	0.036500	360	360	20130101
203		0.00		20121211	1000000.00	0.035500	360	360	20130201
204		0.00		20121206	1125000.00	0.039000	360	360	20130201
205		0.00		20121113	725000.00	0.046500	360	360	20130101
206		0.00		20121108	960000.00	0.036500	360	360	20130101
207		0.00		20121120	800000.00	0.039000	360	360	20130201
208		0.00		20121212	792000.00	0.034500	360	360	20130201
209		0.00		20121217	913000.00	0.037500	360	360	20130201
210		0.00		20121109	1293750.00	0.037500	360	360	20130101
211		263750.00		20121108	1150000.00	0.035000	360	360	20130101
212		0.00		20121207	875000.00	0.037500	360	360	20130201
213		0.00		20121113	456000.00	0.036500	360	360	20130101
214		0.00		20121130	949000.00	0.037500	360	360	20130201
215		0.00		20121127	790000.00	0.037500	360	360	20130201
216		0.00		20121112	626500.00	0.035000	360	360	20130101
217		100000.00		20121107	1000000.00	0.035000	360	360	20130101
218		0.00		20121220	365000.00	0.040500	360	360	20130201
219		0.00		20121220	372000.00	0.040500	360	360	20130201
220		0.00		20121129	904000.00	0.037000	360	360	20130201
221		0.00		20121113	1215000.00	0.033500	360	360	20130101
222		0.00		20121113	480000.00	0.037000	360	360	20130101
223		0.00		20121206	900000.00	0.039000	360	360	20130201
224		0.00		20121120	1162500.00	0.033000	360	360	20130101
225		0.00		20121205	1000000.00	0.037000	360	360	20130201
226		0.00		20121203	716204.00	0.037500	360	360	20130201
227		0.00		20121128	1136000.00	0.035500	360	360	20130201
228		616000.00		20121119	1000000.00	0.035000	360	360	20130101
229		0.00		20121108	1868000.00	0.036000	360	360	20130101
230		0.00		20121221	1350000.00	0.037500	360	360	20130201
231		0.00		20121204	525000.00	0.037500	360	360	20130201
232		500000.00		20121227	710000.00	0.037500	360	360	20130301
233		0.00		20121219	1095000.00	0.036500	360	360	20130201
234		0.00		20121214	1904000.00	0.035000	360	360	20130201
235		350000.00		20121206	1300000.00	0.037500	360	360	20130201
236		0.00		20121217	520000.00	0.036500	360	360	20130201
237		250000.00		20121204	1000000.00	0.036000	360	360	20130201
238		200000.00		20121228	800000.00	0.036500	360	360	20130201
239		160000.00		20121206	1200000.00	0.038000	360	360	20130201
240		0.00		20121114	1515000.00	0.036500	360	360	20130101
241		0.00		20121218	1060000.00	0.036000	360	360	20130201
242		0.00		20121224	700000.00	0.037500	360	360	20130201
243		0.00		20121214	952000.00	0.036500	360	360	20130201
244		0.00		20130102	2000000.00	0.035500	360	360	20130301
245		0.00		20130108	750000.00	0.034000	240	240	20130301
246		0.00		20121214	840000.00	0.036000	360	360	20130201
247		0.00		20121221	570000.00	0.037000	360	360	20130201
248		0.00		20121217	845000.00	0.036000	360	360	20130201
249		415000.00		20121205	972000.00	0.034500	360	360	20130201
250		0.00		20121219	1032500.00	0.037500	360	360	20130201
251		0.00		20121221	1820000.00	0.034500	360	360	20130201
252		0.00		20121231	1179000.00	0.035000	360	360	20130201
253		0.00		20121221	1000000.00	0.034000	360	360	20130201
254		0.00		20121218	960000.00	0.035500	360	360	20130201
255		0.00		20121218	740000.00	0.036500	360	360	20130201
256		0.00		20130109	825000.00	0.034000	360	360	20130301
257		0.00		20121115	708750.00	0.040000	360	360	20130101
258		100000.00		20121213	764650.00	0.036250	360	360	20130201
259		37500.00		20121211	579000.00	0.040000	360	360	20130201
260		0.00		20121203	1078000.00	0.040000	360	360	20130201
261		0.00		20121205	2000000.00	0.037500	360	360	20130101
262		0.00		20121207	999000.00	0.042500	360	360	20130201
263		0.00		20121215	650000.00	0.038750	360	360	20130201
264		0.00		20121207	1190000.00	0.038750	360	360	20130201
265		0.00		20121207	524800.00	0.038750	360	360	20130201
266		0.00		20121204	651000.00	0.036250	360	360	20130201
267		0.00		20121127	460000.00	0.037500	360	360	20130101
268		125000.00		20121207	675000.00	0.037500	360	360	20130201
269		0.00		20121119	960000.00	0.037500	360	360	20130101
270		0.00		20121217	499000.00	0.038750	360	360	20130201
271		0.00		20121119	546400.00	0.043750	360	360	20130101
272		0.00		20121211	704600.00	0.037500	360	360	20130201
273		0.00		20121201	707000.00	0.035000	360	360	20130201
274		0.00		20121120	935200.00	0.042500	360	360	20130101
275		0.00		20121212	1044000.00	0.038750	360	360	20130201
276		0.00		20121214	710000.00	0.041250	360	360	20130201
277		0.00		20121205	800000.00	0.036250	360	360	20130201
278		0.00		20121210	723750.00	0.041250	360	360	20130201
279		0.00		20121220	1746000.00	0.038750	360	360	20130201
280		0.00		20121214	545000.00	0.038750	360	360	20130201
281		0.00		20121214	607400.00	0.042500	360	360	20130201
282		0.00		20121217	511875.00	0.042500	360	360	20130201
283		0.00		20121215	577900.00	0.036250	360	360	20130201
284		0.00		20121217	930000.00	0.038750	360	360	20130201
285		250000.00		20121211	969000.00	0.038750	360	360	20130201
286		0.00		20121130	1382500.00	0.038750	360	360	20130101
287		0.00		20121204	673500.00	0.038750	360	360	20130201
288		100000.00		20121205	518000.00	0.042500	360	360	20130201
289		0.00		20121218	550000.00	0.038750	360	360	20130201
290		250000.00		20121206	888000.00	0.037500	360	360	20130201
291		500000.00		20121227	900000.00	0.038750	360	360	20130201
292		0.00		20121221	680000.00	0.038750	360	360	20130201
293		0.00		20121127	716000.00	0.038750	360	360	20130101
294		0.00		20121205	712000.00	0.042500	360	360	20130201
295		0.00		20121220	825000.00	0.043750	360	360	20130201
296		0.00		20121212	495000.00	0.037500	360	360	20130201
297		500000.00		20121219	990000.00	0.037500	360	360	20130201
298		0.00		20121218	797000.00	0.040000	360	360	20130201
299		0.00		20121219	579000.00	0.038750	360	360	20130201
300		0.00		20121212	993750.00	0.037500	360	360	20130201
301		0.00		20121221	685000.00	0.038750	360	360	20130201
302		0.00		20121114	650000.00	0.038750	360	360	20130101
303		0.00		20121024	680000.00	0.037500	360	360	20121201
304		0.00		20121010	765000.00	0.040000	360	360	20121201
305		0.00		20121108	702000.00	0.038750	360	360	20130101
306		0.00		20121117	722000.00	0.037500	360	360	20130101
307		0.00		20121220	648500.00	0.037500	360	360	20130201
308		0.00		20121205	662000.00	0.037500	360	360	20130201
309		0.00		20121130	622500.00	0.038750	360	360	20130101
310		0.00		20121207	750000.00	0.037500	360	360	20130201
311		0.00		20121101	998850.00	0.040000	360	360	20130101
312		0.00		20121009	965000.00	0.046250	360	360	20121201
313		0.00		20121012	1079500.00	0.041250	360	360	20121201
314		0.00		20121012	983000.00	0.043750	360	360	20121201
315		0.00		20120906	684000.00	0.042500	360	360	20121101
316		0.00		20121101	825000.00	0.038750	360	360	20130101
317		195000.00		20121102	962000.00	0.041250	360	360	20130101
318		0.00		20121015	542000.00	0.038750	360	360	20121201
319		0.00		20121101	970000.00	0.041250	360	360	20130101
320		0.00		20121015	696000.00	0.041250	360	360	20121201
321		0.00		20121016	1220000.00	0.041250	360	360	20121201
322		0.00		20121126	1138800.00	0.041250	360	360	20130101
323		0.00		20121015	818500.00	0.041250	360	360	20121201
324		357000.00		20121019	728000.00	0.038750	360	360	20121201
325		0.00		20121018	729750.00	0.038750	360	360	20121201
326		275461.00		20121210	703000.00	0.040000	360	360	20130201
327		75000.00		20121116	660000.00	0.038750	360	360	20130101
328		0.00		20121107	766000.00	0.038750	360	360	20130101
329		0.00		20121011	950000.00	0.038750	360	360	20121201
330		500000.00		20121217	1150000.00	0.040000	360	360	20130201
331		0.00		20121019	1095000.00	0.037500	360	360	20121201
332		0.00		20121011	1500000.00	0.040000	360	360	20121201
333		0.00		20121120	949000.00	0.042500	360	360	20130101
334		0.00		20121204	648000.00	0.040000	360	360	20130201
335		150000.00		20121210	915000.00	0.036250	360	360	20130201
336		0.00		20121024	720000.00	0.040000	360	360	20121201
337		0.00		20121212	613000.00	0.041250	360	360	20130201
338		0.00		20121128	794000.00	0.037500	360	360	20130101
339		170250.00		20121130	690000.00	0.040000	360	360	20130201
340		0.00		20121214	975000.00	0.037500	360	360	20130201
341		0.00		20121206	990000.00	0.038750	360	360	20130201
342		13144.00		20121213	979000.00	0.038750	360	360	20130201
343		0.00		20121115	800000.00	0.040000	360	360	20130101
344		0.00		20121204	800000.00	0.040000	360	360	20130201
345		0.00		20121121	1225500.00	0.038750	360	360	20130101
346		0.00		20121214	965000.00	0.040000	360	360	20130201
347		0.00		20121126	838000.00	0.041250	360	360	20130101
348		0.00		20121129	618750.00	0.037500	360	360	20130201
349		0.00		20121204	816666.00	0.040000	360	360	20130201
350		0.00		20121213	990000.00	0.038750	360	360	20130201
351		0.00		20121217	774200.00	0.037500	360	360	20130201
352		0.00		20121108	1250000.00	0.041250	360	360	20130101
353		0.00		20121010	930000.00	0.040000	360	360	20121201
354		0.00		20120920	1300000.00	0.036250	360	360	20121101
355		0.00		20121017	803000.00	0.037500	360	360	20121201
356		400000.00		20121207	920500.00	0.040000	360	360	20130201
357		0.00		20121023	955000.00	0.038750	360	360	20121201
358		0.00		20121012	750000.00	0.040000	360	360	20121201
359		500000.00		20121206	1034000.00	0.042500	360	360	20130201
360		0.00		20121109	750000.00	0.038750	360	360	20130101
361		0.00		20121221	693750.00	0.038750	360	360	20130201
362		0.00		20121218	925000.00	0.038750	360	360	20130201
363		0.00		20121130	559000.00	0.040000	360	360	20130101
364		0.00		20121226	609750.00	0.036250	360	360	20130201
365		0.00		20121227	642000.00	0.037500	360	360	20130201
366		290000.00		20121116	652000.00	0.042500	360	360	20130101
367		0.00		20121101	690000.00	0.041250	360	360	20130101
368		0.00		20121105	845000.00	0.040000	360	360	20130101
369		0.00		20121101	904000.00	0.040000	360	360	20130101
370		0.00		20121130	820000.00	0.042500	360	360	20130101
371		0.00		20121127	894000.00	0.040000	360	360	20130101
372		0.00		20121206	600000.00	0.041250	360	360	20130201
373		200000.00		20121127	1000000.00	0.038750	360	360	20130101
374		500000.00		20121202	1000000.00	0.038750	360	360	20130201
375		0.00		20121206	1199505.00	0.036250	360	360	20130201
376		0.00		20121207	800000.00	0.038750	360	360	20130201
377		0.00		20121212	560000.00	0.038750	360	360	20130201
378		0.00		20121203	700000.00	0.036250	360	360	20130201
379		0.00		20121212	596000.00	0.032500	360	360	20130201
380		0.00		20121204	648000.00	0.038750	360	360	20130201
381		324709.50		20121217	1000000.00	0.037500	360	360	20130201
382		0.00		20121212	942500.00	0.037500	360	360	20130201
383		0.00		20121226	550000.00	0.035000	360	360	20130201
384		90000.00		20121202	650000.00	0.038750	360	360	20130101
385		0.00		20121219	640000.00	0.040000	360	360	20130201
386		0.00		20121119	788000.00	0.038750	360	360	20130101
387		0.00		20121221	462500.00	0.038750	360	360	20130201
388		88750.00		20121126	700000.00	0.037500	360	360	20130101
389		0.00		20121120	1500000.00	0.037500	360	360	20130101
390		0.00		20121113	500000.00	0.038750	360	360	20130101
391		0.00		20121215	635000.00	0.043750	360	360	20130201
392		0.00		20121215	706000.00	0.040000	360	360	20130201
393		0.00		20121109	540000.00	0.040000	360	360	20130101
394		0.00		20121221	494000.00	0.040000	360	360	20130201
395		0.00		20121220	950000.00	0.035000	360	360	20130201
396		0.00		20121130	667500.00	0.038750	360	360	20130101
397		0.00		20121206	528000.00	0.037500	360	360	20130201
398		0.00		20121210	622000.00	0.037500	360	360	20130201
399		0.00		20121210	843000.00	0.038750	360	360	20130201
400		0.00		20121206	623000.00	0.038750	360	360	20130201
401		0.00		20121213	592000.00	0.040000	360	360	20130201
402		0.00		20121204	884000.00	0.037500	360	360	20130201
403		0.00		20121206	524000.00	0.040000	360	360	20130201
404		0.00		20121228	800000.00	0.040000	360	360	20130301
405		0.00		20121220	983000.00	0.040000	360	360	20130201
406		0.00		20121218	650000.00	0.036250	360	360	20130201
407		0.00		20121206	494000.00	0.038750	360	360	20130201
408		0.00		20121214	1415000.00	0.037500	360	360	20130201
409		0.00		20121213	998000.00	0.040000	360	360	20130201
410		0.00		20121129	592000.00	0.033750	360	360	20130101
411		0.00		20121207	800000.00	0.037500	360	360	20130201
412		0.00		20121120	705665.00	0.038750	360	360	20130101
413		0.00		20121207	836000.00	0.038750	360	360	20130201
414		0.00		20121206	709000.00	0.037500	360	360	20130201
415		0.00		20121227	492000.00	0.038750	360	360	20130201
416		0.00		20121214	986000.00	0.036250	360	360	20130201
417		0.00		20121226	700000.00	0.040000	360	360	20130201
418		0.00		20121220	705000.00	0.036250	360	360	20130201
419		0.00		20121205	834500.00	0.037500	360	360	20130201
420		0.00		20121221	629100.00	0.038750	360	360	20130201
421		0.00		20121112	613500.00	0.037500	360	360	20130101
422		150000.00		20121212	600000.00	0.038750	360	360	20130201
423		0.00		20121221	579800.00	0.040000	360	360	20130201
424		0.00		20121130	606000.00	0.035000	360	360	20130101
425		0.00		20121130	878050.00	0.040000	360	360	20130101
426		0.00		20121130	490000.00	0.040000	360	360	20130101
427		0.00		20121212	820000.00	0.040000	360	360	20130201
428		0.00		20121210	723000.00	0.038750	360	360	20130201
429		0.00		20121203	634800.00	0.037500	360	360	20130101
430		0.00		20121210	730000.00	0.036250	360	360	20130201
431		0.00		20121224	945000.00	0.035000	360	360	20130201
432		0.00		20121206	775000.00	0.038750	360	360	20130201
433		0.00		20121210	970000.00	0.036250	360	360	20130201
434		0.00		20121207	551200.00	0.040000	360	360	20130201
435		113000.00		20121220	510000.00	0.040000	360	360	20130201
436		0.00		20121211	710000.00	0.038750	360	360	20130201
437		0.00		20121213	738000.00	0.040000	360	360	20130201
438		0.00		20121219	720000.00	0.040000	360	360	20130201
439		75000.00		20121219	735000.00	0.038750	360	360	20130201
440		500000.00		20121203	896000.00	0.038750	360	360	20130201
441		0.00		20121214	784000.00	0.040000	360	360	20130201
442		0.00		20121217	794000.00	0.038750	360	360	20130201
443		0.00		20121115	450000.00	0.041250	360	360	20130101
444		0.00		20121116	775400.00	0.040000	360	360	20130101
445		0.00		20121126	825000.00	0.037500	360	360	20130101
446		0.00		20121213	800000.00	0.038750	360	360	20130201
447		0.00		20121219	600000.00	0.037500	360	360	20130201
448		0.00		20121219	712500.00	0.036250	360	360	20130201
449		0.00		20121220	770000.00	0.038750	360	360	20130201
450		0.00		20121116	600000.00	0.041250	360	360	20130101
451		0.00		20121222	599200.00	0.038750	360	360	20130201
452		0.00		20121114	511200.00	0.038750	360	360	20130101
453		235000.00		20121220	658750.00	0.038750	360	360	20130201
454		0.00		20121217	732000.00	0.038750	360	360	20130201
455		0.00		20121218	573600.00	0.035000	360	360	20130201
456		0.00		20121217	607960.00	0.036250	360	360	20130201
457		0.00		20121206	784700.00	0.042500	360	360	20130201
458		0.00		20121219	596000.00	0.036250	360	360	20130201
459		0.00		20121219	699500.00	0.037500	360	360	20130201
460		0.00		20121226	725000.00	0.036250	360	360	20130201
461		86268.00		20121228	960000.00	0.036250	360	360	20130301
462		0.00		20121203	825000.00	0.037500	360	360	20130201
463		0.00		20121212	1100000.00	0.037500	360	360	20130201
464		0.00		20121128	1121250.00	0.037500	360	360	20130101
465		0.00		20121207	599000.00	0.035000	360	360	20130201
466		0.00		20121220	750000.00	0.035000	360	360	20130201
467		0.00		20121221	2415000.00	0.035000	360	360	20130201
468		0.00		20121221	762155.00	0.038750	360	360	20130201
469		0.00		20121206	1190000.00	0.037500	360	360	20130201
470		0.00		20121213	643128.00	0.037500	360	360	20130201
471		0.00		20121220	710000.00	0.037500	360	360	20130201
472		0.00		20121214	999000.00	0.037500	360	360	20130201
473		0.00		20121128	740400.00	0.038750	360	360	20130101
474		150000.00		20121126	1125000.00	0.038750	360	360	20130101
475		0.00		20121127	1275000.00	0.038750	360	360	20130101
476		0.00		20121128	700000.00	0.038750	360	360	20130101
477		0.00		20121129	691600.00	0.037500	360	360	20130101
478		100000.00		20121207	700000.00	0.037500	360	360	20130201
479		0.00		20121207	900000.00	0.036250	360	360	20130201
480		0.00		20121127	846000.00	0.038750	360	360	20130201
481		94000.00		20121214	708000.00	0.038750	360	360	20130201
482		0.00		20121129	787500.00	0.037500	360	360	20130101
483		0.00		20121120	700000.00	0.038750	360	360	20130101
484		0.00		20121203	788800.00	0.038750	360	360	20130201
485		0.00		20121214	1190000.00	0.037500	360	360	20130201
486		0.00		20121127	756000.00	0.036250	360	360	20130101
487		0.00		20121219	885000.00	0.036250	360	360	20130201
488		0.00		20121217	716000.00	0.035000	360	360	20130201
489		0.00		20121211	563080.00	0.042500	360	360	20130201
490		0.00		20121219	604000.00	0.036250	360	360	20130201
491		0.00		20121217	648000.00	0.040000	360	360	20130201
492		0.00		20121109	950000.00	0.033750	360	360	20130101
493		0.00		20121207	796000.00	0.037500	360	360	20130201
494		0.00		20121210	995000.00	0.036250	360	360	20130201
495		0.00		20121206	635000.00	0.038750	360	360	20130201
496		250000.00		20121221	750000.00	0.036250	360	360	20130201
497		0.00		20121102	710000.00	0.037500	360	360	20130101
498		239000.00		20121213	689000.00	0.037500	360	360	20130201
499		0.00		20121221	748000.00	0.037500	360	360	20130201
500		0.00		20121210	770000.00	0.038750	360	360	20130201
501		0.00		20121126	912000.00	0.038750	360	360	20130101
502		0.00		20121220	1740000.00	0.036250	360	360	20130201
503		0.00		20121206	840000.00	0.037500	360	360	20130201
504		0.00		20121219	680000.00	0.038750	360	360	20130201
505		0.00		20121217	592800.00	0.036250	360	360	20130201
506		0.00		20121128	697800.00	0.038750	360	360	20130101
507		0.00		20121210	1000000.00	0.037500	360	360	20130201
508		0.00		20121205	947500.00	0.038750	360	360	20130201
509		0.00		20121219	557000.00	0.038750	360	360	20130201
510		233000.00		20121217	571000.00	0.038750	360	360	20130201
511		0.00		20121217	500000.00	0.038750	360	360	20130201
512		0.00		20121214	509000.00	0.040000	360	360	20130201
513		150000.00		20121220	857000.00	0.038750	360	360	20130201
514		0.00		20121226	536000.00	0.038750	360	360	20130201
515		0.00		20121218	597492.00	0.038750	360	360	20130201
516		422000.00		20121114	684000.00	0.038750	360	360	20130101
517		0.00		20121127	637500.00	0.042500	360	360	20130101
518		0.00		20121127	1180000.00	0.040000	360	360	20130101
519		0.00		20121220	2000000.00	0.036250	360	360	20130201
520		0.00		20121026	680000.00	0.036250	360	360	20121201
521		0.00		20121206	725000.00	0.035000	360	360	20130101
522		120000.00		20121115	630000.00	0.038750	360	360	20130101
523		635800.00		20121113	653000.00	0.038750	360	360	20130101
524		0.00		20121031	678000.00	0.038750	360	360	20121201
525		0.00		20121212	1045000.00	0.038750	360	360	20130201
526		0.00		20121110	677000.00	0.040000	360	360	20130101
527		0.00		20121204	900000.00	0.038750	360	360	20130201
528		0.00		20121202	696000.00	0.038750	360	360	20130201
529		0.00		20121114	707790.00	0.040000	360	360	20130101
530		150000.00		20121207	870000.00	0.036250	360	360	20130201
531		0.00		20121130	714000.00	0.038750	360	360	20130101
532		0.00		20121120	963550.00	0.038750	360	360	20130101
533		0.00		20121206	717000.00	0.037500	360	360	20130201
534		0.00		20121217	975000.00	0.040000	360	360	20130201
535		0.00		20121207	699000.00	0.038750	360	360	20130201
536		0.00		20121026	750000.00	0.042500	360	360	20121201
537		0.00		20121221	577500.00	0.040000	360	360	20130201
538		0.00		20121024	961500.00	0.041250	360	360	20121201
539		0.00		20121024	784000.00	0.037500	360	360	20121201
540		265000.00		20121113	583000.00	0.037500	360	360	20130101
541		0.00		20121211	576000.00	0.041250	360	360	20130201
542		0.00		20121213	625600.00	0.036250	360	360	20130201
543		0.00		20121128	731250.00	0.038750	360	360	20130101
544		0.00		20121113	472500.00	0.036250	360	360	20130101
545		0.00		20121130	975000.00	0.038750	360	360	20130101
546		0.00		20121120	651546.00	0.038750	360	360	20130101
547		0.00		20121016	1000000.00	0.038750	360	360	20121201
548		250000.00		20121204	785000.00	0.045000	360	360	20130201
549		150000.00		20121123	680000.00	0.038750	360	360	20130101
550		0.00		20121205	999900.00	0.037500	360	360	20130201
551		0.00		20121127	984950.00	0.037500	360	360	20130101
552		0.00		20121226	538000.00	0.038750	360	360	20130201
553		0.00		20121207	780000.00	0.040000	360	360	20130201
554		0.00		20121214	583200.00	0.036250	360	360	20130201
555		0.00		20121214	806250.00	0.043750	360	360	20130201
556		0.00		20121217	660000.00	0.038750	360	360	20130201
557		0.00		20121217	583920.00	0.033750	360	360	20130201
558		0.00		20121126	705300.00	0.038750	360	360	20130101
559		0.00		20121210	575000.00	0.035000	360	360	20130201
560		100000.00		20121221	782545.00	0.038750	360	360	20130201
561		0.00		20121204	767000.00	0.037500	360	360	20130201
562		0.00		20121206	956000.00	0.038750	360	360	20130201
563		0.00		20121205	999000.00	0.042500	360	360	20130201
564		0.00		20121217	680000.00	0.041250	360	360	20130201
565		0.00		20121207	662000.00	0.038750	360	360	20130201
566		0.00		20121212	766800.00	0.041250	360	360	20130201
567		0.00		20121212	702000.00	0.038750	360	360	20130201
568		155000.00		20121109	714000.00	0.038750	360	360	20130101
569		0.00		20121213	709000.00	0.037500	360	360	20130201
570		50000.00		20121205	640500.00	0.037500	360	360	20130201
571		0.00		20121210	1300000.00	0.038750	360	360	20130201
572		0.00		20121128	680000.00	0.037500	360	360	20130101
573		0.00		20121212	945000.00	0.037500	360	360	20130201
574		0.00		20121206	913000.00	0.038750	360	360	20130201
575		0.00		20121205	710400.00	0.037500	360	360	20130201
576		0.00		20121129	825000.00	0.032500	360	360	20130201
577		0.00		20121211	1170000.00	0.037500	360	360	20130201
578		0.00		20121218	552000.00	0.037500	360	360	20130201
579		0.00		20121126	878000.00	0.037500	360	360	20130101
580		0.00		20121204	740000.00	0.038750	360	360	20130201
581		0.00		20121210	969000.00	0.035000	360	360	20130201
582		0.00		20121204	600000.00	0.037500	360	360	20130201
583		0.00		20121212	551250.00	0.042500	360	360	20130201
584		0.00		20121221	628000.00	0.040000	360	360	20130201
585		0.00		20121130	660000.00	0.038750	360	360	20130101
586		0.00		20121219	1177500.00	0.037500	360	360	20130201
587		0.00		20121204	843750.00	0.038750	360	360	20130201
588		0.00		20121207	650000.00	0.037500	360	360	20130201
589		0.00		20121211	735000.00	0.043750	360	360	20130201
590		0.00		20121203	757000.00	0.037500	360	360	20130201
591		275000.00		20121129	1000000.00	0.040000	360	360	20130101
592		0.00		20121227	825000.00	0.035000	360	360	20130201
593		0.00		20121211	950000.00	0.041250	360	360	20130201
594		0.00		20121012	779000.00	0.042500	360	360	20121201
595		111000.00		20121221	524000.00	0.038750	360	360	20130201
596		0.00		20121227	532500.00	0.038750	360	360	20130301
597		0.00		20121219	700000.00	0.038750	360	360	20130201
598		0.00		20121226	893000.00	0.038750	360	360	20130201
599		0.00		20121228	702000.00	0.038750	360	360	20130201
600		0.00		20130102	870000.00	0.038750	360	360	20130301
601		0.00		20121207	1662500.00	0.036250	360	360	20130201
602		0.00		20121228	694000.00	0.038750	360	360	20130201
603		0.00		20121231	1000000.00	0.038750	360	360	20130201
604		0.00		20121219	840000.00	0.035000	360	360	20130201
605		0.00		20130102	884000.00	0.036250	360	360	20130301
606		0.00		20121218	593000.00	0.040000	360	360	20130201
607		0.00		20121228	676840.00	0.038750	360	360	20130201
608		0.00		20121227	563000.00	0.037500	360	360	20130201
609		0.00		20121228	1820000.00	0.038750	360	360	20130201
610		0.00		20121213	571100.00	0.037500	360	360	20130201
611		0.00		20130111	962000.00	0.036250	360	360	20130301
612		0.00		20130104	516000.00	0.036250	360	360	20130301
613		0.00		20121221	1868750.00	0.035000	360	360	20130201
614		340000.00		20130111	1465000.00	0.041250	360	360	20130301
615		0.00		20130104	875000.00	0.038750	360	360	20130301
616		447000.00		20121210	694000.00	0.040000	360	360	20130201
617		0.00		20130103	900400.00	0.037500	360	360	20130301
618		0.00		20121226	673300.00	0.038750	360	360	20130201
619		0.00		20121226	812500.00	0.037500	360	360	20130201
620		0.00		20121217	711000.00	0.038750	360	360	20130201
621		0.00		20121219	540000.00	0.042500	360	360	20130201
622		0.00		20121227	637500.00	0.037500	360	360	20130201
623		0.00		20121218	567000.00	0.035000	360	360	20130201
624		0.00		20121231	664000.00	0.037500	360	360	20130201
625		0.00		20121210	650000.00	0.036250	360	360	20130201
626		0.00		20121226	675000.00	0.038750	360	360	20130201
627		0.00		20121220	932000.00	0.037500	360	360	20130201
628		0.00		20121226	618750.00	0.037500	360	360	20130201
629		0.00		20121210	780000.00	0.037500	360	360	20130201
630		0.00		20121228	620000.00	0.038750	360	360	20130201
631		0.00		20121227	708000.00	0.037500	360	360	20130201
632		0.00		20121218	788000.00	0.036250	360	360	20130201
633		0.00		20121221	536000.00	0.038750	360	360	20130201
634		0.00		20130102	1068750.00	0.037500	360	360	20130301
635		0.00		20121228	603400.00	0.031250	360	360	20130201
636		0.00		20121218	837000.00	0.040000	360	360	20130201
637		0.00		20121227	677000.00	0.036250	360	360	20130201
638		0.00		20130108	700000.00	0.035000	360	360	20130301
639		0.00		20130103	719960.00	0.035000	360	360	20130301
640		0.00		20121226	573000.00	0.037500	360	360	20130201
641		0.00		20121228	806250.00	0.037500	360	360	20130201
642		0.00		20121228	528000.00	0.036250	360	360	20130201
643		0.00		20121226	710000.00	0.038750	360	360	20130201
644		0.00		20121224	511000.00	0.038750	360	360	20130201
645		0.00		20130104	752000.00	0.038750	360	360	20130301
646		0.00		20121226	862000.00	0.037500	360	360	20130301
647		0.00		20121227	680000.00	0.037500	360	360	20130301
648		0.00		20121221	1198400.00	0.037500	360	360	20130201
649		0.00		20121217	788400.00	0.038750	360	360	20130201
650		0.00		20121231	1274250.00	0.038750	360	360	20130201
651		0.00		20121227	876000.00	0.038750	360	360	20130301
652		62000.00		20121029	496000.00	0.040000	360	360	20121201
653		0.00		20121121	901000.00	0.038750	360	360	20130101
654		0.00		20121214	895000.00	0.037500	360	360	20130201
655		0.00		20121226	520000.00	0.038750	360	360	20130201
656		0.00		20121226	650000.00	0.035000	360	360	20130201
657		0.00		20121221	830000.00	0.040000	360	360	20130201
658		0.00		20121220	459000.00	0.040000	360	360	20130201
659		215000.00		20121024	950490.00	0.040000	360	360	20121201
660		0.00		20121205	880000.00	0.038750	360	360	20130101
661		0.00		20121226	487500.00	0.037500	360	360	20130201
662		0.00		20121226	1267000.00	0.036250	360	360	20130201
663		0.00		20121213	790000.00	0.038750	360	360	20130201
664		0.00		20121130	647000.00	0.041250	360	360	20130101
665		0.00		20121210	990000.00	0.040000	360	360	20130201
666		0.00		20121206	678300.00	0.037500	360	360	20130201
667		0.00		20121214	812000.00	0.038750	360	360	20130201
668		0.00		20121219	700000.00	0.037500	360	360	20130201
669		0.00		20121205	456000.00	0.040000	360	360	20130201
670		0.00		20121218	775000.00	0.038750	360	360	20130201
671		0.00		20121221	692000.00	0.040000	360	360	20130201
672		0.00		20121217	775000.00	0.038750	360	360	20130201
673		0.00		20130104	1172500.00	0.036250	360	360	20130301
674		0.00		20121217	825000.00	0.038750	360	360	20130201
675		0.00		20121221	721500.00	0.038750	360	360	20130201
676		0.00		20121228	504000.00	0.036250	360	360	20130201
677		0.00		20121121	860000.00	0.038750	360	360	20130101
678		0.00		20121119	826000.00	0.042500	360	360	20130101
679		0.00		20121226	760000.00	0.038750	360	360	20130201
680		0.00		20121219	508000.00	0.038750	360	360	20130201
681		0.00		20130109	581500.00	0.038750	360	360	20130301
682		0.00		20121217	574000.00	0.036250	360	360	20130201
683		0.00		20121206	942400.00	0.038750	360	360	20130201
684		0.00		20121227	720500.00	0.035000	360	360	20130201
685		0.00		20121217	510000.00	0.041250	360	360	20130201
686		0.00		20130122	934000.00	0.038750	360	360	20130301
687		0.00		20121220	824000.00	0.038750	360	360	20130201
688		0.00		20121231	545000.00	0.033750	360	360	20130301
689		0.00		20121221	1121250.00	0.036250	360	360	20130201
690		0.00		20121203	885400.00	0.038750	360	360	20130201
691		0.00		20121226	740000.00	0.041250	360	360	20130201
692		0.00		20121214	590800.00	0.038750	360	360	20130201
693		0.00		20121231	633600.00	0.037500	360	360	20130201
694		0.00		20121227	664965.00	0.037500	360	360	20130201
695		0.00		20121029	930000.00	0.040000	360	360	20121201
696		0.00		20121207	900000.00	0.040000	360	360	20130201
697		0.00		20121231	628000.00	0.037500	360	360	20130201
698		0.00		20121228	920000.00	0.036250	360	360	20130201
699		0.00		20121130	647850.00	0.040000	360	360	20130101
700		0.00		20121212	524000.00	0.041250	360	360	20130201
701		0.00		20121217	612000.00	0.040000	360	360	20130201
702		0.00		20121207	780000.00	0.038750	360	360	20130201
703		0.00		20121227	476800.00	0.036250	360	360	20130201
704		0.00		20121127	660000.00	0.038750	360	360	20130101
705		0.00		20121212	893000.00	0.038750	360	360	20130201
706		0.00		20121224	670000.00	0.036250	360	360	20130201
707		0.00		20121212	820000.00	0.041250	360	360	20130201
708		0.00		20121214	640000.00	0.040000	360	360	20130201
709		0.00		20121219	960000.00	0.036250	360	360	20130201
710		332500.00		20121227	1000000.00	0.037500	360	360	20130301
711		0.00		20121220	810000.00	0.036250	360	360	20130201
712		0.00		20121220	633000.00	0.038750	360	360	20130201
713		0.00		20121201	718000.00	0.040000	360	360	20130201
714		0.00		20121224	893000.00	0.038750	360	360	20130201
715		350000.00		20121214	616000.00	0.038750	360	360	20130201
716		0.00		20121217	512000.00	0.043750	360	360	20130201
717		0.00		20121226	1475000.00	0.038750	360	360	20130201
718		445000.00		20121226	1880000.00	0.037500	360	360	20130201
719		0.00		20130103	1810000.00	0.038750	360	360	20130301
720		0.00		20121205	680000.00	0.041250	360	360	20130201
721		234555.59		20121205	629000.00	0.038750	360	360	20130201
722		0.00		20121221	615000.00	0.040000	360	360	20130201
723		0.00		20121218	880000.00	0.038750	360	360	20130201
724		0.00		20121218	460000.00	0.037500	360	360	20130201
725		0.00		20121203	839400.00	0.040000	360	360	20130201
726		0.00		20121224	680000.00	0.038750	360	360	20130201
727		0.00		20121219	672000.00	0.038750	360	360	20130201
728		0.00		20121221	506250.00	0.038750	360	360	20130201
729		160000.00		20121129	725000.00	0.037500	360	360	20130101
730		0.00		20121130	984800.00	0.040000	360	360	20130101
731		0.00		20121226	453000.00	0.038750	360	360	20130201
732		0.00		20121219	920000.00	0.037500	360	360	20130201
733		0.00		20121210	710000.00	0.036250	360	360	20130201
734		0.00		20121211	575000.00	0.037500	360	360	20130201
735		0.00		20121206	860000.00	0.037500	360	360	20130201
736		0.00		20121231	616000.00	0.040000	360	360	20130201
737		0.00		20121227	570000.00	0.038750	360	360	20130201
738		0.00		20121204	795000.00	0.038750	360	360	20130201
739		0.00		20130103	1202000.00	0.035000	360	360	20130201
740		0.00		20121228	950000.00	0.037500	360	360	20130201
741		0.00		20130103	867000.00	0.038750	360	360	20130301
742		0.00		20121128	1387500.00	0.038750	360	360	20130101
743		0.00		20121205	904150.00	0.038750	360	360	20130201
744		0.00		20121219	627272.00	0.043750	360	360	20130201
745		0.00		20121129	775000.00	0.041250	360	360	20130201
746		0.00		20121224	610000.00	0.038750	360	360	20130201

	31	32	33	34	35	36	37	38	39	40	41
	Interest Type Indicator	Original Interest Only Term	Buy Down Period	HELOC Draw Period	Current Loan Amount	Current Interest Rate	Current Payment Amount Due	Interest Paid Through Date	Current Payment Status	Index Type	ARM Look-back Days
1	1	0	0		790833.22	0.038750	3724.28	20130201	0	0
2	1	0	0		796824.38	0.038750	3752.49	20130201	0	0
3	1	0	0		720168.36	0.038750	3396.52	20130201	0	0
4	1	0	0		977171.29	0.040000	4678.67	20130201	0	0
5	1	0	0		961484.44	0.035000	4324.30	20130201	0	0
6	1	0	0		548376.85	0.038750	2586.30	20130201	0	0
7	1	0	0		998526.79	0.038750	4702.37	20130201	0	0
8	1	0	0		723456.12	0.040000	3458.87	20130201	0	0
9	1	0	0		813098.25	0.041250	3951.83	20130201	0	0
10	1	0	0		618088.08	0.038750	2910.77	20130201	0	0
11	1	0	0		809805.22	0.038750	3813.62	20130201	0	0
12	1	0	0		882445.49	0.040000	4225.13	20130201	0	0
13	1	0	0		710879.47	0.035000	3197.20	20130201	0	0
14	1	0	0		683986.99	0.038750	3221.12	20130201	0	0
15	1	0	0		574114.68	0.036250	2622.29	20130201	0	0
16	1	0	0		599034.92	0.033750	2652.58	20130201	0	0
17	1	0	0		996538.56	0.038750	4702.37	20130201	0	0
18	1	0	0		614073.71	0.037500	2848.16	20130201	0	0
19	1	0	0		670016.80	0.038750	3159.99	20130201	0	0
20	1	0	0		673007.94	0.038750	3174.10	20130201	0	0
21	1	0	0		591249.95	0.038750	2788.51	20130201	0	0
22	1	0	0		671010.00	0.038750	3159.99	20130201	0	0
23	1	0	0		958554.09	0.037500	4445.91	20130201	0	0
24	1	0	0		486424.92	0.037500	2261.86	20130201	0	0
25	1	0	0		761850.80	0.037500	3533.57	20130201	0	0
26	1	0	0		665018.85	0.038750	3131.78	20130201	0	0
27	1	0	0		641027.20	0.038750	3018.92	20130201	0	0
28	1	0	0		703984.22	0.040000	3365.78	20130201	0	0
29	1	0	0		563169.11	0.038750	2652.14	20130201	0	0
30	1	0	0		656242.83	0.037500	3056.56	20130201	0	0
31	1	0	0		863753.68	0.040000	4129.64	20130201	0	0
32	1	0	0		918333.87	0.036250	4194.53	20130201	0	0
33	1	0	0		574095.07	0.035000	2582.01	20130201	0	0
34	1	0	0		499246.92	0.037500	2315.58	20130201	0	0
35	1	0	0		902638.43	0.037500	4186.56	20130201	0	0
36	1	0	0		997666.00	0.038750	4702.37	20130201	0	0
37	1	0	0		898644.45	0.037500	4168.04	20130201	0	0
38	1	0	0		998526.79	0.038750	4702.37	20130201	0	0
39	1	0	0		713923.10	0.037500	3311.28	20130201	0	0
40	1	0	0		919113.58	0.037500	4262.98	20130201	0	0
41	1	0	0		689804.68	0.040000	3297.98	20130201	0	0
42	1	0	0		599055.73	0.035000	2694.27	20130201	0	0
43	1	0	0		622040.78	0.036250	2841.20	20130201	0	0
44	1	0	0		896617.36	0.036250	4095.34	20130201	0	0
45	1	0	0		703914.52	0.036250	3215.16	20130201	0	0
46	1	0	0		936118.86	0.038750	4408.47	20130201	0	0
47	1	0	0		589111.36	0.037500	2732.38	20130201	0	0
48	1	0	0		590402.22	0.043750	2955.77	20130201	0	0
49	1	0	0		975560.68	0.038750	4594.22	20130201	0	0
50	1	0	0		693998.63	0.040000	3318.04	20130201	0	0
51	1	0	0		614032.12	0.035000	2761.62	20130201	0	0
52	1	0	0		784789.81	0.036250	3584.56	20130201	0	0
53	1	0	0		508266.62	0.040000	2430.04	20130201	0	0
54	1	0	0		648977.03	0.035000	2918.79	20130201	0	0
55	1	0	0		664000.00	0.038750	3122.37	20130201	0	0
56	1	0	0		1088358.29	0.037500	5047.96	20130201	0	0
57	1	0	0		881727.75	0.040000	4215.58	20130201	0	0
58	1	0	0		726974.24	0.041250	3528.25	20130201	0	0
59	1	0	0		612500.00	0.035000	2750.40	20130201	0	0
60	1	0	0		866663.55	0.036250	3958.53	20130201	0	0
61	1	0	0		798821.43	0.038750	3761.90	20130201	0	0
62	1	0	0		621582.93	0.038750	2927.23	20130201	0	0
63	1	0	0		695062.47	0.043750	3475.03	20130201	0	0
64	1	0	0		848719.76	0.037500	3936.48	20130201	0	0
65	1	0	0		774856.79	0.038750	3649.04	20130201	0	0
66	1	0	0		938615.19	0.038750	4420.23	20130201	0	0
67	1	0	0		654013.47	0.037500	3033.41	20130201	0	0
68	1	0	0		901669.69	0.038750	4246.24	20130201	0	0
69	1	0	0		1447910.80	0.040000	6922.52	20130201	0	0
70	1	0	0		754214.80	0.040000	3616.42	20130201	0	0
71	1	0	0		503257.51	0.038750	2369.99	20130201	0	0
72	1	0	0		800718.64	0.038750	3770.83	20130201	0	0
73	1	0	0		543391.62	0.038750	2562.79	20130201	0	0
74	1	0	0		719008.03	0.042500	3541.97	20130201	0	0
75	1	0	0		702962.86	0.038750	3310.47	20130201	0	0
76	1	0	0		575170.09	0.040000	2749.91	20130201	0	0
77	1	0	0		920898.65	0.038750	4349.69	20130201	0	0
78	1	0	0		915119.61	0.037500	4244.45	20130201	0	0
79	1	0	0		734326.46	0.038750	3463.30	20130201	0	0
80	1	0	0		730024.37	0.043750	3654.77	20130201	0	0
81	1	0	0		676984.95	0.038750	3197.61	20130201	0	0
82	1	0	0		723808.29	0.032500	3155.25	20130201	0	0
83	1	0	0		597675.45	0.037500	2772.10	20130201	0	0
84	1	0	0		638111.25	0.038750	3009.52	20130201	0	0
85	1	0	0		915023.74	0.043750	4587.18	20130201	0	0
86	1	0	0		584079.33	0.035000	2626.91	20130201	0	0
87	1	0	0		611137.69	0.041250	2966.06	20130201	0	0
88	1	0	0		619167.33	0.038750	2920.17	20130201	0	0
89	1	0	0		807282.27	0.037500	3744.29	20130201	0	0
90	1	0	0		652980.25	0.042500	3225.65	20130201	0	0
91	1	0	0		447263.61	0.032500	1949.72	20130201	0	0
92	1	0	0		748845.24	0.036250	3420.38	20130201	0	0
93	1	0	0		687008.71	0.040000	3284.62	20130201	0	0
94	1	0	0		718798.73	0.038750	3395.11	20130201	0	0
95	1	0	0		874275.95	0.041250	4255.22	20130201	0	0
96	1	0	0		599076.19	0.036250	2736.31	20130201	0	0
97	1	0	0		662999.91	0.037500	3075.09	20130201	0	0
98	1	0	0		1462486.62	0.038750	6907.78	20130201	0	0
99	1	0	0		600283.45	0.037500	2788.42	20130201	0	0
100	1	0	0		1494794.61	0.038750	7039.45	20130201	0	0
101	1	0	0		559193.14	0.040000	2673.53	20130201	0	0
102	1	0	0		765927.21	0.043750	3834.51	20130201	0	0
103	1	0	0		449337.06	0.038750	2116.07	20130201	0	0
104	1	0	0		597620.77	0.045000	3040.11	20130201	0	0
105	1	0	0		459307.17	0.037500	2130.33	20130201	0	0
106	1	0	0		476780.81	0.037500	2211.38	20130201	0	0
107	1	0	0		660026.21	0.038750	3108.27	20130201	0	0
108	1	0	0		1178299.83	0.040000	5633.50	20130201	0	0
109	1	0	0		511176.47	0.033750	2263.53	20130201	0	0
110	1	0	0		540802.12	0.038750	2546.80	20130201	0	0
111	1	0	0		491109.20	0.037500	2277.83	20130201	0	0
112	1	0	0		767572.85	0.035000	3457.64	20130201	0	0
113	1	0	0		741206.44	0.038750	3490.57	20130201	0	0
114	1	0	0		998493.84	0.037500	4631.16	20130201	0	0
115	1	0	0		663105.58	0.043750	3315.25	20130201	0	0
116	1	0	0		671843.79	0.043750	3358.94	20130201	0	0
117	1	0	0		858704.71	0.037500	3982.79	20130201	0	0
118	1	0	0		518634.82	0.038750	2442.41	20130201	0	0
119	1	0	0		834418.68	0.036250	3817.15	20130201	0	0
120	1	0	0		678199.40	0.038750	3193.85	20130201	0	0
121	1	0	0		607104.29	0.038750	2859.04	20130201	0	0
122	1	0	0		583120.40	0.037500	2704.60	20130201	0	0
123	1	0	0		520000.00	0.036250	2371.47	20130201	0	0
124	1	0	0		490000.00	0.033750	2166.27	20130201	0	0
125	1	0	0		603148.97	0.041250	2927.28	20130201	0	0
126	1	0	0		698824.29	0.031250	2998.63	20130201	0	0
127	1	0	0		646267.50	0.038750	3043.37	20130201	0	0
128	1	0	0		606775.99	0.040000	2910.32	20130201	0	0
129	1	0	0		470607.05	0.038750	2219.52	20130201	0	0
130	1	0	0		613766.51	0.038750	2899.01	20130201	0	0
131	1	0	0		599154.60	0.041250	2907.90	20130201	0	0
132	1	0	0		609101.34	0.038750	2868.45	20130201	0	0
133	1	0	0		1342762.53	0.040000	6419.80	20130201	0	0
134	1	0	0		992582.96	0.038750	4702.37	20130201	0	0
135	1	0	0		684148.51	0.043750	3425.10	20130201	0	0
136	1	0	0		977233.61	0.041250	4749.57	20130201	0	0
137	1	0	0		782780.95	0.041250	3806.92	20130201	0	0
138	1	0	0		776178.17	0.042500	3837.13	20130201	0	0
139	1	0	0		723908.04	0.037500	3357.59	20130201	0	0
140	1	0	0		901228.38	0.041250	4373.96	20130201	0	0
141	1	0	0		1364814.54	0.038750	6442.25	20130201	0	0
142	1	0	0		994957.72	0.037500	4631.16	20130201	0	0
143	1	0	0		658218.69	0.043750	3295.28	20130201	0	0
144	1	0	0		643051.25	0.038750	3028.33	20130201	0	0
145	1	0	0		724001.15	0.042500	3566.56	20130201	0	0
146	1	0	0		768890.57	0.040000	3676.10	20130201	0	0
147	1	0	0		705935.15	0.037500	3274.23	20130201	0	0
148	1	0	0		733892.98	0.037500	3403.90	20130201	0	0
149	1	0	0		662184.90	0.037500	3080.64	20130201	0	0
150	1	0	0		996847.85	0.035000	4490.45	20130201	0	0
151	1	0	0		754516.72	0.037500	3504.86	20130201	0	0
152	1	0	0		948504.91	0.035000	4265.92	20130201	0	0
153	1	0	0		689912.52	0.035000	3102.90	20130201	0	0
154	1	0	0		665894.36	0.035000	2999.62	20130201	0	0
155	1	0	0		919581.96	0.036250	4200.23	20130201	0	0
156	1	0	0		690785.66	0.037500	3213.70	20130201	0	0
157	1	0	0		677050.90	0.040000	3246.42	20130201	0	0
158	1	0	0		950568.58	0.033750	4209.20	20130201	0	0
159	1	0	0		702416.84	0.036250	3208.32	20130201	0	0
160	1	0	0		676002.64	0.038750	3183.51	20130201	0	0
161	1	0	0		666444.61	0.035000	3002.10	20130201	0	0
162	1	0	0		715572.08	0.035000	3218.30	20130201	0	0
163	1	0	0		717967.55	0.041250	3489.48	20130201	0	0
164	1	0	0		834450.96	0.037500	3876.28	20130201	0	0
165	1	0	0		633956.23	0.032500	2763.56	20130201	0	0
166	1	0	0		719000.00	0.035000	3228.63	20130201	0	0
167	1	0	0		644028.53	0.037500	2987.10	20130201	0	0
168	1	0	0		718939.29	0.038750	3385.71	20130201	0	0
169	1	0	0		948569.15	0.037500	4399.60	20130201	0	0
170	1	0	0		698945.69	0.037500	3241.81	20130201	0	0
171	1	0	0		994532.69	0.038750	4683.56	20130201	0	0
172	1	0	0		1193160.09	0.036250	5449.81	20130201	0	0
173	1	0	0		829804.74	0.039000	3925.46	20130201	0	0
174	1	0	0		616279.47	0.038500	3738.16	20130201	0	0
175	1	0	0		852443.08	0.038000	3983.94	20130201	0	0
176	1	120	0		2000000.00	0.036000	6000.00	20130201	0	0
177	1	0	0		850171.11	0.037000	5046.98	20130201	0	0
178	1	120	0		860000.00	0.037500	2687.50	20130201	0	0
179	1	0	0		702873.00	0.037500	3264.96	20130201	0	0
180	1	0	0		678975.81	0.037500	3149.19	20130201	0	0
181	1	0	0		585758.51	0.038500	2754.25	20130201	0	0
182	1	0	0		1031877.38	0.037500	4793.25	20130201	0	0
183	1	120	0		800000.00	0.039000	2600.00	20130201	0	0
184	1	0	0		1691357.24	0.035500	7654.18	20130201	0	0
185	1	0	0		1932953.16	0.035000	8693.51	20130201	0	0
186	1	0	0		917125.21	0.035500	4156.93	20130201	0	0
187	1	0	0		930533.23	0.035000	4185.10	20130201	0	0
188	1	0	0		676684.08	0.037000	3124.17	20130201	0	0
189	1	0	0		924607.34	0.035500	4197.45	20130201	0	0
190	1	0	0		988441.95	0.035000	4445.54	20130201	0	0
191	1	0	0		1400532.48	0.034500	6269.93	20130201	0	0
192	1	0	0		738885.44	0.037500	3427.06	20130201	0	0
193	1	0	0		708940.03	0.038000	3308.30	20130201	0	0
194	1	0	0		996875.23	0.035500	4518.40	20130201	0	0
195	1	0	0		1312137.04	0.035500	5947.35	20130201	0	0
196	1	0	0		1096532.61	0.035000	4939.49	20130201	0	0
197	1	0	0		807911.64	0.036500	3707.25	20130201	0	0
198	1	0	0		1236091.32	0.035000	5568.15	20130201	0	0
199	1	0	0		977043.31	0.037500	4538.53	20130201	0	0
200	1	120	0		1792500.00	0.037000	5526.88	20130201	0	0
201	1	0	0		920986.82	0.035000	4149.17	20130201	0	0
202	1	120	0		1560000.00	0.036500	4745.00	20130201	0	0
203	1	0	0		998439.92	0.035500	4518.40	20130201	0	0
204	1	120	0		1125000.00	0.039000	3656.25	20130201	0	0
205	1	0	0		723138.42	0.046500	3738.37	20130201	0	0
206	1	0	0		957052.28	0.036500	4391.61	20130201	0	0
207	1	0	0		798826.65	0.039000	3773.35	20130201	0	0
208	1	0	0		790742.63	0.034500	3534.37	20130201	0	0
209	1	0	0		911624.88	0.037500	4228.25	20130201	0	0
210	1	0	0		1289846.73	0.037500	5991.56	20130201	0	0
211	1	0	0		1146375.02	0.035000	5164.01	20130201	0	0
212	1	0	0		873682.11	0.037500	4052.26	20130201	0	0
213	1	0	0		454599.83	0.036500	2086.02	20130201	0	0
214	1	0	0		947570.66	0.037500	4394.97	20130201	0	0
215	1	0	0		788810.13	0.037500	3658.61	20130201	0	0
216	1	0	0		624525.17	0.035000	2813.26	20130201	0	0
217	1	0	0		996847.85	0.035000	4490.45	20130201	0	0
218	1	0	0		364478.77	0.040500	1753.10	20130201	0	0
219	1	0	0		371468.77	0.040500	1786.72	20130201	0	0
220	1	0	0		902626.37	0.037000	4160.96	20130201	0	0
221	1	0	0		1211068.94	0.033500	5354.67	20130201	0	0
222	1	0	0		478539.03	0.037000	2209.36	20130201	0	0
223	1	120	0		900000.00	0.039000	2925.00	20130201	0	0
224	1	0	0		1158706.09	0.033000	5091.23	20130201	0	0
225	1	120	0		1000000.00	0.037000	3083.33	20130201	0	0
226	1	0	0		715125.25	0.037500	3316.85	20130201	0	0
227	1	0	0		1134227.76	0.035500	5132.91	20130201	0	0
228	1	0	0		996847.85	0.035000	4490.45	20130201	0	0
229	1	120	0		1868000.00	0.036000	5604.00	20130201	0	0
230	1	0	0		1347966.68	0.037500	6252.06	20130201	0	0
231	1	0	0		524209.27	0.037500	2431.36	20130201	0	0
232	1	0	0		710000.00	0.037500	3288.12	20130201	0	0
233	1	0	0		1093321.44	0.036500	5009.18	20130201	0	0
234	1	0	0		1901003.51	0.035000	8549.81	20130201	0	0
235	1	0	0		1298041.99	0.037500	6020.50	20130201	0	0
236	1	0	0		519202.88	0.036500	2378.79	20130201	0	0
237	1	0	0		998453.54	0.036000	4546.45	20130201	0	0
238	1	0	0		798773.65	0.036500	3659.68	20130201	0	0
239	1	120	0		1200000.00	0.038000	3800.00	20130201	0	0
240	1	0	0		1510348.15	0.036500	6930.51	20130201	0	0
241	1	0	0		1058360.75	0.036000	4819.24	20130201	0	0
242	1	0	0		698945.69	0.037500	3241.81	20130201	0	0
243	1	0	0		950540.65	0.036500	4355.02	20130201	0	0
244	1	0	0		2000000.00	0.035500	9036.81	20130201	0	0
245	1	0	0		750000.00	0.034000	4311.26	20130201	0	0
246	1	0	0		838700.97	0.036000	3819.02	20130201	0	0
247	1	0	0		569133.88	0.037000	2623.61	20130201	0	0
248	1	0	0		843693.24	0.036000	3841.75	20130201	0	0
249	1	0	0		970456.86	0.034500	4337.63	20130201	0	0
250	1	120	0		1032500.00	0.037500	3226.56	20130201	0	0
251	1	0	0		1817110.59	0.034500	8121.90	20130201	0	0
252	1	0	0		1177144.51	0.035000	5294.24	20130201	0	0
253	1	0	0		998398.51	0.034000	4434.81	20130201	0	0
254	1	0	0		958502.33	0.035500	4337.67	20130201	0	0
255	1	0	0		738865.62	0.036500	3385.20	20130201	0	0
256	1	0	0		825000.00	0.034000	3658.72	20130201	0	0
257	1	0	0		706704.24	0.040000	3383.68	20130201	0	0
258	1	0	0		763472.68	0.036250	3487.20	20130201	0	0
259	1	0	0		578165.77	0.040000	2764.23	20130201	0	0
260	1	0	0		1076446.79	0.040000	5146.54	20130201	0	0
261	1	0	0		1992962.84	0.037500	9262.31	20130201	0	0
262	1	0	0		997623.65	0.042500	4914.48	20130201	0	0
263	1	0	0		649042.42	0.038750	3056.54	20130201	0	0
264	1	0	0		1188246.89	0.038750	5595.82	20130201	0	0
265	1	0	0		524026.87	0.038750	2467.80	20130201	0	0
266	1	0	0		649997.67	0.036250	2968.89	20130201	0	0
267	1	0	0		458593.41	0.037500	2130.33	20130201	0	0
268	1	0	0		673983.35	0.037500	3126.03	20130201	0	0
269	1	0	0		957103.66	0.037500	4445.91	20130201	0	0
270	1	0	0		498264.87	0.038750	2346.48	20130201	0	0
271	1	0	0		544925.28	0.043750	2728.09	20130201	0	0
272	1	0	0		703538.77	0.037500	3263.11	20130201	0	0
273	1	0	0		705887.33	0.035000	3174.75	20130201	0	0
274	1	0	0		933911.55	0.042500	4600.62	20130201	0	0
275	1	0	0		1040461.97	0.038750	4909.28	20130201	0	0
276	1	0	0		708999.61	0.041250	3441.01	20130201	0	0
277	1	0	0		798768.26	0.036250	3648.41	20130201	0	0
278	1	0	0		722730.24	0.041250	3507.65	20130201	0	0
279	1	0	0		1743427.79	0.038750	8210.34	20130201	0	0
280	1	0	0		544197.11	0.038750	2562.79	20130201	0	0
281	1	0	0		606563.17	0.042500	2988.04	20130201	0	0
282	1	0	0		511169.77	0.042500	2518.12	20130201	0	0
283	1	0	0		577010.22	0.036250	2635.52	20130201	0	0
284	1	0	0		928629.92	0.038750	4373.20	20130201	0	0
285	1	0	0		967572.46	0.038750	4556.60	20130201	0	0
286	1	0	0		1373830.70	0.038750	6501.03	20130201	0	0
287	1	0	0		672507.79	0.038750	3167.05	20130201	0	0
288	1	0	0		517286.33	0.042500	2548.25	20130201	0	0
289	1	0	0		549189.74	0.038750	2586.30	20130201	0	0
290	1	0	0		886662.53	0.037500	4112.47	20130201	0	0
291	1	0	0		898674.12	0.038750	4232.13	20130201	0	0
292	1	0	0		678998.22	0.038750	3197.61	20130201	0	0
293	1	0	0		713886.96	0.038750	3366.90	20130201	0	0
294	1	0	0		711019.06	0.042500	3502.61	20130201	0	0
295	1	0	0		823888.71	0.043750	4119.10	20130201	0	0
296	1	0	0		494254.46	0.037500	2292.42	20130201	0	0
297	1	0	0		988508.91	0.037500	4584.84	20130201	0	0
298	1	0	0		795851.67	0.040000	3805.00	20130201	0	0
299	1	0	0		578147.02	0.038750	2722.67	20130201	0	0
300	1	0	0		992253.26	0.037500	4602.21	20130201	0	0
301	1	0	0		683990.86	0.038750	3221.12	20130201	0	0
302	1	0	0		648081.75	0.038750	3056.54	20130201	0	0
303	1	0	0		675563.54	0.037500	3149.19	20130201	0	0
304	1	0	0		761682.28	0.040000	3652.23	20130201	0	0
305	1	0	0		699928.30	0.038750	3301.06	20130201	0	0
306	1	0	0		719821.72	0.037500	3343.69	20130201	0	0
307	1	0	0		647523.26	0.037500	3003.30	20130201	0	0
308	1	0	0		661000.16	0.037500	3065.83	20130201	0	0
309	1	0	0		620662.89	0.038750	2927.23	20130201	0	0
310	1	0	0		748870.38	0.037500	3473.37	20130201	0	0
311	1	0	0		995966.88	0.040000	4768.66	20130201	0	0
312	1	0	0		961181.84	0.046250	4961.45	20130201	0	0
313	1	0	0		1074921.27	0.041250	5231.79	20130201	0	0
314	1	0	0		979013.15	0.043750	4907.97	20130201	0	0
315	1	0	0		680175.19	0.042500	3364.87	20130201	0	0
316	1	0	0		822565.28	0.038750	3879.46	20130201	0	0
317	1	0	0		959284.44	0.041250	4662.33	20130201	0	0
318	1	0	0		539596.84	0.038750	2548.68	20130201	0	0
319	1	0	0		967261.86	0.041250	4701.10	20130201	0	0
320	1	0	0		693047.90	0.041250	3373.16	20130201	0	0
321	1	0	0		1214820.27	0.041250	5912.73	20130201	0	0
322	1	0	0		1135585.36	0.041250	5519.19	20130201	0	0
323	1	0	0		815028.29	0.041250	3966.86	20130201	0	0
324	1	0	0		724761.11	0.038750	3423.33	20130201	0	0
325	1	0	0		726314.02	0.038750	3431.56	20130201	0	0
326	1	0	0		701987.10	0.040000	3356.23	20130201	0	0
327	1	0	0		658052.24	0.038750	3103.56	20130201	0	0
328	1	0	0		763739.40	0.038750	3602.02	20130201	0	0
329	1	0	0		945787.81	0.038750	4467.25	20130201	0	0
330	1	0	0		1148343.05	0.040000	5490.28	20130201	0	0
331	1	0	0		1090036.79	0.037500	5071.12	20130201	0	0
332	1	0	0		1493494.68	0.040000	7161.23	20130201	0	0
333	1	0	0		946380.43	0.042500	4668.51	20130201	0	0
334	1	0	0		647066.35	0.040000	3093.65	20130201	0	0
335	1	0	0		913591.19	0.036250	4172.87	20130201	0	0
336	1	0	0		716877.44	0.040000	3437.39	20130201	0	0
337	1	0	0		612136.29	0.041250	2970.90	20130201	0	0
338	1	0	0		791604.48	0.037500	3677.14	20130201	0	0
339	1	0	0		689005.83	0.040000	3294.17	20130201	0	0
340	1	0	0		973531.50	0.037500	4515.38	20130201	0	0
341	1	0	0		987443.35	0.038750	4655.35	20130201	0	0
342	1	0	0		977556.66	0.038750	4603.62	20130201	0	0
343	1	0	0		797690.85	0.040000	3819.32	20130201	0	0
344	1	0	0		798847.35	0.040000	3819.32	20130201	0	0
345	1	0	0		1221883.33	0.038750	5762.76	20130201	0	0
346	1	0	0		963609.61	0.040000	4607.06	20130201	0	0
347	1	0	0		835634.48	0.041250	4061.36	20130201	0	0
348	1	0	0		617818.06	0.037500	2865.53	20130201	0	0
349	1	0	0		815489.33	0.040000	3898.89	20130201	0	0
350	1	0	0		988541.53	0.038750	4655.35	20130201	0	0
351	1	0	0		773033.94	0.037500	3585.44	20130201	0	0
352	1	0	0		1244773.76	0.041250	6058.12	20130201	0	0
353	1	0	0		925966.70	0.040000	4439.96	20130201	0	0
354	1	0	0		1291957.30	0.036250	5928.67	20130201	0	0
355	1	0	0		799360.32	0.037500	3718.82	20130201	0	0
356	1	0	0		917944.35	0.040000	4394.61	20130201	0	0
357	1	0	0		950265.00	0.038750	4490.76	20130201	0	0
358	1	0	0		746747.35	0.040000	3580.61	20130201	0	0
359	1	0	0		1032575.42	0.042500	5086.66	20130201	0	0
360	1	0	0		747786.63	0.038750	3526.78	20130201	0	0
361	1	0	0		692727.00	0.038750	3262.27	20130201	0	0
362	1	0	0		923637.29	0.038750	4349.69	20130201	0	0
363	1	0	0		557386.48	0.040000	2668.75	20130201	0	0
364	1	0	0		608811.18	0.036250	2780.77	20130201	0	0
365	1	0	0		641033.05	0.037500	2973.20	20130201	0	0
366	1	0	0		650200.26	0.042500	3207.45	20130201	0	0
367	1	0	0		687895.80	0.041250	3344.08	20130201	0	0
368	1	0	0		842560.96	0.040000	4034.16	20130201	0	0
369	1	0	0		901390.65	0.040000	4315.83	20130201	0	0
370	1	0	0		817736.51	0.042500	4033.91	20130201	0	0
371	1	0	0		891419.53	0.040000	4268.09	20130201	0	0
372	1	0	0		599154.60	0.041250	2907.90	20130201	0	0
373	1	0	0		997048.84	0.038750	4702.37	20130201	0	0
374	1	0	0		998526.80	0.038750	4702.37	20130201	0	0
375	1	0	0		1197658.15	0.036250	5470.36	20130201	0	0
376	1	0	0		798821.43	0.038750	3761.90	20130201	0	0
377	1	0	0		559175.00	0.038750	2633.33	20130201	0	0
378	1	0	0		698922.22	0.036250	3192.36	20130201	0	0
379	1	0	0		595020.34	0.032500	2593.83	20130201	0	0
380	1	0	0		647045.36	0.038750	3047.14	20130201	0	0
381	1	0	0		998493.84	0.037500	4631.16	20130201	0	0
382	1	0	0		941080.45	0.037500	4364.86	20130201	0	0
383	1	0	0		549134.42	0.035000	2469.75	20130201	0	0
384	1	0	0		648081.75	0.038750	3056.54	20130201	0	0
385	1	0	0		639077.87	0.040000	3055.46	20130201	0	0
386	1	0	0		785674.47	0.038750	3705.47	20130201	0	0
387	1	0	0		461818.64	0.038750	2174.85	20130201	0	0
388	1	0	0		697888.09	0.037500	3241.81	20130201	0	0
389	1	0	0		1495421.04	0.037500	6946.73	20130201	0	0
390	1	0	0		398201.49	0.038750	2351.19	20130201	0	0
391	1	0	0		634144.64	0.043750	3170.46	20130201	0	0
392	1	0	0		704982.78	0.040000	3370.55	20130201	0	0
393	1	0	0		537449.37	0.040000	2578.04	20130201	0	0
394	1	0	0		493288.24	0.040000	2358.43	20130201	0	0
395	1	0	0		948504.91	0.035000	4265.92	20130201	0	0
396	1	0	0		665530.10	0.038750	3138.83	20130201	0	0
397	1	0	0		527204.75	0.037500	2445.25	20130201	0	0
398	1	0	0		621063.17	0.037500	2880.58	20130201	0	0
399	1	0	0		841758.09	0.038750	3964.10	20130201	0	0
400	1	0	0		622082.19	0.038750	2929.58	20130201	0	0
401	1	0	0		591147.03	0.040000	2826.30	20130201	0	0
402	1	0	0		882668.56	0.037500	4093.94	20130201	0	0
403	1	0	0		523245.01	0.040000	2501.66	20130201	0	0
404	1	0	0		800000.00	0.040000	3819.32	20130201	0	0
405	1	0	0		981583.68	0.040000	4692.99	20130201	0	0
406	1	0	0		648999.21	0.036250	2964.33	20130201	0	0
407	1	0	0		493272.24	0.038750	2322.97	20130201	0	0
408	1	0	0		1382868.79	0.037500	6553.09	20130201	0	0
409	1	0	0		996562.07	0.040000	4764.60	20130201	0	0
410	1	0	0		590092.90	0.033750	2617.21	20130201	0	0
411	1	0	0		798795.08	0.037500	3704.92	20130201	0	0
412	1	0	0		703582.46	0.038750	3318.30	20130201	0	0
413	1	0	0		834768.40	0.038750	3931.18	20130201	0	0
414	1	0	0		707932.14	0.037500	3283.49	20130201	0	0
415	1	0	0		491275.18	0.038750	2313.57	20130201	0	0
416	1	0	0		984481.87	0.036250	4496.67	20130201	0	0
417	1	0	0		698991.42	0.040000	3341.91	20130201	0	0
418	1	0	0		703914.53	0.036250	3215.16	20130201	0	0
419	1	0	0		833243.11	0.037500	3864.70	20130201	0	0
420	1	0	0		628173.21	0.038750	2958.26	20130201	0	0
421	1	0	0		611649.07	0.037500	2841.21	20130201	0	0
422	1	0	0		599116.08	0.038750	2821.42	20130201	0	0
423	1	0	0		578964.62	0.040000	2768.05	20130201	0	0
424	1	0	0		604089.79	0.035000	2721.21	20130201	0	0
425	1	0	0		875515.55	0.040000	4191.95	20130201	0	0
426	1	0	0		488585.65	0.040000	2339.33	20130201	0	0
427	1	0	0		818818.52	0.040000	3914.81	20130201	0	0
428	1	0	0		721934.88	0.038750	3399.81	20130201	0	0
429	1	0	0		632884.79	0.037500	2939.86	20130201	0	0
430	1	0	0		728876.04	0.036250	3329.17	20130201	0	0
431	1	0	0		943512.78	0.035000	4243.47	20130201	0	0
432	1	0	0		773858.26	0.038750	3644.34	20130201	0	0
433	1	0	0		968506.51	0.036250	4423.70	20130201	0	0
434	1	0	0		550405.82	0.040000	2631.51	20130201	0	0
435	1	0	0		509265.18	0.040000	2434.82	20130201	0	0
436	1	0	0		708954.03	0.038750	3338.68	20130201	0	0
437	1	0	0		736936.68	0.040000	3523.32	20130201	0	0
438	1	0	0		718962.61	0.040000	3437.39	20130201	0	0
439	1	0	0		733917.20	0.038750	3456.24	20130201	0	0
440	1	0	0		894680.01	0.038750	4213.32	20130201	0	0
441	1	0	0		782870.39	0.040000	3742.94	20130201	0	0
442	1	0	0		792830.28	0.038750	3733.68	20130201	0	0
443	1	0	0		448729.74	0.041250	2180.92	20130201	0	0
444	1	0	0		773161.85	0.040000	3701.88	20130201	0	0
445	1	0	0		822510.96	0.037500	3820.70	20130201	0	0
446	1	0	0		798821.43	0.038750	3761.90	20130201	0	0
447	1	0	0		599096.31	0.037500	2778.69	20130201	0	0
448	1	0	0		711402.97	0.036250	3249.37	20130201	0	0
449	1	0	0		770000.00	0.038750	3620.83	20130201	0	0
450	1	0	0		598306.29	0.041250	2907.90	20130201	0	0
451	1	0	0		598317.26	0.038750	2817.66	20130201	0	0
452	1	0	0		509691.37	0.038750	2403.85	20130201	0	0
453	1	0	0		657779.52	0.038750	3097.69	20130201	0	0
454	1	0	0		730921.61	0.038750	3442.14	20130201	0	0
455	1	0	0		572697.28	0.035000	2575.72	20130201	0	0
456	1	0	0		607023.94	0.036250	2772.61	20130201	0	0
457	1	0	0		783618.90	0.042500	3860.25	20130201	0	0
458	1	0	0		595082.35	0.036250	2718.07	20130201	0	0
459	1	0	0		698446.45	0.037500	3239.49	20130201	0	0
460	1	0	0		723883.73	0.036250	3306.37	20130201	0	0
461	1	0	0		960000.00	0.036250	4378.09	20130201	0	0
462	1	0	0		823757.43	0.037500	3820.70	20130201	0	0
463	1	0	0		1098343.23	0.037500	5094.27	20130201	0	0
464	1	0	0		1117867.18	0.037500	5192.68	20130201	0	0
465	1	0	0		598057.30	0.035000	2689.78	20130201	0	0
466	1	0	0		748819.66	0.035000	3367.84	20130201	0	0
467	1	0	0		2411199.32	0.035000	10844.43	20130201	0	0
468	1	0	0		761032.19	0.038750	3583.94	20130201	0	0
469	1	0	0		1188207.67	0.037500	5511.08	20130201	0	0
470	1	0	0		642159.35	0.037500	2978.43	20130201	0	0
471	1	0	0		708930.63	0.037500	3288.12	20130201	0	0
472	1	0	0		997495.36	0.037500	4626.52	20130201	0	0
473	1	0	0		738214.95	0.038750	3481.64	20130201	0	0
474	1	0	0		1121679.93	0.038750	5290.17	20130201	0	0
475	1	0	0		1271237.26	0.038750	5995.52	20130201	0	0
476	1	0	0		697934.19	0.038750	3291.66	20130201	0	0
477	1	0	0		689513.42	0.037500	3202.91	20130201	0	0
478	1	0	0		698945.69	0.037500	3241.81	20130201	0	0
479	1	0	0		898614.28	0.036250	4104.46	20130201	0	0
480	1	0	0		844753.67	0.038750	3978.21	20130201	0	0
481	1	0	0		706956.96	0.038750	3329.28	20130201	0	0
482	1	0	0		785124.09	0.037500	3647.04	20130201	0	0
483	1	0	0		697934.19	0.038750	3291.66	20130201	0	0
484	1	0	0		787637.93	0.038750	3709.23	20130201	0	0
485	1	0	0		1188207.67	0.037500	5511.08	20130201	0	0
486	1	0	0		753668.48	0.036250	3447.75	20130201	0	0
487	1	0	0		883637.39	0.036250	4036.05	20130201	0	0
488	1	0	0		714873.17	0.035000	3215.16	20130201	0	0
489	1	0	0		562304.22	0.042500	2770.02	20130201	0	0
490	1	0	0		603070.03	0.036250	2754.55	20130201	0	0
491	1	0	0		647066.35	0.040000	3093.65	20130201	0	0
492	1	0	0		946939.63	0.033750	4199.91	20130201	0	0
493	1	0	0		794801.10	0.037500	3686.40	20130201	0	0
494	1	0	0		993468.02	0.036250	4537.71	20130201	0	0
495	1	0	0		634064.51	0.038750	2986.01	20130201	0	0
496	1	0	0		748845.25	0.036250	3420.38	20130201	0	0
497	1	0	0		707857.92	0.037500	3288.12	20130201	0	0
498	1	0	0		687962.26	0.037500	3190.87	20130201	0	0
499	1	0	0		746873.40	0.037500	3464.10	20130201	0	0
500	1	0	0		768865.63	0.038750	3620.83	20130201	0	0
501	1	0	0		909308.54	0.038750	4288.56	20130201	0	0
502	1	0	0		1737320.96	0.036250	7935.29	20130201	0	0
503	1	0	0		838734.83	0.037500	3890.17	20130201	0	0
504	1	0	0		678998.22	0.038750	3197.61	20130201	0	0
505	1	0	0		591887.28	0.036250	2703.47	20130201	0	0
506	1	0	0		695740.68	0.038750	3281.31	20130201	0	0
507	1	0	0		998493.84	0.037500	4631.16	20130201	0	0
508	1	0	0		946104.14	0.038750	4455.50	20130201	0	0
509	1	0	0		556179.43	0.038750	2619.22	20130201	0	0
510	1	0	0		570158.80	0.038750	2685.05	20130201	0	0
511	1	0	0		499263.39	0.038750	2351.19	20130201	0	0
512	1	0	0		508266.62	0.040000	2430.04	20130201	0	0
513	1	0	0		855737.47	0.038750	4029.93	20130201	0	0
514	1	0	0		535210.36	0.038750	2520.47	20130201	0	0
515	1	0	0		596611.77	0.038750	2809.63	20130201	0	0
516	1	0	0		681981.41	0.038750	3216.42	20130201	0	0
517	1	0	0		634930.90	0.042500	3136.12	20130201	0	0
518	1	0	0		1176593.49	0.040000	5633.50	20130201	0	0
519	1	0	0		1996920.64	0.036250	9121.03	20130201	0	0
520	1	0	0		676849.55	0.036250	3101.15	20130201	0	0
521	1	0	0		722714.70	0.035000	3255.57	20130201	0	0
522	1	0	0		628140.78	0.038750	2962.49	20130201	0	0
523	1	0	0		615175.50	0.038750	3070.65	20130201	0	0
524	1	0	0		674691.87	0.038750	3188.21	20130201	0	0
525	1	0	0		1043460.50	0.038750	4913.98	20130201	0	0
526	1	0	0		675045.89	0.040000	3232.10	20130201	0	0
527	1	0	0		898674.12	0.038750	4232.13	20130201	0	0
528	1	0	0		694974.65	0.038750	3272.85	20130201	0	0
529	1	0	0		705747.00	0.040000	3379.10	20130201	0	0
530	1	0	0		868660.48	0.036250	3967.65	20130201	0	0
531	1	0	0		711892.88	0.038750	3357.49	20130201	0	0
532	1	0	0		959232.63	0.038750	4530.97	20130201	0	0
533	1	0	0		715920.09	0.037500	3320.54	20130201	0	0
534	1	0	0		973595.20	0.040000	4654.80	20130201	0	0
535	1	0	0		697970.23	0.038750	3286.96	20130201	0	0
536	1	0	0		746889.11	0.042500	3689.55	20130201	0	0
537	1	0	0		576667.93	0.040000	2757.07	20130201	0	0
538	1	0	0		956883.11	0.041250	4659.91	20130201	0	0
539	1	0	0		780446.43	0.037500	3630.83	20130201	0	0
540	1	0	0		581241.09	0.037500	2699.96	20130201	0	0
541	1	0	0		575188.42	0.041250	2791.58	20130201	0	0
542	1	0	0		624636.77	0.036250	2853.06	20130201	0	0
543	1	0	0		729091.96	0.038750	3438.61	20130201	0	0
544	1	0	0		471042.81	0.036250	2154.84	20130201	0	0
545	1	0	0		972122.61	0.038750	4584.81	20130201	0	0
546	1	0	0		649623.18	0.038750	3063.81	20130201	0	0
547	1	0	0		995566.10	0.038750	4702.37	20130201	0	0
548	1	0	0		783966.27	0.045000	3977.48	20130201	0	0
549	1	0	0		677993.21	0.038750	3197.61	20130201	0	0
550	1	0	0		998394.00	0.037500	4630.69	20130201	0	0
551	1	0	0		981978.38	0.037500	4561.46	20130201	0	0
552	1	0	0		537207.41	0.038750	2529.88	20130201	0	0
553	1	0	0		778876.16	0.040000	3723.84	20130201	0	0
554	1	0	0		582302.06	0.036250	2659.69	20130201	0	0
555	1	0	0		805163.96	0.043750	4025.49	20130201	0	0
556	1	0	0		659027.69	0.038750	3103.56	20130201	0	0
557	1	0	0		582980.79	0.033750	2581.49	20130201	0	0
558	1	0	0		703218.55	0.038750	3316.58	20130201	0	0
559	1	0	0		574095.07	0.035000	2582.01	20130201	0	0
560	1	0	0		781392.15	0.038750	3679.82	20130201	0	0
561	1	0	0		765844.78	0.037500	3552.10	20130201	0	0
562	1	0	0		954591.61	0.038750	4495.47	20130201	0	0
563	1	0	0		997623.65	0.042500	4914.48	20130201	0	0
564	1	0	0		679041.88	0.041250	3295.62	20130201	0	0
565	1	0	0		661024.74	0.038750	3112.97	20130201	0	0
566	1	0	0		765719.58	0.041250	3716.29	20130201	0	0
567	1	0	0		700965.82	0.038750	3301.06	20130201	0	0
568	1	0	0		710834.21	0.038750	3357.49	20130201	0	0
569	1	0	0		707932.14	0.037500	3283.49	20130201	0	0
570	1	0	0		639535.30	0.037500	2966.26	20130201	0	0
571	1	0	0		1298084.84	0.038750	6113.08	20130201	0	0
572	1	0	0		677948.42	0.037500	3149.19	20130201	0	0
573	1	0	0		943576.69	0.037500	4376.44	20130201	0	0
574	1	0	0		911654.97	0.038750	4293.26	20130201	0	0
575	1	0	0		709330.03	0.037500	3289.97	20130201	0	0
576	1	0	0		823643.93	0.032500	3590.45	20130201	0	0
577	1	0	0		1168237.80	0.037500	5418.45	20130201	0	0
578	1	0	0		551168.60	0.037500	2556.40	20130201	0	0
579	1	0	0		875351.07	0.037500	4066.15	20130201	0	0
580	1	0	0		738909.83	0.038750	3479.75	20130201	0	0
581	1	0	0		967475.01	0.035000	4351.24	20130201	0	0
582	1	0	0		599096.31	0.037500	2778.69	20130201	0	0
583	1	0	0		550490.52	0.042500	2711.82	20130201	0	0
584	1	0	0		627095.16	0.040000	2998.17	20130201	0	0
585	1	0	0		658052.24	0.038750	3103.56	20130201	0	0
586	1	0	0		1175726.50	0.037500	5453.19	20130201	0	0
587	1	0	0		842506.98	0.038750	3967.63	20130201	0	0
588	1	0	0		649021.00	0.037500	3010.25	20130201	0	0
589	1	0	0		733743.86	0.043750	3669.75	20130201	0	0
590	1	0	0		755859.84	0.037500	3505.79	20130201	0	0
591	1	0	0		997113.56	0.040000	4774.15	20130201	0	0
592	1	0	0		823701.63	0.035000	3704.62	20130201	0	0
593	1	0	0		948661.46	0.041250	4604.17	20130201	0	0
594	1	0	0		775600.45	0.042500	3832.21	20130201	0	0
595	1	0	0		523228.04	0.038750	2464.04	20130201	0	0
596	1	0	0		532500.00	0.038750	2504.01	20130201	0	0
597	1	0	0		698968.76	0.038750	3291.66	20130201	0	0
598	1	0	0		891684.43	0.038750	4199.22	20130201	0	0
599	1	0	0		700965.82	0.038750	3301.06	20130201	0	0
600	1	0	0		870000.00	0.038750	4091.06	20130201	0	0
601	1	0	0		1659940.29	0.036250	7581.85	20130201	0	0
602	1	0	0		692977.59	0.038750	3263.45	20130201	0	0
603	1	0	0		998526.80	0.038750	4702.37	20130201	0	0
604	1	0	0		838678.02	0.035000	3771.98	20130201	0	0
605	1	0	0		884000.00	0.036250	4031.49	20130201	0	0
606	1	0	0		592145.60	0.040000	2831.07	20130201	0	0
607	1	0	0		675842.88	0.038750	3182.75	20130201	0	0
608	1	0	0		562152.04	0.037500	2607.34	20130201	0	0
609	1	0	0		1817318.77	0.038750	8558.31	20130201	0	0
610	1	0	0		570239.84	0.037500	2644.85	20130201	0	0
611	1	0	0		962000.00	0.036250	4387.21	20130201	0	0
612	1	0	0		516000.00	0.036250	2353.22	20130201	0	0
613	1	0	0		1865809.00	0.035000	8391.52	20130201	0	0
614	1	0	0		1465000.00	0.041250	7100.12	20130201	0	0
615	1	0	0		875000.00	0.038750	4114.57	20130201	0	0
616	1	0	0		693000.07	0.040000	3313.26	20130201	0	0
617	1	0	0		900400.00	0.037500	4169.89	20130201	0	0
618	1	0	0		672308.09	0.038750	3166.11	20130201	0	0
619	1	0	0		811276.25	0.037500	3762.81	20130201	0	0
620	1	0	0		709952.55	0.038750	3343.39	20130201	0	0
621	1	0	0		539256.02	0.042500	2656.48	20130201	0	0
622	1	0	0		636539.83	0.037500	2952.36	20130201	0	0
623	1	0	0		566107.67	0.035000	2546.08	20130201	0	0
624	1	0	0		662999.91	0.037500	3075.09	20130201	0	0
625	1	0	0		648999.21	0.036250	2964.33	20130201	0	0
626	1	0	0		674005.59	0.038750	3174.10	20130201	0	0
627	1	0	0		930596.26	0.037500	4316.24	20130201	0	0
628	1	0	0		617818.06	0.037500	2865.53	20130201	0	0
629	1	0	0		778825.20	0.037500	3612.30	20130201	0	0
630	1	0	0		619086.61	0.038750	2915.47	20130201	0	0
631	1	0	0		706933.64	0.037500	3278.86	20130201	0	0
632	1	0	0		786786.74	0.036250	3593.68	20130201	0	0
633	1	0	0		535210.36	0.038750	2520.47	20130201	0	0
634	1	0	0		1068750.00	0.037500	4949.55	20130201	0	0
635	1	0	0		602386.53	0.031250	2584.82	20130201	0	0
636	1	0	0		835794.03	0.040000	3995.97	20130201	0	0
637	1	0	0		675957.63	0.036250	3087.47	20130201	0	0
638	1	0	0		700000.00	0.035000	3143.31	20130201	0	0
639	1	0	0		719960.00	0.035000	3232.94	20130201	0	0
640	1	0	0		572136.98	0.037500	2653.65	20130201	0	0
641	1	0	0		805035.66	0.037500	3733.87	20130201	0	0
642	1	0	0		527187.05	0.036250	2407.95	20130201	0	0
643	1	0	0		708954.03	0.038750	3338.68	20130201	0	0
644	1	0	0		510247.19	0.038750	2402.91	20130201	0	0
645	1	0	0		752000.00	0.038750	3536.18	20130201	0	0
646	1	0	0		862000.00	0.037500	3992.06	20130201	0	0
647	1	0	0		680000.00	0.037500	3149.19	20130201	0	0
648	1	0	0		1196595.02	0.037500	5549.98	20130201	0	0
649	1	0	0		787238.53	0.038750	3707.35	20130201	0	0
650	1	0	0		1272372.77	0.038750	5992.00	20130201	0	0
651	1	0	0		876000.00	0.038750	4119.28	20130201	0	0
652	1	0	0		493848.90	0.040000	2367.98	20130201	0	0
653	1	0	0		898340.99	0.038750	4236.84	20130201	0	0
654	1	0	0		890752.00	0.037500	4144.88	20130201	0	0
655	1	0	0		519233.94	0.038750	2445.23	20130201	0	0
656	1	0	0		648977.04	0.035000	2918.79	20130201	0	0
657	1	0	0		828804.12	0.040000	3962.55	20130201	0	0
658	1	0	0		458338.66	0.040000	2191.34	20130201	0	0
659	1	0	0		946367.85	0.040000	4537.78	20130201	0	0
660	1	0	0		877402.97	0.038750	4138.09	20130201	0	0
661	1	0	0		486765.75	0.037500	2257.69	20130201	0	0
662	1	0	0		1265049.23	0.036250	5778.17	20130201	0	0
663	1	0	0		788836.17	0.038750	3714.87	20130201	0	0
664	1	0	0		645173.63	0.041250	3135.68	20130201	0	0
665	1	0	0		988573.59	0.040000	4726.41	20130201	0	0
666	1	0	0		677278.38	0.037500	3141.31	20130201	0	0
667	1	0	0		810803.75	0.038750	3818.33	20130201	0	0
668	1	0	0		698945.69	0.037500	3241.81	20130201	0	0
669	1	0	0		455342.99	0.040000	2177.01	20130201	0	0
670	1	0	0		773858.26	0.038750	3644.34	20130201	0	0
671	1	0	0		691002.96	0.040000	3303.71	20130201	0	0
672	1	0	0		773858.26	0.038750	3644.34	20130201	0	0
673	1	0	0		1172500.00	0.036250	5347.20	20130201	0	0
674	1	0	0		823784.60	0.038750	3879.46	20130201	0	0
675	1	0	0		720437.08	0.038750	3392.76	20130201	0	0
676	1	0	0		503224.00	0.036250	2298.50	20130201	0	0
677	1	0	0		857461.99	0.038750	4044.04	20130201	0	0
678	1	0	0		823719.97	0.042500	4063.42	20130201	0	0
679	1	0	0		758880.37	0.038750	3573.80	20130201	0	0
680	1	0	0		507251.62	0.038750	2388.80	20130201	0	0
681	1	0	0		581500.00	0.038750	2734.43	20130201	0	0
682	1	0	0		573116.23	0.036250	2617.73	20130201	0	0
683	1	0	0		941011.66	0.038750	4431.51	20130201	0	0
684	1	0	0		719366.09	0.035000	3235.37	20130201	0	0
685	1	0	0		509281.42	0.041250	2471.71	20130201	0	0
686	1	0	0		934000.00	0.038750	4392.01	20130201	0	0
687	1	0	0		822786.08	0.038750	3874.75	20130201	0	0
688	1	0	0		545000.00	0.033750	2409.42	20130201	0	0
689	1	0	0		1119523.63	0.036250	5113.48	20130201	0	0
690	1	0	0		884095.62	0.038750	4163.48	20130201	0	0
691	1	0	0		738957.34	0.041250	3586.41	20130201	0	0
692	1	0	0		589929.63	0.038750	2778.16	20130201	0	0
693	1	0	0		632645.70	0.037500	2934.30	20130201	0	0
694	1	0	0		663963.46	0.037500	3079.56	20130201	0	0
695	1	0	0		925966.70	0.040000	4439.96	20130201	0	0
696	1	0	0		898703.26	0.040000	4296.74	20130201	0	0
697	1	0	0		627054.13	0.037500	2908.37	20130201	0	0
698	1	0	0		918583.50	0.036250	4195.67	20130201	0	0
699	1	0	0		645980.03	0.040000	3092.93	20130201	0	0
700	1	0	0		523261.69	0.041250	2539.56	20130201	0	0
701	1	0	0		611118.22	0.040000	2921.78	20130201	0	0
702	1	0	0		778850.90	0.038750	3667.85	20130201	0	0
703	1	0	0		476065.88	0.036250	2174.45	20130201	0	0
704	1	0	0		658052.24	0.038750	3103.56	20130201	0	0
705	1	0	0		891684.43	0.038750	4199.22	20130201	0	0
706	1	0	0		668968.42	0.036250	3055.54	20130201	0	0
707	1	0	0		818844.62	0.041250	3974.13	20130201	0	0
708	1	0	0		639077.87	0.040000	3055.46	20130201	0	0
709	1	0	0		958521.91	0.036250	4378.09	20130201	0	0
710	1	0	0		1000000.00	0.037500	4631.16	20130201	0	0
711	1	0	0		808752.86	0.036250	3694.02	20130201	0	0
712	1	0	0		632067.46	0.038750	2976.60	20130201	0	0
713	1	0	0		716965.49	0.040000	3427.84	20130201	0	0
714	1	0	0		891684.43	0.038750	4199.22	20130201	0	0
715	1	0	0		615092.51	0.038750	2896.66	20130201	0	0
716	1	0	0		511310.33	0.043750	2556.34	20130201	0	0
717	1	0	0		1472827.02	0.038750	6936.00	20130201	0	0
718	1	0	0		1877168.43	0.037500	8706.57	20130201	0	0
719	1	0	0		1810000.00	0.038750	8511.29	20130201	0	0
720	1	0	0		679041.88	0.041250	3295.62	20130201	0	0
721	1	0	0		628073.36	0.038750	2957.79	20130201	0	0
722	1	0	0		614113.90	0.040000	2936.10	20130201	0	0
723	1	0	0		878703.58	0.038750	4138.09	20130201	0	0
724	1	0	0		459307.17	0.037500	2130.33	20130201	0	0
725	1	0	0		838190.58	0.040000	4007.42	20130201	0	0
726	1	0	0		678998.22	0.038750	3197.61	20130201	0	0
727	1	0	0		671010.01	0.038750	3159.99	20130201	0	0
728	1	0	0		505504.19	0.038750	2380.58	20130201	0	0
729	1	0	0		722812.66	0.037500	3357.59	20130201	0	0
730	1	0	0		981957.43	0.040000	4701.59	20130201	0	0
731	1	0	0		452332.64	0.038750	2130.17	20130201	0	0
732	1	0	0		918614.34	0.037500	4260.66	20130201	0	0
733	1	0	0		708906.83	0.036250	3237.96	20130201	0	0
734	1	0	0		574133.97	0.037500	2662.91	20130201	0	0
735	1	0	0		858704.71	0.037500	3982.79	20130201	0	0
736	1	0	0		615112.45	0.040000	2940.88	20130201	0	0
737	1	0	0		569160.28	0.038750	2680.35	20130201	0	0
738	1	0	0		793828.81	0.038750	3738.38	20130201	0	0
739	1	0	0		1200108.31	0.035000	5397.52	20130201	0	0
740	1	0	0		948569.15	0.037500	4399.60	20130201	0	0
741	1	0	0		867000.00	0.038750	4076.96	20130201	0	0
742	1	0	0		1383405.26	0.038750	6524.54	20130201	0	0
743	1	0	0		902818.00	0.038750	4251.65	20130201	0	0
744	1	0	0		626427.05	0.043750	3131.88	20130201	0	0
745	1	0	0		773908.02	0.041250	3756.04	20130201	0	0
746	1	0	0		609101.34	0.038750	2868.45	20130201	0	0

	42	43	44	45	46	47	48	49	50	51	52
	Gross Margin	ARM Round Flag	ARM Round Factor	Initial Fixed Rate Period	Initial Interest Rate Cap (Change Up)	Initial Interest Rate Cap (Change Down)	Subsequent Interest Rate Reset Period	Subsequent Interest Rate Cap (Change Down)	Subsequent Interest Rate Cap (Change Up)	Lifetime Maximum Rate (Ceiling)	Lifetime Minimum Rate (Floor)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716
717
718
719
720
721
722
723
724
725
726
727
728
729
730
731
732
733
734
735
736
737
738
739
740
741
742
743
744
745
746

	53	54	55	56	57	58	59	60	61	62	63
	Negative Amortization Limit	Initial Negative Amortization Recast Period	Subsequent Negative Amortization Recast Period	Initial Fixed Payment Period	Subsequent Payment Reset Period	Initial Periodic Payment Cap	Subsequent Periodic Payment Cap	Initial Minimum Payment Reset Period	Subsequent Minimum Payment Reset Period	Option ARM Indicator	Options at Recast
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
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702
703
704
705
706
707
708
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710
711
712
713
714
715
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719
720
721
722
723
724
725
726
727
728
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737
738
739
740
741
742
743
744
745
746

	64	65	66	67	68	69	70	71	72	73
	Initial Minimum Payment	Current Minimum Payment	Prepayment Penalty Calculation	Prepayment Penalty Type	Prepayment Penalty Total Term	Prepayment Penalty Hard Term	Primary Borrower ID	Number of Mortgaged Properties	Total Number of Borrowers	Self-employment Flag
1					0		403	3		0
2					0		693	1		0
3					0		69	2		0
4					0		921	1		0
5					0		996	1		0
6					0		1047	3		0
7					0		616	1		0
8					0		1017	1		1
9					0		278	1		1
10					0		361	1		1
11					0		849	3		0
12					0		844	1		1
13					0		217	2		0
14					0		57	1		0
15					0		358	1		1
16					0		881	2		0
17					0		783	1		0
18					0		434	1		0
19					0		930	1		0
20					0		745	2		1
21					0		525	1		0
22					0		504	1		0
23					0		506	2		0
24					0		542	1		0
25					0		822	4		0
26					0		545	2		0
27					0		491	1		0
28					0		957	1		0
29					0		868	2		0
30					0		323	1		0
31					0		549	2		0
32					0		980	1		1
33					0		239	2		1
34					0		296	1		0
35					0		811	2		0
36					0		522	1		1
37					0		473	2		0
38					0		335	2		0
39					0		739	1		1
40					0		1005	2		0
41					0		230	1		1
42					0		399	2		0
43					0		584	1		1
44					0		446	1		1
45					0		3	1		0
46					0		1036	1		0
47					0		257	2		0
48					0		965	1		0
49					0		468	1		0
50					0		903	2		1
51					0		666	1		0
52					0		357	1		1
53					0		241	2		0
54					0		901	1		0
55					0		1090	1		0
56					0		126	4		0
57					0		141	2		1
58					0		476	1		0
59					0		650	1		1
60					0		430	1		0
61					0		896	1		0
62					0		604	2		0
63					0		802	2		0
64					0		950	2		0
65					0		796	2		0
66					0		1065	1		0
67					0		1049	2		1
68					0		262	2		0
69					0		465	2		1
70					0		104	1		0
71					0		966	4		0
72					0		541	1		0
73					0		404	2		0
74					0		746	1		0
75					0		519	1		1
76					0		833	2		1
77					0		486	1		0
78					0		537	1		0
79					0		154	1		0
80					0		138	3		0
81					0		71	1		1
82					0		270	2		0
83					0		614	1		1
84					0		524	2		0
85					0		609	1		0
86					0		66	1		0
87					0		742	2		0
88					0		990	2		0
89					0		350	2		0
90					0		906	2		0
91					0		540	2		0
92					0		419	1		0
93					0		332	1		0
94					0		271	1		0
95					0		287	1		0
96					0		207	1		0
97					0		407	1		0
98					0		987	1		0
99					0		839	1		0
100					0		818	1		1
101					0		911	1		0
102					0		516	3		0
103					0		513	1		0
104					0		865	1		0
105					0		905	1		0
106					0		449	1		1
107					0		867	2		1
108					0		562	1		1
109					0		847	2		0
110					0		438	1		0
111					0		44	1		0
112					0		952	2		0
113					0		533	1		0
114					0		508	2		0
115					0		380	1		0
116					0		532	1		0
117					0		612	2		1
118					0		503	1		1
119					0		551	4		0
120					0		266	1		1
121					0		1048	1		0
122					0		447	1		0
123					0		535	3		0
124					0		330	2		0
125					0		726	2		0
126					0		209	2		0
127					0		441	2		1
128					0		499	1		0
129					0		17	1		0
130					0		102	2		0
131					0		1044	1		0
132					0		945	1		0
133					0		971	3		1
134					0		514	1		0
135					0		1041	3		1
136					0		943	2		0
137					0		878	1		0
138					0		792	1		0
139					0		122	1		0
140					0		874	2		1
141					0		781	1		1
142					0		850	1		0
143					0		1016	1		0
144					0		795	1		0
145					0		174	2		1
146					0		873	2		0
147					0		767	1		0
148					0		98	2		0
149					0		951	1		1
150					0		940	2		1
151					0		832	1		0
152					0		654	1		0
153					0		206	1		0
154					0		747	1		0
155					0		215	3		0
156					0		748	4		0
157					0		1022	1		0
158					0		831	3		1
159					0		773	1		0
160					0		678	1		0
161					0		942	2		0
162					0		722	3		0
163					0		759	2		1
164					0		845	1		0
165					0		588	1		0
166					0		776	1		0
167					0		316	1		1
168					0		779	1		1
169					0		707	2		0
170					0		982	3		0
171					0		954	1		0
172					0		949	3		0
173			99	99	60		628	1		0
174			99	99	60		733	1		0
175			99	99	60		302	1		0
176			99	99	60		1007	2		1
177			99	99	60		720	1		0
178			99	99	60		976	2		0
179			99	99	60		517	3		0
180			99	99	60		283	2		0
181					0		26	2		1
182			99	99	60		596	1		0
183			99	99	60		11	1		0
184			99	99	60		786	8		0
185			99	99	60		483	1		1
186			99	99	60		226	1		0
187			99	99	60		52	1		0
188			99	99	60		1035	1		0
189			99	99	60		243	3		0
190			99	99	60		941	1		0
191			99	99	60		87	1		0
192			99	99	60		40	1		1
193			99	99	60		837	4		0
194			99	99	60		171	1		0
195			99	99	60		163	2		0
196			99	99	60		501	3		0
197			99	99	60		264	1		0
198			99	99	60		819	3		0
199			99	99	60		856	1		0
200			99	99	60		142	1		0
201			99	99	60		240	1		0
202			99	99	60		338	2		0
203			99	99	60		88	1		0
204			99	99	60		224	3		1
205					0		704	5		0
206			99	99	60		374	1		0
207			99	99	60		968	1		0
208			99	99	60		51	1		0
209			99	99	60		204	1		1
210			99	99	60		875	1		1
211			99	99	60		319	1		0
212			99	99	60		910	1		1
213			99	99	60		1040	2		0
214			99	99	60		497	1		1
215			99	99	60		624	2		0
216			99	99	60		184	1		0
217			99	99	60		846	2		1
218			99	99	60		900	4		1
219			99	99	60		900	4		1
220			99	99	60		882	3		0
221			99	99	60		435	1		0
222			99	99	60		718	1		0
223			99	99	60		195	1		1
224			99	99	60		251	1		0
225			99	99	60		712	2		0
226			99	99	60		926	1		0
227			99	99	60		1038	1		0
228			99	99	60		808	1		0
229			99	99	60		1031	1		0
230			99	99	60		1113	2		0
231			99	99	60		1112	2		0
232			99	99	60		1111	2		1
233					0		281	1		0
234			99	99	60		620	1		0
235			99	99	60		1103	3		0
236			99	99	60		1102	1		0
237			99	99	60		1101	2		0
238			99	99	60		167	2		0
239			99	99	60		55	2		0
240					0		937	1		0
241			99	99	60		1100	1		1
242			99	99	60		1098	2		0
243			99	99	60		72	2		0
244			99	99	60		1093	1		0
245			99	99	60		879	1		1
246			99	99	60		12	1		0
247			99	99	60		181	2		0
248			99	99	60		775	1		0
249					0		738	1		1
250			99	99	60		925	1		1
251			99	99	24		148	1		0
252					0		793	2		0
253			99	99	60		103	1		0
254			99	99	60		418	3		0
255			99	99	60		816	2		0
256			99	99	60		1091	2		0
257					0		548	3		0
258					0		16	3		1
259					0		495	1		0
260					0		326	1		0
261					0		785	2		1
262					0		79	1		0
263					0		575	2		0
264					0		859	3		1
265					0		536	1		0
266					0		452	3		1
267					0		749	4		0
268					0		766	2		0
269					0		605	1		0
270					0		981	4		1
271					0		993	1		0
272					0		673	1		0
273					0		1027	3		1
274					0		772	2		1
275					0		935	3		1
276					0		829	1		0
277					0		663	1		1
278					0		293	2		1
279					0		119	1		1
280					0		538	2		0
281					0		298	1		1
282					0		137	2		0
283					0		462	1		0
284					0		160	1		0
285					0		457	1		0
286					0		1025	2		1
287					0		170	2		1
288					0		932	2		0
289					0		682	2		0
290					0		487	1		1
291					0		800	1		0
292					0		469	2		0
293					0		751	2		0
294					0		736	1		0
295					0		544	2		1
296					0		150	1		0
297					0		598	1		0
298					0		823	1		0
299					0		568	1		0
300					0		959	1		1
301					0		1020	1		0
302					0		510	1		0
303					0		992	1		0
304					0		471	1		1
305					0		1030	1		0
306					0		366	1		1
307					0		219	1		0
308					0		431	1		0
309					0		385	1		0
310					0		665	1		0
311					0		936	1		0
312					0		758	4		1
313					0		440	1		0
314					0		698	1		0
315					0		295	1		0
316					0		567	1		1
317					0		710	1		1
318					0		301	1		1
319					0		96	1		1
320					0		960	1		0
321					0		854	1		1
322					0		218	1		1
323					0		120	1		0
324					0		89	2		0
325					0		186	1		0
326					0		904	3		0
327					0		725	1		0
328					0		985	3		0
329					0		790	3		0
330					0		106	1		1
331					0		39	2		0
332					0		187	1		0
333					0		864	2		0
334					0		713	3		0
335					0		189	1		0
336					0		734	2		0
337					0		886	1		1
338					0		376	1		0
339					0		986	1		0
340					0		131	1		0
341					0		178	1		0
342					0		56	1		0
343					0		1001	2		0
344					0		834	2		1
345					0		573	1		0
346					0		472	1		0
347					0		798	1		0
348					0		701	2		0
349					0		1006	2		0
350					0		1015	2		0
351					0		1014	2		0
352					0		290	1		1
353					0		912	3		0
354					0		934	2		0
355					0		685	1		0
356					0		165	1		0
357					0		557	2		0
358					0		201	1		0
359					0		695	1		1
360					0		444	1		0
361					0		143	1		0
362					0		432	1		0
363					0		1028	2		0
364					0		93	1		0
365					0		788	3		0
366					0		884	1		1
367					0		770	1		1
368					0		914	1		0
369					0		333	1		0
370					0		813	2		0
371					0		100	1		0
372					0		443	3		0
373					0		924	3		1
374					0		626	1		0
375					0		1018	1		0
376					0		963	1		0
377					0		858	4		0
378					0		349	1		1
379					0		782	1		0
380					0		918	3		1
381					0		456	2		0
382					0		454	1		0
383					0		437	1		0
384					0		490	1		0
385					0		425	3		0
386					0		453	4		1
387					0		429	1		1
388					0		474	1		0
389					0		396	3		0
390					0		192	1		0
391					0		408	1		0
392					0		276	1		0
393					0		445	1		0
394					0		426	1		1
395					0		422	1		0
396					0		133	1		0
397					0		95	2		0
398					0		607	1		0
399					0		67	1		0
400					0		15	2		0
401					0		59	1		0
402					0		45	2		0
403					0		623	1		0
404					0		194	2		1
405					0		18	1		0
406					0		589	1		0
407					0		43	1		0
408					0		50	1		0
409					0		115	2		0
410					0		225	1		0
411					0		227	2		0
412					0		827	1		0
413					0		820	2		0
414					0		1023	2		0
415					0		600	1		0
416					0		450	2		1
417					0		242	2		1
418					0		193	1		0
419					0		768	1		1
420					0		644	2		0
421					0		641	3		0
422					0		84	1		0
423					0		696	3		0
424					0		272	1		0
425					0		297	1		0
426					0		345	2		0
427					0		391	2		0
428					0		308	1		0
429					0		343	1		0
430					0		135	3		0
431					0		116	1		1
432					0		10	1		0
433					0		23	1		0
434					0		20	2		0
435					0		58	1		0
436					0		41	1		0
437					0		208	1		1
438					0		63	1		0
439					0		373	1		0
440					0		61	1		0
441					0		24	3		0
442					0		127	3		0
443					0		464	1		0
444					0		597	1		0
445					0		260	1		0
446					0		484	1		0
447					0		599	1		1
448					0		305	3		0
449					0		312	2		0
450					0		280	1		1
451					0		898	1		1
452					0		134	2		1
453					0		512	1		1
454					0		574	1		0
455					0		964	1		0
456					0		388	1		0
457					0		253	1		0
458					0		961	1		0
459					0		157	1		0
460					0		105	1		0
461					0		101	1		1
462					0		974	1		0
463					0		64	2		0
464					0		412	1		0
465					0		989	1		1
466					0		108	1		0
467					0		130	2		1
468					0		47	2		0
469					0		190	2		0
470					0		299	2		1
471					0		282	1		0
472					0		318	1		0
473					0		580	2		0
474					0		489	1		0
475					0		1008	1		0
476					0		381	1		0
477					0		315	1		0
478					0		329	1		1
479					0		205	1		0
480					0		972	1		0
481					0		180	1		0
482					0		505	1		0
483					0		975	2		0
484					0		249	1		1
485					0		328	1		1
486					0		1046	3		0
487					0		307	1		0
488					0		314	1		0
489					0		694	3		1
490					0		416	1		0
491					0		82	1		0
492					0		337	1		0
493					0		861	1		0
494					0		29	2		0
495					0		49	1		0
496					0		31	1		0
497					0		891	1		1
498					0		958	1		0
499					0		36	1		0
500					0		863	3		0
501					0		1010	1		0
502					0		436	3		0
503					0		923	1		0
504					0		294	1		1
505					0		703	1		0
506					0		378	2		0
507					0		804	3		1
508					0		671	1		0
509					0		702	2		0
510					0		185	1		1
511					0		199	2		0
512					0		677	2		1
513					0		691	1		1
514					0		1042	3		0
515					0		984	1		1
516					0		155	1		0
517					0		521	3		1
518					0		760	4		1
519					0		156	1		1
520					0		1002	1		0
521					0		555	1		0
522					0		621	2		0
523					0		728	2		1
524					0		367	2		1
525					0		617	1		0
526					0		518	1		0
527					0		629	1		0
528					0		643	1		0
529					0		460	1		0
530					0		14	1		0
531					0		1024	2		1
532					0		400	3		0
533					0		1026	3		0
534					0		642	1		0
535					0		794	1		1
536					0		340	4		1
537					0		354	2		0
538					0		234	1		0
539					0		389	2		0
540					0		527	3		0
541					0		591	1		0
542					0		528	1		0
543					0		223	1		0
544					0		721	2		0
545					0		304	3		0
546					0		274	2		0
547					0		7	1		0
548					0		835	3		1
549					0		382	1		0
550					0		500	1		0
551					0		717	1		0
552					0		222	1		0
553					0		618	1		0
554					0		123	3		0
555					0		300	1		0
556					0		175	1		0
557					0		929	2		0
558					0		789	1		0
559					0		74	2		0
560					0		608	1		0
561					0		336	1		0
562					0		183	2		0
563					0		927	1		0
564					0		876	4		1
565					0		595	2		1
566					0		764	1		0
567					0		752	1		0
568					0		814	1		0
569					0		761	1		1
570					0		731	1		0
571					0		750	1		0
572					0		386	1		0
573					0		176	1		1
574					0		877	2		0
575					0		1032	2		0
576					0		365	3		0
577					0		897	1		0
578					0		563	3		0
579					0		32	1		0
580					0		459	2		1
581					0		784	2		0
582					0		593	2		0
583					0		202	2		1
584					0		311	1		0
585					0		203	1		0
586					0		652	2		0
587					0		1009	1		1
588					0		520	2		0
589					0		177	1		1
590					0		78	1		0
591					0		256	1		0
592					0		244	3		1
593					0		688	2		1
594					0		397	2		1
595					0		622	2		0
596					0		107	1		0
597					0		529	1		1
598					0		729	1		1
599					0		363	1		1
600					0		220	1		0
601					0		771	2		0
602					0		164	1		0
603					0		648	2		0
604					0		34	1		0
605					0		161	1		0
606					0		1037	1		0
607					0		577	1		0
608					0		756	1		0
609					0		851	3		0
610					0		321	1		0
611					0		424	1		0
612					0		35	1		0
613					0		247	1		0
614					0		324	1		0
615					0		1000	2		0
616					0		173	4		0
617					0		237	1		0
618					0		269	1		0
619					0		590	1		0
620					0		268	1		1
621					0		824	2		0
622					0		526	1		0
623					0		708	1		0
624					0		809	1		0
625					0		653	3		0
626					0		546	1		0
627					0		461	1		1
628					0		494	1		1
629					0		530	1		0
630					0		755	1		1
631					0		80	2		0
632					0		670	2		0
633					0		118	1		0
634					0		159	1		0
635					0		124	1		0
636					0		60	1		1
637					0		146	1		0
638					0		352	1		0
639					0		675	3		0
640					0		1045	1		0
641					0		564	1		0
642					0		466	1		0
643					0		962	2		1
644					0		362	2		0
645					0		902	3		0
646					0		292	1		0
647					0		320	1		0
648					0		346	1		0
649					0		258	2		0
650					0		657	2		1
651					0		1043	2		0
652					0		826	3		0
653					0		212	2		0
654					0		552	4		0
655					0		803	1		0
656					0		395	1		0
657					0		566	1		0
658					0		158	1		0
659					0		140	1		0
660					0		699	1		0
661					0		689	1		1
662					0		715	1		1
663					0		1077	2		1
664					0		613	1		0
665					0		603	2		0
666					0		1081	3		0
667					0		1085	1		0
668					0		233	1		0
669					0		852	1		0
670					0		780	1		0
671					0		442	2		0
672					0		550	1		0
673					0		997	1		1
674					0		53	2		0
675					0		655	1		0
676					0		144	1		0
677					0		70	3		1
678					0		883	1		1
679					0		740	4		1
680					0		415	1		0
681					0		777	2		0
682					0		709	4		1
683					0		913	1		0
684					0		762	2		1
685					0		37	1		0
686					0		65	2		0
687					0		46	1		0
688					0		73	1		0
689					0		585	2		0
690					0		560	2		1
691					0		534	1		0
692					0		565	2		1
693					0		634	2		0
694					0		869	1		1
695					0		855	1		0
696					0		81	1		0
697					0		417	1		0
698					0		347	2		0
699					0		353	1		0
700					0		322	1		0
701					0		515	2		1
702					0		109	3		0
703					0		853	2		0
704					0		1034	3		0
705					0		687	3		0
706					0		672	3		0
707					0		969	3		1
708					0		683	1		1
709					0		19	1		1
710					0		162	1		0
711					0		6	1		1
712					0		28	1		0
713					0		931	3		0
714					0		2	3		0
715					0		5	1		0
716					0		815	3		0
717					0		825	2		1
718					0		139	1		1
719					0		129	4		1
720					0		341	2		1
721					0		342	1		0
722					0		97	1		0
723					0		286	1		0
724					0		132	1		0
725					0		402	1		1
726					0		1104	1		1
727					0		817	1		0
728					0		248	1		0
729					0		979	1		0
730					0		121	1		1
731					0		973	2		0
732					0		393	1		0
733					0		191	2		0
734					0		303	1		0
735					0		394	2		0
736					0		232	1		0
737					0		62	1		0
738					0		387	1		0
739					0		30	2		0
740					0		172	2		0
741					0		117	1		0
742					0		556	1		0
743					0		91	1		0
744					0		627	1		0
745					0		313	1		0
746					0		355	1		0

	74	75	76	77	78	79	80	81	82	83	84
	Current ‘Other’ Monthly Payment	Length of Employment: Borrower	Length of Employment: Co- Borrower	Years in Home	FICO Model Used	Most Recent FICO Date	Primary Wage Earner Original FICO: Equifax	Primary Wage Earner Original FICO: Experian	Primary Wage Earner Original FICO: TransUnion	Secondary Wage Earner Original FICO: Equifax	Secondary Wage Earner Original FICO: Experian
1		0		0	1
2		19.25	19	7	1
3		6		9	1
4		15		7	1
5		6.75	6.75	6.5	1
6		4.5	4.75	0	1
7		29	0	0.75	1
8		9.25	9.25	10	1
9		29		10	1
10		0	28	7	1
11		32.25		7	1
12		7	21	26	1
13		7		6	1
14		10		0	1
15		23		6.5	1
16		27	26	10	1
17		18		4	1
18		5.5	3.5	0	1
19		2.5		9	1
20		7	5	0	1
21		3.25		1.25	1
22		5	3	1.5	1
23		9		4	1
24		3		2	1
25		13.25		11	1
26		3.5		3	1
27		1.5	1.25	3	1
28		8		7	1
29		7	16	4	1
30		6		0	1
31		14	9	13	1
32		2		36	1
33		31	14	0	1
34		1		0	1
35		11		7	1
36		10		1	1
37		30	4.5	4.5	1
38		0		6	1
39		24	9	2	1
40		3.25		0	1
41		9.75		5	1
42		16		0	1
43		10	10	7	1
44		30		13	1
45		7		3	1
46		6	2	0	1
47		23.75		0	1
48		12.25	12	7	1
49		7.5		2.5	1
50		8		19	1
51		2	0	1	1
52		17.75		3	1
53		23		0	1
54		1	15.75	8	1
55		0.5		7	1
56		5.5	2.75	2	1
57		10	10	5	1
58		0		15	1
59		29.25		6	1
60		20	29	2	1
61		2.25		0	1
62		0.5		0	1
63		30	30	11	1
64		4.75		10	1
65		4.5	19	13	1
66		24.25	24.25	3	1
67		19		5	1
68		13		13	1
69		17		2	1
70		19.75		0	1
71		10.75		4.5	1
72		4	12	2.25	1
73		10		0	1
74		0.25		0	1
75		19		2.25	1
76		15	0	0	1
77		53.25		9	1
78		10.5		2.25	1
79		1	0	0	1
80		1	11	0	1
81		7		2.75	1
82		9.5	2.25	0	1
83		5	2	0	1
84		3		0	1
85		24.5		6	1
86		0	0.5	0	1
87		6	2	0	1
88		4.5		8.25	1
89		34	0	0	1
90		6		0	1
91		0		0	1
92		5.25	1.75	1	1
93		1		2	1
94		34		0	1
95		4.25		6.5	1
96		5	0	0	1
97		4	8	0	1
98		2.25	5.75	2	1
99		2.25		9.25	1
100		12		2.25	1
101		0	5	8.5	1
102		21		2.5	1
103		5		0	1
104		7		0	1
105		1		0	1
106		7		11	1
107		25.5		18.5	1
108		26		3	1
109		13.25	4	0	1
110		4		0	1
111		4.5		0.5	1
112		5		0	1
113		11.5	6.75	0	1
114		5		0	1
115		8		7.5	1
116		27.25		0	1
117		8.5	8.5	0	1
118		16	7	0	1
119		11		1.25	1
120		15		0	1
121		1	1	0	1
122		0		0	1
123		11		0	1
124		5.5	8	0	1
125		10	6.75	0	1
126		24.5		0	1
127		5.5	5	0	1
128		0.25		0	1
129		2	17	4.75	1
130		1	0.75	0	1
131		3		6	1
132		10.75		1.75	1
133		20	20	5	1
134		3		0	1	2/6/2013
135		0.25	21	9	1
136		10	7	6	1
137		12	14	5	1
138		7		4.75	1
139		22	11	8	1
140		19.5	0.25	24.25	1
141		25	5	16	1
142		18		0	1
143		9		0	1
144		5.5		0.75	1
145		4.25		0	1
146		0	3	10	1
147		6	5	3	1
148		2	0	0	1
149		11		13	1
150		39		33	1
151		0	0	0	1
152		8	11	33	1
153		0	5	42	1
154		2	2	5	1
155		6		4	1
156		3	12	8	1
157		12		5	1
158		12	9	3.5	1
159		7.5		10	1
160		13		10	1
161		1.5	3	6	1
162		4	20	8	1
163		7.25		0	1
164		5.25	3	1	1
165		13		11	1
166		22	11	10	1
167		29		20	1
168		30		24	1
169		0		0	1
170		10	1.5	6	1
171		6.75	10.25	1	1
172		9		0	1
173		3.5		0	1
174		5		18	1	2/6/2013
175		10		2	1
176		11		0	1
177		14		0	1
178		6		0	1
179		9		0	1
180		1	1	8	1
181		22		0	1
182		19	6	0	1
183		1.5	2	0	1
184		0	16	5	1
185		7		0	1
186		0		18	1
187		2	3	0	1
188		2		0	1
189		6		0	1
190		22		5	1
191		2	1	0	1
192		18	14	8	1
193		0.25	2.5	3	1
194		5.5		0	1
195		13	30	0	1
196		0		0	1
197		0.25		0	1
198		3	1.5	0	1
199		3		2	1
200		4		0	1
201		2.5	0	0	1
202		4.5		0	1
203		7		1	1
204		5		4	1
205		40		0	1
206		6.5		0	1
207		3		0	1
208		6		0	1
209		6	8	1	1
210		12		0	1
211		3.5	1	0	1
212		7		5	1
213		9		0	1
214		24		0	1
215		20	15	25	1
216		2		0	1
217		26	6	0	1
218		13	12	0	1
219		13	12	0	1
220		9	0	1	1
221		4	2	0	1
222		12	2	0	1
223		7	10	14	1
224		1.5	0.5	0	1
225		1.5		0	1
226		4.5	11	1	1
227		0.25	2	0	1
228		18		0	1
229		1	3	0	1
230		23		0	1
231		20		0	1
232		15	2.5	10	1
233		0	5	12	1
234		2.5	0	1	1
235		7		7	1
236		11		0	1
237		12		3	1
238		0		0	1
239		7		0	1
240		40	20	15	1
241		4		2	1
242		2.5		0	1
243		3.5		0	1
244		4	1	11	1
245		48		28	1
246		1.5	6	0	1
247		12	26	0	1
248		3		0	1
249		4	2	7	1
250		36	6	10	1
251		7		0	1
252		12	1	0	1
253		2.5		0	1
254		1.5	0	0	1
255		12		6	1
256		6		5	1
257		1	6.25	2.5	1
258		12		5	1
259		10.25		4	1
260		19		16	1
261		20	20.25	0	1
262		6		0	1
263		2		6	1
264		18		2	1
265		25		5	1
266		7.5	7.5	10	1
267		0		4	1
268		8		6	1
269		6.75		0	1
270		21		9	1
271		12		0	1
272		10	15	2	1
273		9	1.25	5	1
274		5.5	3.25	0	1
275		18		2.75	1
276		2		2	1
277		19		1	1
278		11.5	6	0	1
279		5.5		0	1
280		3		3	1
281		6.75		0	1
282		0.25		0	1
283		1		6	1
284		18	12	10	1
285		0	4.25	7	1
286		6	9	5	1
287		17		4	1
288		13		18	1
289		2.5		11	1
290		3	5	9	1
291		0		10	1
292		4	2	2	1
293		21	11	1.75	1
294		3	10	10	1
295		17	17	0	1
296		0		6	1
297		14		14	1
298		6.5	1	5	1
299		2		2.5	1
300		12		0	1
301		0		1.5	1
302		8		6.5	1
303		5	16	5	1
304		16		3.25	1
305		5	5	6	1
306		12	1	6.25	1
307		24.5		3.25	1
308		4	2	4	1
309		13		2	1
310		19	2	0.5	1
311		0	22.75	0	1
312		26		11	1
313		10.5		8	1
314		29		2	1
315		4		3.5	1
316		9		2	1
317		13		1	1
318		3	3	10	1
319		20		11	1
320		5		12	1
321		2.5	5	1	1
322		17		3	1
323		11	12	1	1
324		1	13	3	1
325		4.5	7.75	0	1
326		15	7	13	1
327		37.75		26	1
328		6	11	10	1
329		11	9	0	1
330		47		13	1
331		0		0	1
332		2.5		0	1
333		0		4	1
334		14	6	5	1
335		28	32	20	1
336		0		0	1
337		10	4	1	1
338		4	6	2	1
339		0.5		2	1
340		0.25		1	1
341		4		6	1
342		10	10	2.25	1
343		13		0	1
344		20	30	0	1
345		0		0	1
346		9		2.5	1
347		3	6	4.25	1
348		2.5	13	0	1
349		4	5	0	1
350		1	0.5	4	1
351		14		0	1
352		8	8	13	1
353		12	7	6	1
354		14.3	0	0	1
355		9	0	6	1
356		2.25		2	1
357		3	9	3.25	1
358		0.5		0	1
359		16		10	1
360		6	2	0	1
361		14	10	0	1
362		10	9	9.25	1
363		0	7	7	1
364		12	4	7	1
365		8	6	0	1
366		19	22	23	1
367		33		19	1
368		17.5		17	1
369		3		0	1
370		17	7	8	1
371		5.5	5	2	1
372		14		9	1
373		8		1.5	1
374		27		20	1
375		10	17	0	1
376		1	6	2	1
377		12.5	8.5	5	1
378		7.5	2	0	1
379		13	7	0	1
380		10	13	8	1
381		4		23	1
382		0	15	2	1
383		9		0	1
384		15	0	1	1
385		19	27	3	1
386		0.25	13	0	1
387		19		10	1
388		14		0	1
389		8	0.75	0	1
390		5		4	1
391		17		1	1
392		3		1	1
393		10	5	9	1
394		9	1	0.5	1
395		20		0	1
396		20	4	4	1
397		3.5		0	1
398		15		5	1
399		3	12	1	1
400		2		12	1
401		4		3	1
402		9		0	1
403		16	0	1	1
404		22.5	0	6	1
405		10		1	1
406		16.5	6.5	8	1
407		17	0	7	1
408		2	4	2	1
409		0.5		0.5	1
410		5	2	0	1
411		2		5.5	1
412		0	3	2	1
413		2.5		0	1
414		4	1	2	1
415		20		2	1
416		10		4.5	1
417		9		0	1
418		4		4	1
419		22		5	1
420		25		3	1
421		12		3.25	1
422		1		0	1
423		0		3	1
424		7		6	1
425		1.25		0	1
426		2		4	1
427		17	15	3	1
428		14		14	1
429		0		0	1
430		36		8	1
431		7		0	1
432		11		13	1
433		3	5.5	0.5	1
434		5.5		0	1
435		10	4	8	1
436		2.25	4.5	1	1
437		9.25	16	11	1
438		5.25		8.25	1
439		7		6	1
440		2		1	1
441		1.25		0	1
442		26.75		0	1
443		2.5		9	1
444		8		0	1
445		14		0.25	1
446		5.5		0.75	1
447		3.5	3.5	0	1
448		3		0	1
449		8.5	0	0	1
450		6	4.5	0	1
451		7.5		0.75	1
452		20.5		0	1
453		10		10	1
454		6.25		0	1
455		0		7	1
456		3		0	1
457		22		0	1
458		0.25		0	1
459		8	7	25	1
460		8		0	1
461		14		5.5	1
462		0		14	1
463		30		28	1
464		10	5.25	0	1
465		9	3	5	1
466		10		0	1
467		13	2	0	1
468		12		0	1
469		12		5	1
470		3		0	1
471		3		2	1
472		0	21.5	0	1
473		3		0	1
474		0		2.5	1
475		11	8.25	2	1
476		3.25	7.5	3	1
477		5.75		0	1
478		12.75		8.5	1
479		5	0.75	9.5	1
480		0.75	1.5	2.75	1
481		32.75		13.25	1
482		3.75	1	0	1
483		0	8	1.25	1
484		7.75	7.75	0	1
485		8.5		1.5	1
486		1.75	7.5	0.25	1
487		10	0	3.25	1
488		0.5		0	1
489		12	12	0	1
490		6	0.75	0	1
491		2		0	1
492		12		1	1
493		7		0	1
494		17		4	1
495		4	1	1	1
496		7	6	12	1
497		31	9	5	1
498		17		3	1
499		14		2.5	1
500		30.75		6	1
501		0	5	0	1
502		21.75		0	1
503		19	17	11	1
504		19	30	0	1
505		4	5	0	1
506		10		3	1
507		32		0	1
508		1.75		5.25	1
509		13		2.75	1
510		5	20.25	13.25	1
511		0	25	15	1
512		6		2.5	1
513		10		2	1
514		4.75	1	3.25	1
515		3		4	1
516		3.25	3.25	7	1
517		9.75	4.75	2	1
518		10		0.75	1
519		21.25		28	1
520		7.25	7	6	1
521		7		0	1
522		11.5		17	1
523		18.75		22	1
524		27		24	1
525		2		2	1
526		9	8	7	1
527		9		0	1
528		1.5		4	1
529		10		1	1
530		6.5	31.5	4	1
531		16	12	2	1
532		1	4.75	0	1
533		7.75	15	2.5	1
534		16.5	3.25	8	1
535		27.5		6	1
536		28	6	0	1
537		0.25	15	0	1
538		9		6	1
539		0	0	0	1
540		30		10	1
541		0		1.5	1
542		6	6	2.5	1
543		1		0	1
544		17		5	1
545		8	3	0	1
546		4		0	1
547		1		0	1
548		11.5	10	10	1
549		12	4	9	1
550		3.75		0	1
551		0.75		3	1
552		1		3	1
553		33		0	1
554		6		0	1
555		2		0	1
556		0.25		0	1
557		0	9	0	1
558		32		16	1
559		21	18	0	1
560		18	26	19	1
561		16		4	1
562		6.75	1.25	0	1
563		0		0	1
564		20	20	1.5	1
565		16		14	1
566		20	24	0	1
567		7.25		10.25	1
568		23	3	6	1
569		19.25		10	1
570		13.75	32	15	1
571		17		10	1
572		24		20	1
573		22		6	1
574		24	16.25	7.25	1
575		4	0	0	1
576		0		0	1
577		0	3	0	1
578		4	0	0	1
579		0		35	1
580		13	13	0	1
581		10.25		32	1
582		8	5	0	1
583		1	1	0	1
584		6.75		1	1
585		25		6	1
586		10		0	1
587		3.75		0	1
588		0		0	1
589		6.25		1.25	1
590		13.5		2	1
591		1	0.25	3	1
592		30	7	0	1
593		25.25		15	1
594		12	12	6	1
595		6.5	4	5	1
596		8		1	1
597		12.5		12	1
598		6	6	2.5	1
599		11		3	1
600		1		1	1
601		19.25		0.25	1
602		0	21	13	1
603		6.25		0	1
604		3	24	5	1
605		12	5	5	1
606		6.25	4.5	3.5	1
607		11	4	0	1
608		7	4	4	1
609		30.75		5	1
610		9	8	0	1
611		35	27	9	1
612		5		0	1
613		3.25		0	1
614		5		2	1
615		2.75	7.25	2.5	1
616		2	19.5	10	1
617		3	0.25	0	1
618		1.25		3	1
619		7	1	1	1
620		14		3	1
621		14	13	0	1
622		4.5		7	1
623		0	23	1.25	1
624		16	22	1.75	1
625		16.25	4.5	0	1
626		11.5	0.5	8.92	1
627		11	9	6	1
628		0		0	1
629		6	2	2	1
630		27		15	1
631		12		2.25	1
632		6	5.75	0	1
633		8	13	1.5	1
634		1		9	1
635		0.5		0	1
636		15		4	1
637		3.5	2	2	1
638		2		7	1
639		1.5	6	0	1
640		6		2	1
641		4.25		0	1
642		13.5		0	1
643		13	5	2.5	1
644		21	21.5	14	1
645		2.25	6.5	0	1
646		8	13	23	1
647		34	20	12	1
648		8.5	14	0	1
649		2	2.75	0	1
650		18		0	1
651		0.5		0	1
652		24		23	1
653		23		0.5	1
654		28	18	7	1
655		9		5	1
656		0.25		0	1
657		17		0	1
658		26	2	5	1
659		4	4	3	1
660		2.5		6.5	1
661		38		4.5	1
662		42	27	6	1
663		1.5	5	14	1
664		11.25		1	1
665		40		11	1
666		2		0	1
667		1	3	1	1
668		5		21	1
669		12		8	1
670		28		14.5	1
671		11	6	0	1
672		16	1	1	1
673		14		4.5	1
674		24.75		6.75	1
675		4.75		15	1
676		14	4	3	1
677		35		1	1
678		15.5		2	1
679		24.5	8	9	1
680		0		0	1
681		20	6	1	1
682		16.5		2.5	1
683		5		0	1
684		11	26	19	1
685		24	24	4	1
686		3		6	1
687		12	10	0.25	1
688		13	3	4	1
689		1.5	10	0	1
690		7	13	2	1
691		0.25		0	1
692		11		0	1
693		0	10.25	0	1
694		3	3	0	1
695		1	0	38	1
696		6		7	1
697		8	2	0	1
698		10.5		0	1
699		7		15	1
700		3	7	0	1
701		10.25		0	1
702		5.5		0	1
703		6.25	6	0	1
704		4		0	1
705		16.25	2.5	0	1
706		18.75		0	1
707		10		0	1
708		30		0	1
709		12	6	6	1
710		26		0.5	1
711		7		2	1
712		9	6	4	1
713		17.5		17	1
714		0	20	18	1
715		14.25		8	1
716		25	27.75	0	1
717		30		13	1
718		7.5	7.5	11.75	1
719		20		0	1
720		10		0.5	1
721		6		7	1
722		32	13	12	1
723		15		1	1
724		0		10	1
725		40	15	19	1
726		7.75	7.5	8	1
727		10		3	1
728		3		0	1
729		15.5	30	3.5	1
730		6.75	5.75	0	1
731		3	3	0	1
732		1.25		0	1
733		3.5	1.25	0.75	1
734		1.75		8	1
735		16.25	15.75	0	1
736		13		12	1
737		24	2.75	0	1
738		17		0	1
739		2.5		0	1
740		0.5		0.5	1
741		5		1	1
742		13		1	1
743		15.5	15.5	7	1
744		14		0.25	1
745		0		23	1
746		12		2	1

	85	86	87	88	89	90	91	92	93	94	95	96
	Secondary Wage Earner Original FICO: TransUnion	Original Primary Borrower FICO	Most Recent Primary Borrower FICO	Most Recent Co- Borrower FICO	Most Recent FICO Method	VantageScore: Primary Borrower	VantageScore: Co- Borrower	Most Recent VantageScore Method	VantageScore Date	Credit Report: Longest Trade Line	Credit Report: Maximum Trade Line	Credit Report: Number of Trade Lines
1		723
2		809
3		766
4		739
5		733
6		760
7		768
8		724
9		793
10		729
11		808
12		771
13		794
14		773
15		769
16		786
17		730
18		785
19		752
20		795
21		795
22		802
23		780
24		808
25		800
26		791
27		783
28		787
29		774
30		773
31		790
32		812
33		732
34		787
35		770
36		743
37		764
38		775
39		766
40		782
41		778
42		784
43		759
44		803
45		788
46		770
47		808
48		754
49		759
50		772
51		778
52		784
53		801
54		780
55		772
56		732
57		746
58		802
59		800
60		781
61		806
62		780
63		766
64		784
65		773
66		771
67		768
68		796
69		729
70		790
71		801
72		784
73		763
74		790
75		812
76		797
77		783
78		772
79		739
80		725
81		764
82		780
83		772
84		761
85		753
86		773
87		777
88		712
89		796
90		773
91		787
92		770
93		741
94		782
95		789
96		766
97		743
98		776
99		809
100		801
101		789
102		729
103		763
104		747
105		768
106		740
107		752
108		800
109		797
110		727
111		797
112		724
113		700
114		793
115		786
116		731
117		759
118		728
119		752
120		741
121		778
122		773
123		781
124		777
125		757
126		805
127		773
128		773
129		790
130		776
131		811
132		774
133		722
134		736	753		3
135		747
136		778
137		784
138		791
139		775
140		754
141		773
142		792
143		755
144		798
145		780
146		743
147		776
148		766
149		767
150		764
151		773
152		755
153		791
154		804
155		742
156		758
157		797
158		765
159		772
160		780
161		787
162		760
163		734
164		805
165		761
166		758
167		733
168		761
169		771
170		765
171		784
172		789
173		736
174		797	795		3
175		771
176		786
177		757
178		768
179		774
180		783
181		749
182		771
183		791
184		756
185		816
186		814
187		754
188		782
189		778
190		806
191		804
192		806
193		806
194		757
195		754
196		758
197		784
198		767
199		794
200		812
201		772
202		779
203		793
204		774
205		728
206		804
207		806
208		779
209		797
210		798
211		799
212		781
213		769
214		774
215		725
216		789
217		762
218		751
219		751
220		779
221		767
222		711
223		791
224		799
225		761
226		786
227		781
228		789
229		693
230		762
231		796
232		783
233		801
234		772
235		770
236		714
237		722
238		783
239		725
240		790
241		776
242		725
243		796
244		806
245		810
246		768
247		798
248		801
249		683
250		811
251		806
252		760
253		706
254		812
255		781
256		813
257		753
258		731
259		791
260		766
261		783
262		780
263		785
264		779
265		730
266		720
267		793
268		780
269		795
270		750
271		763
272		814
273		780
274		789
275		769
276		809
277		778
278		768
279		800
280		807
281		801
282		771
283		784
284		778
285		728
286		724
287		780
288		784
289		758
290		784
291		812
292		791
293		782
294		762
295		801
296		756
297		803
298		791
299		722
300		745
301		791
302		758
303		759
304		759
305		799
306		754
307		787
308		800
309		800
310		794
311		785
312		736
313		804
314		770
315		777
316		724
317		771
318		761
319		790
320		792
321		764
322		801
323		786
324		807
325		782
326		771
327		789
328		793
329		782
330		797
331		798
332		802
333		808
334		780
335		744
336		790
337		770
338		730
339		805
340		779
341		771
342		749
343		790
344		787
345		791
346		785
347		802
348		795
349		808
350		762
351		790
352		781
353		766
354		776
355		775
356		721
357		746
358		747
359		792
360		777
361		737
362		757
363		757
364		785
365		764
366		795
367		785
368		735
369		812
370		774
371		737
372		732
373		760
374		783
375		778
376		767
377		790
378		761
379		777
380		780
381		736
382		737
383		770
384		802
385		756
386		766
387		772
388		781
389		784
390		791
391		752
392		770
393		768
394		780
395		794
396		737
397		760
398		802
399		787
400		798
401		749
402		781
403		800
404		772
405		770
406		767
407		720
408		787
409		796
410		778
411		763
412		794
413		793
414		786
415		792
416		783
417		763
418		791
419		765
420		758
421		781
422		804
423		802
424		797
425		785
426		792
427		782
428		738
429		774
430		809
431		780
432		762
433		771
434		768
435		763
436		744
437		776
438		788
439		769
440		796
441		772
442		769
443		727
444		776
445		780
446		764
447		787
448		722
449		764
450		806
451		787
452		796
453		712
454		794
455		738
456		789
457		737
458		776
459		708
460		801
461		717
462		754
463		758
464		775
465		753
466		806
467		759
468		791
469		748
470		775
471		763
472		772
473		779
474		766
475		742
476		744
477		795
478		762
479		794
480		802
481		768
482		763
483		745
484		782
485		795
486		742
487		738
488		801
489		733
490		779
491		709
492		737
493		785
494		763
495		758
496		728
497		807
498		788
499		792
500		793
501		792
502		806
503		782
504		791
505		791
506		783
507		761
508		791
509		796
510		782
511		763
512		780
513		809
514		761
515		725
516		793
517		785
518		762
519		762
520		790
521		791
522		804
523		770
524		782
525		783
526		800
527		773
528		739
529		794
530		793
531		807
532		751
533		794
534		780
535		769
536		758
537		717
538		740
539		753
540		763
541		796
542		795
543		775
544		777
545		740
546		814
547		772
548		760
549		777
550		707
551		714
552		764
553		789
554		784
555		787
556		797
557		779
558		720
559		806
560		733
561		779
562		777
563		788
564		771
565		739
566		816
567		795
568		794
569		811
570		806
571		755
572		775
573		760
574		803
575		773
576		799
577		773
578		760
579		794
580		767
581		814
582		746
583		738
584		770
585		743
586		754
587		771
588		712
589		727
590		759
591		755
592		745
593		709
594		727
595		729
596		774
597		780
598		771
599		761
600		784
601		722
602		775
603		765
604		812
605		716
606		772
607		786
608		774
609		732
610		788
611		741
612		767
613		788
614		726
615		776
616		787
617		767
618		768
619		776
620		807
621		714
622		802
623		785
624		788
625		755
626		787
627		721
628		798
629		750
630		774
631		780
632		789
633		783
634		799
635		763
636		752
637		770
638		796
639		771
640		724
641		797
642		798
643		713
644		737
645		769
646		731
647		769
648		798
649		721
650		787
651		779
652		770
653		776
654		697
655		774
656		765
657		728
658		775
659		727
660		794
661		736
662		756
663		782
664		790
665		778
666		753
667		757
668		792
669		776
670		723
671		790
672		759
673		721
674		801
675		721
676		805
677		718
678		709
679		759
680		788
681		781
682		768
683		775
684		734
685		794
686		724
687		762
688		784
689		764
690		777
691		768
692		773
693		792
694		708
695		765
696		745
697		787
698		780
699		798
700		785
701		809
702		782
703		770
704		755
705		747
706		801
707		787
708		747
709		777
710		778
711		796
712		756
713		788
714		791
715		788
716		720
717		756
718		783
719		795
720		801
721		801
722		784
723		720
724		767
725		724
726		786
727		769
728		778
729		769
730		734
731		747
732		756
733		792
734		771
735		806
736		763
737		749
738		795
739		793
740		804
741		776
742		798
743		791
744		739
745		800
746		771

	97	98	99	100	101	102	103	104
	Credit Line Usage Ratio	Most Recent 12- month Pay History	Months Bankruptcy	Months Foreclosure	Primary Borrower Wage Income	Co-Borrower Wage Income	Primary Borrower Other Income	Co-Borrower Other Income
1		000000000000			11958.33		7656.83
2		000000000000			10666.09	12774.99	0	0
3		000000000000			17000	0	0	0
4		000000000000			77078.16	0	0	0
5		000000000000			18578.04	16574.14	0	0
6		000000000000			7506.36	12500	0	0
7		000000000000			16602.82	0	0	0
8		000000000000			16130.54	0	0	0
9		000000000000			16675.67	0	0	0
10		000000000000			0	22916.66	0	7608.41
11		000000000000			18750		19166.67
12		000000000000			14477.67	6200.41	0	0
13		000000000000			32565.09	0	0	0
14		000000000000			12675	0	1666.66	0
15		000000000000			10359.24		0
16		000000000000			9611.33	9663.33	0	0
17		000000000000			15500		9149.48
18		000000000000			9872.71	5666.66	0	0
19		000000000000			13005.89		0
20		000000000000			114525.73	6905.84	0	0
21		000000000000			14467.14	0	0	0
22		000000000000			10150.01	15834	0	0
23		000000000000			15215.06		4401.16
24		000000000000			17510	0	0	0
25		000000000000			25481.88		0
26		000000000000			16695.66	0	0	0
27		000000000000			11358.53	16610.53	0	0
28		000000000000			27083.33	0	0	0
29		000000000000			13410.82	7888.16	0	0
30		000000000000			11114.26	0	0	0
31		000000000000			14503.93	0	0	0
32		000000000000			445.6		16418.82
33		000000000000			218317.83	0	0	0
34		000000000000			48333.35	0	0	0
35		000000000000			16823.83		0
36		000000000000			56776.14		0
37		000000000000			18873.91	0	0	929.92
38		000000000000			2353.5		34077.67
39		000000000000			10708.81	10314.44	0	0
40		000000000000			14025	0	0	0
41		000000000000			41493.54		0
42		000000000000			35153.73	0	0	0
43		000000000000			12873.83	0	0	0
44		000000000000			14666.67		0
45		000000000000			11011.01		0
46		000000000000			8421.66	7819.98	0	0
47		000000000000			20833.33	0	12849.61	0
48		000000000000			8378.43	8260.83	0	0
49		000000000000			26154.32		0
50		000000000000			35437.25	0	0	0
51		000000000000			5833.33	0	10947.06	0
52		000000000000			32276.33		0
53		000000000000			10452.16		0
54		000000000000			9166.67	24375	0	0
55		000000000000			25000	0	0	0
56		000000000000			16150	0	6755.57	5687.95
57		000000000000			985.08	13305.79	0	0
58		000000000000			2259.8	957.8	21666.67	0
59		000000000000			14868.38	0	0	0
60		000000000000			0	24780.26	0	0
61		000000000000			18409		0
62		000000000000			24477.91	0	0	0
63		000000000000			13352.38	595.8	7252.26	0
64		000000000000			8622.34		11491.12
65		000000000000			6377.55	14596.88	0	0
66		000000000000			32476.46	0	17869.79	0
67		000000000000			23847.2		0
68		000000000000			12767.83	0	4056.27	0
69		000000000000			28321.23		0
70		000000000000			12546.57		28125
71		000000000000			21791		0
72		000000000000			16666.67	8833.33	0	0
73		000000000000			46330.12	0	0	0
74		000000000000			24166.67	0	0	0
75		000000000000			47864.67		0
76		000000000000			13141.68	0	0	0
77		000000000000			33078.48	0	0	1588.03
78		000000000000			16666.67		29477.22
79		000000000000			14166.66	0	0	0
80		000000000000			16783.8	6384.3	0	0
81		000000000000			17968.92		0
82		000000000000			16941.28	7540.48	0	0
83		000000000000			18621.41	1208.32	0	253.61
84		000000000000			2916.67	0	52826.44	0
85		000000000000			29666.67		0
86		000000000000			10266.54	5000	0	0
87		000000000000			9433.34	442	0	0
88		000000000000			7291.67	0	10508.46	0
89		000000000000			27904.13	0	0	0
90		000000000000			21866.83	0	0	0
91		000000000000			14578.85	0	0	0
92		000000000000			17916.66	4583.33	3467.42	0
93		000000000000			8333.34		6628
94		000000000000			39833.34	0	0	0
95		000000000000			31751.2	0	3333.33	0
96		000000000000			15416.66	0	0	0
97		000000000000			10416.66	17666.66	0	0
98		000000000000			12201.54	29788	1611.39	0
99		000000000000			7383.33		1674.69
100		000000000000			337658.53		0
101		000000000000			13994.16	3798.19	0	0
102		000000000000			14539.64		1350
103		000000000000			12435.25		0
104		000000000000			12730.67		0
105		000000000000			16250		0
106		000000000000			9053.33	0	0	0
107		000000000000			20948.88	0	0	0
108		000000000000			11916.67		20833.33
109		000000000000			14262.83	6600	0	0
110		000000000000			15000	0	0	0
111		000000000000			16636.75	0	534.75	0
112		000000000000			25250		0
113		000000000000			7623.7	13125	0	0
114		000000000000			20833.34		13894.09
115		000000000000			13778.13		0
116		000000000000			14360		0
117		000000000000			17013.75	13662.61	0	0
118		000000000000			5359.5	4150.52	0	0
119		000000000000			24080.12	0	0	0
120		000000000000			22425.01	0	0	0
121		000000000000			8476	8127.6	0	0
122		000000000000			31250	0	0	0
123		000000000000			18993.32	0	0	0
124		000000000000			11666.68	8840.84	15154.98	4655.34
125		000000000000			13029.7	2279.83	0	0
126		000000000000			30261.12	0	0	0
127		000000000000			17894.23	10500	1897.17	0
128		000000000000			16667.67		0
129		000000000000			10446.52	981.85	0	0
130		000000000000			9119	8388.89	0	0
131		000000000000			17001.25		0
132		000000000000			8700	0	910.08	0
133		000000000000			22870	6066.66	0	0
134		000000000000			21888.01		6597
135		000000000000			11250.01	12666.67	0	0
136		000000000000			10132.63	9828.87	0	0
137		000000000000			9908.25	7173.78	0	0
138		000000000000			15355.77	0	0	0
139		000000000000			20183.92	4814.25	0	0
140		000000000000			13104.59	1441.15	1090.33	0
141		000000000000			28505.04	0	0	0
142		000000000000			26102		0
143		000000000000			10387.17	0	1985.25	0
144		000000000000			10833.33		22837.89
145		000000000000			22661.54		0
146		000000000000			0	0	12228.39	9050.08
147		000000000000			16058.34	8125	0	0
148		000000000000			0	14354.5	0	0
149		000000000000			23678.92	0	0	0
150		000000000000			99243.75		0
151		000000000000			13333.33	6875	0	0
152		000000000000			10344.58	5780	0	0
153		000000000000			3074.79	0	5355.16	0
154		000000000000			8805.08	0	1532.83	0
155		000000000000			29166.67	0	30422.45	0
156		000000000000			8333.34	9635.6	8072.71	0
157		000000000000			13583.42	0	0	0
158		000000000000			8663.75	6372.49	0	0
159		000000000000			16306.26	0	0	0
160		000000000000			20000		0
161		000000000000			11250	7925.08	0	0
162		000000000000			12317.1	1994.42	0	4471.05
163		000000000000			34382.45		193.79
164		000000000000			16666.68	8115.66	0	0
165		000000000000			24583.34		0
166		000000000000			7750.75	7167	0	0
167		000000000000			19297.55	0	0	0
168		000000000000			9642.05		172.25
169		000000000000			19252	0	0	0
170		000000000000			6021.42	2531	402.63	420.85
171		000000000000			17467.08	0	4157.04	0
172		000000000000			19000		10315.81
173		000000000000			22958		0
174		000000000000			16055		0
175		000000000000			19230		0
176		000000000000			51006.77		0
177		000000000000			24246.55	0	0	0
178		000000000000			36848		22175
179		000000000000			0		494552
180		000000000000			0	33413.67	0	0
181		000000000000			0		36980.83
182		000000000000			24833.34	4201.66	0	0
183		000000000000			15000	13750	0	0
184		000000000000			4721.38	5963	27610.17	0
185		000000000000			45909.56		0
186		000000000000			44509	0	0	0
187		000000000000			16666.67	10416.66	0	0
188		000000000000			11250		0
189		000000000000			88774.36		0
190		000000000000			27500	0	0	0
191		000000000000			10577	12500	0	0
192		000000000000			18637.58	0	0	0
193		000000000000			11166.68	7438.05	0	0
194		000000000000			14167		12750
195		000000000000			0	17191.92	125000	0
196		000000000000			19767		0
197		000000000000			14984		0
198		000000000000			18247.15	0	7644	0
199		000000000000			25923.96	0	0	0
200		000000000000			31250		0
201		000000000000			16183.34	3333.32	4791.67	0
202		000000000000			20000	0	13738.56	0
203		000000000000			25000	0	70000	0
204		000000000000			21312	0	0	0
205		000000000000			21982.9		29236.17
206		000000000000			16700		0
207		000000000000			32424	0	1437.5	0
208		000000000000			11444		0
209		000000000000			17583	0	0	0
210		000000000000			75313.97	0	0	0
211		000000000000			23749.92	10416.67	0	0
212		000000000000			17500	0	0	0
213		000000000000			20833.34		0
214		000000000000			24285	0	0	0
215		000000000000			14671.08	13806	0	0
216		000000000000			22956		0
217		000000000000			66666.67	2166.67	0	0
218		000000000000			34634.33	0	0	0
219		000000000000			53738	0	0	0
220		000000000000			7159	1280	15493	0
221		000000000000			12435	16376	0	0
222		000000000000			14018.75	8138.17	0	0
223		000000000000			0	0	30349.33	0
224		000000000000			12928	7333	0	0
225		000000000000			0		24984
226		000000000000			9791.67	10800	0	0
227		000000000000			20416.66	13500	0	0
228		000000000000			18750	0	22354.17	0
229		000000000000			0	0	41666	0
230		000000000000			79362.84	0	0	0
231		000000000000			0	0	0	20758.42
232		000000000000			18049.06	12500	0	0
233		000000000000			0	0	30761	0
234		000000000000			25000	16666.66	0	0
235		000000000000			0	0	86281	0
236		000000000000			16666.67		0
237		000000000000			29938	0	0	0
238		000000000000			44250		0
239		000000000000			0	0	156047	0
240		000000000000			0	0	47664	0
241		000000000000			72150.96		0
242		000000000000			33333		19728
243		000000000000			0	0	22314	0
244		000000000000			18750	0	227831	0
245		000000000000			0	0	36228.76	0
246		000000000000			0	0	19166	17500
247		000000000000			0	0	31611.45	13611.55
248		000000000000			13600		0
249		000000000000			12500	8384	3018	0
250		000000000000			0	0	20423	1666
251		000000000000			0	0	108333	0
252		000000000000			15333.34	0	11632	0
253		000000000000			8333.34		33333.66
254		000000000000			25000	4732.68	0	0
255		000000000000			8056.67	5417.25	0	0
256		000000000000			15155		2997
257		000000000000			8441.6	13250	0	0
258		000000000000			16279.08		0
259		000000000000			15078.99	0	0	0
260		000000000000			24041.66		0
261		000000000000			23418.81	8631.33	0	0
262		000000000000			8437.87	0	6936.59	2337.34
263		000000000000			27009.58	0	0	0
264		000000000000			152105.29	0	0	0
265		000000000000			14416.66		0
266		000000000000			12990.01	1500	163.59	0
267		000000000000			1780.75	8403.35	0	0
268		000000000000			10208.33	0	7795.74	0
269		000000000000			12500		12769
270		000000000000			11017.27		0
271		000000000000			15500	0	3420.33	0
272		000000000000			14209.87	11476.4	0	0
273		000000000000			0	33936.79	0	0
274		000000000000			20464.26	7500	0	0
275		000000000000			163264.42	0	0	0
276		000000000000			15322.34		0
277		000000000000			23500	0	0	0
278		000000000000			0	9079.86	53171.21	0
279		000000000000			38917.21		0
280		000000000000			21200.01		0
281		000000000000			16088.79		0
282		000000000000			25000		0
283		000000000000			17500		0
284		000000000000			12122.06	11616.8	0	0
285		000000000000			12499.99	18145.83	0	0
286		000000000000			26221.5	5518	0	0
287		000000000000			12744.79		0
288		000000000000			11750	0	0	0
289		000000000000			13511.33	0	2295.32	4995.06
290		000000000000			2101.17	12327.84	0	0
291		000000000000			1975.8	4830.88	5036.67	2300.18
292		000000000000			8972.23	24999.87	0	0
293		000000000000			9202.55	10404.43	0	0
294		000000000000			11875	15741.18	0	0
295		000000000000			14366.25	2166.67	0	0
296		000000000000			0		10903.5
297		000000000000			42686.3	0	0	0
298		000000000000			8691.8	10416.67	0	0
299		000000000000			12016.66		1317.88
300		000000000000			18306.71		0
301		000000000000			13623		0
302		000000000000			10146.66		1034.2
303		000000000000			14296.1	14700	0	0
304		000000000000			21814.08		0
305		000000000000			11166.44	7500	0	0
306		000000000000			16250	0	0	0
307		000000000000			11281.58	0	0	0
308		000000000000			20416.66	12083.34	0	0
309		000000000000			9752.67		1893.49
310		000000000000			11818.28	2103.49	0	0
311		000000000000			0	20957.73	0	0
312		000000000000			65009.37	0	66.08	0
313		000000000000			33333.33	0	0	0
314		000000000000			20216.68		0
315		000000000000			30464		0
316		000000000000			20333.33		0
317		000000000000			24109.67	0	0	0
318		000000000000			30348.1	0	0	0
319		000000000000			18052.94	0	852.21	0
320		000000000000			16708.34		5080.64
321		000000000000			10326.26	10408.13	0	0
322		000000000000			33474.83		0
323		000000000000			7482.33	7045.83	5617.08	0
324		000000000000			29166.66	10192.73	0	0
325		000000000000			11362.1	8970.16	0	0
326		000000000000			10322.42	10521.33	0	0
327		000000000000			16206.38		0
328		000000000000			12438.36	14280.15	0	0
329		000000000000			13433.34	6693.34	2708.34	0
330		000000000000			37908.17		0
331		000000000000			27916.68		0
332		000000000000			35704.15		0
333		000000000000			25388.42	0	0	0
334		000000000000			11921.87	11108.93	0	0
335		000000000000			16526.91	16076.66	0	0
336		000000000000			25834	0	0	0
337		000000000000			7691.92	3278.79	0	1257.08
338		000000000000			12083.37	8203.43	0	0
339		000000000000			17083.34		0
340		000000000000			37500	0	0	0
341		000000000000			31250		0
342		000000000000			19466.67	19083.33	0	0
343		000000000000			17026.24		0
344		000000000000			17772.3	0	0	0
345		000000000000			133822.09		0
346		000000000000			28049.99		0
347		000000000000			12666.66	12715.34	0	0
348		000000000000			9166.67	10208.72	0	0
349		000000000000			10663	7117.07	0	0
350		000000000000			8833.12	14583.33	0	0
351		000000000000			16168.77		0
352		000000000000			22949.96	1500	0	0
353		000000000000			13740.68	8645.95	0	0
354		000000000000			17352	0	5250	0
355		000000000000			13451	0	0	0
356		000000000000			26416.66	0	0	0
357		000000000000			21354.16	15097.85	0	0
358		000000000000			14015		0
359		000000000000			32895.17	0	0	0
360		000000000000			0	13333.35	0	0
361		000000000000			15000.27	8208.75	6238.33	0
362		000000000000			17666.67	7773.92	9047.82	0
363		000000000000			8166.68	6028.46	0	0
364		000000000000			35227.27	10619.92	0	0
365		000000000000			10163.94	12506.6	1563.15	2268.81
366		000000000000			20880.14	15147.2	0	0
367		000000000000			8769.75	0	0	0
368		000000000000			8784.47		2405
369		000000000000			14111.25		0
370		000000000000			45781.42	17045.6	0	0
371		000000000000			17916.67	10450.94	0	0
372		000000000000			24853.66		0
373		000000000000			73806.29	0	0	0
374		000000000000			95883.08	0	0	0
375		000000000000			12083.34	12000	0	0
376		000000000000			13334	9996.44	0	0
377		000000000000			44913.83	10408.69	0	0
378		000000000000			13301.58	5643.91	0	3751.38
379		000000000000			8250.67	5677.88	782.33	0
380		000000000000			6955	4197	0	0
381		000000000000			25000	0	25341.89	0
382		000000000000			16397.62	6670.08	0	0
383		000000000000			23373.5	0	0	0
384		000000000000			28437.5	0	0	0
385		000000000000			10833.88	4506.66	9920.4	0
386		000000000000			12916.67	0	0	18211.42
387		000000000000			29394.75	0	0	0
388		000000000000			21666.67	0	5211.27	0
389		000000000000			38603.07	22916.4	0	0
390		000000000000			12500	0	1250	0
391		000000000000			15258.34	0	0	0
392		000000000000			19301.08		0
393		000000000000			12291.66	11833.34	0	0
394		000000000000			8774.58	4000	0	2272.83
395		000000000000			39583.34	0	15204.5	0
396		000000000000			23504.95	0	0	0
397		000000000000			12083.32	0	0	0
398		000000000000			0	0	19099.34	0
399		000000000000			0	17108.34	0	0
400		000000000000			10346.68	0	1537.33	0
401		000000000000			18514.47		0
402		000000000000			24941.91	0	0	0
403		000000000000			5000.02	0	22750.21	0
404		000000000000			52368.91	0	0	0
405		000000000000			66172.87		0
406		000000000000			0	21408.34	0	0
407		000000000000			7591.66	12500	0	0
408		000000000000			17217.44	30351.38	0	0
409		000000000000			19044.34		0
410		000000000000			11606.92	4266.66	0	0
411		000000000000			13000		5420.75
412		000000000000			4089.11	1233.07	15141.88	0
413		000000000000			12083.34		7680.1
414		000000000000			13740.16	5206.42	0	0
415		000000000000			14100.94		0
416		000000000000			141230.81		0
417		000000000000			41666.67		0
418		000000000000			18021.93	0	0	0
419		000000000000			25744.54	0	0	0
420		000000000000			12500	0	5762.65	0
421		000000000000			6854.41	0	5571.8	0
422		000000000000			17917.67		12702.5
423		000000000000			0	660	23018.87	0
424		000000000000			29166.67	0	0	0
425		000000000000			27625	0	3064.84	0
426		000000000000			0	0	10000	0
427		000000000000			20590.84	18827.64	0	0
428		000000000000			1972		56617.47
429		000000000000			16667	0	0	0
430		000000000000			12500.02		16797.18
431		000000000000			33283.5	0	0	0
432		000000000000			13728.07	0	0	0
433		000000000000			14458.5	15833.32	0	0
434		000000000000			13592.8		8284.06
435		000000000000			9583.33	5213.63	2424.75	0
436		000000000000			10958.34	3564.26	0	0
437		000000000000			10465.13	4965.13	0	0
438		000000000000			25429	0	0	0
439		000000000000			16666.67	0	0	0
440		000000000000			17766.66		3738.04
441		000000000000			23166.67		0
442		000000000000			38333.34		0
443		000000000000			13993.04		0
444		000000000000			38571.09		0
445		000000000000			54166.66	0	0	0
446		000000000000			12500	0	20555.55	0
447		000000000000			4568.47	26664.42	0	0
448		000000000000			16666.67	0	0	0
449		000000000000			13875	20250	0	0
450		000000000000			6129	8190	0	0
451		000000000000			20948.44	0	0	0
452		000000000000			16745.33		0
453		000000000000			29166.67		0
454		000000000000			31661.17		0
455		000000000000			1885	0	8276.59	1236.8
456		000000000000			12352.51	0	0	0
457		000000000000			23833	0	13005.55	0
458		000000000000			19166.66		0
459		000000000000			5996	12170.83	0	0
460		000000000000			22759.58		0
461		000000000000			39180.71		0
462		000000000000			20775.92		0
463		000000000000			30425.04		0
464		000000000000			20833.32	3879.11	0	0
465		000000000000			13178.86	9643.15	0	0
466		000000000000			14166.67		9305.55
467		000000000000			39531.5	18750	0	0
468		000000000000			41766.68		0
469		000000000000			0		64619.33
470		000000000000			23273.2		0
471		000000000000			20705.99		0
472		000000000000			9956.71	5940.31	0	0
473		000000000000			57403.73		0
474		000000000000			20833.33	0	0	0
475		000000000000			17499.74	0	9838.07	0
476		000000000000			15000	5833.5	0	0
477		000000000000			11361.48		0
478		000000000000			22671.96		0
479		000000000000			12677.6	8195.64	0	0
480		000000000000			18070	4518.07	0	0
481		000000000000			20000		0
482		000000000000			7737.6	7640.53	0	0
483		000000000000			0	19708.34	0	0
484		000000000000			11105.09	9990	0	0
485		000000000000			20134.01		0
486		000000000000			13050.45	10922.33	0	0
487		000000000000			10552.67	11250	0	0
488		000000000000			9644.25		0
489		000000000000			9182.93	8187.79	0	0
490		000000000000			6996.14	0	18084.58	0
491		000000000000			13166.48	0	0	0
492		000000000000			29166.67	0	0	0
493		000000000000			9333.34		3374.56
494		000000000000			19166.68		58373.13
495		000000000000			5833.34	10833.34	0	0
496		000000000000			20833.32	2063.36	0	0
497		000000000000			7111	5333	0	0
498		000000000000			17468.75	0	2500.79	0
499		000000000000			22763.7	0	0	0
500		000000000000			17995.05		0
501		000000000000			15000	7552.13	0	0
502		000000000000			229955.58	0	0	0
503		000000000000			48270	3705	0	0
504		000000000000			3628	3479.17	2662	0
505		000000000000			15468.46	17558.8	0	0
506		000000000000			17424.16	0	0	0
507		000000000000			16093.8		4286.55
508		000000000000			13403.2	0	0	0
509		000000000000			10208.33	0	8235.83	0
510		000000000000			14251.54	1092	0	0
511		000000000000			12083.34	5323	0	0
512		000000000000			0		15732.42
513		000000000000			28023.42	0	30715.15	0
514		000000000000			7916.67	12383.34	8103.21	0
515		000000000000			11487.59		0
516		000000000000			2347.5	346.66	18581.64	1873.28
517		000000000000			13334	7306.55	0	0
518		000000000000			36733.21		0
519		000000000000			57811.83		0
520		000000000000			4833.17	8333.34	0	0
521		000000000000			15000		9764.52
522		000000000000			10989.59	0	3344.42	0
523		000000000000			48785.3	0	0	0
524		000000000000			19247.25		0
525		000000000000			12500		10124.63
526		000000000000			14145.73	2958.58	0	0
527		000000000000			13258.33	0	3772.85	0
528		000000000000			14933.34	0	0	0
529		000000000000			12499.99		1197.63
530		000000000000			8195.13	10022.1	0	0
531		000000000000			15572.04	4128.58	0	0
532		000000000000			13750	29500	0	0
533		000000000000			14694.26	13174.96	0	0
534		000000000000			13502.5	10857.64	0	3443.82
535		000000000000			17348.64	0	2873.09	0
536		000000000000			30550.87	15633.22	0	0
537		000000000000			12772	15025.96	0	0
538		000000000000			31725.2	0	0	0
539		000000000000			5891.83	15424.5	0	0
540		000000000000			21041.67	0	0	0
541		000000000000			13333.35		0
542		000000000000			19583.33	11217.08	0	0
543		000000000000			13375	0	0	0
544		000000000000			15196.93	0	0	0
545		000000000000			18333.34	2580.09	4583.34	0
546		000000000000			8860.74		4076.25
547		000000000000			14416.68		0
548		000000000000			15537.5	10070.63	0	0
549		000000000000			7512.11	0	9807.37	0
550		000000000000			29682.72	0	11313.75	0
551		000000000000			25000	0	0	0
552		000000000000			14583.34	0	0	0
553		000000000000			27625.87	0	16929.03	0
554		000000000000			17500		0
555		000000000000			72853	0	0	0
556		000000000000			17500.04	0	0	0
557		000000000000			16666.67	8916.64	0	0
558		000000000000			14040		5604
559		000000000000			9731.76	3418.86	37.12	768.24
560		000000000000			18688.32	11166.67	0	0
561		000000000000			17707		0
562		000000000000			23143.39	5675	0	0
563		000000000000			16666.67	0	0	0
564		000000000000			25865	10250	0	0
565		000000000000			62689.5	0	0	0
566		000000000000			8759.81	9661.23	0	0
567		000000000000			9828.7	0	0	0
568		000000000000			9176.03	5431.95	0	0
569		000000000000			42356.79	0	1170.66	0
570		000000000000			10699.06	7162.84	0	0
571		000000000000			30092.97		0
572		000000000000			26356.51	0	0	0
573		000000000000			20817.09	0	0	0
574		000000000000			8110.54	11218.13	0	0
575		000000000000			7634	5387	0	0
576		000000000000			14168	0	0	0
577		000000000000			8545.34	11729.54	0	0
578		000000000000			12489.95	8866	0	0
579		000000000000			1595.5	1290.5	3900	3004
580		000000000000			20064.42	1600	0	0
581		000000000000			20574.16		1543.08
582		000000000000			9933.41	10999.99	1387.28	1983.55
583		000000000000			3042.28	6711.86	0	49441.63
584		000000000000			21693.68	0	6353.17	2079.58
585		000000000000			13083.33	0	0	0
586		000000000000			56865.55	0	0	0
587		000000000000			15018.16		0
588		000000000000			18078.71	0	0	0
589		000000000000			22273.97		0
590		000000000000			20606.82	0	37592.43	0
591		000000000000			28814.09	7402.6	0	0
592		000000000000			21284.17	8506.34	0	0
593		000000000000			27798.5	0	0	0
594		000000000000			22240	11830.49	0	0
595		000000000000			14467.25	10393.07	0	0
596		000000000000			11700	0	9589	0
597		000000000000			43302	0	0	0
598		000000000000			14551.75	0	0	0
599		000000000000			86031	0	0	0
600		000000000000			30907	0	0	0
601		000000000000			26541.66		9166.66
602		000000000000			0	12915.07	0	0
603		000000000000			19333.34	0	8782.6	0
604		000000000000			2059.02	8385.37	467.17	1425.65
605		000000000000			4916.67	4166.67	10814.83	3333.34
606		000000000000			13183.12	5865.83	0	0
607		000000000000			14742.34	6500	0	7431.17
608		000000000000			11676	5235	0	0
609		000000000000			43922	0	0	0
610		000000000000			9739.25	8501.18	0	0
611		000000000000			0	2640.87	30047.62	0
612		000000000000			20833.33	0	0	0
613		000000000000			20833.33	0	81250	0
614		000000000000			81048.81	0	0	0
615		000000000000			20600	15755.64	0	0
616		000000000000			12240	6638.92	2788.67	78.81
617		000000000000			5194.48	14975	0	0
618		000000000000			26916.65	0	0	0
619		000000000000			16125	14583.34	0	0
620		000000000000			21462.17	0	0	0
621		000000000000			13830	11066.67	7186.25	4564.87
622		000000000000			15000		0
623		000000000000			0	10583.34	0	0
624		000000000000			3615.07	9846.34	0	0
625		000000000000			10416.67	1180.71	15282.35	0
626		000000000000			9265.41	4229.67	0	0
627		000000000000			4975.4	11112.84	0	0
628		000000000000			5274.06	1128.9	0	0
629		000000000000			8825	2698	0	0
630		000000000000			21800	0	0	0
631		000000000000			30235.57	0	2898.53	0
632		000000000000			10000	8197.92	0	0
633		000000000000			10545.84	5299.15	0	0
634		000000000000			18750	0	0	0
635		000000000000			13245.84		0
636		000000000000			22258.34	0	0	0
637		000000000000			23126.03	0	0	0
638		000000000000			12090.88		0
639		000000000000			7500	8333	0	0
640		000000000000			0		29018.08
641		000000000000			50098.99		0
642		000000000000			13639.25		3510
643		000000000000			9222.42	12170.33	112	0
644		000000000000			6662.92	11406.5	0	0
645		000000000000			10900	8257.83	0	769.23
646		000000000000			16212.49	8122	5992	0
647		000000000000			13230.75	9113.09	0	0
648		000000000000			54560.58	11129.7	0	0
649		000000000000			13265	14166.66	0	0
650		000000000000			10416.66		116764.83
651		000000000000			15621.16		2210.56
652		000000000000			1558.21	0	6154.37	6124.15
653		000000000000			17458.34		4544.44
654		000000000000			9414.01	15125.04	0	0
655		000000000000			14166.67	0	0	0
656		000000000000			18750	0	0	0
657		000000000000			0	0	40350.83	0
658		000000000000			11091.38	8458.34	0	0
659		000000000000			28134	33375	897	980
660		000000000000			11672.46		4452.56
661		000000000000			16768.07	0	0	1351.83
662		000000000000			7983.91	5192.7	6328.56	0
663		000000000000			12500	18376.13	0	0
664		000000000000			14839.58	0	0	0
665		000000000000			38041.38	0	0	0
666		000000000000			19142.77	0	0	0
667		000000000000			17171.62	12204.6	0	0
668		000000000000			30333.22		0
669		000000000000			4638.9		1915
670		000000000000			12773	0	15569.12	0
671		000000000000			11479.87	3750	0	8745
672		000000000000			11666.67	10716.5	0	0
673		000000000000			20829.9		0
674		000000000000			29166.67	0	2190.95	0
675		000000000000			0	0	55984.36	0
676		000000000000			4167	8500	0	0
677		000000000000			63847.46		0
678		000000000000			16149.87		0
679		000000000000			26262.71	4210.71	0	0
680		000000000000			10833.33		0
681		000000000000			14939	10725	0	0
682		000000000000			51480.83		0
683		000000000000			15000	0	10524.28	0
684		000000000000			23881.58	16041.67	0	0
685		000000000000			6573.06	1228.29	0	0
686		000000000000			18940.09	0	0	0
687		000000000000			11250	19166.66	0	0
688		000000000000			6734	9583.34	0	0
689		000000000000			18340	14215.06	0	0
690		000000000000			5000	16666.68	0	0
691		000000000000			26250	0	0	0
692		000000000000			26940.46		0
693		000000000000			13333.33	16122.12	0	0
694		000000000000			2748.92	2600	7439.08	0
695		000000000000			8860.26	5700	0	0
696		000000000000			27166.66	0	20264	0
697		000000000000			11957.08	28327.36	0	0
698		000000000000			24166.67		0
699		000000000000			9852.71		18645.26
700		000000000000			8787.41	7908.34	0	0
701		000000000000			23507		0
702		000000000000			16666.66	0	0	0
703		000000000000			7083.33	8797.15	0	0
704		000000000000			14642.5	0	3219.84	0
705		000000000000			15000	5000	0	2529.73
706		000000000000			5416.66	0	41845.58	0
707		000000000000			29166.68	0	6348.79	0
708		000000000000			51470.75		0
709		000000000000			34583.33	16666.66	0	0
710		000000000000			2495.7	1465.7	27959.27	2745.48
711		000000000000			30449.58	0	0	0
712		000000000000			6812	6195	0	0
713		000000000000			16000	0	22989.62	0
714		000000000000			0	21391.66	0	0
715		000000000000			23841.67	0	0	0
716		000000000000			10384.7	9057.47	2195.74	1795.53
717		000000000000			70442.4		0
718		000000000000			22284.42	22284.42	0	0
719		000000000000			159629.13		0
720		000000000000			48950.55	0	0	0
721		000000000000			11483.33		0
722		000000000000			12915.07	9035.48	0	0
723		000000000000			25084.54	0	0	0
724		000000000000			4705.51	1619.5	1740	0
725		000000000000			1895.78	6896.83	3000	1256.67
726		000000000000			40054.5	0	0	0
727		000000000000			16043.23		0
728		000000000000			6250		1587.85
729		000000000000			12500	0	15298.67	0
730		000000000000			10080.04	10166.41	0	0
731		000000000000			21907.63	1165.67	0	0
732		000000000000			16308.34	0	0	0
733		000000000000			9012.51	13368.75	0	0
734		000000000000			18333.33	0	0	0
735		000000000000			11568.26	10524.8	0	0
736		000000000000			15316.66		4416.67
737		000000000000			17500	17124.44	0	0
738		000000000000			19227.09		0
739		000000000000			15416.67		34613.58
740		000000000000			25000		0
741		000000000000			26332.24	0	0	0
742		000000000000			25000		12404.17
743		000000000000			14111.54	11523.89	0	0
744		000000000000			16666.67		0
745		000000000000			12841.76	0	0	0
746		000000000000			18531.25		0

	105	106	107	108	109	110	111	112	113
	All Borrower Wage Income	All Borrower Total Income	4506-T Indicator	Borrower Income Verification Level	Co-Borrower Income Verification	Borrower Employment Verification	Co-Borrower Employment Verification	Borrower Asset Verification	Co-Borrower Asset Verification
1	11958.33	19615.16	1	5		3		4
2	23441.08	23441.08	1	5		3		4
3	17000	17000	1	5		3		4
4	77078.16	77078.16	1	5		3		4
5	35152.18	35152.18	1	5		3		4
6	20006.36	20006.36	1	5		3		4
7	16602.82	16602.82	1	5		3		4
8	16130.54	16130.54	1	5		3		4
9	16675.67	16675.67	1	5		3		4
10	22916.66	30525.07	1	5		3		4
11	18750	37916.67	1	5		3		4
12	20678.08	20678.08	1	4		3		4
13	32565.09	32565.09	1	5		3		4
14	12675	14341.66	1	5		3		4
15	10359.24	10359.24	1	5		3		4
16	19274.66	19274.66	1	5		3		4
17	15500	24649.48	1	5		3		4
18	15539.37	15539.37	1	5		3		4
19	13005.89	13005.89	1	5		3		4
20	121431.57	121431.57	1	5		3		4
21	14467.14	14467.14	1	5		3		4
22	25984.01	25984.01	1	5		3		4
23	15215.06	19616.22	1	5		3		4
24	17510	17510	1	5		3		4
25	25481.88	25481.88	1	5		3		4
26	16695.66	16695.66	1	5		3		4
27	27969.06	27969.06	1	5		3		4
28	27083.33	27083.33	1	5		3		4
29	21298.98	21298.98	1	5		3		4
30	11114.26	11114.26	1	5		3		4
31	14503.93	14503.93	1	5		3		4
32	445.6	16864.42	1	5		3		4
33	218317.83	218317.83	1	5		3		4
34	48333.35	48333.35	1	5		3		4
35	16823.83	16823.83	1	5		3		4
36	56776.14	56776.14	1	5		3		4
37	18873.91	19803.83	1	5		3		4
38	2353.5	36431.17	1	5		3		4
39	21023.25	21023.25	1	5		3		4
40	14025	14025	1	5		3		4
41	41493.54	41493.54	1	5		3		4
42	35153.73	35153.73	1	5		3		4
43	12873.83	12873.83	1	5		3		4
44	14666.67	14666.67	1	5		3		4
45	11011.01	11011.01	1	5		3		4
46	16241.64	16241.64	1	5		3		4
47	20833.33	33682.94	1	5		3		4
48	16639.26	16639.26	1	5		3		4
49	26154.32	26154.32	1	5		3		4
50	35437.25	35437.25	1	5		3		4
51	5833.33	16780.39	1	5		3		4
52	32276.33	32276.33	1	5		3		4
53	10452.16	10452.16	1	5		3		4
54	33541.67	33541.67	1	5		3		4
55	25000	25000	1	5		3		4
56	16150	28593.52	1	5		3		4
57	14290.87	14290.87	1	5		3		4
58	3217.6	24884.27	1	5		3		4
59	14868.38	14868.38	1	5		3		4
60	24780.26	24780.26	1	5		3		4
61	18409	18409	1	5		3		4
62	24477.91	24477.91	1	5		3		4
63	13948.18	21200.44	1	5		3		4
64	8622.34	20113.46	1	5		3		4
65	20974.43	20974.43	1	5		3		4
66	32476.46	50346.25	1	5		3		4
67	23847.2	23847.2	1	5		3		4
68	12767.83	16824.1	1	5		3		4
69	28321.23	28321.23	1	5		3		4
70	12546.57	40671.57	1	5		3		4
71	21791	21791	1	5		3		4
72	25500	25500	1	5		3		4
73	46330.12	46330.12	1	5		3		4
74	24166.67	24166.67	1	5		3		4
75	47864.67	47864.67	1	5		3		4
76	13141.68	13141.68	1	5		3		4
77	33078.48	34666.51	1	5		3		4
78	16666.67	46143.89	1	5		3		4
79	14166.66	14166.66	1	5		3		4
80	23168.1	23168.1	1	5		3		4
81	17968.92	17968.92	1	5		3		4
82	24481.76	24481.76	1	5		3		4
83	19829.73	20083.34	1	5		3		4
84	2916.67	55743.11	1	5		3		4
85	29666.67	29666.67	1	5		3		4
86	15266.54	15266.54	1	5		3		4
87	9875.34	9875.34	1	5		3		4
88	7291.67	17800.13	1	5		3		4
89	27904.13	27904.13	1	5		3		4
90	21866.83	21866.83	1	5		3		4
91	14578.85	14578.85	1	5		3		4
92	22499.99	25967.41	1	5		3		4
93	8333.34	14961.34	1	5		3		4
94	39833.34	39833.34	1	5		3		4
95	31751.2	35084.53	1	5		3		4
96	15416.66	15416.66	1	5		3		4
97	28083.32	28083.32	1	5		3		4
98	41989.54	43600.93	1	5		3		4
99	7383.33	9058.02	1	5		3		4
100	337658.53	337658.53	1	5		3		4
101	17792.35	17792.35	1	5		3		4
102	14539.64	15889.64	1	5		3		4
103	12435.25	12435.25	1	5		3		4
104	12730.67	12730.67	1	5		3		4
105	16250	16250	1	5		3		4
106	9053.33	9053.33	1	5		3		4
107	20948.88	20948.88	1	5		3		4
108	11916.67	32750	1	5		3		4
109	20862.83	20862.83	1	5		3		4
110	15000	15000	1	5		3		4
111	16636.75	17171.5	1	5		3		4
112	25250	25250	1	5		3		4
113	20748.7	20748.7	1	5		3		4
114	20833.34	34727.43	1	5		3		4
115	13778.13	13778.13	1	5		3		4
116	14360	14360	1	5		3		4
117	30676.36	30676.36	1	5		3		4
118	9510.02	9510.02	1	5		3		4
119	24080.12	24080.12	1	5		3		4
120	22425.01	22425.01	1	5		3		4
121	16603.6	16603.6	1	5		3		4
122	31250	31250	1	5		3		4
123	18993.32	18993.32	1	5		3		4
124	20507.52	40317.84	1	5		3		4
125	15309.53	15309.53	1	5		3		4
126	30261.12	30261.12	1	5		3		4
127	28394.23	30291.4	1	5		3		4
128	16667.67	16667.67	1	5		3		4
129	11428.37	11428.37	1	5		3		4
130	17507.89	17507.89	1	5		3		4
131	17001.25	17001.25	1	5		3		4
132	8700	9610.08	1	5		3		4
133	28936.66	28936.66	1	5		3		4
134	21888.01	28485.01	1	5		3		4
135	31579.56	31579.56	1	5		3		4
136	19961.5	19961.5	1	5		3		4
137	17082.03	17082.03	1	5		3		4
138	15355.77	15355.77	1	5		3		4
139	24998.17	24998.17	1	5		3		4
140	14545.74	15636.07	1	5		3		4
141	28505.04	28505.04	1	5		3		4
142	26102	26102	1	5		3		4
143	10387.17	12372.42	1	5		3		4
144	10833.33	33671.22	1	5		3		4
145	22661.54	22661.54	1	4		3		4
146	0	21278.47	1	5		3		4
147	24183.34	24183.34	1	5		3		4
148	14354.5	14354.5	1	5		3		4
149	23678.92	23678.92	1	5		3		4
150	99243.75	99243.75	1	5		3		4
151	20208.33	20208.33	1	5		3		4
152	16124.58	16124.58	1	5		3		4
153	3074.79	8429.95	1	5		3		4
154	8805.08	10337.91	1	5		3		4
155	29166.67	59589.12	1	5		3		4
156	17968.94	26041.65	1	5		3		4
157	13583.42	13583.42	1	5		3		4
158	15036.24	15036.24	1	5		3		4
159	16306.26	16306.26	1	5		3		4
160	20000	20000	1	5		3		4
161	19175.08	19175.08	1	5		3		4
162	14311.52	18782.57	1	5		3		4
163	34382.45	34576.24	1	5		3		4
164	24782.34	24782.34	1	5		3		4
165	24583.34	24583.34	1	5		3		4
166	14917.75	14917.75	1	5		3		4
167	19297.55	19297.55	1	5		3		4
168	9642.05	9814.3	1	5		3		4
169	19252	19252	1	5		3		4
170	8552.42	9375.9	1	5		3		4
171	17467.08	21624.12	1	5		3		4
172	19000	29315.81	1	5		3		4
173	22958	22958	1	5		2		4
174	16055	16055	0	5		2		4
175	19230	19230	0	5		2		4
176	51006.77	51006.77	1	5		2		4
177	24246.55	24246.55	0	5		2		4
178	36848	59023	0	5		2		4
179	0	494552	0	5		2		4
180	33413.67	33413.67	1	5		2		4
181	0	36980.83	0	4		2		4
182	29035	29035	1	5		2		4
183	28750	28750	1	5		2		4
184	10684.38	38294.55	1	5		3		4
185	45909.56	45909.56	0	4		2		4
186	44509	44509	0	5		3		4
187	27083.33	27083.33	1	5		3		4
188	11250	11250	1	5		3		4
189	88774.36	88774.36	1	5		2		4
190	27500	27500	0	5		2		4
191	23077	23077	0	5		2		4
192	18637.58	18637.58	0	4		2		4
193	18604.73	18604.73	0	5		3		4
194	14167	26917	1	5		2		4
195	17191.92	142191.92	0	5		2		4
196	19767	19767	0	5		2		4
197	14984	14984	0	5		2		4
198	18247.15	25891.15	1	5		2		4
199	25923.96	25923.96	0	5		3		4
200	31250	31250	1	5		2		4
201	19516.66	24308.33	1	5		2		3
202	20000	33738.56	1	5		3		4
203	25000	95000	1	5		2		4
204	21312	21312	0	4		2		4
205	21982.9	51219.07	1	5		2		4
206	16700	16700	0	5		2		4
207	32424	33861.5	1	5		2		4
208	11444	11444	0	5		2		4
209	17583	17583	0	4		2		4
210	75313.97	75313.97	0	4		2		4
211	34166.59	34166.59	1	5		2		4
212	17500	17500	0	4		2		4
213	20833.34	20833.34	1	5		2		4
214	24285	24285	1	4		2		4
215	28477.08	28477.08	1	5		2		3
216	22956	22956	0	5		2		4
217	68833.34	68833.34	1	4		2		4
218	34634.33	34634.33	0	4		2		4
219	53738	53738	1	4		2		4
220	8439	23932	0	5		2		4
221	28811	28811	0	5		2		4
222	22156.92	22156.92	0	5		2		4
223	0	30349.33	0	4		2		4
224	20261	20261	0	5		2		4
225	0	24984	0	5		2		4
226	20591.67	20591.67	0	5		3		4
227	33916.66	33916.66	1	5		3		4
228	18750	41104.17	0	5		2		4
229	0	41666	0	5		2		4
230	79362.84	79362.84	1	5		2		4
231	0	20758.42	1	5		3		4
232	30549.06	30549.06	1	4		2		4
233	0	30761	1	5		2		4
234	41666.66	41666.66	1	5		2		4
235	0	86281	0	5		2		4
236	16666.67	16666.67	1	5		2		4
237	29938	29938	1	5		2		4
238	44250	44250	1	5		3		4
239	0	156047	0	5		2		4
240	0	47664	0	5		2		4
241	72150.96	72150.96	1	4		2		4
242	33333	53061	1	5		2		4
243	0	22314	0	5		2		4
244	18750	246581	1	5		2		4
245	0	36228.76	0	4		2		4
246	0	36666	0	5		2		4
247	0	45223	0	5		2		4
248	13600	13600	1	5		2		4
249	20884	23902	0	5		2		3
250	0	22089	0	4		2		4
251	0	108333	0	5		2		4
252	15333.34	26965.34	1	5		2		4
253	8333.34	41667	1	5		2		4
254	29732.68	29732.68	1	5		2		4
255	13473.92	13473.92	1	5		2		3
256	15155	18152	1	5		2		4
257	21691.6	21691.6	1	5		3		4
258	16279.08	16279.08	1	5		3		4
259	15078.99	15078.99	1	5		3		4
260	24041.66	24041.66	1	5		3		4
261	32050.14	32050.14	1	5		3		4
262	8437.87	17711.8	1	5		3		4
263	27009.58	27009.58	1	5		3		4
264	152105.29	152105.29	1	5		3		4
265	14416.66	14416.66	1	5		3		4
266	14490.01	14653.6	1	5		3		4
267	10184.1	10184.1	1	5		3		4
268	10208.33	18004.07	1	5		3		4
269	12500	25269	1	5		3		4
270	11017.27	11017.27	1	5		3		4
271	15500	18920.33	1	5		3		4
272	25686.27	25686.27	1	5		3		4
273	33936.79	33936.79	1	5		3		4
274	27964.26	27964.26	1	5		3		4
275	163264.42	163264.42	1	5		3		4
276	15322.34	15322.34	1	5		3		4
277	23500	23500	1	5		3		4
278	9079.86	62251.07	1	5		3		4
279	38917.21	38917.21	1	5		3		4
280	21200.01	21200.01	1	5		3		4
281	16088.79	16088.79	1	5		3		4
282	25000	25000	1	5		3		4
283	17500	17500	1	5		3		4
284	23738.86	23738.86	1	5		3		4
285	30645.82	30645.82	1	5		3		4
286	31739.5	31739.5	1	5		3		4
287	12744.79	12744.79	1	5		3		4
288	11750	11750	1	5		3		4
289	13511.33	20801.71	1	5		3		4
290	14429.01	14429.01	1	5		3		4
291	6806.68	14143.53	1	5		3		4
292	33972.1	33972.1	1	5		3		4
293	19606.98	19606.98	1	5		3		4
294	27616.18	27616.18	1	5		3		4
295	16532.92	16532.92	1	5		3		4
296	0	10903.5	1	5		3		4
297	42686.3	42686.3	1	5		3		4
298	19108.47	19108.47	1	5		3		4
299	12016.66	13334.54	1	5		3		4
300	18306.71	18306.71	1	5		3		4
301	13623	13623	1	5		3		4
302	10146.66	11180.86	1	5		3		4
303	28996.1	28996.1	1	5		3		4
304	21814.08	21814.08	1	5		3		4
305	18666.44	18666.44	1	5		3		4
306	16250	16250	1	4		3		4
307	11281.58	11281.58	1	5		3		4
308	32500	32500	1	5		3		4
309	9752.67	11646.16	1	5		3		4
310	13921.77	13921.77	1	5		3		4
311	20957.73	20957.73	1	5		3		4
312	65009.37	65075.45	1	5		3		4
313	33333.33	33333.33	1	5		3		4
314	20216.68	20216.68	1	5		3		4
315	30464	30464	1	5		3		4
316	20333.33	20333.33	1	5		3		4
317	24109.67	24109.67	1	5		3		4
318	30348.1	30348.1	1	5		3		4
319	18052.94	18905.15	1	5		3		4
320	16708.34	21788.98	1	5		3		4
321	20734.39	20734.39	1	5		3		4
322	33474.83	33474.83	1	5		3		4
323	14528.16	20145.24	1	5		3		4
324	39359.39	39359.39	1	5		3		4
325	20332.26	20332.26	1	5		3		4
326	20843.75	20843.75	1	5		3		4
327	16206.38	16206.38	1	5		3		4
328	26718.51	26718.51	1	5		3		4
329	20126.68	22835.02	1	5		3		4
330	37908.17	37908.17	1	5		3		4
331	27916.68	27916.68	1	5		3		4
332	35704.15	35704.15	1	5		3		4
333	25388.42	25388.42	1	5		3		4
334	23030.8	23030.8	1	5		3		4
335	32603.57	32603.57	1	5		3		4
336	25834	25834	1	5		3		4
337	10970.71	12227.79	1	5		3		4
338	20286.8	20286.8	1	5		3		4
339	17083.34	17083.34	1	5		3		4
340	37500	37500	1	5		3		4
341	31250	31250	1	5		3		4
342	38550	38550	1	5		3		4
343	17026.24	17026.24	1	5		3		4
344	17772.3	17772.3	1	5		3		4
345	133822.09	133822.09	1	5		3		4
346	28049.99	28049.99	1	5		3		4
347	25382	25382	1	5		3		4
348	19375.39	19375.39	1	5		3		4
349	17780.07	17780.07	1	5		3		4
350	23416.45	23416.45	1	5		3		4
351	16168.77	16168.77	1	5		3		4
352	24449.96	24449.96	1	5		3		4
353	22386.63	22386.63	1	5		3		4
354	17352	22602	1	5		3		4
355	13451	13451	1	5		3		4
356	26416.66	26416.66	1	5		3		4
357	36452.01	36452.01	1	5		3		4
358	14015	14015	1	5		3		4
359	32895.17	32895.17	1	4		3		4
360	13333.35	13333.35	1	5		3		4
361	23209.02	29447.35	1	5		3		4
362	25440.59	34488.41	1	5		3		4
363	14195.14	14195.14	1	5		3		4
364	45847.19	45847.19	1	5		3		4
365	22670.54	26502.5	1	5		3		4
366	36027.34	36027.34	1	5		3		4
367	8769.75	8769.75	1	5		3		4
368	8784.47	11189.47	1	5		3		4
369	14111.25	14111.25	1	5		3		4
370	62827.02	62827.02	1	5		3		4
371	28367.61	28367.61	1	5		3		4
372	24853.66	24853.66	1	5		3		4
373	73806.29	73806.29	1	5		3		4
374	95883.08	95883.08	1	5		3		4
375	24083.34	24083.34	1	5		3		4
376	23330.44	23330.44	1	5		3		4
377	55322.52	55322.52	1	5		3		4
378	18945.49	22696.87	1	5		3		4
379	13928.55	14710.88	1	5		3		4
380	11152	11152	1	5		3		4
381	25000	50341.89	1	5		3		4
382	23067.7	23067.7	1	5		3		4
383	23373.5	23373.5	1	5		3		4
384	28437.5	28437.5	1	5		3		4
385	15340.54	25260.94	1	5		3		4
386	12916.67	31128.09	1	5		3		4
387	29394.75	29394.75	1	5		3		4
388	21666.67	26877.94	1	5		3		4
389	61519.47	61519.47	1	5		3		4
390	12500	13750	1	5		3		4
391	15258.34	15258.34	1	5		3		4
392	19301.08	19301.08	1	5		3		4
393	24125	24125	1	5		3		4
394	12774.58	15047.41	1	5		3		4
395	39583.34	54787.84	1	5		3		4
396	23504.95	23504.95	1	5		3		4
397	12083.32	12083.32	1	5		3		4
398	0	19099.34	1	5		3		4
399	17108.34	17108.34	1	5		3		4
400	10346.68	11884.01	1	5		3		4
401	18514.47	18514.47	1	5		3		4
402	24941.91	24941.91	1	5		3		4
403	5000.02	27750.23	1	5		3		4
404	52368.91	52368.91	1	4		3		4
405	66172.87	66172.87	1	5		3		4
406	21408.34	21408.34	1	5		3		4
407	20091.66	20091.66	1	5		3		4
408	47568.82	47568.82	1	5		3		4
409	19044.34	19044.34	1	5		3		4
410	15873.58	15873.58	1	5		3		4
411	13000	18420.75	1	5		3		4
412	5322.18	20464.06	1	5		3		4
413	12083.34	19763.44	1	5		3		4
414	18946.58	18946.58	1	5		3		4
415	14100.94	14100.94	1	5		3		4
416	141230.81	141230.81	1	5		3		4
417	41666.67	41666.67	1	5		3		4
418	18021.93	18021.93	1	5		3		4
419	25744.54	25744.54	1	5		3		4
420	12500	18262.65	1	5		3		4
421	6854.41	12426.21	1	5		3		4
422	17917.67	30620.17	1	5		3		4
423	660	23678.87	1	5		3		4
424	29166.67	29166.67	1	5		3		4
425	27625	30689.84	1	5		3		4
426	0	10000	1	5		3		4
427	39418.48	39418.48	1	5		3		4
428	1972	58589.47	1	5		3		4
429	16667	16667	1	5		3		4
430	12500.02	29297.2	1	5		3		4
431	33283.5	33283.5	1	5		3		4
432	13728.07	13728.07	1	5		3		4
433	30291.82	30291.82	1	5		3		4
434	13592.8	21876.86	1	5		3		4
435	14796.96	17221.71	1	5		3		4
436	14522.6	14522.6	1	5		3		4
437	15430.26	15430.26	1	5		3		4
438	25429	25429	1	5		3		4
439	16666.67	16666.67	1	5		3		4
440	17766.66	21504.7	1	5		3		4
441	23166.67	23166.67	1	5		3		4
442	38333.34	38333.34	1	5		3		4
443	13993.04	13993.04	1	5		3		4
444	38571.09	38571.09	1	5		3		4
445	54166.66	54166.66	1	5		3		4
446	12500	33055.55	1	5		3		4
447	31232.89	31232.89	1	5		3		4
448	16666.67	16666.67	1	5		3		4
449	34125	34125	1	5		3		4
450	14319	14319	1	5		3		4
451	20948.44	20948.44	1	5		3		4
452	16745.33	16745.33	1	5		3		4
453	29166.67	29166.67	1	5		3		4
454	31661.17	31661.17	1	5		3		4
455	1885	11398.39	1	5		3		4
456	12352.51	12352.51	1	5		3		4
457	23833	36838.55	1	5		3		4
458	19166.66	19166.66	1	5		3		4
459	18166.83	18166.83	1	5		3		4
460	22759.58	22759.58	1	5		3		4
461	39180.71	39180.71	1	5		3		4
462	20775.92	20775.92	1	5		3		4
463	30425.04	30425.04	1	5		3		4
464	24712.43	24712.43	1	5		3		4
465	22822.01	22822.01	1	5		3		4
466	14166.67	23472.22	1	5		3		4
467	58281.5	58281.5	1	5		3		4
468	41766.68	41766.68	1	5		3		4
469	0	64619.33	1	5		3		4
470	23273.2	23273.2	1	5		3		4
471	20705.99	20705.99	1	5		3		4
472	15897.02	15897.02	1	5		3		4
473	57403.73	57403.73	1	5		3		4
474	20833.33	20833.33	1	5		3		4
475	17499.74	27337.81	1	5		3		4
476	20833.5	20833.5	1	5		3		4
477	11361.48	11361.48	1	5		3		4
478	22671.96	22671.96	1	5		3		4
479	20873.24	20873.24	1	5		3		4
480	22588.07	22588.07	1	5		3		4
481	20000	20000	1	5		3		4
482	15378.13	15378.13	1	5		3		4
483	19708.34	19708.34	1	5		3		4
484	21095.09	21095.09	1	5		3		4
485	20134.01	20134.01	1	5		3		4
486	23972.78	23972.78	1	5		3		4
487	21802.67	21802.67	1	5		3		4
488	9644.25	9644.25	1	5		3		4
489	17370.72	17370.72	1	5		3		4
490	6996.14	25080.72	1	5		3		4
491	13166.48	13166.48	1	5		3		4
492	29166.67	29166.67	1	5		3		4
493	9333.34	12707.9	1	5		3		4
494	19166.68	77539.81	1	5		3		4
495	16666.68	16666.68	1	5		3		4
496	22896.68	22896.68	1	5		3		4
497	12444	12444	1	5		3		4
498	17468.75	19969.54	1	5		3		4
499	22763.7	22763.7	1	5		3		4
500	17995.05	17995.05	1	5		3		4
501	22552.13	22552.13	1	5		3		4
502	229955.58	229955.58	1	5		3		4
503	51975	51975	1	5		3		4
504	7107.17	9769.17	1	5		3		4
505	33027.26	33027.26	1	5		3		4
506	17424.16	17424.16	1	5		3		4
507	16093.8	20380.35	1	5		3		4
508	13403.2	13403.2	1	5		3		4
509	10208.33	18444.16	1	5		3		4
510	15343.54	15343.54	1	5		3		4
511	17406.34	17406.34	1	5		3		4
512	0	15732.42	1	5		3		4
513	28023.42	58738.57	1	5		3		4
514	20300.01	28403.22	1	5		3		4
515	11487.59	11487.59	1	5		3		4
516	2694.16	23149.08	1	5		3		4
517	20640.55	20640.55	1	5		3		4
518	36733.21	36733.21	1	5		3		4
519	57811.83	57811.83	1	5		3		4
520	13166.51	13166.51	1	5		3		4
521	15000	24764.52	1	5		3		4
522	10989.59	14334.01	1	5		3		4
523	48785.3	48785.3	1	5		3		4
524	19247.25	19247.25	1	4		3		4
525	12500	22624.63	1	5		3		4
526	17104.31	17104.31	1	5		3		4
527	13258.33	17031.18	1	5		3		4
528	14933.34	14933.34	1	5		3		4
529	12499.99	13697.62	1	5		3		4
530	18217.23	18217.23	1	5		3		4
531	19700.62	19700.62	1	5		3		4
532	43250	43250	1	5		3		4
533	27869.22	27869.22	1	5		3		4
534	24360.14	27803.96	1	5		3		4
535	17348.64	20221.73	1	5		3		4
536	46184.09	46184.09	1	5		3		4
537	27797.96	27797.96	1	5		3		4
538	31725.2	31725.2	1	5		3		4
539	21316.33	21316.33	1	5		3		4
540	21041.67	21041.67	1	5		3		4
541	13333.35	13333.35	1	5		3		4
542	30800.41	30800.41	1	5		3		4
543	13375	13375	1	5		3		4
544	15196.93	15196.93	1	5		3		4
545	20913.43	25496.77	1	5		3		4
546	8860.74	12936.99	1	5		3		4
547	14416.68	14416.68	1	5		3		4
548	25608.13	25608.13	1	5		3		4
549	7512.11	17319.48	1	5		3		4
550	29682.72	40996.47	1	5		3		4
551	25000	25000	1	5		3		4
552	14583.34	14583.34	1	5		3		4
553	27625.87	44554.9	1	5		3		4
554	17500	17500	1	5		3		4
555	72853	72853	1	5		3		4
556	17500.04	17500.04	1	5		3		4
557	25583.31	25583.31	1	5		3		4
558	14040	19644	1	5		3		4
559	13150.62	13955.98	1	5		3		4
560	29854.99	29854.99	1	5		3		4
561	17707	17707	1	5		3		4
562	28818.39	28818.39	1	5		3		4
563	16666.67	16666.67	1	5		3		4
564	36115	36115	1	5		3		4
565	62689.5	62689.5	1	5		3		4
566	18421.04	18421.04	1	5		3		4
567	9828.7	9828.7	1	5		3		4
568	14607.98	14607.98	1	5		3		4
569	42356.79	43527.45	1	5		3		4
570	17861.9	17861.9	1	5		3		4
571	30092.97	30092.97	1	5		3		4
572	26356.51	26356.51	1	5		3		4
573	20817.09	20817.09	1	4		3		4
574	19328.67	19328.67	1	5		3		4
575	13021	13021	1	5		3		4
576	14168	14168	1	5		3		4
577	20274.88	20274.88	1	5		3		4
578	21355.95	21355.95	1	5		3		4
579	2886	9790	1	5		3		4
580	21664.42	21664.42	1	5		3		4
581	20574.16	22117.24	1	5		3		4
582	20933.4	24304.23	1	5		3		4
583	9754.14	59195.77	1	5		3		4
584	21693.68	30126.43	1	5		3		4
585	13083.33	13083.33	1	5		3		4
586	56865.55	56865.55	1	5		3		4
587	15018.16	15018.16	1	5		3		4
588	18078.71	18078.71	1	5		3		4
589	22273.97	22273.97	1	5		3		4
590	20606.82	58199.25	1	5		3		4
591	36216.69	36216.69	1	5		3		4
592	29790.51	29790.51	1	4		3		4
593	27798.5	27798.5	1	5		3		4
594	34070.49	34070.49	1	5		3		4
595	24860.32	24860.32	1	5		3		4
596	11700	21289	1	5		3		4
597	43302	43302	1	5		3		4
598	14551.75	14551.75	1	5		3		4
599	86031	86031	1	5		3		4
600	30907	30907	1	5		3		4
601	26541.66	35708.32	1	5		3		4
602	12915.07	12915.07	1	5		3		4
603	19333.34	28115.94	1	5		3		4
604	10444.39	12337.21	1	5		3		4
605	9083.34	23231.51	1	5		3		4
606	19048.95	19048.95	1	5		3		4
607	21242.34	28673.51	1	5		3		4
608	16911	16911	1	5		3		4
609	43922	43922	1	5		3		4
610	18240.43	18240.43	1	5		3		4
611	2640.87	32688.49	1	5		3		4
612	20833.33	20833.33	1	5		3		4
613	20833.33	102083.33	1	5		3		4
614	81048.81	81048.81	1	5		3		4
615	36355.64	36355.64	1	5		3		4
616	18878.92	21746.4	1	5		3		4
617	20169.48	20169.48	1	5		3		4
618	26916.65	26916.65	1	5		3		4
619	30708.34	30708.34	1	5		3		4
620	21462.17	21462.17	1	5		3		4
621	24896.67	36647.79	1	5		3		4
622	15000	15000	1	5		3		4
623	10583.34	10583.34	1	5		3		4
624	13461.41	13461.41	1	5		3		4
625	11597.38	26879.73	1	5		3		4
626	13495.08	13495.08	1	5		3		4
627	16088.24	16088.24	1	5		3		4
628	6402.96	6402.96	1	5		3		4
629	11523	11523	1	5		3		4
630	21800	21800	1	5		3		4
631	30235.57	33134.1	1	5		3		4
632	18197.92	18197.92	1	5		3		4
633	15844.99	15844.99	1	5		3		4
634	18750	18750	1	5		3		4
635	13245.84	13245.84	1	5		3		4
636	22258.34	22258.34	1	5		3		4
637	23126.03	23126.03	1	5		3		4
638	12090.88	12090.88	1	5		3		4
639	15833	15833	1	5		3		4
640	0	29018.08	1	5		3		4
641	50098.99	50098.99	1	5		3		4
642	13639.25	17149.25	1	5		3		4
643	21392.75	21504.75	1	5		3		4
644	18069.42	18069.42	1	5		3		4
645	19157.83	19927.06	1	5		3		4
646	24334.49	30326.49	1	5		3		4
647	22343.84	22343.84	1	5		3		4
648	65690.28	65690.28	1	5		3		4
649	27431.66	27431.66	1	5		3		4
650	10416.66	127181.49	1	4		3		4
651	15621.16	17831.72	1	5		3		4
652	1558.21	13836.73	1	5		3		4
653	17458.34	22002.78	1	5		3		4
654	24539.05	24539.05	1	5		3		4
655	14166.67	14166.67	1	5		3		4
656	18750	18750	1	5		3		4
657	0	40350.83	1	5		3		4
658	19549.72	19549.72	1	5		3		4
659	61509	63386	1	5		3		4
660	11672.46	16125.02	1	5		3		4
661	16768.07	18119.9	1	4		3		4
662	13176.61	19505.17	1	5		3		4
663	30876.13	30876.13	1	5		3		4
664	14839.58	14839.58	1	5		3		4
665	38041.38	38041.38	1	5		3		4
666	19142.77	19142.77	1	5		3		4
667	29376.22	29376.22	1	5		3		4
668	30333.22	30333.22	1	5		3		4
669	4638.9	6553.9	1	5		3		4
670	12773	28342.12	1	5		3		4
671	15229.87	23974.87	1	5		3		4
672	22383.17	22383.17	1	5		3		4
673	20829.9	20829.9	1	5		3		4
674	29166.67	31357.62	1	5		3		4
675	0	55984.36	1	5		3		4
676	12667	12667	1	5		3		4
677	63847.46	63847.46	1	5		3		4
678	16149.87	16149.87	1	5		3		4
679	30473.42	30473.42	1	5		3		4
680	10833.33	10833.33	1	5		3		4
681	25664	25664	1	5		3		4
682	51480.83	51480.83	1	5		3		4
683	15000	25524.28	1	5		3		4
684	39923.25	39923.25	1	5		3		4
685	7801.35	7801.35	1	5		3		4
686	18940.09	18940.09	0	5		3		4
687	30416.66	30416.66	1	5		3		4
688	16317.34	16317.34	1	5		3		4
689	32555.06	32555.06	1	5		3		4
690	21666.68	21666.68	1	5		3		4
691	26250	26250	1	5		3		4
692	26940.46	26940.46	1	5		3		4
693	29455.45	29455.45	1	5		3		4
694	5348.92	12788	1	5		3		4
695	15923.16	18827.41	1	5		3		4
696	27166.66	47430.66	1	5		3		4
697	40284.44	40284.44	1	5		3		4
698	24166.67	24166.67	1	5		3		4
699	9852.71	28497.97	1	5		3		4
700	16695.75	16695.75	1	5		3		4
701	23507	23507	1	5		3		4
702	16666.66	16666.66	1	5		3		4
703	15880.48	15880.48	1	5		3		4
704	14642.5	17862.34	1	5		3		4
705	20000	22529.73	1	5		3		4
706	5416.66	47262.24	1	5		3		4
707	29166.68	35515.47	1	4		3		4
708	51470.75	51470.75	1	5		3		4
709	51249.99	51249.99	1	5		3		4
710	3961.4	34666.15	1	5		3		4
711	30449.58	30449.58	1	5		3		4
712	13007	13007	1	5		3		4
713	16000	38989.62	1	5		3		4
714	21391.66	21391.66	1	5		3		4
715	23841.67	23841.67	1	5		3		4
716	19442.17	23433.44	1	5		3		4
717	70442.4	70442.4	1	5		3		4
718	44568.84	44568.84	1	5		3		4
719	159629.13	159629.13	1	5		3		4
720	48950.55	48950.55	1	5		3		4
721	11483.33	11483.33	1	5		3		4
722	21950.55	21950.55	1	5		3		4
723	25084.54	25084.54	1	5		3		4
724	6325.01	8065.01	1	5		3		4
725	8792.61	13049.28	1	5		3		4
726	40054.5	40054.5	1	5		3		4
727	16043.23	16043.23	1	5		3		4
728	6250	7837.85	1	5		3		4
729	12500	27798.67	1	5		3		4
730	20246.45	20246.45	1	5		3		4
731	23073.3	23073.3	1	5		3		4
732	16308.34	16308.34	1	5		3		4
733	22381.26	22381.26	1	5		3		4
734	18333.33	18333.33	1	5		3		4
735	22093.06	22093.06	1	5		3		4
736	15316.66	19733.33	1	5		3		4
737	34624.44	34624.44	1	5		3		4
738	19227.09	19227.09	1	5		3		4
739	15416.67	50030.25	1	5		3		4
740	25000	25000	1	5		3		4
741	26332.24	26332.24	1	5		3		4
742	25000	37404.17	1	5		3		4
743	25635.43	25635.43	1	5		3		4
744	16666.67	16666.67	1	5		3		4
745	12841.76	12841.76	0	5		3		4
746	18531.25	18531.25	1	5		3		4

	114	115	116	117	118	119	120	121	122
	Liquid / Cash Reserves	Monthly Debt All Borrowers	Originator DTI	Fully Indexed Rate	Qualification Method	Percentage of Down Payment from Borrower Own Funds	City	State	Postal Code
1	397692.62	6974.29	0.355556				CORONADO	CA	92118
2	396405.54	5097.12	0.217444				MAPLE VALLEY	WA	98038
3	450493.53	6597.92	0.388113				WINCHESTER	MA	01890
4	79699.31	8110.16	0.105220				IRVINE	CA	92603
5	47742.87	8078.39	0.229812				GLADWYNE	PA	19035
6	80229.82	8552.1	0.427469			100	AVON	CT	06001
7	439227.91	6102.63	0.367566				CHESTERFIELD	MO	63017
8	72507.65	6407.76	0.397244				ESTES PARK	CO	80517
9	185486.98	6308.01	0.378276				STAFFORD	VA	22554
10	71504.06	4601.68	0.150751				ATLANTA	GA	30339
11	200206.89	12672.93	0.334231				ALAMO	CA	94507
12	97055	7236.29	0.349950				RANCHO PALOS VERDES	CA	90275
13	104858.24	5732.14	0.176021				WARREN	NJ	07059
14	144739.36	4259.14	0.296977			100	CHERRY HILLS VILLAGE	CO	80113
15	616909.3	4782.63	0.461678				PARKLAND	FL	33076
16	66316.97	3767.87	0.195483				SAN DIEGO	CA	92128
17	287567.11	10138.41	0.411303				PLEASANTON	CA	94566
18	78878.06	5850.36	0.376486			100	EVANSTON	IL	60201
19	50671.92	5424.52	0.417082				SAN DIEGO	CA	92127
20	449841.01	5465.27	0.045007			100	SOUTH LAKE TAHOE	CA	96150
21	35167.07	4844.77	0.334881				FRISCO	TX	75034
22	66999.03	4429.03	0.170452				BETHESDA	MD	20817
23	303503.01	7552.05	0.384990				SANTA ROSA BEACH	FL	32459
24	58726.36	3327.69	0.190045				WESTFORD	MA	01886
25	388866.56	7025.33	0.275699				REDWOOD CITY	CA	94065
26	387517.77	5853.41	0.350595				ALTADENA	CA	91001
27	88847.32	4216.59	0.150759				GAITHERSBURG	MD	20878
28	752030.47	5021.44	0.185407				ALAMO	CA	94507
29	210556.7	8842.85	0.415177				CORONA	CA	92881
30	129889.08	3779.99	0.340103				SEATTLE	WA	98199
31	234591.87	5881.45	0.405507				LOS ALTOS	CA	94024
32	3324806.4	5073.9	0.300864				SANTA FE	NM	87501
33	266692.99	12569.87	0.057576				VENTNOR CITY	NJ	08406
34	59856.54	5765.54	0.119287			100	TEMPE	AZ	85284
35	183119.13	5208.81	0.309609				VENICE	CA	90291
36	123727.73	9397.3	0.165515				NEW ORLEANS	LA	70118
37	145519.42	5819.08	0.293836				VIENNA	VA	22182
38	3208036.67	13866.65	0.380626				WEST PALM BEACH	FL	33405
39	89045.64	7070.08	0.336298				HUNTINGTON BEACH	CA	92649
40	159489.09	5648.48	0.402744			100	FREMONT	CA	94539
41	146951.19	5390.3	0.129907				ALEXANDRIA	VA	22308
42	513982.5	5604.49	0.159428			100	SAINT LOUIS	MO	63119
43	35899.75	4572.13	0.355149				PARKER	CO	80134
44	204287.28	4294.99	0.292840				OAK BROOK	IL	60523
45	72366.28	4181.54	0.379760				GREAT FALLS	VA	22066
46	117730	6107.99	0.376070			100	MANHATTAN BEACH	CA	90266
47	84755.72	8517.14	0.252862			100	SUWANEE	GA	30024
48	58832.85	5110.4	0.307129				REDLANDS	CA	92373
49	440418.79	8114.77	0.310265				BIRMINGHAM	MI	48009
50	567109.05	9757.19	0.275337				YORBA LINDA	CA	92887
51	67051.7	3761.21	0.224143				CHERRY HILLS VILLAGE	CO	80113
52	126648	7094.72	0.219812				PINECREST	FL	33156
53	91479.23	3607.44	0.345138				LEXINGTON PARK	MD	20653
54	207096.54	4470.64	0.133286				WINCHESTER	MA	01890
55	181869.15	4886.47	0.195459				LIBERTYVILLE	IL	60048
56	345817.69	10435.81	0.364971				LOS GATOS	CA	95032
57	518501.73	6385.66	0.446835				CUPERTINO	CA	95014
58	5010441.76	7795.05	0.313252				BLOOMFIELD HILLS	MI	48302
59	106614.36	5636.6	0.379100				DENVER	CO	80220
60	106755.52	6014.44	0.242711				BURR RIDGE	IL	60527
61	426459.46	6906.27	0.375157			100	FT LAUDERDALE	FL	33301
62	230008.27	10759.41	0.439556			100	FT LAUDERDALE	FL	33304
63	93696.49	4390.23	0.207082				HUNTINGTON BEACH	CA	92649
64	134314.73	8589.65	0.427060				SAN DIEGO	CA	92106
65	244688.67	8293.67	0.395418				SEAL BEACH	CA	90740
66	284118.4	7713.55	0.153210				PLEASANT VIEW	TN	37146
67	173076.34	7764.2	0.325581				MURRIETA	CA	92562
68	2167192.08	6155.16	0.365854				VILLA PARK	CA	92861
69	195813.8	12603.54	0.445021				CALABASAS	CA	91302
70	822412.18	5682.63	0.139720			100	DALLAS	TX	75225
71	56658.15	5665.64	0.259999				FRISCO	TX	75034
72	229209.05	5669.77	0.222344				DALLAS	TX	75225
73	1557578	9868.55	0.213005				FLAGSTAFF	AZ	86001
74	276670.91	5643.16	0.233510			100	SCOTTSDALE	AZ	85259
75	233334.08	4843.62	0.101194				PARADISE VALLEY	AZ	85253
76	330417.86	4897.94	0.372703			100	SCOTTSDALE	AZ	85255
77	151816.4	5827.34	0.168097				RENO	NV	89519
78	188111.38	6919.18	0.149948				DALLAS	TX	75225
79	834091.41	6323.54	0.446368			100	WEST HARTFORD	CT	06107
80	67186.89	6862.67	0.296212			100	STATEN ISLAND	NY	10306
81	120184.13	4599	0.255942				NORTH BEACH	MD	20714
82	1050957.67	10477.58	0.427975			100	BETHESDA	MD	20814
83	45650.45	5526.01	0.275154			100	OVERLAND PARK	KS	66062
84	37293.93	6140.16	0.110151			100	OVERLAND PARK	KS	66221
85	1552865.66	7940.52	0.267658				LEAWOOD	KS	66211
86	165167.4	4054.08	0.265553			100	HANOVER	MA	02339
87	132504.49	3794.97	0.384288			100	SAN DIEGO	CA	92109
88	93526.58	6846.8	0.384649				LA JOLLA	CA	92037
89	670888.78	7977.96	0.285906				BUCKHEAD	GA	30625
90	41288.23	6546.32	0.299372			100	HENDERSONVILLE	TN	37075
91	55430.16	3514.13	0.241043			100	SPRING BRANCH	TX	78070
92	497777.14	5129.76	0.197546				EXCELSIOR	MN	55331
93	96124.64	4275.29	0.285756				RALEIGH	NC	27614
94	340371.94	6722.91	0.168776				LAFAYETTE	CA	94549
95	63388.31	6052.64	0.172516				MASON	OH	45040
96	50029.28	4932.3	0.319933			100	MASON	OH	45040
97	99129.79	6184.06	0.220204			95.3996	GLENCOE	IL	60022
98	165500.91	9352.23	0.214496				SARATOGA	CA	95070
99	164685.21	3999.39	0.441530				SOLANA BEACH	CA	92075
100	281767.67	10751.72	0.031842				RANCHO SANTE FE	CA	92067
101	56352.79	4829.47	0.271435				REDLANDS	CA	92373
102	37325.39	6676.18	0.420159				NASHVILLE	TN	37221
103	51083.96	5107.78	0.410750			100	NASHVILLE	TN	37205
104	108429.62	3672.28	0.288459			100	SAN DIEGO	CA	92020
105	96766.62	5821.51	0.358247			100	FLAGSTAFF	AZ	86001
106	120056.02	3982.63	0.439908				DALLS	TX	75214
107	66046.93	6733.91	0.321445				VISTA	CA	92084
108	120671.62	10431.6	0.318522				SOUTHLAKE	TX	76092
109	194079.38	7028.33	0.336883			100	LEAQUE CITY	TX	77573
110	107371.02	5243.19	0.349546			100	FORT BEND	TX	77459
111	50866.04	3057.45	0.178054				ALLEN	TX	75013
112	360464.32	5606.96	0.222058			100	DALLAS	TX	75225
113	58357.55	7458.41	0.359464			100	DALLAS	TX	75230
114	95183.59	6936.6	0.199744			100	DALLAS	TX	75214
115	130662.04	3875.73	0.281296				CAREFEE	AZ	85377
116	2048197.63	7911.96	0.550972			100	MCKINNEY	TX	75069
117	313978.33	9143.27	0.298056			100	RESTON	VA	20148
118	26802.06	3954.74	0.415850			89.0945	FRANKLIN	TN	37069
119	268125.8	8402.47	0.348938				BATON ROUGE	LA	70810
120	163614.18	5921.66	0.264065			100	COCKEYSVILLE	MD	21030
121	56930.78	4721.28	0.284353			100	SAN DIEGO	CA	92129
122	124992.23	7762.38	0.248396			100	DALLAS	TX	75214
123	96143.29	6451.63	0.339679			100	FRISCO	TX	75034
124	604918.1	8857.59	0.219694			100	RALEIGH	NC	27615
125	110709.11	6334.18	0.413741			100	HENDERSON	NV	89052
126	165133.66	9744.05	0.321999			100	DALLAS	TX	75225
127	1149333.63	11470.6	0.378675				SANTA FE	NM	87501
128	202213.99	4581.18	0.274854			100	FORT WORTH	TX	76107
129	47719.68	4443.9	0.388848				NEEDHAM	MA	02492
130	71020.47	6488.9	0.370627				DALLAS	TX	75205
131	50162.12	4195.01	0.246747				FORT WORTH	TX	76110
132	79221.87	4067.84	0.423289				RENO	NV	89511
133	111001.21	12889.23	0.445429				DAVIDSONVILLE	MD	21035
134	518224.4	8888.12	0.312028			79.7268	TOPANGA	CA	90290
135	121761.85	10269.96	0.325209				FREMONT	CA	94539
136	43749.56	6894.32	0.345381				SAN MATEO	CA	94403
137	191628.07	5478.46	0.320715				BURLINGAME	CA	94010
138	85769.84	5374.47	0.349997				SAN RAMON	CA	94582
139	767426.78	5498.3	0.219948				IRVINE	CA	92602
140	197390.74	5946.51	0.380307				SANTA BARBARA	CA	93105
141	144034.32	11116.65	0.389989				PACIFIC PALISADES	CA	90272
142	264770.79	8599.67	0.329464			100	EMERALD HILLS	CA	94062
143	84675.33	4837.54	0.390994			100	PLEASANTON	CA	94566
144	93524.74	12031.37	0.357319				LA SELVA BEACH	CA	95076
145	361430.36	8907.75	0.393078			100	THOUSAND OAKS	CA	91360
146	49733.64	7201.46	0.338439				SAN CARLOS	CA	94070
147	246124.77	4710.07	0.194765				LOS GATOS	CA	95030
148	584788.81	5372.36	0.374263			100	HILLSBOROUGH	CA	94010
149	135514.05	7008.16	0.295966				BERKELEY	CA	94707
150	3199140.27	8857.6	0.089251				SAN RAFAEL	CA	94901
151	129976.18	5393.34	0.266887			60.3646	ALAMO	CA	94507
152	189836.56	6197.48	0.384350				LOS ALTOS	CA	94022
153	85698.92	3488.55	0.413828				MENLO PARK	CA	94025
154	161333.83	3993.33	0.386280				DANVILLE	CA	94526
155	631352.98	8991.58	0.150893				MORAGA	CA	94556
156	118455.28	6411.87	0.246216				SAN JOSE	CA	95126
157	63555.4	4855.39	0.357450				MOUNTAIN VIEW	CA	94043
158	337021	6017.86	0.400224				CUPERTINO	CA	95014
159	331106.29	5589.39	0.342776				SAN CARLOS	CA	94070
160	128117.66	7318.08	0.365904				DANVILLE	CA	94526
161	107113.21	4856.66	0.253280				SAN FRANCISCO	CA	94105
162	531157.81	5006.81	0.266567				SAN JOSE	CA	95135
163	158080.16	11375.13	0.328987			100	BERKELEY	CA	94707
164	145571.79	5866.33	0.236714				SAN CARLOS	CA	94070
165	610749.06	5390.81	0.219287				BERKELEY	CA	94708
166	134523.03	4941.67	0.331261				SAN JOSE	CA	95124
167	769299.59	7749.14	0.401561				RANCHO SANTA FE	CA	92067
168	150845.36	4365.95	0.444856				SAN JOSE	CA	95120
169	106159.41	7341.27	0.381325			100	GLENDALE	CA	91206
170	261148.26	4173.26	0.445105				FREMONT	CA	94539
171	312050.31	7677.45	0.355041				LOS GATOS	CA	95032
172	901270.95	11369.79	0.387838			100	DANA POINT	CA	92629
173	446164.07	6657.45	0.289984				BROOKLYN	NY	11201
174	470432.58	4600.58	0.286551				SAUSALITO	CA	94965
175	684469.14	6517.32	0.338914				SAN FRANCISCO	CA	94118
176	671531.46	14514.44	0.284559			100	DIABLO	CA	94528
177	120157.46	8537.23	0.352101				LARKSPUR	CA	94939
178	77232.55	15150.14	0.256682				WASHINGTON	DC	20008
179	233260	28808.15	0.058251				MILL VALLEY	CA	94941
180	303912.51	11702.67	0.350236				ENCINITAS	CA	92024
181	285252.72	9296.39	0.251384				SONOMA	CA	95476
182	92980.56	9414.8	0.324257				Piedmont	CA	94611
183	152001.34	7001.17	0.243519				SCARSDALE	NY	10583
184	2416617.92	9708.63	0.253525				SAN JOSE	CA	95120
185	756398.82	11598.5	0.252638			100	Manhattan Beach	CA	90266
186	1664308.03	7955.94	0.178749				COTO DE CAZA	CA	92679
187	200409.63	6704.53	0.247552			100	CONCORD	MA	01742
188	316039.75	4453.49	0.395866			100	SAN FRANCISCO	CA	94114
189	517731.57	13226.85	0.148994			100	SAN FRANCISCO	CA	94107
190	410251.14	6046.56	0.219875				Stanford	CA	94305
191	545772.71	9223.53	0.399685			100	WELLESLEY	MA	02481
192	60028	6465.06	0.346883				SAN FRANCISCO	CA	94117
193	148676.02	6925.91	0.372266				Mountain View	CA	94040
194	5323026.44	7414.93	0.275474			100	LA JOLLA	CA	92037
195	8826671.69	25243.76	0.177533			100	MENLO PARK	CA	94025
196	1191736	8786.73	0.444515			100	SAN FRANCISCO	CA	94114
197	393670.81	5465.8	0.364776			100	CORTE MADERA	CA	94925
198	254677.03	11670.82	0.450765			100	LAFAYETTE	CA	94549
199	619910.74	9638.94	0.371816				ALISO VIEJO	CA	92656
200	1925515.54	8226.91	0.263261			73.5311	CHERRY HILLS VILLAGE	CO	80113
201	163878.38	8266.46	0.340067			100	SAN FRANCISCO	CA	94114
202	554719.34	8898.58	0.263751			100	LAFAYETTE	CA	94549
203	1427851.87	6450.79	0.067903				Greenwich	CT	06831
204	1006557.48	7840	0.367868				LOS ANGELES VENICE AREA	CA	90291
205	1230535.71	20177.8	0.393951			100	PORTLAND	OR	97239
206	740190.57	6125.63	0.366804			100	SAN FRANCISCO	CA	94114
207	571985.75	6999.88	0.206721			100	SAN FRANCISCO	CA	94109
208	153726.66	5006.37	0.437467			95.807	NEWTON	MA	02467
209	892637.7	5934.98	0.337541				SAN RAFAEL	CA	94901
210	2267820	6538.76	0.086820			100	MENLO PARK	CA	94025
211	232176.42	8883.55	0.260007			100	PALO ALTO	CA	94301
212	244845.19	7730.9	0.441766				LAFAYETTE	CA	94549
213	2041684.88	6974.77	0.334789			100	SAN FRANCISCO	CA	94131
214	348039.55	6340.18	0.261074				LAKE OSWEGO	OR	97034
215	275115.06	8167.57	0.286812				WALNUT CREEK	CA	94596
216	300789.3	5633.47	0.245403			100	SAN FRANCISCO	CA	94123
217	291042.69	11070.4	0.160829			100	LAFAYETTE	CA	94549
218	852884	5177.76	0.149498				Moraga	CA	94556
219	224879.22	11098.03	0.206521				San Francisco	CA	94107
220	1056088.63	5844.7	0.244221				BERKELEY	CA	94705
221	342744.96	7379.74	0.256143			100	SAN FRANCISCO	CA	94117
222	58501.36	6506.16	0.293640			100	PORTLAND	OR	97212
223	4663553.73	4369.03	0.143958				MALIBU AREA	CA	90265
224	600055.17	7194.24	0.355078			100	SAN FRANCISCO	CA	94117
225	1382276.65	8158.78	0.326560			100	TUALATIN	OR	97062
226	151763.68	4374.87	0.212458				REDWOOD CITY	CA	94062
227	151439.32	7228.73	0.213132			100	BURLINGAME	CA	94010
228	233509.78	13930.08	0.338897			64.2291	SAN MATEO	CA	94402
229	1734123.04	8427.37	0.202260			0	RIVERSIDE	CT	06878
230	1733744.66	14071.51	0.177306			100	EDGARTOWN	MA	02539
231	883256.39	5447.4	0.262419				SANTA CRUZ	CA	95062
232	86543.48	12723.23	0.416485				LOS GATOS	CA	95030
233	1167789.03	8637.69	0.280800				WESTON	MA	02493
234	470171.13	12516.33	0.300392				PALO ALTO	CA	94303
235	249696.62	22460.93	0.260323				SANTA ANA	CA	92705
236	225736.95	5290.87	0.317452			100	MILTON	MA	02186
237	1698719.57	11454.04	0.382592				COLTS NECK	NJ	07722
238	318592.18	10559.55	0.238634			100	WELLESLEY	MA	02481
239	2259888.88	14353.83	0.091984			0	HAMILTON	MA	01982
240	2152050.42	10741.99	0.225369				SANTA MONICA	CA	90402
241	844025.15	6732.69	0.093314				Los Angeles	CA	90004
242	568612.04	7345.13	0.138428				BIG BEAR CITY	CA	92314
243	171370.56	10203.88	0.457286			0	WELLESLEY	MA	02481
244	38869883	16165.11	0.065557				ANDOVER	MA	01810
245	382305	8190.53	0.226078				Carpinteria	CA	93013
246	340308.01	5829.01	0.158976			0	NEWTON	MA	02459
247	1053986.51	20439.39	0.451969			0	BROOKLYN	NY	11211
248	313655.91	5330.85	0.391974				SAN FRANCISCO	CA	94121
249	919908.46	10817.23	0.452566				PALO ALTO	CA	94301
250	840860.15	5201.36	0.235473				SONOMA	CA	95476
251	4225121.04	10616.96	0.098003			0	DARIEN	CT	06820
252	696065.2	10366.31	0.384431			100	BOSTON	MA	02116
253	704249.7	6326.76	0.151841				PURCHASE	NY	10577
254	124026	9875.92	0.332157			63.6222	LINCOLN	MA	01773
255	207772.08	4883.93	0.362473				SAN FRANCISCO	CA	94131
256	250785.29	4773.07	0.262950				Palo Alto	CA	94301
257	95847.11	6239.48	0.287645				SAN CARLOS	CA	94070
258	68029	5327.8	0.327279				NEWTON CENTER	MA	02459
259	48214.54	5596.14	0.371122				PULASKI	WI	54162
260	138023	6658.19	0.276944				PASADENA	CA	91105
261	625205.24	14284.14	0.445681			100	NEW YORK	NY	10007
262	775443.96	6571.56	0.371027			100	SAN DIEGO	CA	92109
263	112926.32	9144.09	0.338550				NEW CANAAN	CT	06840
264	677359.58	14877.27	0.097809				NEWPORT BEACH	CA	92660
265	455302.82	4411.67	0.306012				DALLAS	TX	75205
266	100324.84	6615.32	0.451447				MURRIETA	CA	92562
267	59297.39	4521.84	0.444010				RIVERSIDE	CA	92506
268	68894.74	7321.36	0.406650				CARLSBAD	CA	92011
269	167434.17	6673.34	0.264092			100	HALF MOON BAY	CA	94019
270	118735.41	3961.09	0.359535				ALTO	NM	88312
271	278501.64	8207.43	0.433789			100	MIAMI	FL	33143
272	703217.88	4515.93	0.175811				IRVINE	CA	92620
273	327342.03	13331.63	0.392837				SARATOGA	CA	95070
274	119556.73	9001.58	0.321896			100	ENCINO	CA	91436
275	902126.41	14007.76	0.085798				NEWPORT BEACH	CA	92660
276	60910.83	6203.79	0.404885				CUPERTINO	CA	95014
277	285561.16	5992.83	0.255014				DRAPER	UT	84020
278	174900.27	5285.18	0.084901			100	BEL AIR	MD	21015
279	167245.05	11695.24	0.300516			92.349	GREENWICH	CT	06831
280	123693.4	8044.28	0.379447				HOUSTON	TX	77056
281	80546.08	5918.9	0.367890			100	PALM SPRINGS	CA	92262
282	409797.34	7575.88	0.303035			100	MIAMI BEACH	FL	33140
283	370132.79	4779.23	0.273099				GROSSE POINTE FARMS	MI	48236
284	40960.41	5871.14	0.247322				SARATOGA	CA	95070
285	73017.74	6723.48	0.219393				LOS ALTOS	CA	94022
286	74563.93	12435.69	0.391805				ENCINITAS	CA	92024
287	717503.46	4715.67	0.370008				ENCINITAS	CA	92024
288	318271.72	4479.42	0.381227				EL DORADO HILLS	CA	95762
289	246230.76	5519.86	0.265356				WOODWAY	WA	98020
290	285850.98	4875.68	0.337908				PARK CITY	UT	84060
291	48403.74	6053.77	0.428024				CORONA DEL MAR	CA	92625
292	145267.23	6882.17	0.202583				ANN ARBOR	MI	48103
293	55565.94	6144.61	0.313389				LA CANADA FLINTRIDGE	CA	91011
294	1378329.57	5707.46	0.206671				NEWPORT BEACH	CA	92660
295	161987.79	7426.79	0.449212			100	CAPITAN	NM	88316
296	632095.39	3954.91	0.362719				LA QUINTA	CA	92253
297	98043.08	8852.2	0.207378				CORONA DEL MAR	CA	92625
298	246279.16	5357.23	0.280359				LOS ALTOS	CA	94024
299	36123.59	4363.07	0.327201				SAN DIEGO	CA	92109
300	214790.42	8016.18	0.437882			100	HERMOSA BEACH	CA	90254
301	142125.52	4437.56	0.325740				ALTADENA	CA	91001
302	94522.34	4503.71	0.402805				Lenoir City	TN	37772
303	46149.72	5854.08	0.201892				Fairfield	CT	06824
304	93181.69	7206.72	0.330370				San Diego	CA	92127
305	234529.4	5217.29	0.279501				San Jose	CA	95129
306	79559.22	6229.36	0.383345				Sunnyvale	CA	94087
307	1293201.34	4515.22	0.400229				MARYVILLE	TN	37803
308	92597.44	4677.37	0.143919				Lexington	MA	02421
309	473116.8	4295.59	0.368842				Southborough	MA	01772
310	94360.4	5340	0.383572				Los Gatos	CA	95030
311	42202.98	7560.98	0.360773			94.313	Huntington Beacgh	CA	92649
312	295066.59	10354.68	0.159118				Redwood City	CA	94062
313	509123.03	7825.47	0.234764				Highland Park	TX	75205
314	80649.17	7096.07	0.351001				Mercer Island	WA	98040
315	129382.07	5249.56	0.172320				WALNUT CREEK	CA	94596
316	135956.1	6007.91	0.295471				Seguin	TX	78155
317	443433.17	7807.12	0.323817				Seattle	WA	98119
318	1047179.93	4215.72	0.138912				Columbia	SC	29209
319	76006.72	7991.91	0.422737				Sammamish	WA	98075
320	182372.69	4629.46	0.212468				Cupertino	CA	95014
321	136238.23	9138.39	0.440736				Piedmont	CA	94611
322	264043.28	8168.96	0.244033				Laguna Beach	CA	92651
323	41405.28	5663.83	0.281150				New Canaan	CT	06840
324	288247.97	8084.5	0.205402				Huntington	NY	11743
325	789584.46	5140.48	0.252824			100	Rye	NY	10580
326	66732.12	8502.42	0.407912				Saratoga	CA	95070
327	327761.98	6481.87	0.399958				La Canada Flintridge	CA	91011
328	235191.2	6812.28	0.254965				Brea	CA	92823
329	641971.57	9993.5	0.437639			100	Encinitas	CA	92024
330	191101.36	13017.44	0.343394				Greenwich	CT	06830
331	1861040.9	10609.54	0.380043			100	San Diego	CA	92130
332	1450262.41	11720.89	0.328278			100	Atherton	CA	94027
333	93695.52	7794.19	0.306998				Newport Beach	CA	92660
334	436072.99	4295.77	0.186523				San Diego	CA	92131
335	348989.06	8582.76	0.263246				La Canada Flintridge	CA	91011
336	381286.79	9913.23	0.383728			100	Fairfield	CA	94534
337	687740.08	4384.23	0.358546				Austin	TX	78735
338	68951.17	6268.24	0.308981				Los Altos	CA	94024
339	203912.35	5543.17	0.324478				Monte Sereno	CA	95030
340	134186.97	5999.96	0.159999				Stamford	CT	06902
341	361084.35	6294.47	0.201423				Alpharetta	GA	30022
342	317516.5	8580.3	0.222576				Brookline	MA	02445
343	241414.43	5819.16	0.341776			100	Fremont	CA	94539
344	293959.17	6514.61	0.366560			100	Encinitas	CA	92024
345	1295023.1	10224	0.076400				Highland Park	TX	75205
346	276130.03	7997.64	0.285121				Greenwich	CT	06830
347	275494.14	5306.41	0.209062				Cupertino	CA	95014
348	495140.79	5719.52	0.295195			100	Seattle	WA	98112
349	586846.91	6787.81	0.381765			100	Fremont	CA	94539
350	261905.48	6616.81	0.282571				San Francisco	CA	94127
351	592370.79	5608.95	0.346900			100	Yorba Linda	CA	92887
352	1181784.56	9976	0.408017				Newport Beach	CA	92660
353	72680.16	7394.82	0.330323				Pasadena	CA	91107
354	408383.07	8768.83	0.387967			99.99	Atherton	CA	94027
355	79219.14	5343.49	0.397256				Seattle	WA	98112
356	103853.63	7226.94	0.273575				Washington	DC	20008
357	151445.43	5886.09	0.161475				Bethesda	MD	20816
358	69061.52	5246	0.374313			12.0631	Fair Haven	NJ	07704
359	265754.11	10855.41	0.330000				MERCER ISLAND	WA	98040
360	744202.01	5016.62	0.376246				Beverly	MA	01915
361	439968.31	9243.79	0.313909			100	East Norwich	NY	11732
362	53408.31	7547.41	0.218839				Camarillo	CA	93010
363	98451.37	5042.67	0.355239				Kirkland	WA	98033
364	90354.15	6064.39	0.132274				SCOTTSDALE	AZ	85254
365	124208.73	10911.32	0.411709			87.2077	Irvine	CA	92614
366	195818.63	5164.88	0.143360				Sausalito	CA	94965
367	56427.7	3896.22	0.444280				GRANADA HILLS	CA	91344
368	184451.01	5014.05	0.448104				Corte Madera	CA	94925
369	249602.37	5988.02	0.424344			100	San Francisco	CA	94131
370	295481.31	9562.84	0.152209				Lafayette	CA	94549
371	572107.85	5697.55	0.200847				Morgan Hill	CA	95037
372	329935.36	5915.52	0.238014				Scottsdale	AZ	85266
373	125660.92	12678.59	0.171782				Danville	CA	94526
374	1255157.37	6662.15	0.069482				San Francisco	CA	94117
375	152646.29	8395.84	0.348616			100	San Francisco	CA	94114
376	109322.79	5411.24	0.231939				San Rafael	CA	94903
377	115691.62	14534.11	0.262716				Loomis	CA	95650
378	98659.69	7919.07	0.348906			100	Oakland	CA	94610
379	30448.04	4261.79	0.289703			100	Petaluma	CA	94952
380	61525.52	4627.54	0.414952				BAINBRIDGE ISLAND	WA	98110
381	94635.7	11841.87	0.235229				NAPERVILLE	IL	60540
382	55242.59	8386.15	0.363545				WILMETTE	IL	60091
383	297235.93	4681.06	0.200272			100	HINSDALE	IL	60521
384	163150.1	5222.63	0.183653				WILMETTE	IL	60091
385	82549.8	5962.72	0.236045				NORRIDGE	IL	60706
386	258167.6	8902.7	0.286002			44.4404	DOWNERS GROVE	IL	60515
387	89131.51	5869.34	0.199673				DOWNERS GROVE	IL	60515
388	541431.17	7438.52	0.276752				GLENCOE	IL	60022
389	1019345.11	24632.58	0.400403			100	CHICAGO	IL	60603
390	130708.9	5093.88	0.370464				WINNETKA	IL	60093
391	265159.25	5995.67	0.392944				ARLINGTON HEIGHTS	IL	60004
392	54609.46	5269.93	0.273038				GLENCOE	IL	60022
393	237461.52	4188.34	0.173610				GLENVIEW	IL	60025
394	91764.54	3912.58	0.260017				ARLINGTON HEIGHTS	IL	60004
395	684911.71	7805.13	0.142461			100	CHICAGO	IL	60647
396	175829.21	6181.43	0.262984				OLD TAPPAN	NJ	07675
397	440286.97	5192.88	0.429756			100	HOUSTON	TX	77009
398	260827.84	4839.24	0.253372				ST. LOUIS	MO	63141
399	354014.58	7276.6	0.425325				SUDBURY	MA	01776
400	358543.68	4856.75	0.408679				LEXINGTON	MA	02420
401	478738.92	3792.8	0.204856				HINGHAM	MA	02043
402	210177.19	10104.07	0.405104			100	NEWTON	MA	02459
403	75861.88	3784.91	0.136392				OMAHA	NE	68130
404	60269.78	8455.59	0.161462				ANDOVER	MA	01810
405	231220.41	6251.68	0.094475				ANDOVER	MA	01810
406	717081.56	4118.37	0.192372				NEWTON	MA	02459
407	47984.62	5357.86	0.266671				MEDFIELD	MA	02052
408	384521.56	8517.72	0.179061				CHESTNUT HILL	MA	02467
409	344759.88	6461	0.339261				BROOKLINE	MA	02445
410	248182.15	3322.47	0.209308			100	NEWTON	MA	02461
411	705052.82	5423.23	0.294409				SAN FRANCISCO	CA	94115
412	57186.2	6325.05	0.309081				BERKELEY	CA	94708
413	37865.75	5572.5	0.281960			100	DANVILLE	CA	94526
414	110162.36	6322.02	0.333676				SAN JOSE	CA	95125
415	37530.5	3876.32	0.274898				PROSPER	TX	75078
416	4255878.33	9602.42	0.067991				BOULDER	CO	80302
417	4092969.76	6380.63	0.153135				SCOTTSDALE	AZ	85255
418	890666.1	7153.53	0.396935				MARTINVILLE	NJ	08836
419	951952.29	6086.63	0.236424				SACRAMENTO	CA	95821
420	329738.75	7268.66	0.398007				SPRING	TX	77389
421	399120.14	6240.68	0.502219				DENVER	CO	80209
422	201023.98	9538.43	0.311508			100	WESTON	MA	02493
423	157850.07	7075.18	0.298797				SAMMAMISH	WA	98074
424	1384314	3587.03	0.122984				ATLANTA	GA	30319
425	176665.76	6077.32	0.198024			100	MIDLOTHIAN	VA	23112
426	177877.71	3938.92	0.393892				ATHENS	GA	30606
427	224721.75	7985.63	0.202586				ATLANTA	GA	30350
428	1027451.58	6162.26	0.105177				ALEXANDRIA	VA	22304
429	223464.05	4998.73	0.299918			100	MILTON	GA	30004
430	324385.1	11022.25	0.376222				LONG BRANCH	NJ	07740
431	160875.69	7404.21	0.222459			100	NEW YORK	NY	10023
432	188603.04	5368.1	0.391031				NEWTON	MA	02467
433	47305.4	5761.96	0.190215				NEEDHAM	MA	02492
434	52255.4	4870.01	0.222610			100	MEDFIELD	MA	02052
435	468630.46	5176.55	0.300583				WELLESLEY	MA	02481
436	81041.36	5233.92	0.360398				NEWTONVILLE	MA	02460
437	96119.94	5648.42	0.366061				KATONAH	NY	10536
438	69237.29	4706.4	0.185080				WINCHESTER	MA	01890
439	158968.19	6992.03	0.419522				WINCHESTER	MA	01890
440	124299.88	8185.25	0.380626				CAMBRIDGE	MA	02421
441	487876.62	9546.43	0.412076			100	WAYLAND	MA	01778
442	630272.3	10877.12	0.283751			100	ANDOVER	MA	01810
443	88731.82	5507	0.393553				NEW YORK	NY	10025
444	117790.06	5139.37	0.133244				ST. LOUIS	MO	63141
445	684842.93	6115.8	0.112907				KENSINGTON	MD	20895
446	39545.61	4729.16	0.143067				NAPERVILLE	IL	60540
447	459632.56	4916.71	0.157421			100	AUSTIN	TX	78723
448	234385.44	6990.38	0.419423			100	SEATTLE	WA	98109
449	102435.07	10729.45	0.314416			100	OAK PARK	IL	60302
450	109945.17	4167.1	0.291019			100	PASADENA	MD	21122
451	463185.78	4811.67	0.229691				AVE	CA	93950
452	201644.19	6132.36	0.366213			100	NORFOLK	VA	23518
453	239415.38	7324.57	0.251128				DENVER	CO	80218
454	1815843.8	7609.26	0.240334			100	FORT WORTH	TX	76107
455	585016.32	4938.99	0.433306				REDMOND	WA	98053
456	50885.26	4817.29	0.389985			100	BOTHELL	WA	98011
457	123609.6	10723.89	0.291105			100	KIRKLAND	WA	98033
458	120999.79	3677.37	0.191863			100	GOLDEN	CO	80403
459	252175.92	7628	0.419886				NEW YORK	NY	10028
460	258598.5	6471.71	0.284351			100	EDGEWATER	NJ	07020
461	224964.31	8334.4	0.212717				PORT WASHINGTON	NY	11050
462	163676.64	7498.57	0.360926				NEW YORK	NY	10024
463	783015.39	11220.42	0.368789				NEW YORK	NY	10011
464	256657.63	8379.29	0.339072			100	NEW YORK	NY	10023
465	68171.91	4339.22	0.190133				BROOKLYN	NY	11201
466	1090275.02	6182.09	0.263379			100	ARMONK	NY	10504
467	807193.69	19328.19	0.331635			100	BROOKLYN	NY	11215
468	409622.78	10890.45	0.260745				SOUTHAMPTON	NY	11968
469	427597.21	10677.25	0.165233				ROSLYN	NY	11576
470	102197.04	8527.74	0.366419			100	SPARKS	MD	21152
471	91806.81	4761.78	0.229971				BETHESDA	MD	20817
472	505066.73	6397.79	0.402452			100	VIENNA	VA	22180
473	388194.06	7114.16	0.123932			100	DALLAS	TX	75225
474	180143.9	8011	0.384528				VIENNA	VA	22181
475	124761.32	9516.54	0.348109				FALLS CHURCH	VA	22041
476	154407	5595.29	0.268572				BETHESDA	MD	20816
477	306042.49	4409.64	0.388122			100	FAIRFAX	VA	22030
478	213734.04	5895.89	0.260052				ARLINGTON	VA	22213
479	120856.85	5031.64	0.241057				ARLINGTON	VA	22201
480	580739.75	5086.92	0.225204				MCLEAN	VA	22102
481	840226.61	5922.74	0.296137				OAKTON	VA	22124
482	337924.32	5336.9	0.347045			100	ROCKVILLE	MD	20850
483	222786.94	8292.15	0.420743				VIENNA	VA	22182
484	219341.11	5669.64	0.268766			100	ARLINGTON	VA	22207
485	187979.03	7435.17	0.369284				WASHINGTON	DC	20009
486	153564.99	7772.24	0.324211				ASHBURN	VA	20148
487	133273.22	6577.28	0.301673				FAIRFAX	VA	22031
488	246088.68	3754.83	0.389334			100	WASHINGTON	DC	20009
489	95501.4	5959.04	0.343051			100	BEND	OR	97702
490	108963.3	4479.64	0.178609			100	BOSTON	MA	02116
491	89176.15	4826.56	0.366579			100	WINCHESTER	MA	01890
492	203944.55	5648.74	0.193671				HILLSBOROUGH	CA	94010
493	99266.78	5704.69	0.448909			100	LAFAYETTE	CA	94549
494	263965.92	13214.64	0.170424				LEXINGTON	MA	02420
495	80714.17	5455	0.327300				SOUTHBOROUGH	MA	01772
496	70850.87	9379.72	0.409654				NEWTON	MA	02461
497	794708.5	5178.88	0.416175				SAN RAFAEL	CA	94901
498	511339.63	5903.44	0.295622				SAN MATEO	CA	94402
499	171454.33	4362.96	0.191663				BROOKLINE	MA	02446
500	64217.31	7938.82	0.441167				WOODLAND HILLS	CA	91364
501	150685.86	7041.79	0.312245			100	SAN FRANCISCO	CA	94105
502	2063108.48	23000.85	0.100023			100	SHERBORN	MA	01770
503	359653.89	6825.2	0.131317				SAN MATEO	CA	94402
504	778244.19	4108.44	0.420552			100	NANTUCKET	MA	02554
505	117156.58	4689.05	0.141975			100	NEWTON	MA	02458
506	175763.48	7516.57	0.431388				SHERWOOD	OR	97140
507	1286469.27	6415.06	0.314767			100	SEBASTOPOL	CA	95472
508	675201.66	6079.12	0.453557				BAINBRIDGE ISLAND	WA	98110
509	235163.36	5201.07	0.281990				DUVALL	WA	98019
510	643963.83	5171.03	0.337017				SONOMA	CA	95476
511	247316.83	4401.91	0.252891				BELLINGHAM	WA	98225
512	114154.03	3674.67	0.233573				BAINBRIDGE ISLAND	WA	98110
513	114842.3	5340.8	0.090925				CLYDE HILL	WA	98004
514	245194.51	6065.11	0.213536				SEATTLE	WA	98112
515	445148.95	4147.56	0.361047				CARLSBAD	CA	92009
516	102920.44	10153.81	0.438627				CARLSBAD	CA	92009
517	80849.85	6669.48	0.323125				EL CAJON	CA	92020
518	237079.41	15114.98	0.411480				LAGUNA HILLS	CA	92653
519	203544.87	21861.95	0.378157				NAPLES	FL	34103
520	40495.99	4378.15	0.332522				BERKELEY	CA	94707
521	408929.34	4628.54	0.186902			100	MOUNTAIN VIEW	CA	94040
522	126209.98	6146.27	0.428789				DEL MAR	CA	92014
523	317389.58	9058.5	0.185681				CORONADO	CA	92118
524	174941.53	6833.31	0.355028				SAN CARLOS	CA	94070
525	132079.55	8305.91	0.367118				ATHERTON	CA	94027
526	60637.05	4317.04	0.252395				MENLO PARK	CA	94025
527	717887.17	6511.63	0.382336			100	PALO ALTO	CA	94303
528	33768.8	5821.15	0.389809				SAN DIEGO	CA	92103
529	29598.75	5551.91	0.405319				NEWPORT BEACH	CA	92660
530	241448.79	5955.5	0.326916				WOLCOTT	CO	81655
531	117259.25	5482.64	0.278298				CORONA DEL MAR	CA	92625
532	1043727.63	13689.88	0.316529			100	ALAMO	CA	94507
533	732405.62	9808.38	0.351943				REDWOOD CITY	CA	94061
534	226641.48	8582.05	0.308663				SAN FRANCISCO	CA	94132
535	35689.88	7218.39	0.356962				ENGLEWOOD	CO	80111
536	395546.76	17540.58	0.379797				Johns Island	SC	29455
537	513465.21	7150.3	0.257224			100	ISLE OF PALMS	SC	29451
538	629720.3	8962.21	0.282495				FAIRFAX	VA	22033
539	250791.8	7050.61	0.330761				CHERRY HILLS VILLAGE	CO	80113
540	121789.93	9355.11	0.444599				COLUMBIA	SC	29212
541	177963.18	3831.24	0.287343				DENVER	CO	80210
542	179734.32	5350.09	0.173702				SALADO	TX	76571
543	232545.53	4590.92	0.343246			100	REDONDO BEACH	CA	90277
544	262871.49	6350.84	0.417903				FAIRVIEW	TX	75069
545	147005.91	8548.53	0.335279			100	ALEXANDRIA	VA	22308
546	186492.5	4504.56	0.348192			100	ELLICOTT CITY	MD	21042
547	3641206.93	7399.12	0.513233			100	SAN FRANCISCO	CA	94114
548	190339.41	9294.75	0.362961				KENSINGTON	CA	94708
549	625698.38	6766.29	0.390675				LONG BEACH	CA	90803
550	251612.59	11498.61	0.280478			100	CORONA DEL MAR	CA	92625
551	59316.94	8482.88	0.339315				MENLO PARK	CA	94025
552	623283.54	4333.75	0.297171				HINGHAM	MA	02043
553	1562617.71	13258.47	0.297576			100	DALLAS	TX	75205
554	135182.89	7359.12	0.420521			100	DALLAS	TX	75225
555	648655.66	6416.67	0.088077				WHITE STONE	VA	22578
556	211781.14	4683.83	0.267647			100	SUDBURY	MA	01776
557	301508.41	7759.57	0.303306			100	BOLTON	MA	01740
558	96481.86	6149.1	0.313027				NEWPORT BEACH	CA	92663
559	74406.68	3629.62	0.260076			100	GIG HARBOR	WA	98332
560	51587.73	8302.67	0.278100				ST. LOUIS	MO	63141
561	112013.3	5875.15	0.331798				KIRKLAND	WA	98033
562	125694.14	9553.79	0.331517			82.888	SEATTLE	WA	98115
563	221437.15	5712.3	0.342738			100	SAN CARLOS	CA	94070
564	1450828.04	12147.5	0.336356				LOOMIS	CA	95650
565	384386.28	12327.76	0.196648				SACRAMENTO	CA	95864
566	172691.09	5272.06	0.286198			100	NOVATO	CA	94945
567	34972.86	4409.16	0.448601				MANHATTAN BEACH	CA	90266
568	50337.89	4708.96	0.322355				BURLINGAME	CA	94010
569	356330.86	6169.1	0.141729				NEWPORT COAST	CA	92657
570	119426.85	4221.21	0.236325				SAN CARLOS	CA	94070
571	906628.94	9754.88	0.324158				NEWPORT BEACH	CA	92660
572	102579.05	4926.82	0.186930				MANHATTAN BEACH	CA	90266
573	74200.81	6512.02	0.312821				LOS ANGELES	CA	90045
574	494204.13	6752.7	0.349362				SOUTH PASADENA	CA	91030
575	37487.41	4359.96	0.334841			100	BELMONT	CA	94002
576	1527532.1	6267.64	0.442380			100	WALNUT CREEK	CA	94595
577	121196.73	7326.61	0.361364			100	BURLINGAME	CA	94010
578	68154.64	8140.8	0.381196			100	HOUSTON	TX	77044
579	200793.65	4619.6	0.471869				LOS ALAMITOS	CA	90720
580	273197.19	9710.66	0.448231			100	DALLAS	TX	75230
581	104329.09	9687.53	0.438008				MENLO PARK	CA	94025
582	161246.68	8366.51	0.344241			100	SAN DIEGO	CA	92127
583	234505.3	10220.56	0.172657			100	BIG BEAR LAKE	CA	92315
584	735172.23	4280.24	0.142076				CAMAS	WA	98607
585	176383	5300.32	0.405120				BLACK DIAMOND	WA	98010
586	340831.13	12463.45	0.219174			100	LITTLETON	CO	80124
587	402661.48	5848.22	0.389410			100	LOS ANGELES	CA	90068
588	385382.27	6740.83	0.372860			100	BOULDER	CO	80303
589	106882.01	6638.85	0.298054				CONCORD	MA	01742
590	162389.65	6011.75	0.103296				HINGHAM	MA	02043
591	174026.27	13067.63	0.360818				SAINT LOUIS	MO	63131
592	598975	13037.94	0.437654			100	BOULDER	CO	80302
593	178446	7358.93	0.264724				SEATTLE	WA	98112
594	408737.45	8034.61	0.235823				CONIFER	CO	80433
595	189274.53	5736.07	0.230732				CASTLE ROCK	CO	80108
596	61352.04	5282.59	0.248137				MADISON	CT	06443
597	388115.84	8202.65	0.189429				AUSTIN	TX	78746
598	54734.86	6986.03	0.480082				NEWPORT BEACH	CA	92660
599	54364.22	8055.86	0.093639				IRVINE	CA	92604
600	58311.78	6196.76	0.200497				POTOMAC	MD	20854
601	181148.92	12249.56	0.343045				LOS ALTOS	CA	94024
602	63727.35	4082.53	0.316106				WASHINGTON	DC	20036
603	352845.05	12388.28	0.440614			100	EVERGREEN	CO	80439
604	1039010.75	5420.88	0.439393				BROOKLINE	MA	02446
605	193852.92	6785.97	0.292102				NEW YORK	NY	10025
606	82975.41	5063.52	0.265816				SAN DIEGO	CA	92103
607	170389.54	9369.24	0.326756			100	HOUSTON	TX	77079
608	231075.02	4875.04	0.288276				SACRAMENTO	CA	95864
609	1159033.11	11934.05	0.271710				DANVILLE	CA	94526
610	190253.4	2920.51	0.160112			100	ELLICOTT CITY	MD	21043
611	1062489.81	6688.07	0.204600				BELLEVUE	WA	98004
612	55898.47	3642.94	0.174861			100	SCITUATE	MA	02066
613	490255.22	11488.87	0.112544			100	GREENWICH	CT	06830
614	185530.06	14422.88	0.177953				PALO ALTO	CA	94301
615	154036.51	8114.54	0.223199				BOCA RATON	FL	33432
616	310943.39	7714.23	0.354736				LOS ALTOS	CA	94022
617	84375.19	8655.63	0.429145			100	NIWOT	CO	80503
618	114125.91	5973.4	0.221922				DENVER	CO	80210
619	116439.46	4714.5	0.153525				LOVELAND	CO	80538
620	636844.53	7161.73	0.333691				BALTIMORE	MD	21212
621	264047	11002.14	0.300213			100	FAIRFIELD	CA	94543
622	56751.41	4796.5	0.319767				DALLAS	TX	75225
623	297316.81	4013.77	0.379254				BELLEVUE	WA	98004
624	53610.55	3724.26	0.276662				SANTA ANA	CA	92705
625	250858.77	8905.6	0.331313			96.5218	TEMPE	AZ	85284
626	172057.55	4122.06	0.305449			0	BELLAIRE	TX	77401
627	30105.68	5746.82	0.357206				BOULDER	CO	80304
628	313701.36	3118.79	0.487086			100	COLORADO SPRINGS	CO	80906
629	797086.34	5347.97	0.464113				NEWCASTLE	WA	98059
630	142180.93	7199.56	0.330255				UPLAND	CA	91784
631	610841.5	8320.8	0.251125				HUNTINGTON BEACH	CA	92618
632	55617.01	6951.06	0.381970			100	BELLEVUE	WA	98006
633	78940.3	3945.83	0.249027				BEL AIR	MD	21015
634	78970.21	8021.04	0.427789				LARCHMONT	NY	10538
635	417099.91	5591.29	0.422117			100	FRAMINGHAM	MA	01701
636	242646.71	7287.07	0.327386				DALLAS	TX	75214
637	41529.5	5042.35	0.218038				WASHINGTON	DC	20015
638	349488.47	5236.31	0.433079				NEW YORK	NY	10012
639	312729.34	6740.71	0.425738			100	SEATTLE	WA	98115
640	70886.61	6081.9	0.209590				AUSTIN	TX	78726
641	472575.26	11968.7	0.238901			100	AUSTIN	TX	78746
642	300267.73	3843.27	0.224107			100	DALLAS	TX	75219
643	66139.48	6808.51	0.316605				SAN RAMON	CA	94582
644	364947.38	5157.08	0.285404				HOUSTON	TX	77030
645	317368.94	8586.91	0.430917			100	EL MACERO	CA	95618
646	69372.17	6763.84	0.223034				CORONADO	CA	92118
647	70862.25	7485.32	0.335006				KENSINGTON	MD	20895
648	991181.75	11131.22	0.169450			100	ALPHARETTA	GA	30022
649	126002.98	8439.21	0.307645			100	BERKELEY	CA	94708
650	1913781.15	14981.47	0.117796			100	DALLAS	TX	75229
651	50527.4	7443.58	0.417435			84.8842	NEWPORT BEACH	CA	92660
652	51670.52	6170.55	0.445954				Benicia	CA	94510
653	608172.69	9413.25	0.427821				Pleasanton	CA	94566
654	279297.4	9987.76	0.407015				Sacramento	CA	95864
655	53476.09	3408.08	0.240570				Granite Bay	CA	95746
656	2379476.83	4851.34	0.258738			100	Carmel Valley	CA	93924
657	2881309.67	12676.46	0.314156				MOUNTAIN VILLAGE	CO	81435
658	423091.72	6066.55	0.310314				NORTH ATTLEBOROUGH	MA	02760
659	99417.78	7364.95	0.116192				LAFAYETTE	CA	94549
660	146906.08	4743.48	0.294169				SEATTLE	WA	98109
661	1691623.1	5675.23	0.313204				PORTLAND	OR	97209
662	929429.22	8409.93	0.431164				WEST LINN	OR	97068
663	195353.96	8474.36	0.274463				ALEXANDRIA	VA	22307
664	26125.94	4459.1	0.300487				ALPHARETTA	GA	30004
665	278484.02	9790.63	0.257368				MOULTONBOROUGH	NH	03254
666	783438	8467.52	0.442335			100	Redlands	CA	92373
667	53138.89	6333.84	0.215611				BELLEVUE	WA	98006
668	1226427.7	8990.95	0.296406				PHILADELPHIA	PA	19103
669	23631.04	2947.98	0.449805				TUSTIN	CA	92780
670	574101.2	10467.91	0.369341				REDONDO BEACH	CA	90277
671	338900.97	4864.17	0.202886			100	REDONDO BEACH	CA	90277
672	436018.36	6176.75	0.275955				DENVER	CO	80218
673	60628.21	8173.69	0.392402				DENVER	CO	80206
674	289967.51	6038.1	0.192556				NEEDHAM	MA	02492
675	68592.25	7764.75	0.138695				AUSTIN	TX	78703
676	226212.29	4349.34	0.343360				BELMONT	MA	02478
677	126052.37	29332.1	0.459409				GRANITE BAY	CA	95746
678	44871.78	5277.03	0.326754				ORANGEVALE	CA	95662
679	60521.29	8069.61	0.264808				ROCKLIN	CA	95765
680	172422.54	2869.14	0.264844			100	BEND	OR	97701
681	194364.89	8337.05	0.324854				FOLSOM	CA	95630
682	103960.64	9612.35	0.186717				VANCOUVER	WA	98685
683	289663.37	7384.56	0.289315			100	EL DORADO HILLS	CA	95762
684	853679.52	11658.27	0.292017				LOOMIS	CA	95650
685	62787.22	3207.23	0.411112				WEST ROXBURY	MA	02132
686	1065905.01	5714.77	0.301729				WELLESLEY	MA	02481
687	101099.27	5313.67	0.174696				NEWTON	MA	02465
688	72254.5	3955.26	0.242396				CONCORD	MA	01742
689	283935.09	7537.51	0.231531			100	NEW CANAAN	CT	06840
690	192976.35	9732.46	0.449190				DALLAS	TX	75230
691	69697.89	6129.16	0.233492			100	INDIANAPOLIS	IN	46240
692	96183.33	7086.07	0.263027			40.9303	SOUTHLAKE	TX	76092
693	51615.32	8792.1	0.298488			100	LEAWOOD	KS	66224
694	1707630.72	5596.02	0.437599			100	OVERLAND PARK	KS	66221
695	208358.47	6634.5	0.352385				SEATTLE	WA	98112
696	109002.12	7857.36	0.165660				WINNETKA	IL	60093
697	437163.53	5885.56	0.146100			100	PROSPECT HEIGHT	IL	60070
698	1097108.08	8792.12	0.363812			100	CHICAGO	IL	60614
699	140025.18	5870.47	0.205996				EATONTON	GA	31024
700	112334.64	3249.23	0.194614			100	ATLANTA	GA	30319
701	128871.19	5858.79	0.249236			100	ROSWELL	GA	30075
702	337676.39	6460.6	0.387636			100	MARIETTA	GA	30068
703	50440.59	4985.6	0.313945			100	ATLANTA	GA	30327
704	92847.71	3974.44	0.222504			100	MERCER ISLAND	WA	98040
705	331421.78	7813.51	0.346809				CHELAN	WA	98816
706	368718.7	11717.92	0.247934				ORONDO	WA	98843
707	157630.76	10091.15	0.284134			100	LAS VEGAS	NV	89135
708	374950.06	14133.56	0.274594			100	LAKEWOOD	WA	98499
709	414299.28	12313.07	0.240255				NEWTON	MA	02459
710	495377.05	9793.08	0.282497				WELLESLEY	MA	02481
711	286471.49	5206.63	0.170992				BROOKLINE	MA	02445
712	50168.26	5061.1	0.389106				NEEDHAM	MA	02492
713	86505.05	10185.61	0.261239				REDONDO BEACH	CA	90278
714	145975.64	9323.66	0.435855				DANA POINT	CA	92629
715	42140.93	6125.95	0.256943				LA JOLLA	CA	92037
716	76170.35	9639.51	0.411357			100	LAS VEGAS	NV	89129
717	126082.24	11579.46	0.164382				CORONA DEL MAR	CA	92625
718	663698.83	11482.94	0.257645				BROOKLYN	NY	11201
719	2143723.51	24714.1	0.154822				DEAL	NJ	07723
720	421223.05	7989.81	0.163222				BLUFFTON	SC	29909
721	69739.37	3842.15	0.334585				SULLIVANS ISLAND	SC	29482
722	217205.57	3954.06	0.180135				ANNAPOLIS	MD	21401
723	261812.92	5580.56	0.222470				CLARKVILLE	MD	21029
724	176904.02	3512.25	0.435492				HOLLYWOOD	MD	20636
725	58635.36	6170.22	0.472840				SAN LUIS OBISPO	CA	93401
726	315392.72	4830.85	0.120607				REDDING	CA	96001
727	267365	4392.8	0.273810				SAN DIEGO	CA	92103
728	908577.39	3176.4	0.405264			100	PHOENIX	AZ	85012
729	121694.35	6960.62	0.250394				CHEVY CHASE	MD	20815
730	81958.52	8492.64	0.419463			100	GREAT FALLS	VA	22066
731	179366.96	6072.36	0.263177				REHOBOTH BEACH	DE	19971
732	199415.98	6522.32	0.399938			100	BETHESDA	MD	20817
733	80889.34	8123.26	0.362949				CHEVY CHASE	MD	20815
734	160303.13	4751.65	0.259181				WEST CHESTER	PA	19382
735	139413.14	8713.61	0.394405			100	VIENNA	VA	22180
736	126328.07	4493.97	0.227735				SCITUATE	MA	02066
737	759518.87	5679.72	0.164038				PLYMOUTH	MA	02360
738	276549.48	8519.79	0.443114			100	LEXINGTON	MA	02420
739	557046.57	15466.15	0.309136			100	DOVER	MA	02030
740	477829.25	9382.65	0.375306				HINGHAM	MA	02043
741	157515.63	10083.04	0.382916				SHERBORN	MA	01770
742	146982.21	12604.87	0.336991				WEST LAKE HILLS	TX	78746
743	304399.69	6915.03	0.269745				AUSTIN	TX	78746
744	132809.02	5048.52	0.302911				LAS CRUCES	NM	88012
745	965521.12	4231.54	0.329514				GLOUCESTER POINT	VA	23062
746	43549.29	4140.84	0.223452				WILMINGTON	DE	19806

	123	124	125	126	127	128	129	130	131	132
	Property Type	Occupancy	Sales Price	Original Appraised Property Value	Original Property Valuation Type	Original Property Valuation Date	Original Automated Valuation Model (AVM) Model Name	Original AVM Confidence Score	Most Recent Property Value2	Most Recent Property Valuation Type
1	7	2		1330000.00	3	20121001
2	1	1		1075000.00	3	20121011
3	1	1		1200000.00	3	20121023
4	7	1		1225000.00	3	20120827
5	1	1		1400000.00	3	20120919
6	1	1	883945.00	1098000.00	3	20121009
7	7	1		1700000.00	3	20120927
8	7	1		944000.00	3	20121019
9	1	1		1115000.00	3	20120924
10	7	1		921000.00	3	20121008
11	1	1		1200000.00	3	20121004
12	1	1		1250000.00	3	20121007
13	1	1		890000.00	3	20121010
14	1	1	1085000.00	1100000.00	3	20121025
15	7	1		963000.00	3	20121110
16	7	1		1100000.00	3	20121020
17	7	1		1440000.00	3	20121015
18	1	1	1125000.00	1125000.00	3	20121018
19	7	1		840000.00	3	20121022
20	7	2	900000.00	900000.00	3	20121023
21	7	1		793000.00	3	20121102
22	1	1		855000.00	3	20121020
23	1	1		3000000.00	3	20121123
24	1	1		640000.00	3	20121022
25	7	1		1100000.00	3	20121110
26	1	1		840000.00	3	20121103
27	7	1		910000.00	3	20121023
28	7	1		1249000.00	3	20121105
29	7	1		705000.00	3	20121109
30	1	1		1150000.00	3	20121102
31	1	1		1900000.00	3	20121025
32	1	1		1415000.00	3	20121114
33	1	2		1150000.00	3	20121110
34	7	1	625000.00	650000.00	3	20121026
35	1	1		1300000.00	98	20121030
36	1	1		1400000.00	3	20121025
37	7	1		1550000.00	3	20121020
38	1	1		1275000.00	3	20121101
39	1	1		1480000.00	3	20121118
40	1	1	1315000.00	1325000.00	3	20121106
41	1	1		863500.00	3	20121120
42	1	1	800000.00	800000.00	3	20121115
43	7	1		875000.00	3	20120824
44	1	1		1519000.00	3	20121027
45	1	1		950000.00	3	20121124
46	1	1	1250000.00	1250000.00	3	20121205
47	7	1	984000.00	995000.00	3	20121205
48	1	1		740000.00	3	20121016
49	1	1		1750000.00	3	20121029
50	1	1		1450000.00	3	20121106
51	1	1		1100000.00	3	20121129
52	1	1		1800000.00	3	20121123
53	1	1		712000.00	3	20121019
54	1	1		1300000.00	3	20121126
55	1	1		855000.00	3	20121203
56	1	1		1800000.00	3	20121020
57	7	1		1325000.00	3	20121211
58	1	1		1360000.00	3	20121031
59	1	1		1135000.00	3	20121205
60	1	1		1500000.00	3	20121203
61	1	1	1015000.00	1000000.00	3	20121130
62	1	1	830000.00	830000.00	3	20121210
63	1	1		870000.00	3	20120824
64	1	1		1541000.00	3	20121121
65	1	1		1200000.00	3	20121030
66	1	1		1250000.00	3	20121116
67	7	1		1100000.00	3	20121030
68	7	1		1405000.00	98	20121112
69	1	1		2600000.00	3	20121115
70	1	1	1010000.00	1020000.00	3	20120919
71	7	1		630000.00	3	20121108
72	1	1		1250000.00	3	20121108
73	7	2		1050000.00	3	20120905
74	7	1	900000.00	900000.00	3	20121101
75	1	1		1500000.00	3	20121031
76	1	1	720000.00	730000.00	3	20121116
77	1	1		1600000.00	3	20120918
78	1	1		1305000.00	3	20121120
79	1	1	982000.00	1000000.00	3	20121025
80	1	1	915000.00	915000.00	3	20120816
81	1	1		850000.00	3	20120823
82	1	1	1560000.00	1560000.00	3	20121102
83	7	1	750000.00	750000.00	3	20121123
84	7	1	800000.00	815000.00	3	20121018
85	7	1		1225000.00	3	20120629
86	1	1	785000.00	790000.00	3	20121106
87	1	1	800500.00	765000.00	3	20121019
88	7	1		2500000.00	98	20121023
89	1	2		1155000.00	3	20121130
90	7	1	819650.00	825000.00	3	20120925
91	7	1	560000.00	560000.00	3	20121214
92	1	1		1315000.00	3	20121109
93	7	1		860000.00	3	20120731
94	7	2		1415000.00	3	20120912
95	7	1		1100000.00	3	20121003
96	7	1	750000.00	755000.00	3	20121130
97	1	1	830000.00	840000.00	3	20121114
98	1	1		2100000.00	3	20120608
99	7	1		995000.00	3	20120929
100	1	1		2291000.00	3	20121104
101	1	1		750000.00	3	20121130
102	7	1		980000.00	3	20121009
103	7	1	600000.00	600000.00	3	20121112
104	7	1	750000.00	755000.00	3	20120919
105	7	1	600000.00	575000.00	3	20121113
106	1	1		977000.00	3	20121110
107	1	1		1040000.00	3	20121211
108	1	1		1750000.00	3	20121024
109	7	1	640000.00	650000.00	3	20121025
110	7	1	677015.00	715000.00	3	20121207
111	7	1		650000.00	3	20121204
112	1	1	1304200.00	1360000.00	3	20120927
113	1	1		1220000.00	3	20121128
114	1	1	1250000.00	1250000.00	3	20121205
115	7	1		830000.00	3	20120827
116	7	1	840973.00	858000.00	3	20121127
117	7	1	1075000.00	1100000.00	3	20121127
118	7	1	732900.00	735000.00	3	20121206
119	1	1		1500000.00	3	20121015
120	1	1	849000.00	850000.00	3	20121116
121	7	1	760000.00	800000.00	3	20121203
122	1	1	730000.00	755000.00	3	20121204
123	7	1	650000.00	675000.00	3	20121211
124	1	1	790000.00	790000.00	3	20121211
125	7	1	780000.00	795000.00	3	20121211
126	1	1	1805000.00	1805000.00	3	20121210
127	1	2		1104000.00	3	20121114
128	1	1	762000.00	765000.00	3	20120918
129	1	1		900000.00	3	20121010
130	1	2		970000.00	3	20121003
131	1	1		750000.00	3	20121105
132	1	1		950000.00	3	20121119
133	7	1		1950000.00	3	20121101
134	1	1	1650000.00	1667000.00	3	20120619
135	1	1		1125000.00	3	20120921
136	1	1		1250000.00	3	20120913
137	1	1		1100000.00	3	20121011
138	1	1		1049000.00	3	20121004
139	7	1		1075000.00	3	20121007
140	1	1		1400000.00	3	20121121
141	1	1		3000000.00	3	20121129
142	1	1	1800000.00	1800000.00	3	20121010
143	1	1	825000.00	830000.00	3	20121012
144	1	1		805000.00	3	20121026
145	7	1	1175000.00	1175000.00	3	20121030
146	1	1		1500000.00	3	20121029
147	1	1		1210000.00	3	20121120
148	1	1	1135000.00	1135000.00	3	20121129
149	1	1		1600000.00	3	20120702
150	1	1		2000000.00	3	20121019
151	1	1	946000.00	946000.00	3	20121005
152	1	1		2090000.00	3	20121022
153	1	1		1275000.00	3	20121107
154	1	1		1200000.00	3	20121102
155	7	1		1370000.00	3	20121115
156	1	1		1050000.00	3	20120629
157	1	1		955000.00	3	20120907
158	1	1		1650000.00	3	20121027
159	1	1		1425000.00	3	20121026
160	7	1		1190000.00	3	20121019
161	4	1		940000.00	3	20121029
162	1	1		1300000.00	3	20121120
163	1	1	900000.00	909000.00	3	20121108
164	1	1		1395000.00	3	20121110
165	1	1		1000000.00	3	20121113
166	1	1		1400000.00	3	20121113
167	7	1		2400000.00	3	20121113
168	1	1		1750000.00	3	20121119
169	1	1	1485000.00	1425000.00	3	20121101
170	1	1		965000.00	3	20121108
171	1	1		1775000.00	3	20121205
172	7	1	2195000.00	2195000.00	3	20121204
173	4	1		1100000.00	3	20120724
174	1	1		970000.00	3	20120720
175	1	1		1265000.00	3	20120830
176	1	1	2550000.00	2550000.00	3	20121107
177	1	1		2050000.00	3	20121005
178	12	1		2700000.00	3	20121011
179	1	2		2700000.00	3	20120927
180	6	1		1530000.00	3	20121011
181	1	2		1065000.00	3	20121012
182	1	1		2400000.00	3	20121024
183	1	1		1300000.00	3	20121025
184	1	1		2420000.00	3	20121017
185	3	1	2420000.00	2420000.00	3	20121204
186	7	1		2650000.00	3	20121031
187	1	1	1165000.00	1165000.00	3	20121024
188	3	1	905000.00	905000.00	3	20121103
189	4	2	1238625.00	1239000.00	3	20121016
190	1	1		1475000.00	3	20121024
191	1	1	1825000.00	1940000.00	3	20121018
192	1	1		1825000.00	3	20121102
193	1	1		1325000.00	3	20121101
194	1	1	2200000.00	2200000.00	3	20121022
195	1	1	1755000.00	1755000.00	3	20121023
196	13	1	1600000.00	1600000.00	3	20121025
197	1	1	1013000.00	1020000.00	3	20121101
198	1	1	1550000.00	1560000.00	3	20121029
199	7	1		1350000.00	3	20121104
200	1	1	2390000.00	2440000.00	3	20121108
201	3	1	1155000.00	1155000.00	3	20121029
202	1	1	1950000.00	1950000.00	3	20121029
203	1	1		2800000.00	3	20121115
204	1	1		1650000.00	3	20121109
205	3	3	1075000.00	1150000.00	3	20121026
206	3	1	1200000.00	1200000.00	3	20121031
207	4	3	1250000.00	1250000.00	3	20121025
208	1	1	990000.00	995000.00	3	20121101
209	1	1		1230000.00	3	20121206
210	1	1	1725000.00	1725000.00	3	20121030
211	1	1	1885000.00	1885000.00	3	20121105
212	1	1		1625000.00	3	20121109
213	3	1	570000.00	570000.00	3	20121029
214	1	1		1460000.00	3	20121106
215	1	1		1185000.00	3	20121106
216	4	1	895000.00	895000.00	3	20121105
217	1	1	1510000.00	1510000.00	3	20121101
218	7	3		720500.00	3	20121129
219	4	3		620000.00	3	20121116
220	1	1		1325000.00	3	20121102
221	1	1	1620000.00	1620000.00	3	20121102
222	1	1	600000.00	600000.00	3	20121106
223	1	1		1200000.00	3	20121115
224	3	1	1550000.00	1550000.00	3	20121109
225	1	1	1945000.00	1950000.00	3	20121114
226	1	1		1080000.00	3	20121113
227	1	1	1420000.00	1420000.00	3	20121114
228	1	1	2020000.00	2020000.00	3	20121114
229	1	1	2335000.00	2335000.00	3	20120920
230	1	2	1800000.00	1825000.00	3	20121112
231	7	2		812000.00	3	20121102
232	1	1		2500000.00	3	20121114
233	1	1		3900000.00	3	20121106
234	1	1		2900000.00	3	20121116
235	7	1		2200000.00	3	20121108
236	1	1	650000.00	695000.00	3	20121107
237	1	1		1700000.00	3	20121008
238	1	1	1255000.00	1295000.00	3	20121112
239	1	1	1700000.00	1800000.00	3	20121113
240	1	1		3400000.00	3	20121029
241	1	1		1375000.00	3	20121128
242	1	2		1000000.00	3	20121114
243	1	1	1190000.00	1195000.00	3	20121116
244	1	1		3350000.00	3	20121108
245	1	1		1450000.00	3	20121205
246	1	1	1050000.00	1050000.00	3	20121126
247	4	3	955000.00	955000.00	3	20121101
248	1	1		1200000.00	3	20121126
249	1	1		2900000.00	3	20121115
250	1	1		1475000.00	3	20121119
251	1	1	2600000.00	2600000.00	3	20121116
252	1	1	1965000.00	1930000.00	3	20121126
253	1	1		3200000.00	3	20121025
254	1	1	1200000.00	1200000.00	3	20121120
255	13	1		1150000.00	3	20121120
256	13	1		1375000.00	3	20121218
257	1	1		1000000.00	3	20120814
258	1	1		1200000.00	3	20120820
259	1	1		815000.00	3	20120904
260	1	1		1700000.00	3	20120921
261	4	1	5800000.00	5800000.00	3	20121019
262	1	1	1350000.00	1350000.00	3	20121011
263	1	1		830000.00	3	20121115
264	7	1		2300000.00	3	20121109
265	1	1		700000.00	3	20121102
266	7	1		900000.00	3	20121110
267	1	1		575000.00	3	20121025
268	7	1		1000000.00	3	20121025
269	7	1	1200000.00	1200000.00	3	20121015
270	6	1		675000.00	3	20121106
271	1	1	705000.00	683000.00	3	20121018
272	6	1		998000.00	3	20121120
273	1	1		2222000.00	3	20121022
274	1	1	1169000.00	1169000.00	3	20121030
275	7	1		1650000.00	3	20121108
276	1	1		1260000.00	3	20121109
277	1	1		1460000.00	3	20121029
278	7	1	1042795.00	965000.00	3	20121109
279	1	1	2910000.00	2910000.00	3	20121106
280	7	1		1670000.00	3	20121114
281	1	1	760000.00	760000.00	3	20121112
282	1	2	682500.00	685000.00	3	20121121
283	1	1		848000.00	3	20121026
284	1	1		1600000.00	3	20121127
285	1	1		1990000.00	3	20120911
286	1	1		1975000.00	3	20121103
287	1	1		852000.00	3	20120905
288	7	1		815000.00	3	20121008
289	7	1		900000.00	3	20121207
290	1	1		1815000.00	3	20121011
291	1	1		2260000.00	3	20121010
292	3	1		850000.00	3	20121109
293	1	1		1100000.00	3	20121025
294	7	1		1420000.00	3	20121101
295	1	2	1100000.00	1100000.00	3	20121112
296	7	1		700000.00	3	20121109
297	7	1		2700000.00	3	20121121
298	1	1		1500000.00	3	20121118
299	1	1		775000.00	3	20121118
300	3	1	1325000.00	1325000.00	3	20121129
301	1	1		930000.00	3	20121125
302	1	1		1100000.00	3	20120813
303	1	1		1050000.00	3	20120811
304	7	1		1132000.00	3	20120817
305	1	1		1070000.00	3	20121001
306	1	1		1070000.00	3	20121004
307	1	1		865000.00	3	20120806
308	1	1		910000.00	3	20121109
309	1	1		830000.00	3	20121107
310	1	1		1700000.00	3	20121115
311	7	1	1341706.00	1342000.00	3	20120927
312	1	1		1500000.00	3	20120914
313	1	1		1700000.00	3	20120928
314	1	1		1465000.00	3	20120814
315	1	1		1000000.00	3	20120801
316	1	1		1100000.00	3	20120716
317	1	1		1570000.00	3	20120820
318	7	1		905000.00	3	20120813
319	1	1		1500000.00	3	20120822
320	1	1		1475000.00	3	20120810
321	1	1		1762500.00	3	20120914
322	1	1		2300000.00	3	20120829
323	1	1		1400000.00	3	20120820
324	1	1		1475000.00	3	20120903
325	1	1	1205000.00	1225000.00	3	20120904
326	1	1		1800000.00	3	20121116
327	1	1		1320000.00	3	20121002
328	7	1		1100000.00	3	20120920
329	7	1	1550000.00	1645000.00	3	20120920
330	1	1		3050000.00	3	20121004
331	7	1	1995000.00	1800000.00	3	20120920
332	1	1	4168000.00	4168000.00	3	20120927
333	7	1		1459000.00	3	20121001
334	1	1		960000.00	3	20121001
335	1	1		1730000.00	3	20121024
336	7	1	960000.00	960000.00	3	20121001
337	7	1		900000.00	3	20121027
338	1	1		1500000.00	3	20121101
339	1	1		1860000.00	3	20120902
340	1	1		1300000.00	3	20121016
341	1	1		1320000.00	3	20121013
342	1	1		1900000.00	3	20121011
343	1	1	1200000.00	1200000.00	3	20121019
344	1	1	1850000.00	1853000.00	3	20121009
345	1	1		2200000.00	3	20121031
346	1	1		1350000.00	3	20121031
347	1	1		1250000.00	3	20121023
348	1	1	825000.00	830000.00	3	20121105
349	1	1	1088888.00	1100000.00	3	20121115
350	1	1		1450000.00	3	20121114
351	1	1	1106000.00	1106000.00	3	20121126
352	7	1		2130000.00	3	20121025
353	1	1		1435000.00	3	20120911
354	1	1	2100000.00	2100000.00	3	20120824
355	1	1		1147500.00	3	20120915
356	1	1		1960000.00	3	20121105
357	1	1		1800000.00	3	20120913
358	1	1	1322500.00	1325000.00	3	20120907
359	1	1		4500000.00	3	20121101
360	1	1		1100000.00	3	20121004
361	1	1	925000.00	935000.00	3	20121006
362	1	1		1375000.00	3	20121121
363	1	1		980000.00	3	20121130
364	7	1		813000.00	3	20121206
365	7	1	856000.00	856000.00	3	20121128
366	1	1		1325000.00	3	20120910
367	1	1		925000.00	3	20120905
368	1	1		1300000.00	3	20121005
369	1	1	1130000.00	1130000.00	3	20121011
370	1	1		1025000.00	3	20120829
371	1	1		1180000.00	3	20121103
372	7	1		800000.00	3	20121029
373	1	1		1500000.00	3	20121011
374	12	1		2350000.00	3	20121108
375	13	1	2005000.00	2005000.00	3	20121114
376	7	1		1000000.00	3	20121010
377	7	1		1250000.00	3	20121111
378	1	1	875000.00	875000.00	3	20121109
379	1	1	745000.00	765000.00	3	20121120
380	1	1		845000.00	3	20121108
381	1	1		2000000.00	98	20121113
382	1	1		1450000.00	3	20121112
383	1	1	1150000.00	1150000.00	3	20121001
384	1	1		950000.00	3	20120905
385	1	1		800000.00	3	20121003
386	1	1	985000.00	985000.00	3	20121018
387	1	1		975000.00	3	20121029
388	1	1		1775000.00	3	20121015
389	4	1	2050000.00	2095000.00	3	20121101
390	1	1		1240000.00	3	20121018
391	1	1		820000.00	3	20121023
392	1	1		970000.00	3	20121023
393	1	1		700000.00	3	20120721
394	1	1		760000.00	3	20121121
395	1	1	1270000.00	1270000.00	3	20121128
396	1	1		890000.00	3	20120907
397	1	1	660000.00	660000.00	3	20121113
398	1	1		1100000.00	3	20121017
399	1	1		1290000.00	3	20121003
400	1	1		975000.00	3	20121012
401	1	1		975000.00	3	20121024
402	1	1	1105000.00	1105000.00	3	20121102
403	7	1		655000.00	3	20121031
404	1	1		1075000.00	3	20121018
405	1	1		1300000.00	3	20121022
406	1	1		1100000.00	3	20121107
407	1	1		950000.00	3	20121026
408	1	1		2050000.00	3	20121108
409	1	1		1275000.00	3	20121002
410	1	1	740000.00	740000.00	3	20121023
411	12	1		2000000.00	3	20121101
412	1	1		2300000.00	3	20121106
413	1	1	1045000.00	1045000.00	3	20121117
414	1	1		1150000.00	3	20121117
415	7	1		615000.00	3	20121214
416	1	1		2255000.00	3	20121120
417	7	2		1200000.00	3	20121113
418	1	1		927000.00	3	20121129
419	1	1		1295000.00	3	20121112
420	7	1		1200000.00	3	20121120
421	1	1		1300000.00	3	20121012
422	1	1	1010000.00	1050000.00	3	20121119
423	7	1		770500.00	3	20121128
424	1	1		808000.00	3	20120925
425	7	1	1100000.00	1100000.00	3	20120921
426	1	1		725000.00	3	20121024
427	1	1		1025000.00	3	20121030
428	1	1		1010000.00	3	20121029
429	7	1	793500.00	795000.00	3	20121106
430	1	1		1100000.00	3	20121026
431	4	1	1575000.00	1575000.00	3	20121126
432	1	1		1400000.00	3	20120628
433	1	1		1230000.00	3	20120928
434	1	1	689000.00	690000.00	3	20121107
435	1	1		870000.00	3	20120910
436	1	1		1200000.00	3	20120923
437	1	1		940000.00	3	20121015
438	1	1		980000.00	3	20121024
439	1	1		1200000.00	3	20121129
440	1	1		2150000.00	3	20121024
441	1	1	980000.00	1000000.00	3	20121108
442	1	1	992850.00	995000.00	3	20121113
443	4	1		945000.00	3	20120731
444	1	1		985000.00	3	20120727
445	1	1		1500000.00	3	20121114
446	1	1		1375000.00	3	20120815
447	7	1	800000.00	800000.00	3	20121206
448	1	1	950000.00	970000.00	3	20121205
449	1	1	962500.00	965000.00	3	20121128
450	1	1	750000.00	770000.00	3	20121106
451	1	1		749000.00	3	20121119
452	7	1	639000.00	686500.00	3	20121023
453	1	1		1375000.00	3	20121127
454	1	1	915000.00	925000.00	3	20121205
455	7	1		860000.00	3	20121113
456	7	1	759950.00	760000.00	3	20121109
457	1	1	985000.00	985000.00	3	20121025
458	7	1	745000.00	750000.00	3	20121211
459	2	1		1300000.00	3	20120928
460	3	1	909000.00	925000.00	3	20120928
461	1	1		1475000.00	3	20121008
462	2	1		2100000.00	3	20121010
463	2	1		2240000.00	3	20121015
464	2	1	1495000.00	1420000.00	3	20121102
465	4	1		1125000.00	3	20121019
466	1	1	1200000.00	1200000.00	3	20121023
467	12	1	3450000.00	3450000.00	3	20121127
468	1	2		1150000.00	3	20121117
469	1	1		1500000.00	3	20120919
470	7	1	857500.00	900000.00	3	20121023
471	1	1		1300000.00	3	20121128
472	1	1	1565701.30	1570000.00	3	20121205
473	1	1	925500.00	950000.00	3	20121108
474	1	1		1700000.00	3	20120923
475	7	1		1600000.00	3	20121027
476	1	1		950000.00	3	20121029
477	7	1	864500.00	865000.00	3	20121017
478	1	1		1276000.00	3	20121029
479	1	1		1475000.00	3	20121102
480	1	1		1200000.00	3	20121108
481	1	1		1070000.00	3	20121111
482	7	1	1050000.00	1050000.00	3	20121112
483	7	1		892000.00	3	20121101
484	1	1	986000.00	1000000.00	3	20121108
485	1	1		1600000.00	3	20121116
486	7	1		1035000.00	3	20121109
487	7	1		1120000.00	3	20121120
488	12	1	895000.00	900000.00	3	20121105
489	7	1	705100.00	706000.00	3	20121108
490	3	1	779000.00	786000.00	3	20121120
491	1	1	810000.00	810000.00	3	20121106
492	1	1		2100000.00	3	20120928
493	1	1	995000.00	1025000.00	3	20121129
494	1	1		1775000.00	3	20121004
495	1	1		865000.00	3	20121023
496	1	1		1370000.00	3	20121101
497	7	1		1000000.00	3	20121017
498	1	1		1400000.00	3	20121029
499	1	1		1200000.00	3	20121024
500	1	1		1000000.00	3	20121030
501	4	1	1140000.00	1140000.00	3	20121107
502	1	1	2900000.00	2900000.00	3	20121115
503	1	1		1050000.00	3	20121108
504	1	2	907500.00	920000.00	3	20121114
505	1	1	741000.00	745000.00	3	20121119
506	1	1		940000.00	3	20121018
507	1	1	1479800.00	1510000.00	3	20121120
508	7	1		2441000.00	3	20121026
509	7	1		750000.00	3	20121113
510	1	1		1340000.00	3	20121103
511	1	1		815000.00	3	20121115
512	1	1		930000.00	3	20121120
513	1	1		1450000.00	3	20121130
514	1	1		725000.00	3	20121206
515	7	1		1125000.00	3	20121108
516	7	1		1550000.00	3	20121010
517	1	1		850000.00	3	20120731
518	7	1		1600000.00	3	20121020
519	6	1		3250000.00	3	20121121
520	1	1		1277000.00	3	20121019
521	6	1	1125000.00	1075000.00	3	20121107
522	1	1		1600000.00	3	20121009
523	1	1		2300000.00	3	20121005
524	1	1		1375000.00	3	20121018
525	1	1		3800000.00	3	20121115
526	1	1		1050000.00	3	20121014
527	1	1	1900000.00	1900000.00	3	20121109
528	1	1		1140000.00	3	20121024
529	1	1		1125000.00	3	20121016
530	7	1		1590000.00	3	20121019
531	7	1		1125000.00	3	20121113
532	1	1	1376500.00	1380000.00	3	20121025
533	1	1		1125000.00	3	20121112
534	1	1		1500000.00	3	20121121
535	7	1		900000.00	3	20121115
536	7	2		1000000.00	3	20120917
537	1	2	770000.00	790000.00	3	20121130
538	7	1		1300000.00	3	20121003
539	7	1		1400000.00	3	20120905
540	1	1		1060000.00	3	20120921
541	1	1		720000.00	3	20121107
542	1	1		850000.00	3	20121001
543	1	1	975000.00	975000.00	3	20121106
544	7	1		638000.00	3	20120818
545	1	1	1300000.00	1300000.00	3	20121018
546	7	1	814433.00	840000.00	3	20121005
547	1	1	2323000.00	2325000.00	3	20120921
548	1	1		1300000.00	3	20121015
549	1	1		1225000.00	3	20121018
550	3	1	1550000.00	1500000.00	3	20121025
551	1	1		3550000.00	3	20121107
552	1	1		958000.00	3	20121113
553	6	1	1000000.00	975000.00	3	20121112
554	1	1	729000.00	730000.00	3	20121129
555	1	2		1075000.00	3	20121024
556	1	1	960000.00	960000.00	3	20121115
557	1	1	729900.00	770000.00	3	20121119
558	1	1		1990000.00	3	20121018
559	1	1	990000.00	1050000.00	3	20121111
560	1	1		1570000.00	3	20121114
561	1	1		1550000.00	3	20121031
562	7	1	1195000.00	1198000.00	3	20121115
563	1	1	1299000.00	1299000.00	3	20121027
564	7	1		1686000.00	3	20121112
565	1	1		1125000.00	3	20121015
566	1	1	958500.00	1015000.00	3	20121128
567	1	1		1200000.00	3	20121015
568	1	1		1850000.00	3	20121023
569	7	1		2600000.00	3	20121103
570	1	1		1250000.00	3	20121030
571	7	1		2000000.00	3	20121027
572	1	1		1450000.00	3	20121017
573	7	1		1570000.00	3	20121026
574	7	1		1700000.00	3	20121031
575	1	1	888000.00	900000.00	3	20121114
576	1	1	1650000.00	1650000.00	3	20121120
577	1	1	1650000.00	1650000.00	3	20121126
578	7	1	692873.00	690000.00	3	20121130
579	1	1		1470000.00	3	20121111
580	1	1	925000.00	975000.00	3	20121124
581	1	1		2100000.00	3	20121002
582	7	1	750000.00	750000.00	3	20121101
583	1	2	735000.00	735000.00	3	20121011
584	7	1		825000.00	3	20121130
585	1	1		1100000.00	3	20120810
586	7	1	1570000.00	1588000.00	3	20121106
587	1	1	1125000.00	1125000.00	3	20121030
588	7	1	1085000.00	1090000.00	3	20121109
589	1	1		930000.00	3	20121019
590	1	1		1328000.00	3	20121019
591	7	1		1700000.00	3	20120827
592	1	2	1525000.00	1550000.00	3	20121129
593	1	1		1400000.00	3	20121105
594	1	1		1200000.00	3	20120817
595	7	1		805000.00	3	20121106
596	1	1		715000.00	3	20121121
597	7	1		1250000.00	3	20121206
598	7	1		1400000.00	3	20120830
599	7	1		1147000.00	3	20121116
600	1	1		1105000.00	3	20121116
601	1	1		2375000.00	3	20121112
602	1	1		1570000.00	3	20121107
603	1	1	1250000.00	1530000.00	3	20121127
604	3	1		1450000.00	3	20121116
605	4	1		1300000.00	3	20120927
606	3	1		775000.00	3	20121120
607	7	1	846050.00	858000.00	3	20121116
608	1	1		820000.00	3	20121210
609	1	1		2275000.00	3	20121205
610	7	1	713915.00	714000.00	3	20121116
611	1	1		1650000.00	3	20121219
612	1	1	645000.00	649000.00	3	20121127
613	1	1	2875000.00	2875000.00	3	20121127
614	1	1		2300000.00	3	20121120
615	1	1		1280000.00	3	20121203
616	1	1		1884000.00	3	20121204
617	7	1	1125500.00	1130000.00	3	20121207
618	1	1		950000.00	3	20121127
619	7	1		1250000.00	3	20121031
620	7	1		1200000.00	3	20121113
621	1	1	675000.00	675000.00	3	20121119
622	1	1		1080000.00	3	20121208
623	7	1		1640000.00	3	20121127
624	1	1		985000.00	3	20121102
625	7	1	1000100.00	1025000.00	3	20121106
626	1	1		1000000.00	3	20121207
627	1	1		1350000.00	3	20120822
628	7	1	825000.00	900000.00	3	20121204
629	7	1		1200000.00	3	20120926
630	1	1		775000.00	3	20121203
631	7	1		1450000.00	3	20121105
632	7	1	985000.00	985000.00	3	20121128
633	7	1		670000.00	3	20121123
634	1	1		1377000.00	3	20121112
635	1	1	862000.00	870000.00	3	20121207
636	1	1		1075000.00	3	20121031
637	1	1		1000000.00	3	20121214
638	2	1		1775000.00	3	20121211
639	1	1	899950.00	900000.00	3	20121211
640	7	1		875000.00	3	20121126
641	3	1	1075000.00	1100000.00	3	20121214
642	7	1	660000.00	660000.00	3	20121219
643	12	1		1135000.00	3	20121203
644	1	1		730000.00	3	20121207
645	1	1	940000.00	950000.00	3	20121219
646	1	1		2100000.00	3	20121027
647	1	1		1320000.00	3	20121201
648	1	1	1750000.00	1712000.00	3	20121127
649	1	1	985500.00	985500.00	3	20121211
650	1	1	1699000.00	1700000.00	3	20121219
651	7	1	1095000.00	1100000.00	3	20121211
652	1	1		745000.00	3	20120911
653	7	1		1460000.00	3	20121009
654	1	1		1700000.00	3	20121126
655	1	1		680000.00	3	20121204
656	1	1	1195000.00	1195000.00	3	20121203
657	7	2		4750000.00	3	20121022
658	7	1		715000.00	3	20121019
659	1	1		1665000.00	3	20121003
660	1	1		1100000.00	3	20121022
661	3	1		750000.00	3	20121207
662	1	1		1950000.00	3	20121212
663	1	1		1300000.00	3	20120924
664	7	1		850000.00	3	20121019
665	1	1		1800000.00	3	20120924
666	7	1	969000.00	969000.00	3	20121028
667	1	1		1150000.00	3	20121116
668	4	1		2000000.00	3	20120830
669	7	1		570000.00	3	20121031
670	1	1		1450000.00	3	20121129
671	3	1	866500.00	866500.00	3	20121118
672	1	1		1165000.00	3	20121127
673	1	1		1650000.00	3	20121126
674	1	1		1400000.00	3	20121026
675	1	1		1300000.00	3	20121115
676	1	1		1030000.00	3	20121119
677	7	1		1300000.00	3	20120629
678	1	1		1200000.00	3	20120711
679	7	1		950000.00	3	20121113
680	1	1	635000.00	638500.00	3	20121115
681	7	1		835000.00	3	20121207
682	1	1		966000.00	3	20121115
683	7	1	1178000.00	1180000.00	3	20121127
684	1	1		1310000.00	3	20121205
685	1	1		750000.00	3	20120920
686	1	1		1325000.00	3	20121107
687	1	1		1099000.00	3	20121115
688	1	1		850000.00	3	20121113
689	1	1	1725000.00	1750000.00	3	20121128
690	1	1		1400000.00	3	20121022
691	1	1	925000.00	925000.00	3	20121112
692	7	1	738500.00	748000.00	3	20121128
693	7	1	792000.00	800000.00	3	20121211
694	7	1	949950.00	955000.00	3	20121127
695	1	1		1500000.00	3	20120727
696	1	1		1250000.00	3	20120921
697	1	1	785000.00	785000.00	3	20121211
698	1	1	1150000.00	1350000.00	3	20121127
699	1	1		825000.00	3	20120907
700	1	1	655000.00	660000.00	3	20121004
701	7	1	812500.00	840000.00	3	20121026
702	7	1	990000.00	985000.00	3	20121109
703	1	1	596000.00	609000.00	3	20121101
704	1	1	825000.00	925000.00	3	20121113
705	1	2		1850000.00	3	20121121
706	7	2		950000.00	3	20121206
707	7	1	1025000.00	1100000.00	3	20121130
708	1	1	800000.00	800000.00	3	20121126
709	1	1		1400000.00	3	20121026
710	1	1		2100000.00	3	20121109
711	1	1		1420000.00	3	20121114
712	1	1		795000.00	3	20121108
713	1	1		1000000.00	3	20121009
714	1	1		1505000.00	3	20121205
715	1	1		2225000.00	3	20121024
716	7	1	640000.00	650000.00	3	20121114
717	1	1		2450000.00	3	20121210
718	12	1		3400000.00	3	20121026
719	1	2		4200000.00	3	20121206
720	7	1		880000.00	3	20121012
721	1	1		1400000.00	3	20121016
722	1	1		935000.00	3	20121116
723	7	1		1100000.00	3	20121130
724	1	1		760000.00	3	20121204
725	1	1		1125000.00	3	20120921
726	1	1		875000.00	3	20120918
727	1	1		915000.00	3	20121019
728	1	1	675000.00	685000.00	3	20121130
729	1	1		1900000.00	3	20121020
730	1	1	1231000.00	1240000.00	3	20121106
731	1	2		1100000.00	3	20121120
732	1	1	1150000.00	1150000.00	3	20121112
733	1	1		1275000.00	3	20121115
734	7	1		940000.00	3	20121116
735	1	1	1075000.00	1125000.00	3	20121009
736	1	1		770000.00	3	20121015
737	1	2		840000.00	3	20121019
738	1	1	1040000.00	1225000.00	3	20121022
739	1	1	1850000.00	1850000.00	3	20121011
740	1	1		1378000.00	3	20121113
741	1	1		1130000.00	3	20120830
742	1	1		1850000.00	3	20121016
743	7	1		1530000.00	3	20121107
744	1	1		792000.00	3	20121023
745	1	1		1060000.00	3	20120910
746	1	1		805000.00	3	20121104

	133	134	135	136	137	138	139	140	141	142
	Most Recent Property Valuation Date	Most Recent AVM Model Name	Most Recent AVM Confidence Score	Original CLTV	Original LTV	Original Pledged Assets	Mortgage Insurance Company Name	Mortgage Insurance Percent	MI: Lender or Borrower Paid?	Pool Insurance Co. Name
1				0.595400	0.595400	0	0	0
2				0.742300	0.742300	0	0	0
3				0.601900	0.601900	0	0	0
4				0.800000	0.800000	0	0	0
5				0.758500	0.687800	0	0	0
6				0.622200	0.622200	0	0	0
7				0.632600	0.588200	0	0	0
8				0.767400	0.767400	0	0	0
9				0.731300	0.731300	0	0	0
10				0.672000	0.672000	0	0	0
11				0.800000	0.675800	0	0	0
12				0.708000	0.708000	0	0	0
13				0.800000	0.800000	0	0	0
14				0.631300	0.631300	0	0	0
15				0.597000	0.597000	0	0	0
16				0.545400	0.545400	0	0	0
17				0.694400	0.694400	0	0	0
18				0.546600	0.546600	0	0	0
19				0.800000	0.800000	0	0	0
20				0.750000	0.750000	0	0	0
21				0.747700	0.747700	0	0	0
22				0.785900	0.785900	0	0	0
23				0.320000	0.320000	0	0	0
24				0.763100	0.763100	0	0	0
25				0.693600	0.693600	0	0	0
26				0.792800	0.792800	0	0	0
27				0.705400	0.705400	0	0	0
28				0.764600	0.564400	0	0	0
29				0.800000	0.800000	0	0	0
30				0.573900	0.573900	0	0	0
31				0.586800	0.455200	0	0	0
32				0.650000	0.650000	0	0	0
33				0.500000	0.500000	0	0	0
34				0.800000	0.800000	0	0	0
35				0.695300	0.695300	0	0	0
36				0.714200	0.714200	0	0	0
37				0.580600	0.580600	0	0	0
38				0.784300	0.784300	0	0	0
39				0.618200	0.483100	0	0	0
40				0.700000	0.700000	0	0	0
41				0.800000	0.800000	0	0	0
42				0.750000	0.750000	0	0	0
43				0.712000	0.712000	0	0	0
44				0.591100	0.591100	0	0	0
45				0.742100	0.742100	0	0	0
46				0.750000	0.750000	0	0	0
47				0.599500	0.599500	0	0	0
48				0.800000	0.800000	0	0	0
49				0.558200	0.558200	0	0	0
50				0.603400	0.479300	0	0	0
51				0.559000	0.559000	0	0	0
52				0.436600	0.436600	0	0	0
53				0.714800	0.714800	0	0	0
54				0.500000	0.500000	0	0	0
55				0.776600	0.776600	0	0	0
56				0.605500	0.605500	0	0	0
57				0.666400	0.666400	0	0	0
58				0.755800	0.535200	0	0	0
59				0.539600	0.539600	0	0	0
60				0.578600	0.578600	0	0	0
61				0.800000	0.800000	0	0	0
62				0.750000	0.750000	0	0	0
63				0.800000	0.800000	0	0	0
64				0.551500	0.551500	0	0	0
65				0.646600	0.646600	0	0	0
66				0.752000	0.752000	0	0	0
67				0.595400	0.595400	0	0	0
68				0.642700	0.642700	0	0	0
69				0.557600	0.557600	0	0	0
70				0.750000	0.750000	0	0	0
71				0.800000	0.800000	0	0	0
72				0.641500	0.641500	0	0	0
73				0.519000	0.519000	0	0	0
74				0.800000	0.800000	0	0	0
75				0.469300	0.469300	0	0	0
76				0.800000	0.800000	0	0	0
77				0.578100	0.578100	0	0	0
78				0.702200	0.702200	0	0	0
79				0.750000	0.750000	0	0	0
80				0.800000	0.800000	0	0	0
81				0.800000	0.800000	0	0	0
82				0.464700	0.464700	0	0	0
83				0.798100	0.798100	0	0	0
84				0.800000	0.800000	0	0	0
85				0.750000	0.750000	0	0	0
86				0.745200	0.745200	0	0	0
87				0.800000	0.800000	0	0	0
88				0.248400	0.248400	0	0	0
89				0.700000	0.700000	0	0	0
90				0.799900	0.799900	0	0	0
91				0.800000	0.800000	0	0	0
92				0.570300	0.570300	0	0	0
93				0.800000	0.800000	0	0	0
94				0.510200	0.510200	0	0	0
95				0.798100	0.798100	0	0	0
96				0.800000	0.800000	0	0	0
97				0.800000	0.800000	0	0	0
98				0.699500	0.699500	0	0	0
99				0.678100	0.605100	0	0	0
100				0.653400	0.653400	0	0	0
101				0.746600	0.746600	0	0	0
102				0.783600	0.783600	0	0	0
103				0.750000	0.750000	0	0	0
104				0.800000	0.800000	0	0	0
105				0.800000	0.800000	0	0	0
106				0.488700	0.488700	0	0	0
107				0.635500	0.635500	0	0	0
108				0.674200	0.674200	0	0	0
109				0.800000	0.800000	0	0	0
110				0.799900	0.799900	0	0	0
111				0.756600	0.756600	0	0	0
112				0.590400	0.590400	0	0	0
113				0.608400	0.608400	0	0	0
114				0.800000	0.800000	0	0	0
115				0.800000	0.800000	0	0	0
116				0.799900	0.799900	0	0	0
117				0.800000	0.800000	0	0	0
118				0.708600	0.708600	0	0	0
119				0.800000	0.558000	0	0	0
120				0.800000	0.800000	0	0	0
121				0.800000	0.800000	0	0	0
122				0.800000	0.800000	0	0	0
123				0.800000	0.800000	0	0	0
124				0.620200	0.620200	0	0	0
125				0.774300	0.774300	0	0	0
126				0.387800	0.387800	0	0	0
127				0.586200	0.586200	0	0	0
128				0.800000	0.800000	0	0	0
129				0.635500	0.524400	0	0	0
130				0.635500	0.635500	0	0	0
131				0.800000	0.800000	0	0	0
132				0.642100	0.642100	0	0	0
133				0.689500	0.689500	0	0	0
134				0.606000	0.606000	0	0	0
135				0.699500	0.609700	0	0	0
136				0.784000	0.784000	0	0	0
137				0.714000	0.714000	0	0	0
138				0.743500	0.743500	0	0	0
139				0.674400	0.674400	0	0	0
140				0.644600	0.644600	0	0	0
141				0.611600	0.456600	0	0	0
142				0.622200	0.555500	0	0	0
143				0.800000	0.800000	0	0	0
144				0.800000	0.800000	0	0	0
145				0.723400	0.617000	0	0	0
146				0.513300	0.513300	0	0	0
147				0.584200	0.584200	0	0	0
148				0.647500	0.647500	0	0	0
149				0.597000	0.415700	0	0	0
150				0.500000	0.500000	0	0	0
151				0.800000	0.800000	0	0	0
152				0.454500	0.454500	0	0	0
153				0.541900	0.541900	0	0	0
154				0.556600	0.556600	0	0	0
155				0.672200	0.672200	0	0	0
156				0.798700	0.660800	0	0	0
157				0.712000	0.712000	0	0	0
158				0.577000	0.577000	0	0	0
159				0.669100	0.493600	0	0	0
160				0.568900	0.568900	0	0	0
161				0.711200	0.711200	0	0	0
162				0.551300	0.551300	0	0	0
163				0.800000	0.800000	0	0	0
164				0.600000	0.600000	0	0	0
165				0.635000	0.635000	0	0	0
166				0.513500	0.513500	0	0	0
167				0.268700	0.268700	0	0	0
168				0.411400	0.411400	0	0	0
169				0.666600	0.666600	0	0	0
170				0.725300	0.725300	0	0	0
171				0.617400	0.561100	0	0	0
172				0.544400	0.544400	0	0	0
173				0.756500	0.756500	0	0	0
174				0.644300	0.644300	0	0	0
175				0.675800	0.675800	0	0	0
176				0.784300	0.784300	0	0	0
177				0.587800	0.417000	0	0	0
178				0.614800	0.318500	0	0	0
179				0.261100	0.261100	0	0	0
180				0.642000	0.444400	0	0	0
181				0.551600	0.551600	0	0	0
182				0.535400	0.431200	0	0	0
183				0.650000	0.615300	0	0	0
184				0.700000	0.700000	0	0	0
185				0.800000	0.800000	0	0	0
186				0.422600	0.347100	0	0	0
187				0.800000	0.800000	0	0	0
188				0.750000	0.750000	0	0	0
189				0.749900	0.749900	0	0	0
190				0.671100	0.671100	0	0	0
191				0.769800	0.769800	0	0	0
192				0.515000	0.405400	0	0	0
193				0.720700	0.535800	0	0	0
194				0.454500	0.454500	0	0	0
195				0.750000	0.750000	0	0	0
196				0.687500	0.687500	0	0	0
197				0.800000	0.800000	0	0	0
198				0.800000	0.800000	0	0	0
199				0.750000	0.725900	0	0	0
200				0.750000	0.750000	0	0	0
201				0.800000	0.800000	0	0	0
202				0.800000	0.800000	0	0	0
203				0.357100	0.357100	0	0	0
204				0.681800	0.681800	0	0	0
205				0.674400	0.674400	0	0	0
206				0.800000	0.800000	0	0	0
207				0.640000	0.640000	0	0	0
208				0.800000	0.800000	0	0	0
209				0.742200	0.742200	0	0	0
210				0.750000	0.750000	0	0	0
211				0.750000	0.610000	0	0	0
212				0.538400	0.538400	0	0	0
213				0.800000	0.800000	0	0	0
214				0.650000	0.650000	0	0	0
215				0.666600	0.666600	0	0	0
216				0.700000	0.700000	0	0	0
217				0.728400	0.662200	0	0	0
218				0.506500	0.506500	0	0	0
219				0.600000	0.600000	0	0	0
220				0.682200	0.682200	0	0	0
221				0.750000	0.750000	0	0	0
222				0.800000	0.800000	0	0	0
223				0.750000	0.750000	0	0	0
224				0.750000	0.750000	0	0	0
225				0.514100	0.514100	0	0	0
226				0.663100	0.663100	0	0	0
227				0.800000	0.800000	0	0	0
228				0.800000	0.495000	0	0	0
229				0.800000	0.800000	0	0	0
230				0.750000	0.750000	0	0	0
231				0.646500	0.646500	0	0	0
232				0.484000	0.284000	0	0	0
233				0.280700	0.280700	0	0	0
234				0.656500	0.656500	0	0	0
235				0.750000	0.590900	0	0	0
236				0.800000	0.800000	0	0	0
237				0.735200	0.588200	0	0	0
238				0.796800	0.637400	0	0	0
239				0.800000	0.705800	0	0	0
240				0.445500	0.445500	0	0	0
241				0.770900	0.770900	0	0	0
242				0.700000	0.700000	0	0	0
243				0.800000	0.800000	0	0	0
244				0.597000	0.597000	0	0	0
245				0.517200	0.517200	0	0	0
246				0.800000	0.800000	0	0	0
247				0.596800	0.596800	0	0	0
248				0.704100	0.704100	0	0	0
249				0.478200	0.335100	0	0	0
250				0.700000	0.700000	0	0	0
251				0.700000	0.700000	0	0	0
252				0.610800	0.610800	0	0	0
253				0.312500	0.312500	0	0	0
254				0.800000	0.800000	0	0	0
255				0.643400	0.643400	0	0	0
256				0.600000	0.600000	0	0	0
257				0.708700	0.708700	0	0	0
258				0.720500	0.637200	0	0	0
259				0.756400	0.710400	0	0	0
260				0.634100	0.634100	0	0	0
261				0.344800	0.344800	0	0	0
262				0.740000	0.740000	0	0	0
263				0.783100	0.783100	0	0	0
264				0.517300	0.517300	0	0	0
265				0.749700	0.749700	0	0	0
266				0.723300	0.723300	0	0	0
267				0.800000	0.800000	0	0	0
268				0.800000	0.675000	0	0	0
269				0.800000	0.800000	0	0	0
270				0.739200	0.739200	0	0	0
271				0.800000	0.800000	0	0	0
272				0.706000	0.706000	0	0	0
273				0.318100	0.318100	0	0	0
274				0.800000	0.800000	0	0	0
275				0.632700	0.632700	0	0	0
276				0.563400	0.563400	0	0	0
277				0.547900	0.547900	0	0	0
278				0.750000	0.750000	0	0	0
279				0.600000	0.600000	0	0	0
280				0.326300	0.326300	0	0	0
281				0.799200	0.799200	0	0	0
282				0.750000	0.750000	0	0	0
283				0.681400	0.681400	0	0	0
284				0.581200	0.581200	0	0	0
285				0.612500	0.486900	0	0	0
286				0.700000	0.700000	0	0	0
287				0.790400	0.790400	0	0	0
288				0.758200	0.635500	0	0	0
289				0.611100	0.611100	0	0	0
290				0.626900	0.489200	0	0	0
291				0.619400	0.398200	0	0	0
292				0.800000	0.800000	0	0	0
293				0.650900	0.650900	0	0	0
294				0.501400	0.501400	0	0	0
295				0.750000	0.750000	0	0	0
296				0.707100	0.707100	0	0	0
297				0.551800	0.366600	0	0	0
298				0.531300	0.531300	0	0	0
299				0.747000	0.747000	0	0	0
300				0.750000	0.750000	0	0	0
301				0.736500	0.736500	0	0	0
302				0.590900	0.590900	0	0	0
303				0.647600	0.647600	0	0	0
304				0.675700	0.675700	0	0	0
305				0.656000	0.656000	0	0	0
306				0.674700	0.674700	0	0	0
307				0.749700	0.749700	0	0	0
308				0.727400	0.727400	0	0	0
309				0.750000	0.750000	0	0	0
310				0.441100	0.441100	0	0	0
311				0.744400	0.744400	0	0	0
312				0.643300	0.643300	0	0	0
313				0.635000	0.635000	0	0	0
314				0.670900	0.670900	0	0	0
315				0.684000	0.684000	0	0	0
316				0.750000	0.750000	0	0	0
317				0.736900	0.612700	0	0	0
318				0.598800	0.598800	0	0	0
319				0.646600	0.646600	0	0	0
320				0.471800	0.471800	0	0	0
321				0.692100	0.692100	0	0	0
322				0.495100	0.495100	0	0	0
323				0.584600	0.584600	0	0	0
324				0.735500	0.493500	0	0	0
325				0.605600	0.605600	0	0	0
326				0.543500	0.390500	0	0	0
327				0.556800	0.500000	0	0	0
328				0.696300	0.696300	0	0	0
329				0.612900	0.612900	0	0	0
330				0.540900	0.377000	0	0	0
331				0.608300	0.608300	0	0	0
332				0.359800	0.359800	0	0	0
333				0.650400	0.650400	0	0	0
334				0.675000	0.675000	0	0	0
335				0.615600	0.528900	0	0	0
336				0.750000	0.750000	0	0	0
337				0.681100	0.681100	0	0	0
338				0.529300	0.529300	0	0	0
339				0.462500	0.370900	0	0	0
340				0.750000	0.750000	0	0	0
341				0.750000	0.750000	0	0	0
342				0.522100	0.515200	0	0	0
343				0.666600	0.666600	0	0	0
344				0.432400	0.432400	0	0	0
345				0.557000	0.557000	0	0	0
346				0.714800	0.714800	0	0	0
347				0.670400	0.670400	0	0	0
348				0.750000	0.750000	0	0	0
349				0.750000	0.750000	0	0	0
350				0.682700	0.682700	0	0	0
351				0.700000	0.700000	0	0	0
352				0.586800	0.586800	0	0	0
353				0.648000	0.648000	0	0	0
354				0.619000	0.619000	0	0	0
355				0.699700	0.699700	0	0	0
356				0.673700	0.469600	0	0	0
357				0.530500	0.530500	0	0	0
358				0.567100	0.567100	0	0	0
359				0.340800	0.229700	0	0	0
360				0.681800	0.681800	0	0	0
361				0.750000	0.750000	0	0	0
362				0.672700	0.672700	0	0	0
363				0.570400	0.570400	0	0	0
364				0.750000	0.750000	0	0	0
365				0.750000	0.750000	0	0	0
366				0.710900	0.492000	0	0	0
367				0.745900	0.745900	0	0	0
368				0.650000	0.650000	0	0	0
369				0.800000	0.800000	0	0	0
370				0.800000	0.800000	0	0	0
371				0.757600	0.757600	0	0	0
372				0.750000	0.750000	0	0	0
373				0.800000	0.666600	0	0	0
374				0.638200	0.425500	0	0	0
375				0.598200	0.598200	0	0	0
376				0.800000	0.800000	0	0	0
377				0.448000	0.448000	0	0	0
378				0.800000	0.800000	0	0	0
379				0.800000	0.800000	0	0	0
380				0.766800	0.766800	0	0	0
381				0.662300	0.500000	0	0	0
382				0.650000	0.650000	0	0	0
383				0.478200	0.478200	0	0	0
384				0.778900	0.684200	0	0	0
385				0.800000	0.800000	0	0	0
386				0.800000	0.800000	0	0	0
387				0.474300	0.474300	0	0	0
388				0.444300	0.394300	0	0	0
389				0.731700	0.731700	0	0	0
390				0.403200	0.403200	0	0	0
391				0.774300	0.774300	0	0	0
392				0.727800	0.727800	0	0	0
393				0.771400	0.771400	0	0	0
394				0.650000	0.650000	0	0	0
395				0.748000	0.748000	0	0	0
396				0.750000	0.750000	0	0	0
397				0.800000	0.800000	0	0	0
398				0.565400	0.565400	0	0	0
399				0.653400	0.653400	0	0	0
400				0.638900	0.638900	0	0	0
401				0.607100	0.607100	0	0	0
402				0.800000	0.800000	0	0	0
403				0.800000	0.800000	0	0	0
404				0.744100	0.744100	0	0	0
405				0.756100	0.756100	0	0	0
406				0.590900	0.590900	0	0	0
407				0.520000	0.520000	0	0	0
408				0.690200	0.690200	0	0	0
409				0.782700	0.782700	0	0	0
410				0.800000	0.800000	0	0	0
411				0.400000	0.400000	0	0	0
412				0.306800	0.306800	0	0	0
413				0.800000	0.800000	0	0	0
414				0.616500	0.616500	0	0	0
415				0.800000	0.800000	0	0	0
416				0.437200	0.437200	0	0	0
417				0.583300	0.583300	0	0	0
418				0.760500	0.760500	0	0	0
419				0.644400	0.644400	0	0	0
420				0.524200	0.524200	0	0	0
421				0.471900	0.471900	0	0	0
422				0.742500	0.594000	0	0	0
423				0.752400	0.752400	0	0	0
424				0.750000	0.750000	0	0	0
425				0.798200	0.798200	0	0	0
426				0.675800	0.675800	0	0	0
427				0.800000	0.800000	0	0	0
428				0.715800	0.715800	0	0	0
429				0.800000	0.800000	0	0	0
430				0.663600	0.663600	0	0	0
431				0.600000	0.600000	0	0	0
432				0.553500	0.553500	0	0	0
433				0.788600	0.788600	0	0	0
434				0.800000	0.800000	0	0	0
435				0.716000	0.586200	0	0	0
436				0.591600	0.591600	0	0	0
437				0.785100	0.785100	0	0	0
438				0.734600	0.734600	0	0	0
439				0.675000	0.612500	0	0	0
440				0.649300	0.416700	0	0	0
441				0.800000	0.800000	0	0	0
442				0.799700	0.799700	0	0	0
443				0.476100	0.476100	0	0	0
444				0.787200	0.787200	0	0	0
445				0.550000	0.550000	0	0	0
446				0.581800	0.581800	0	0	0
447				0.750000	0.750000	0	0	0
448				0.750000	0.750000	0	0	0
449				0.800000	0.800000	0	0	0
450				0.800000	0.800000	0	0	0
451				0.800000	0.800000	0	0	0
452				0.800000	0.800000	0	0	0
453				0.650000	0.479000	0	0	0
454				0.800000	0.800000	0	0	0
455				0.666900	0.666900	0	0	0
456				0.800000	0.800000	0	0	0
457				0.796600	0.796600	0	0	0
458				0.800000	0.800000	0	0	0
459				0.538000	0.538000	0	0	0
460				0.797500	0.797500	0	0	0
461				0.709300	0.650800	0	0	0
462				0.392800	0.392800	0	0	0
463				0.491000	0.491000	0	0	0
464				0.789600	0.789600	0	0	0
465				0.532400	0.532400	0	0	0
466				0.625000	0.625000	0	0	0
467				0.700000	0.700000	0	0	0
468				0.662700	0.662700	0	0	0
469				0.793300	0.793300	0	0	0
470				0.750000	0.750000	0	0	0
471				0.546100	0.546100	0	0	0
472				0.638000	0.638000	0	0	0
473				0.800000	0.800000	0	0	0
474				0.750000	0.661700	0	0	0
475				0.796800	0.796800	0	0	0
476				0.736800	0.736800	0	0	0
477				0.800000	0.800000	0	0	0
478				0.626900	0.548500	0	0	0
479				0.610100	0.610100	0	0	0
480				0.705000	0.705000	0	0	0
481				0.749500	0.661600	0	0	0
482				0.750000	0.750000	0	0	0
483				0.784700	0.784700	0	0	0
484				0.800000	0.800000	0	0	0
485				0.743700	0.743700	0	0	0
486				0.730400	0.730400	0	0	0
487				0.790100	0.790100	0	0	0
488				0.800000	0.800000	0	0	0
489				0.798500	0.798500	0	0	0
490				0.775300	0.775300	0	0	0
491				0.800000	0.800000	0	0	0
492				0.452300	0.452300	0	0	0
493				0.800000	0.800000	0	0	0
494				0.560500	0.560500	0	0	0
495				0.734100	0.734100	0	0	0
496				0.729900	0.547400	0	0	0
497				0.710000	0.710000	0	0	0
498				0.662800	0.492100	0	0	0
499				0.623300	0.623300	0	0	0
500				0.770000	0.770000	0	0	0
501				0.800000	0.800000	0	0	0
502				0.600000	0.600000	0	0	0
503				0.800000	0.800000	0	0	0
504				0.749300	0.749300	0	0	0
505				0.800000	0.800000	0	0	0
506				0.742300	0.742300	0	0	0
507				0.675700	0.675700	0	0	0
508				0.388100	0.388100	0	0	0
509				0.742600	0.742600	0	0	0
510				0.600000	0.426100	0	0	0
511				0.613400	0.613400	0	0	0
512				0.547300	0.547300	0	0	0
513				0.694400	0.591000	0	0	0
514				0.739300	0.739300	0	0	0
515				0.531100	0.531100	0	0	0
516				0.713500	0.441200	0	0	0
517				0.750000	0.750000	0	0	0
518				0.737500	0.737500	0	0	0
519				0.615300	0.615300	0	0	0
520				0.532400	0.532400	0	0	0
521				0.674400	0.674400	0	0	0
522				0.468700	0.393700	0	0	0
523				0.560300	0.283900	0	0	0
524				0.493000	0.493000	0	0	0
525				0.275000	0.275000	0	0	0
526				0.644700	0.644700	0	0	0
527				0.473600	0.473600	0	0	0
528				0.610500	0.610500	0	0	0
529				0.629100	0.629100	0	0	0
530				0.641500	0.547100	0	0	0
531				0.634600	0.634600	0	0	0
532				0.700000	0.700000	0	0	0
533				0.637300	0.637300	0	0	0
534				0.650000	0.650000	0	0	0
535				0.776600	0.776600	0	0	0
536				0.750000	0.750000	0	0	0
537				0.750000	0.750000	0	0	0
538				0.739600	0.739600	0	0	0
539				0.560000	0.560000	0	0	0
540				0.800000	0.550000	0	0	0
541				0.800000	0.800000	0	0	0
542				0.736000	0.736000	0	0	0
543				0.750000	0.750000	0	0	0
544				0.740500	0.740500	0	0	0
545				0.750000	0.750000	0	0	0
546				0.799900	0.799900	0	0	0
547				0.430400	0.430400	0	0	0
548				0.796100	0.603800	0	0	0
549				0.677500	0.555100	0	0	0
550				0.666600	0.666600	0	0	0
551				0.277400	0.277400	0	0	0
552				0.561500	0.561500	0	0	0
553				0.800000	0.800000	0	0	0
554				0.800000	0.800000	0	0	0
555				0.750000	0.750000	0	0	0
556				0.687500	0.687500	0	0	0
557				0.800000	0.800000	0	0	0
558				0.354400	0.354400	0	0	0
559				0.580800	0.580800	0	0	0
560				0.562100	0.498400	0	0	0
561				0.494800	0.494800	0	0	0
562				0.800000	0.800000	0	0	0
563				0.769000	0.769000	0	0	0
564				0.403300	0.403300	0	0	0
565				0.588400	0.588400	0	0	0
566				0.800000	0.800000	0	0	0
567				0.585000	0.585000	0	0	0
568				0.469700	0.385900	0	0	0
569				0.272600	0.272600	0	0	0
570				0.552400	0.512400	0	0	0
571				0.650000	0.650000	0	0	0
572				0.468900	0.468900	0	0	0
573				0.601900	0.601900	0	0	0
574				0.537000	0.537000	0	0	0
575				0.800000	0.800000	0	0	0
576				0.500000	0.500000	0	0	0
577				0.709000	0.709000	0	0	0
578				0.800000	0.800000	0	0	0
579				0.597200	0.597200	0	0	0
580				0.800000	0.800000	0	0	0
581				0.461400	0.461400	0	0	0
582				0.800000	0.800000	0	0	0
583				0.750000	0.750000	0	0	0
584				0.761200	0.761200	0	0	0
585				0.600000	0.600000	0	0	0
586				0.750000	0.750000	0	0	0
587				0.750000	0.750000	0	0	0
588				0.599000	0.599000	0	0	0
589				0.790300	0.790300	0	0	0
590				0.570000	0.570000	0	0	0
591				0.750000	0.588200	0	0	0
592				0.540900	0.540900	0	0	0
593				0.678500	0.678500	0	0	0
594				0.649100	0.649100	0	0	0
595				0.788800	0.650900	0	0	0
596				0.744700	0.744700	0	0	0
597				0.560000	0.560000	0	0	0
598				0.637800	0.637800	0	0	0
599				0.612000	0.612000	0	0	0
600				0.787300	0.787300	0	0	0
601				0.700000	0.700000	0	0	0
602				0.442000	0.442000	0	0	0
603				0.800000	0.800000	0	0	0
604				0.579300	0.579300	0	0	0
605				0.680000	0.680000	0	0	0
606				0.765100	0.765100	0	0	0
607				0.800000	0.800000	0	0	0
608				0.686500	0.686500	0	0	0
609				0.800000	0.800000	0	0	0
610				0.799900	0.799900	0	0	0
611				0.583000	0.583000	0	0	0
612				0.800000	0.800000	0	0	0
613				0.650000	0.650000	0	0	0
614				0.784700	0.636900	0	0	0
615				0.683500	0.683500	0	0	0
616				0.605600	0.368300	0	0	0
617				0.800000	0.800000	0	0	0
618				0.708700	0.708700	0	0	0
619				0.650000	0.650000	0	0	0
620				0.592500	0.592500	0	0	0
621				0.800000	0.800000	0	0	0
622				0.590200	0.590200	0	0	0
623				0.345700	0.345700	0	0	0
624				0.674100	0.674100	0	0	0
625				0.649900	0.649900	0	0	0
626				0.675000	0.675000	0	0	0
627				0.690300	0.690300	0	0	0
628				0.750000	0.750000	0	0	0
629				0.650000	0.650000	0	0	0
630				0.800000	0.800000	0	0	0
631				0.488200	0.488200	0	0	0
632				0.800000	0.800000	0	0	0
633				0.800000	0.800000	0	0	0
634				0.776100	0.776100	0	0	0
635				0.700000	0.700000	0	0	0
636				0.778600	0.778600	0	0	0
637				0.677000	0.677000	0	0	0
638				0.394300	0.394300	0	0	0
639				0.800000	0.800000	0	0	0
640				0.654800	0.654800	0	0	0
641				0.750000	0.750000	0	0	0
642				0.800000	0.800000	0	0	0
643				0.625500	0.625500	0	0	0
644				0.700000	0.700000	0	0	0
645				0.800000	0.800000	0	0	0
646				0.410400	0.410400	0	0	0
647				0.515100	0.515100	0	0	0
648				0.700000	0.700000	0	0	0
649				0.800000	0.800000	0	0	0
650				0.750000	0.750000	0	0	0
651				0.800000	0.800000	0	0	0
652				0.748900	0.665700	0	0	0
653				0.617100	0.617100	0	0	0
654				0.526400	0.526400	0	0	0
655				0.764700	0.764700	0	0	0
656				0.543900	0.543900	0	0	0
657				0.174700	0.174700	0	0	0
658				0.641900	0.641900	0	0	0
659				0.699900	0.570800	0	0	0
660				0.800000	0.800000	0	0	0
661				0.650000	0.650000	0	0	0
662				0.649700	0.649700	0	0	0
663				0.607600	0.607600	0	0	0
664				0.761100	0.761100	0	0	0
665				0.550000	0.550000	0	0	0
666				0.700000	0.700000	0	0	0
667				0.706000	0.706000	0	0	0
668				0.350000	0.350000	0	0	0
669				0.800000	0.800000	0	0	0
670				0.534400	0.534400	0	0	0
671				0.798600	0.798600	0	0	0
672				0.665200	0.665200	0	0	0
673				0.710600	0.710600	0	0	0
674				0.589200	0.589200	0	0	0
675				0.555000	0.555000	0	0	0
676				0.489300	0.489300	0	0	0
677				0.661500	0.661500	0	0	0
678				0.688300	0.688300	0	0	0
679				0.800000	0.800000	0	0	0
680				0.800000	0.800000	0	0	0
681				0.696400	0.696400	0	0	0
682				0.594200	0.594200	0	0	0
683				0.800000	0.800000	0	0	0
684				0.550000	0.550000	0	0	0
685				0.680000	0.680000	0	0	0
686				0.704900	0.704900	0	0	0
687				0.749700	0.749700	0	0	0
688				0.641100	0.641100	0	0	0
689				0.650000	0.650000	0	0	0
690				0.632400	0.632400	0	0	0
691				0.800000	0.800000	0	0	0
692				0.800000	0.800000	0	0	0
693				0.800000	0.800000	0	0	0
694				0.700000	0.700000	0	0	0
695				0.620000	0.620000	0	0	0
696				0.720000	0.720000	0	0	0
697				0.800000	0.800000	0	0	0
698				0.800000	0.800000	0	0	0
699				0.785200	0.785200	0	0	0
700				0.800000	0.800000	0	0	0
701				0.753200	0.753200	0	0	0
702				0.791800	0.791800	0	0	0
703				0.800000	0.800000	0	0	0
704				0.800000	0.800000	0	0	0
705				0.482700	0.482700	0	0	0
706				0.705200	0.705200	0	0	0
707				0.800000	0.800000	0	0	0
708				0.800000	0.800000	0	0	0
709				0.685700	0.685700	0	0	0
710				0.634500	0.476100	0	0	0
711				0.570400	0.570400	0	0	0
712				0.796200	0.796200	0	0	0
713				0.718000	0.718000	0	0	0
714				0.593300	0.593300	0	0	0
715				0.434100	0.276800	0	0	0
716				0.800000	0.800000	0	0	0
717				0.602000	0.602000	0	0	0
718				0.683800	0.552900	0	0	0
719				0.430900	0.430900	0	0	0
720				0.772700	0.772700	0	0	0
721				0.616800	0.449200	0	0	0
722				0.657700	0.657700	0	0	0
723				0.800000	0.800000	0	0	0
724				0.605200	0.605200	0	0	0
725				0.746100	0.746100	0	0	0
726				0.777100	0.777100	0	0	0
727				0.734400	0.734400	0	0	0
728				0.750000	0.750000	0	0	0
729				0.465700	0.381500	0	0	0
730				0.800000	0.800000	0	0	0
731				0.411800	0.411800	0	0	0
732				0.800000	0.800000	0	0	0
733				0.556800	0.556800	0	0	0
734				0.611700	0.611700	0	0	0
735				0.800000	0.800000	0	0	0
736				0.800000	0.800000	0	0	0
737				0.678500	0.678500	0	0	0
738				0.764400	0.764400	0	0	0
739				0.649700	0.649700	0	0	0
740				0.689400	0.689400	0	0	0
741				0.767200	0.767200	0	0	0
742				0.750000	0.750000	0	0	0
743				0.590900	0.590900	0	0	0
744				0.792000	0.792000	0	0	0
745				0.731100	0.731100	0	0	0
746				0.757700	0.757700	0	0	0

	143	144	145	146	147	148	149	150	151
	Pool Insurance Stop Loss %	MI Certificate Number	Updated DTI (Front-end)	Updated DTI (Back-end)	Modification Effective Payment Date	Total Capitalized Amount	Total Deferred Amount	Pre-Modification Interest (Note) Rate	Pre-Modification P&I Payment
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716
717
718
719
720
721
722
723
724
725
726
727
728
729
730
731
732
733
734
735
736
737
738
739
740
741
742
743
744
745
746

	152	153	154	155	156	157	158	159	160	161
	Pre-Modification Initial Interest Rate Change Downward Cap	Pre-Modification Subsequent Interest Rate Cap	Pre-Modification Next Interest Rate Change Date	Pre-Modification I/O Term	Forgiven Principal Amount	Forgiven Interest Amount	Number of Modifications	Cash To/From Brrw at Closing	Brrw - Yrs at in Industry	CoBrrw - Yrs at in Industry
1									0
2									19.25	19
3									6
4									15
5									22	15
6									6	6
7									29	10
8									20	20
9									29
10									0	28
11									32.25
12									33	21
13									7
14									10
15									23
16									27	26
17									18
18									6	4
19									40
20									36	20
21									13
22									7	5
23									42
24									10
25									15
26									3.5
27									7	10
28									18
29									15	16
30									11
31									14	9
32									2
33									35	34
34									26
35									11
36									10
37									30	4.5
38									0
39									25	9
40									3.25
41									14
42									16
43									10	10
44									30
45									7
46									6	2
47									24
48									20	12
49									12
50									28
51									12	0
52									20
53									23
54									1	15.75
55									16
56									20	2.75
57									10	10
58									0
59									30
60									20	29
61									28
62									8
63									30	30
64									11
65									40	19
66									24.25	24.25
67									19
68									28
69									25
70									25
71									20
72									6	12
73									10
74									18
75									30
76									19	0
77									53.25
78									11
79									5	0
80									8	11
81									15
82									14	22
83									13	2
84									3
85									25
86									15	15
87									22	3
88									25
89									34	0
90									7
91									35
92									6	2
93									33
94									34
95									12
96									10	0
97									7	8
98									5	5.75
99									14
100									12
101									0	5
102									21
103									9
104									24
105									30
106									30
107									25.5
108									26
109									16	10
110									30
111									5
112									5
113									11.5	11
114									19
115									24
116									30
117									10	10
118									16	7
119									11
120									15
121									3	2
122									3
123									11
124									10	8
125									15	10
126									25
127									30	30
128									13
129									2	17
130									15	4
131									15
132									15
133									20	20
134									20
135									5	21
136									12	9
137									147	15
138									20
139									22	12
140									35	25
141									25	20
142									18
143									19
144									5.5
145									4.25
146									0	3
147									7.75	5
148									2	15
149									36
150									39
151									13	10
152									8	11
153									0	5
154									8	2
155									28
156									3	12
157									20
158									12	9
159									7.5
160									13
161									1.5	3
162									4	20
163									19
164									15	20
165									13
166									22	11
167									29
168									30
169									20
170									20	2.5
171									22	20
172									15
173									14
174									22
175									16
176									11
177									14
178									23
179									13
180									12	12
181									25
182									19	20
183									12	12
184									0	28
185									7
186									0
187									15	10
188									12
189									20
190									22
191									2	10
192									18	14
193									12	10
194									19
195									45	35
196									5
197									30
198									18	9
199									9
200									25
201									6	6
202									11
203									9
204									5
205									40
206									6.5
207									20
208									25
209									20	18
210									14
211									12	7
212									7
213									12
214									26
215									50	30
216									2
217									26	25
218									13	12
219									13	12
220									14	9
221									4	6
222									12	8
223									27	10
224									20	20
225									25
226									10	11
227									10	10
228									18
229									8	3
230									30
231									20
232									15	18
233									0	7
234									16	8
235									22
236									13
237									14
238									18
239									24
240									44	20
241									4
242									18
243									19
244									4	2
245									48
246									5	6
247									30	26
248									15
249									14	2
250									40	20
251									10
252									15	1
253									10
254									12	9
255									20
256									15
257									13	6.25
258									14
259									10.25
260									20
261									28	21
262									6
263									16
264									18
265									25
266									10	10
267									0
268									15
269									39
270									38
271									25
272									10	15
273									20	9
274									5.5	3.25
275									18
276									5
277									19
278									11.5	6
279									15
280									15
281									7
282									9
283									25
284									22	22
285									15	17
286									23	9
287									20
288									25
289									34
290									3	5
291									0
292									4	2
293									21	11
294									25	25
295									30	17
296									0
297									20
298									15	15
299									2
300									12
301									9
302									12
303									15	18
304									16
305									5	5
306									17	13
307									24.5
308									14	13
309									13
310									21	3
311									0	23
312									26
313									19
314									29
315									8
316									10
317									17
318									24	3
319									20
320									22
321									2.5	5
322									17
323									11	14
324									10	15
325									4.5	12
326									21	21
327									38
328									10	11
329									17	9
330									47
331									24
332									25
333									0
334									14	13
335									28	32
336									13
337									25	17
338									17	11
339									15
340									8
341									20
342									10	10
343									18
344									20	30
345									0
346									9
347									26	21
348									15	15
349									9	9
350									15	15
351									15
352									27	34
353									30	25
354									20	0
355									15	0
356									18
357									21	15
358									12
359									16
360									32	10
361									17	15
362									15	20
363									15	17
364									18	15
365									12	22
366									19	22
367									36
368									40
369									21
370									17	11
371									19	20
372									16
373									8
374									27
375									10	17
376									15	6
377									21	20
378									8	6
379									13	11
380									20	15
381									20
382									11	15
383									9
384									15	0
385									25	27
386									15	13
387									19
388									14
389									20	15
390									12
391									17
392									3
393									27	32
394									20	10
395									20
396									26	18
397									10
398									15
399									3	12
400									22
401									4
402									9
403									16	0
404									22.5	0
405									24
406									16.5	17
407									17	3
408									12	4
409									15
410									8	10
411									15
412									0	3
413									7
414									17	14
415									21
416									22
417									21
418									18
419									22
420									36
421									13
422									15
423									0
424									7
425									11
426									8
427									17	19
428									14
429									9
430									36
431									10
432									13
433									3	6
434									8
435									20	20
436									2.25	5
437									9.25	20
438									18
439									7
440									6
441									16
442									26.75
443									20
444									14
445									19
446									17
447									12	12
448									10
449									15	5
450									16	16
451									21
452									21
453									17
454									10
455									0
456									3
457									22
458									8
459									42	17
460									8
461									14
462									20
463									30
464									10	5.25
465									19	18
466									10
467									13	2
468									12
469									18
470									3
471									30
472									0	21.5
473									22
474									25
475									17	10
476									15	19
477									7
478									21
479									5	0.75
480									20	15
481									32.75
482									3.75	5
483									0.25	12
484									10	8
485									10
486									7	8
487									10	10
488									2
489									15	15
490									10	1
491									8
492									20
493									12
494									17
495									9	3
496									7	10
497									31	9
498									17
499									14
500									38
501									6	5
502									21.75
503									19	17
504									34	30
505									4	5
506									10
507									32
508									1.75
509									14
510									5	20.25
511									15	25
512									6
513									10
514									20	16
515									4
516									16	19
517									10	4.75
518									10
519									21.25
520									7.25	12.5
521									7
522									31
523									32
524									27
525									10
526									20	8
527									14
528									15
529									10
530									10	31.5
531									16	12
532									13	15
533									18	20
534									17	17
535									30
536									28	6
537									13	15
538									20
539									12	15
540									30
541									8
542									6	6
543									21
544									17
545									8	3
546									4
547									20
548									15	15
549									12	5
550									31
551									10
552									10
553									34
554									7
555									28
556									14
557									14	14
558									32
559									21	18
560									32	26
561									16
562									9	4
563									15
564									20	20
565									16
566									20	24
567									18
568									27	9
569									19.25
570									27	32
571									17
572									24
573									22
574									24	16.25
575									4	4
576									24
577									10	10
578									12	3
579									0
580									13	13
581									21
582									15	15
583									5	5
584									28
585									25
586									21
587									3.75
588									17
589									6.25
590									13.5
591									14	8
592									30	10
593									25.25
594									12	12
595									35	34
596									16
597									28
598									33	6
599									20
600									33
601									20
602									0	21
603									20
604									3	24
605									12	5
606									7	5
607									20	8
608									13	4
609									37
610									13	9
611									35	27
612									5
613									3.25
614									11
615									18	18
616									31	21
617									11	11
618									7
619									7	7
620									14
621									14	13
622									4.5
623									0	23
624									25	22
625									17	5
626									11.5	17
627									12	10
628									0
629									7	2
630									27
631									30
632									10	6
633									14	13
634									20
635									24
636									15
637									4	2
638									2
639									6	6
640									6
641									32
642									13.5
643									25	12
644									24.5	31
645									7	7
646									9	31
647									34	20
648									15	15
649									5	5
650									18
651									2
652									37
653									23
654									28	19
655									14
656									13
657									26
658									26	27
659									12	12
660									5
661									38
662									42	27
663									30	18
664									11.25
665									40
666									20
667									6	6
668									62
669									12
670									28
671									17	7
672									16	25
673									20
674									28
675									8
676									14	16
677									35
678									15.5
679									31	8
680									14
681									20	12
682									16.5
683									20
684									11	26
685									24	25
686									12
687									12	10
688									13	3
689									15	15
690									25	22
691									0.25
692									11
693									14	10.25
694									3	15
695									19	15
696									20
697									14	2
698									11
699									8
700									3	7
701									15
702									17
703									6.25	6
704									4
705									16.25	2.5
706									18.75
707									30
708									30
709									12	6
710									26
711									7
712									17	6
713									17.5
714									0	20
715									14.25
716									25	27.75
717									30
718									34	24
719									20
720									10
721									6
722									32	13
723									15
724									0
725									40	15
726									7.75	7.5
727									10
728									3
729									20	30
730									6.75	5.75
731									24	3
732									15
733									12	12
734									20
735									16.25	15.75
736									18
737									24	2.75
738									17
739									15
740									13
741									22
742									25
743									28	25
744									15
745									0
746									12

	162	163	164	165	166	167	168	169	170	171	172
	Junior Mortgage Drawn Amount	Maturity Date	Primary Borrower Wage Income (Salary)	Primary Borrower Wage Income (Bonus)	Primary Borrower Wage Income (Commission)	Co-Borrower Wage Income (Salary)	Co-Borrower Wage Income (Bonus)	Co-Borrower Wage Income (Commission)	Originator Doc Code	RWT Income Verification	RWT Asset Verification
1	0	20430101	11958.33	0	0	0	0	0	Full	Two Years	Two Months
2	0	20430101	10666.09	0	0	12774.99	0	0	Full	Two Years	Two Months
3	0	20421201	17000	0	0	0	0	0	Full	Two Years	Two Months
4	0	20421201	77078.16	0	0	0	0	0	Full	Two Years	Two Months
5	99000	20430101	18578.04	0	0	16574.14	0	0	Full	Two Years	Two Months
6	0	20421201	7506.36	0	0	12500	0	0	Full	Two Years	Two Months
7	75000	20430101	16602.82	0	0	0	0	0	Full	Two Years	Two Months
8	0	20430101	16130.54	0	0	0	0	0	Full	Two Years	Two Months
9	0	20421201	16675.67	0	0	0	0	0	Full	Two Years	Two Months
10	0	20430101	0	0	0	22916.66	7608.41	0	Full	Two Years	Two Months
11	0	20430101	18750	19166.67	0	0	0	0	Full	Two Years	Two Months
12	0	20421201	14477.67	0	0	6200.41	0	0	Full	Two Years	Two Months
13	0	20430101	32565.09	0	0	0	0	0	Full	Two Years	Two Months
14	0	20430101	12675	1666.66	0	0	0	0	Full	Two Years	Two Months
15	0	20430101	10359.24	0	0	0	0	0	Full	Two Years	Two Months
16	0	20430101	9611.33	0	0	9663.33	0	0	Full	Two Years	Two Months
17	0	20421201	15500	9149.48	0	0	0	0	Full	Two Years	Two Months
18	0	20430101	9872.71	0	0	5666.66	0	0	Full	Two Years	Two Months
19	0	20421201	13005.89	0	0	0	0	0	Full	Two Years	Two Months
20	0	20421201	114525.73	0	0	6905.84	0	0	Full	Two Years	Two Months
21	0	20421201	14467.14	0	0	0	0	0	Full	Two Years	Two Months
22	0	20430101	10150.01	0	0	15834	0	0	Full	Two Years	Two Months
23	0	20430101	15215.06	4401.16	0	0	0	0	Full	Two Years	Two Months
24	0	20421201	17510	0	0	0	0	0	Full	Two Years	Two Months
25	0	20430101	25481.88	0	0	0	0	0	Full	Two Years	Two Months
26	0	20430101	16695.66	0	0	0	0	0	Full	Two Years	Two Months
27	0	20430101	11358.53	0	0	16610.53	0	0	Full	Two Years	Two Months
28	118125.34	20430101	27083.33	0	0	0	0	0	Full	Two Years	Two Months
29	0	20430101	13410.82	0	0	7888.16	0	0	Full	Two Years	Two Months
30	0	20421201	11114.26	0	0	0	0	0	Full	Two Years	Two Months
31	131191	20430101	14503.93	0	0	0	0	0	Full	Two Years	Two Months
32	0	20430101	445.6	0	0	0	0	0	Full	Two Years	Two Months
33	0	20430101	218317.83	0	0	0	0	0	Full	Two Years	Two Months
34	0	20430101	48333.35	0	0	0	0	0	Full	Two Years	Two Months
35	0	20430101	16823.83	0	0	0	0	0	Full	Two Years	Two Months
36	0	20430101	56776.14	0	0	0	0	0	Full	Two Years	Two Months
37	0	20430101	18873.91	0	0	0	0	0	Full	Two Years	Two Months
38	0	20430101	2353.5	0	0	0	0	0	Full	Two Years	Two Months
39	198191	20430101	10708.81	0	0	10314.44	0	0	Full	Two Years	Two Months
40	0	20430101	14025	0	0	0	0	0	Full	Two Years	Two Months
41	0	20430101	41493.54	0	0	0	0	0	Full	Two Years	Two Months
42	0	20430101	35153.73	0	0	0	0	0	Full	Two Years	Two Months
43	0	20430101	12873.83	0	0	0	0	0	Full	Two Years	Two Months
44	0	20430101	14666.67	0	0	0	0	0	Full	Two Years	Two Months
45	0	20430101	11011.01	0	0	0	0	0	Full	Two Years	Two Months
46	0	20430101	8421.66	0	0	7819.98	0	0	Full	Two Years	Two Months
47	0	20430101	20833.33	12849.61	0	0	0	0	Full	Two Years	Two Months
48	0	20421201	8378.43	0	0	8260.83	0	0	Full	Two Years	Two Months
49	0	20430101	26154.32	0	0	0	0	0	Full	Two Years	Two Months
50	68726	20430101	35437.25	0	0	0	0	0	Full	Two Years	Two Months
51	0	20430101	5833.33	0	10947.06	0	0	0	Full	Two Years	Two Months
52	0	20430101	32276.33	0	0	0	0	0	Full	Two Years	Two Months
53	0	20430101	10452.16	0	0	0	0	0	Full	Two Years	Two Months
54	0	20430101	9166.67	0	0	24375	0	0	Full	Two Years	Two Months
55	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
56	0	20430101	16150	6755.57	0	0	5687.95	0	Full	Two Years	Two Months
57	0	20430101	985.08	0	0	13305.79	0	0	Full	Two Years	Two Months
58	93927	20430101	2259.8	0	0	957.8	0	0	Full	Two Years	Two Months
59	0	20430201	14868.38	0	0	0	0	0	Full	Two Years	Two Months
60	0	20430101	0	0	0	24780.26	0	0	Full	Two Years	Two Months
61	0	20430101	18409	0	0	0	0	0	Full	Two Years	Two Months
62	0	20430101	24477.91	0	0	0	0	0	Full	Two Years	Two Months
63	0	20430101	13352.38	0	0	595.8	0	0	Full	Two Years	Two Months
64	0	20430101	8622.34	0	11491.12	0	0	0	Full	Two Years	Two Months
65	0	20430101	6377.55	0	0	14596.88	0	0	Full	Two Years	Two Months
66	0	20430101	32476.46	17869.79	0	0	0	0	Full	Two Years	Two Months
67	0	20430101	23847.2	0	0	0	0	0	Full	Two Years	Two Months
68	0	20430101	12767.83	250	0	0	0	0	Full	Two Years	Two Months
69	0	20430101	28321.23	0	0	0	0	0	Full	Two Years	Two Months
70	0	20421101	12546.57	28125	0	0	0	0	Full	Two Years	Two Months
71	0	20430101	21791	0	0	0	0	0	Full	Two Years	Two Months
72	0	20430101	16666.67	0	0	8833.33	0	0	Full	Two Years	Two Months
73	0	20421201	46330.12	0	0	0	0	0	Full	Two Years	Two Months
74	0	20430101	24166.67	0	0	0	0	0	Full	Two Years	Two Months
75	0	20430101	47864.67	0	0	0	0	0	Full	Two Years	Two Months
76	0	20430101	13141.68	0	0	0	0	0	Full	Two Years	Two Months
77	0	20421101	33078.48	0	0	0	0	0	Full	Two Years	Two Months
78	0	20430101	16666.67	29477.22	0	0	0	0	Full	Two Years	Two Months
79	0	20421201	14166.66	0	0	0	0	0	Full	Two Years	Two Months
80	0	20421201	16783.8	0	0	6384.3	0	0	Full	Two Years	Two Months
81	0	20421101	17968.92	0	0	0	0	0	Full	Two Years	Two Months
82	0	20430101	16941.28	0	0	7540.48	0	0	Full	Two Years	Two Months
83	0	20430101	18621.41	0	0	1208.32	253.61	0	Full	Two Years	Two Months
84	0	20421201	2916.67	0	52826.44	0	0	0	Full	Two Years	Two Months
85	0	20421101	29666.67	0	0	0	0	0	Full	Two Years	Two Months
86	0	20430101	10266.54	0	0	5000	0	0	Full	Two Years	Two Months
87	0	20430101	9433.34	0	0	442	0	0	Full	Two Years	Two Months
88	0	20421201	7291.67	0	0	0	0	0	Full	Two Years	Two Months
89	0	20430101	27904.13	0	0	0	0	0	Full	Two Years	Two Months
90	0	20421101	21866.83	0	0	0	0	0	Full	Two Years	Two Months
91	0	20430101	14578.85	0	0	0	0	0	Full	Two Years	Two Months
92	0	20430101	17916.66	3467.42	0	4583.33	0	0	Full	Two Years	Two Months
93	0	20430101	8333.34	0	6628	0	0	0	Full	Two Years	Two Months
94	0	20421101	39833.34	0	0	0	0	0	Full	Two Years	Two Months
95	0	20421101	31751.2	3333.33	0	0	0	0	Full	Two Years	Two Months
96	0	20430101	15416.66	0	0	0	0	0	Full	Two Years	Two Months
97	0	20430101	10416.66	0	0	17666.66	0	0	Full	Two Years	Two Months
98	0	20421101	12201.54	1611.39	0	29788	0	0	Full	Two Years	Two Months
99	40618	20421201	7383.33	1674.69	0	0	0	0	Full	Two Years	Two Months
100	0	20430101	337658.53	0	0	0	0	0	Full	Two Years	Two Months
101	0	20430101	13994.16	0	0	3798.19	0	0	Full	Two Years	Two Months
102	0	20421201	14539.64	0	0	0	0	0	Full	Two Years	Two Months
103	0	20430101	12435.25	0	0	0	0	0	Full	Two Years	Two Months
104	0	20421101	12730.67	0	0	0	0	0	Full	Two Years	Two Months
105	0	20430101	16250	0	0	0	0	0	Full	Two Years	Two Months
106	0	20430101	9053.33	0	0	0	0	0	Full	Two Years	Two Months
107	0	20430101	20948.88	0	0	0	0	0	Full	Two Years	Two Months
108	0	20430101	11916.67	20833.33	0	0	0	0	Full	Two Years	Two Months
109	0	20430101	14262.83	0	0	6600	0	0	Full	Two Years	Two Months
110	0	20430101	15000	0	0	0	0	0	Full	Two Years	Two Months
111	0	20430101	16636.75	534.75	0	0	0	0	Full	Two Years	Two Months
112	0	20421201	25250	0	0	0	0	0	Full	Two Years	Two Months
113	0	20430101	7623.7	0	0	13125	0	0	Full	Two Years	Two Months
114	0	20430101	20833.34	13894.09	0	0	0	0	Full	Two Years	Two Months
115	0	20430101	13778.13	0	0	0	0	0	Full	Two Years	Two Months
116	0	20430101	14360	0	0	0	0	0	Full	Two Years	Two Months
117	0	20430101	17013.75	0	0	13662.61	0	0	Full	Two Years	Two Months
118	0	20430101	5359.5	0	0	4150.52	0	0	Full	Two Years	Two Months
119	142346	20421201	24080.12	0	0	0	0	0	Full	Two Years	Two Months
120	0	20430101	22425.01	0	0	0	0	0	Full	Two Years	Two Months
121	0	20430101	8476	0	0	8127.6	0	0	Full	Two Years	Two Months
122	0	20430101	31250	0	0	0	0	0	Full	Two Years	Two Months
123	0	20430201	18993.32	0	0	0	0	0	Full	Two Years	Two Months
124	0	20430201	11666.68	15154.98	0	8840.84	0	4655.34	Full	Two Years	Two Months
125	0	20430101	13029.7	0	0	2279.83	0	0	Full	Two Years	Two Months
126	0	20430101	30261.12	0	0	0	0	0	Full	Two Years	Two Months
127	0	20430101	17894.23	0	0	10500	0	0	Full	Two Years	Two Months
128	0	20421101	16667.67	0	0	0	0	0	Full	Two Years	Two Months
129	76281	20421201	10446.52	0	0	981.85	0	0	Full	Two Years	Two Months
130	0	20421101	9119	0	0	8388.89	0	0	Full	Two Years	Two Months
131	0	20430101	17001.25	0	0	0	0	0	Full	Two Years	Two Months
132	0	20430101	8700	910.08	0	0	0	0	Full	Two Years	Two Months
133	0	20430101	22870	0	0	6066.66	0	0	Full	Two Years	Two Months
134	0	20420901	21888.01	6597	0	0	0	0	Full	Two Years	Two Months
135	101009	20421201	11250.01	0	0	12666.67	0	0	Full	Two Years	Two Months
136	0	20421201	10132.63	0	0	9828.87	0	0	Full	Two Years	Two Months
137	0	20421201	9908.25	0	0	7173.78	0	0	Full	Two Years	Two Months
138	0	20421201	15355.77	0	0	0	0	0	Full	Two Years	Two Months
139	0	20430101	20183.92	0	0	4814.25	0	0	Full	Two Years	Two Months
140	0	20430101	13104.59	0	0	1441.15	0	0	Full	Two Years	Two Months
141	5000	20430101	28505.04	0	0	0	0	0	Full	Two Years	Two Months
142	120000	20421201	26102	0	0	0	0	0	Full	Two Years	Two Months
143	0	20421201	10387.17	1985.25	0	0	0	0	Full	Two Years	Two Months
144	0	20430101	10833.33	0	22837.89	0	0	0	Full	Two Years	Two Months
145	125000	20430101	22661.54	0	0	0	0	0	Full	Two Years	Two Months
146	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
147	0	20430101	16058.34	0	0	8125	0	0	Full	Two Years	Two Months
148	0	20430101	0	0	0	14354.5	0	0	Full	Two Years	Two Months
149	262924	20421101	23678.92	0	0	0	0	0	Full	Two Years	Two Months
150	0	20421201	99243.75	0	0	0	0	0	Full	Two Years	Two Months
151	0	20421201	13333.33	0	0	6875	0	0	Full	Two Years	Two Months
152	0	20430101	10344.58	0	0	5780	0	0	Full	Two Years	Two Months
153	0	20430101	3074.79	0	0	0	0	0	Full	Two Years	Two Months
154	0	20421201	8805.08	0	0	0	0	0	Full	Two Years	Two Months
155	0	20430101	29166.67	30422.45	0	0	0	0	Full	Two Years	Two Months
156	144732	20421101	8333.34	0	8072.71	9635.6	0	0	Full	Two Years	Two Months
157	0	20421101	13583.42	0	0	0	0	0	Full	Two Years	Two Months
158	0	20430101	8663.75	0	0	6372.49	0	0	Full	Two Years	Two Months
159	229663	20430101	16306.26	0	0	0	0	0	Full	Two Years	Two Months
160	0	20430101	20000	0	0	0	0	0	Full	Two Years	Two Months
161	0	20421201	11250	0	0	7925.08	0	0	Full	Two Years	Two Months
162	0	20430101	12317.1	0	0	1994.42	0	4471.05	Full	Two Years	Two Months
163	0	20421201	34382.45	0	0	0	0	0	Full	Two Years	Two Months
164	0	20421201	16666.68	0	0	8115.66	0	0	Full	Two Years	Two Months
165	0	20430101	24583.34	0	0	0	0	0	Full	Two Years	Two Months
166	0	20430201	7750.75	0	0	7167	0	0	Full	Two Years	Two Months
167	0	20430101	19297.55	0	0	0	0	0	Full	Two Years	Two Months
168	0	20430101	9642.05	0	0	0	0	0	Full	Two Years	Two Months
169	0	20430101	19252	0	0	0	0	0	Full	Two Years	Two Months
170	0	20430101	6021.42	0	0	2531	0	0	Full	Two Years	Two Months
171	100000	20430101	17467.08	4157.04	0	0	0	0	Full	Two Years	Two Months
172	0	20430101	19000	10315.81	0	0	0	0	Full	Two Years	Two Months
173	0	20421201	22958	0	0	0	0	0	Full	Two Years	Two Months
174	0	20320901	16055	0	0	0	0	0	Full	Two Years	Two Months
175	0	20421201	19230	0	0	0	0	0	Full	Two Years	Two Months
176	0	20421201	51006.77	0	0	0	0	0	Full	Two Years	Two Months
177	249925	20321201	24246.55	0	0	0	0	0	Full	Two Years	Two Months
178	800000	20430101	36848	0	0	0	0	0	Full	Two Years	Two Months
179	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
180	302272	20430101	0	0	0	33413.67	0	0	Full	Two Years	Two Months
181	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
182	250000	20421201	24833.34	0	0	4201.66	0	0	Full	Two Years	Two Months
183	45000	20430101	15000	0	0	13750	0	0	Full	Two Years	Two Months
184	0	20430101	4721.38	0	0	5963	0	0	Full	Two Years	Two Months
185	0	20430101	45909.56	0	0	0	0	0	Full	Two Years	Two Months
186	200000	20421201	44509	0	0	0	0	0	Full	Two Years	Two Months
187	0	20430101	16666.67	0	0	10416.66	0	0	Full	Two Years	Two Months
188	0	20421201	11250	0	0	0	0	0	Full	Two Years	Two Months
189	0	20421101	88774.36	0	0	0	0	0	Full	Two Years	Two Months
190	0	20430101	27500	0	0	0	0	0	Full	Two Years	Two Months
191	0	20421201	10577	0	0	12500	0	0	Full	Two Years	Two Months
192	200000	20430101	18637.58	0	0	0	0	0	Full	Two Years	Two Months
193	245000	20430101	11166.68	0	0	7438.05	0	0	Full	Two Years	Two Months
194	0	20421201	14167	0	0	0	0	0	Full	Two Years	Two Months
195	0	20421201	0	0	0	17191.92	0	0	Full	Two Years	Two Months
196	0	20421201	19767	0	0	0	0	0	Full	Two Years	Two Months
197	0	20421201	14984	0	0	0	0	0	Full	Two Years	Two Months
198	0	20421201	18247.15	7644	0	0	0	0	Full	Two Years	Two Months
199	32500	20421201	25923.96	0	0	0	0	0	Full	Two Years	Two Months
200	0	20421201	31250	0	0	0	0	0	Full	Two Years	Two Months
201	0	20421201	16183.34	4791.67	0	3333.32	0	0	Full	Two Years	One Month
202	0	20421201	20000	13738.56	0	0	0	0	Full	Two Years	Two Months
203	0	20430101	25000	70000	0	0	0	0	Full	Two Years	Two Months
204	0	20430101	21312	0	0	0	0	0	Full	Two Years	Two Months
205	0	20421201	21982.9	0	0	0	0	0	Full	Two Years	Two Months
206	0	20421201	16700	0	0	0	0	0	Full	Two Years	Two Months
207	0	20430101	32424	0	0	0	0	0	Full	Two Years	Two Months
208	0	20430101	11444	0	0	0	0	0	Full	Two Years	Two Months
209	0	20430101	17583	0	0	0	0	0	Full	Two Years	Two Months
210	0	20421201	75313.97	0	0	0	0	0	Full	Two Years	Two Months
211	263750	20421201	23749.92	0	0	10416.67	0	0	Full	Two Years	Two Months
212	0	20430101	17500	0	0	0	0	0	Full	Two Years	Two Months
213	0	20421201	20833.34	0	0	0	0	0	Full	Two Years	Two Months
214	0	20430101	24285	0	0	0	0	0	Full	Two Years	Two Months
215	0	20430101	14671.08	0	0	13806	0	0	Full	Two Years	One Month
216	0	20421201	22956	0	0	0	0	0	Full	Two Years	Two Months
217	100000	20421201	66666.67	0	0	2166.67	0	0	Full	Two Years	Two Months
218	0	20430101	34634.33	0	0	0	0	0	Full	Two Years	Two Months
219	0	20430101	53738	0	0	0	0	0	Full	Two Years	Two Months
220	0	20430101	7159	0	0	1280	0	0	Full	Two Years	Two Months
221	0	20421201	12435	0	0	16376	0	0	Full	Two Years	Two Months
222	0	20421201	14018.75	0	0	8138.17	0	0	Full	Two Years	Two Months
223	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
224	0	20421201	12928	0	0	7333	0	0	Full	Two Years	Two Months
225	0	20430101	0	0	24984	0	0	0	Full	Two Years	Two Months
226	0	20430101	9791.67	0	0	10800	0	0	Full	Two Years	Two Months
227	0	20430101	20416.66	0	0	13500	0	0	Full	Two Years	Two Months
228	616000	20421201	18750	22354.17	0	0	0	0	Full	Two Years	Two Months
229	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
230	0	20430101	79362.84	0	0	0	0	0	Full	Two Years	Two Months
231	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
232	500000	20430201	18049.06	0	0	12500	0	0	Full	Two Years	Two Months
233	0	20430101	0	0	0	8939.8	0	0	Full	Two Years	Two Months
234	0	20430101	25000	0	0	16666.66	0	0	Full	Two Years	Two Months
235	170530.81	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
236	0	20430101	16666.67	0	0	0	0	0	Full	Two Years	Two Months
237	250000	20430101	29938	0	0	0	0	0	Full	Two Years	Two Months
238	200000	20430101	44250	0	0	0	0	0	Full	Two Years	Two Months
239	160000	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
240	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
241	0	20430101	72150.96	0	0	0	0	0	Full	Two Years	Two Months
242	0	20430101	33333	0	0	0	0	0	Full	Two Years	Two Months
243	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
244	0	20430201	18750	227831	0	0	0	0	Full	Two Years	Two Months
245	0	20330201	0	0	0	0	0	0	Full	Two Years	Two Months
246	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
247	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
248	0	20430101	13600	0	0	0	0	0	Full	Two Years	Two Months
249	23013.19	20430101	12500	3018	0	8384	0	0	Full	Two Years	One Month
250	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
251	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
252	0	20430101	15333.34	11632	0	0	0	0	Full	Two Years	Two Months
253	0	20430101	8333.34	0	33333.66	0	0	0	Full	Two Years	Two Months
254	0	20430101	25000	0	0	4732.68	0	0	Full	Two Years	Two Months
255	0	20430101	8056.67	0	0	5417.25	0	0	Full	Two Years	One Month
256	0	20430201	15155	0	0	0	0	0	Full	Two Years	Two Months
257	0	20421201	8441.6	0	0	13250	0	0	Full	Two Years	Two Months
258	45126	20430101	16279.08	0	0	0	0	0	Full	Two Years	Two Months
259	20754	20430101	15078.99	0	0	0	0	0	Full	Two Years	Two Months
260	0	20430101	24041.66	0	0	0	0	0	Full	Two Years	Two Months
261	0	20421201	23418.81	0	0	8631.33	0	0	Full	Two Years	Two Months
262	0	20430101	8437.87	0	6936.59	0	0	0	Full	Two Years	Two Months
263	0	20430101	27009.58	0	0	0	0	0	Full	Two Years	Two Months
264	0	20430101	152105.29	0	0	0	0	0	Full	Two Years	Two Months
265	0	20430101	14416.66	0	0	0	0	0	Full	Two Years	Two Months
266	0	20430101	12990.01	0	0	1500	0	0	Full	Two Years	Two Months
267	0	20421201	1780.75	0	0	8403.35	0	0	Full	Two Years	Two Months
268	125000	20430101	10208.33	0	7795.74	0	0	0	Full	Two Years	Two Months
269	0	20421201	12500	0	0	0	0	0	Full	Two Years	Two Months
270	0	20430101	11017.27	0	0	0	0	0	Full	Two Years	Two Months
271	0	20421201	15500	3420.33	0	0	0	0	Full	Two Years	Two Months
272	0	20430101	14209.87	0	0	11476.4	0	0	Full	Two Years	Two Months
273	0	20430101	0	0	0	33936.79	0	0	Full	Two Years	Two Months
274	0	20421201	20464.26	0	0	7500	0	0	Full	Two Years	Two Months
275	0	20430101	163264.42	0	0	0	0	0	Full	Two Years	Two Months
276	0	20430101	15322.34	0	0	0	0	0	Full	Two Years	Two Months
277	0	20430101	23500	0	0	0	0	0	Full	Two Years	Two Months
278	0	20430101	0	35784	0	9079.86	0	0	Full	Two Years	Two Months
279	0	20430101	38917.21	0	0	0	0	0	Full	Two Years	Two Months
280	0	20430101	21200.01	0	0	0	0	0	Full	Two Years	Two Months
281	0	20430101	16088.79	0	0	0	0	0	Full	Two Years	Two Months
282	0	20430101	25000	0	0	0	0	0	Full	Two Years	Two Months
283	0	20430101	17500	0	0	0	0	0	Full	Two Years	Two Months
284	0	20430101	12122.06	0	0	11616.8	0	0	Full	Two Years	Two Months
285	56505	20430101	12499.99	0	0	18145.83	0	0	Full	Two Years	Two Months
286	0	20421201	26221.5	0	0	5518	0	0	Full	Two Years	Two Months
287	0	20430101	12744.79	0	0	0	0	0	Full	Two Years	Two Months
288	87788	20430101	11750	0	0	0	0	0	Full	Two Years	Two Months
289	0	20430101	13511.33	0	0	0	0	0	Full	Two Years	Two Months
290	250000	20430101	2101.17	0	0	12327.84	0	0	Full	Two Years	Two Months
291	110000	20430101	1975.8	0	0	4830.88	0	0	Full	Two Years	Two Months
292	0	20430101	8972.23	0	0	24999.87	0	0	Full	Two Years	Two Months
293	0	20421201	9202.55	0	0	10404.43	0	0	Full	Two Years	Two Months
294	0	20430101	11875	0	0	15741.18	0	0	Full	Two Years	Two Months
295	0	20430101	14366.25	0	0	2166.67	0	0	Full	Two Years	Two Months
296	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
297	101754.45	20430101	42686.3	0	0	0	0	0	Full	Two Years	Two Months
298	0	20430101	8691.8	0	0	10416.67	0	0	Full	Two Years	Two Months
299	0	20430101	12016.66	1317.88	0	0	0	0	Full	Two Years	Two Months
300	0	20430101	18306.71	0	0	0	0	0	Full	Two Years	Two Months
301	0	20430101	13623	0	0	0	0	0	Full	Two Years	Two Months
302	0	20421201	10146.66	1034.2	0	0	0	0	Full	Two Years	Two Months
303	0	20421101	14296.1	0	0	14700	0	0	Full	Two Years	Two Months
304	0	20421101	21814.08	0	0	0	0	0	Full	Two Years	Two Months
305	0	20421201	11166.44	0	0	7500	0	0	Full	Two Years	Two Months
306	0	20421201	16250	0	0	0	0	0	Full	Two Years	Two Months
307	0	20430101	11281.58	0	0	0	0	0	Full	Two Years	Two Months
308	0	20430101	20416.66	0	0	12083.34	0	0	Full	Two Years	Two Months
309	0	20421201	9752.67	1893.49	0	0	0	0	Full	Two Years	Two Months
310	0	20430101	11818.28	0	0	2103.49	0	0	Full	Two Years	Two Months
311	0	20421201	0	0	0	20957.73	0	0	Full	Two Years	Two Months
312	0	20421101	65009.37	0	0	0	0	0	Full	Two Years	Two Months
313	0	20421101	33333.33	0	0	0	0	0	Full	Two Years	Two Months
314	0	20421101	20216.68	0	0	0	0	0	Full	Two Years	Two Months
315	0	20421001	30464	0	0	0	0	0	Full	Two Years	Two Months
316	0	20421201	20333.33	0	0	0	0	0	Full	Two Years	Two Months
317	90	20421201	24109.67	0	0	0	0	0	Full	Two Years	Two Months
318	0	20421101	30348.1	0	0	0	0	0	Full	Two Years	Two Months
319	0	20421201	18052.94	0	0	0	0	0	Full	Two Years	Two Months
320	0	20421101	16708.34	5080.64	0	0	0	0	Full	Two Years	Two Months
321	0	20421101	10326.26	0	0	10408.13	0	0	Full	Two Years	Two Months
322	0	20421201	33474.83	0	0	0	0	0	Full	Two Years	Two Months
323	0	20421101	7482.33	0	0	7045.83	0	0	Full	Two Years	Two Months
324	357000	20421101	29166.66	0	0	10192.73	0	0	Full	Two Years	Two Months
325	0	20421101	11362.1	0	0	8970.16	0	0	Full	Two Years	Two Months
326	269442	20430101	10322.42	0	0	10521.33	0	0	Full	Two Years	Two Months
327	33142	20421201	16206.38	0	0	0	0	0	Full	Two Years	Two Months
328	0	20421201	12438.36	0	0	14280.15	0	0	Full	Two Years	Two Months
329	0	20421101	13433.34	1041.67	1666.67	6693.34	0	0	Full	Two Years	Two Months
330	293334	20430101	37908.17	0	0	0	0	0	Full	Two Years	Two Months
331	0	20421101	27916.68	0	0	0	0	0	Full	Two Years	Two Months
332	0	20421101	35704.15	0	0	0	0	0	Full	Two Years	Two Months
333	0	20421201	25388.42	0	0	0	0	0	Full	Two Years	Two Months
334	0	20430101	11921.87	0	0	11108.93	0	0	Full	Two Years	Two Months
335	139864.84	20430101	16526.91	0	0	16076.66	0	0	Full	Two Years	Two Months
336	0	20421101	25834	0	0	0	0	0	Full	Two Years	Two Months
337	0	20430101	7691.92	0	0	3278.79	0	0	Full	Two Years	Two Months
338	0	20421201	12083.37	0	0	8203.43	0	0	Full	Two Years	Two Months
339	114134	20430101	17083.34	0	0	0	0	0	Full	Two Years	Two Months
340	0	20430101	37500	0	0	0	0	0	Full	Two Years	Two Months
341	0	20430101	31250	0	0	0	0	0	Full	Two Years	Two Months
342	13144	20430101	19466.67	0	0	19083.33	0	0	Full	Two Years	Two Months
343	0	20421201	17026.24	0	0	0	0	0	Full	Two Years	Two Months
344	0	20430101	17772.3	0	0	0	0	0	Full	Two Years	Two Months
345	0	20421201	133822.09	0	0	0	0	0	Full	Two Years	Two Months
346	0	20430101	28049.99	0	0	0	0	0	Full	Two Years	Two Months
347	0	20421201	12666.66	0	0	12715.34	0	0	Full	Two Years	Two Months
348	0	20430101	9166.67	0	0	10208.72	0	0	Full	Two Years	Two Months
349	0	20430101	10663	0	0	7117.07	0	0	Full	Two Years	Two Months
350	0	20430101	8833.12	0	0	14583.33	0	0	Full	Two Years	Two Months
351	0	20430101	16168.77	0	0	0	0	0	Full	Two Years	Two Months
352	0	20421201	22949.96	0	0	1500	0	0	Full	Two Years	Two Months
353	0	20421101	13740.68	0	0	8645.95	0	0	Full	Two Years	Two Months
354	0	20421001	17352	5250	0	0	0	0	Full	Two Years	Two Months
355	0	20421101	13451	0	0	0	0	0	Full	Two Years	Two Months
356	398946	20430101	26416.66	0	0	0	0	0	Full	Two Years	Two Months
357	0	20421101	21354.16	0	0	15097.85	0	0	Full	Two Years	Two Months
358	0	20421101	14015	0	0	0	0	0	Full	Two Years	Two Months
359	232126	20430101	32895.17	0	0	0	0	0	Full	Two Years	Two Months
360	0	20421201	0	0	0	13333.35	0	0	Full	Two Years	Two Months
361	0	20430101	15000.27	6238.33	0	8208.75	0	0	Full	Two Years	Two Months
362	0	20430101	17666.67	9047.82	0	7773.92	0	0	Full	Two Years	Two Months
363	0	20421201	8166.68	0	0	6028.46	0	0	Full	Two Years	Two Months
364	0	20430101	35227.27	0	0	10619.92	0	0	Full	Two Years	Two Months
365	0	20430101	10163.94	1563.15	0	12506.6	2268.81	0	Full	Two Years	Two Months
366	290000.00	20421201	20880.14	0	0	15147.2	0	0	Full	Two Years	Two Months
367	0	20421201	8769.75	0	0	0	0	0	Full	Two Years	Two Months
368	0	20421201	8784.47	0	0	0	0	0	Full	Two Years	Two Months
369	0	20421201	14111.25	0	0	0	0	0	Full	Two Years	Two Months
370	0	20421201	45781.42	0	0	17045.6	0	0	Full	Two Years	Two Months
371	0	20421201	17916.67	0	0	10450.94	0	0	Full	Two Years	Two Months
372	0	20430101	24853.66	0	0	0	0	0	Full	Two Years	Two Months
373	200000	20421201	73806.29	0	0	0	0	0	Full	Two Years	Two Months
374	494753	20430101	95883.08	0	0	0	0	0	Full	Two Years	Two Months
375	0	20430101	12083.34	0	0	12000	0	0	Full	Two Years	Two Months
376	0	20430101	13334	0	0	9996.44	0	0	Full	Two Years	Two Months
377	0	20430101	44913.83	0	0	10408.69	0	0	Full	Two Years	Two Months
378	0	20430101	13301.58	0	0	5643.91	0	3751.38	Full	Two Years	Two Months
379	0	20430101	8250.67	0	0	5677.88	0	0	Full	Two Years	Two Months
380	0	20430101	6955	0	0	4197	0	0	Full	Two Years	Two Months
381	324709.5	20430101	25000	0	0	0	0	0	Full	Two Years	Two Months
382	0	20430101	16397.62	0	0	6670.08	0	0	Full	Two Years	Two Months
383	0	20430101	23373.5	0	0	0	0	0	Full	Two Years	Two Months
384	90000	20421201	28437.5	0	0	0	0	0	Full	Two Years	Two Months
385	0	20430101	10833.88	9920.4	0	4506.66	0	0	Full	Two Years	Two Months
386	0	20421201	12916.67	0	0	0	0	18211.42	Full	Two Years	Two Months
387	0	20430101	29394.75	0	0	0	0	0	Full	Two Years	Two Months
388	88750	20421201	21666.67	5211.27	0	0	0	0	Full	Two Years	Two Months
389	0	20421201	38603.07	0	0	22916.4	0	0	Full	Two Years	Two Months
390	0	20421201	12500	1250	0	0	0	0	Full	Two Years	Two Months
391	0	20430101	15258.34	0	0	0	0	0	Full	Two Years	Two Months
392	0	20430101	19301.08	0	0	0	0	0	Full	Two Years	Two Months
393	0	20421201	12291.66	0	0	11833.34	0	0	Full	Two Years	Two Months
394	0	20430101	8774.58	0	0	4000	0	0	Full	Two Years	Two Months
395	0	20430101	39583.34	15204.5	0	0	0	0	Full	Two Years	Two Months
396	0	20421201	23504.95	0	0	0	0	0	Full	Two Years	Two Months
397	0	20430101	12083.32	0	0	0	0	0	Full	Two Years	Two Months
398	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
399	0	20430101	0	0	0	17108.34	0	0	Full	Two Years	Two Months
400	0	20430101	10346.68	0	0	0	0	0	Full	Two Years	Two Months
401	0	20430101	18514.47	0	0	0	0	0	Full	Two Years	Two Months
402	0	20430101	24941.91	0	0	0	0	0	Full	Two Years	Two Months
403	0	20430101	5000.02	22750.21	0	0	0	0	Full	Two Years	Two Months
404	0	20430201	52368.91	0	0	0	0	0	Full	Two Years	Two Months
405	0	20430101	66172.87	0	0	0	0	0	Full	Two Years	Two Months
406	0	20430101	0	0	0	21408.34	0	0	Full	Two Years	Two Months
407	0	20430101	7591.66	0	0	12500	0	0	Full	Two Years	Two Months
408	0	20430101	17217.44	0	0	30351.38	0	0	Full	Two Years	Two Months
409	0	20430101	19044.34	0	0	0	0	0	Full	Two Years	Two Months
410	0	20421201	11606.92	0	0	4266.66	0	0	Full	Two Years	Two Months
411	0	20430101	13000	0	0	0	0	0	Full	Two Years	Two Months
412	0	20421201	4089.11	0	0	1233.07	0	0	Full	Two Years	Two Months
413	0	20430101	12083.34	7680.1	0	0	0	0	Full	Two Years	Two Months
414	0	20430101	13740.16	0	0	5206.42	0	0	Full	Two Years	Two Months
415	0	20430101	14100.94	0	0	0	0	0	Full	Two Years	Two Months
416	0	20430101	141230.81	0	0	0	0	0	Full	Two Years	Two Months
417	0	20430101	41666.67	0	0	0	0	0	Full	Two Years	Two Months
418	0	20430101	18021.93	0	0	0	0	0	Full	Two Years	Two Months
419	0	20430101	25744.54	0	0	0	0	0	Full	Two Years	Two Months
420	0	20430101	12500	5762.65	0	0	0	0	Full	Two Years	Two Months
421	0	20421201	6854.41	0	5571.8	0	0	0	Full	Two Years	Two Months
422	150000	20430101	17917.67	12702.5	0	0	0	0	Full	Two Years	Two Months
423	0	20430101	0	0	0	660	0	0	Full	Two Years	Two Months
424	0	20421201	29166.67	0	0	0	0	0	Full	Two Years	Two Months
425	0	20421201	27625	0	0	0	0	0	Full	Two Years	Two Months
426	0	20421201	0	0	10000	0	0	0	Full	Two Years	Two Months
427	0	20430101	20590.84	0	0	18827.64	0	0	Full	Two Years	Two Months
428	0	20430101	1972	0	56617.47	0	0	0	Full	Two Years	Two Months
429	0	20421201	16667	0	0	0	0	0	Full	Two Years	Two Months
430	0	20430101	12500.02	0	16797.18	0	0	0	Full	Two Years	Two Months
431	0	20430101	33283.5	0	0	0	0	0	Full	Two Years	Two Months
432	0	20430101	13728.07	0	0	0	0	0	Full	Two Years	Two Months
433	0	20430101	14458.5	0	0	15833.32	0	0	Full	Two Years	Two Months
434	0	20430101	13592.8	0	8284.06	0	0	0	Full	Two Years	Two Months
435	111007	20430101	9583.33	2424.75	0	5213.63	0	0	Full	Two Years	Two Months
436	0	20430101	10958.34	0	0	3564.26	0	0	Full	Two Years	Two Months
437	0	20430101	10465.13	0	0	4965.13	0	0	Full	Two Years	Two Months
438	0	20430101	25429	0	0	0	0	0	Full	Two Years	Two Months
439	25000	20430101	16666.67	0	0	0	0	0	Full	Two Years	Two Months
440	500000	20430101	17766.66	3738.04	0	0	0	0	Full	Two Years	Two Months
441	0	20430101	23166.67	0	0	0	0	0	Full	Two Years	Two Months
442	0	20430101	38333.34	0	0	0	0	0	Full	Two Years	Two Months
443	0	20421201	13993.04	0	0	0	0	0	Full	Two Years	Two Months
444	0	20421201	38571.09	0	0	0	0	0	Full	Two Years	Two Months
445	0	20421201	54166.66	0	0	0	0	0	Full	Two Years	Two Months
446	0	20430101	12500	20555.55	0	0	0	0	Full	Two Years	Two Months
447	0	20430101	4568.47	0	0	26664.42	0	0	Full	Two Years	Two Months
448	0	20430101	16666.67	0	0	0	0	0	Full	Two Years	Two Months
449	0	20430101	13875	0	0	20250	0	0	Full	Two Years	Two Months
450	0	20421201	6129	0	0	8190	0	0	Full	Two Years	Two Months
451	0	20430101	20948.44	0	0	0	0	0	Full	Two Years	Two Months
452	0	20421201	16745.33	0	0	0	0	0	Full	Two Years	Two Months
453	235000	20430101	29166.67	0	0	0	0	0	Full	Two Years	Two Months
454	0	20430101	31661.17	0	0	0	0	0	Full	Two Years	Two Months
455	0	20430101	1885	0	0	0	0	0	Full	Two Years	Two Months
456	0	20430101	12352.51	0	0	0	0	0	Full	Two Years	Two Months
457	0	20430101	23833	13005.55	0	0	0	0	Full	Two Years	Two Months
458	0	20430101	19166.66	0	0	0	0	0	Full	Two Years	Two Months
459	0	20430101	5996	0	0	12170.83	0	0	Full	Two Years	Two Months
460	0	20430101	22759.58	0	0	0	0	0	Full	Two Years	Two Months
461	86268	20430201	39180.71	0	0	0	0	0	Full	Two Years	Two Months
462	0	20430101	20775.92	0	0	0	0	0	Full	Two Years	Two Months
463	0	20430101	30425.04	0	0	0	0	0	Full	Two Years	Two Months
464	0	20421201	20833.32	0	0	3879.11	0	0	Full	Two Years	Two Months
465	0	20430101	13178.86	0	0	9643.15	0	0	Full	Two Years	Two Months
466	0	20430101	14166.67	9305.55	0	0	0	0	Full	Two Years	Two Months
467	0	20430101	39531.5	0	0	18750	0	0	Full	Two Years	Two Months
468	0	20430101	41766.68	0	0	0	0	0	Full	Two Years	Two Months
469	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
470	0	20430101	23273.2	0	0	0	0	0	Full	Two Years	Two Months
471	0	20430101	20705.99	0	0	0	0	0	Full	Two Years	Two Months
472	0	20430101	9956.71	0	0	5940.31	0	0	Full	Two Years	Two Months
473	0	20421201	57403.73	0	0	0	0	0	Full	Two Years	Two Months
474	40193	20421201	20833.33	0	0	0	0	0	Full	Two Years	Two Months
475	0	20421201	17499.74	6508.21	0	0	0	0	Full	Two Years	Two Months
476	0	20421201	15000	0	0	5833.5	0	0	Full	Two Years	Two Months
477	0	20421201	11361.48	0	0	0	0	0	Full	Two Years	Two Months
478	92729	20430101	22671.96	0	0	0	0	0	Full	Two Years	Two Months
479	0	20430101	12677.6	0	0	8195.64	0	0	Full	Two Years	Two Months
480	0	20430101	18070	0	0	4518.07	0	0	Full	Two Years	Two Months
481	94000	20430101	20000	0	0	0	0	0	Full	Two Years	Two Months
482	0	20421201	7737.6	0	0	7640.53	0	0	Full	Two Years	Two Months
483	0	20421201	0	0	0	19708.34	0	0	Full	Two Years	Two Months
484	0	20430101	11105.09	0	0	9990	0	0	Full	Two Years	Two Months
485	0	20430101	20134.01	0	0	0	0	0	Full	Two Years	Two Months
486	0	20421201	13050.45	0	0	10922.33	0	0	Full	Two Years	Two Months
487	0	20430101	10552.67	0	0	11250	0	0	Full	Two Years	Two Months
488	0	20430101	9644.25	0	0	0	0	0	Full	Two Years	Two Months
489	0	20430101	9182.93	0	0	8187.79	0	0	Full	Two Years	Two Months
490	0	20430101	6996.14	0	18084.58	0	0	0	Full	Two Years	Two Months
491	0	20430101	13166.48	0	0	0	0	0	Full	Two Years	Two Months
492	0	20421201	29166.67	0	0	0	0	0	Full	Two Years	Two Months
493	0	20430101	9333.34	423.31	2701.25	0	0	0	Full	Two Years	Two Months
494	0	20430101	19166.68	58373.13	0	0	0	0	Full	Two Years	Two Months
495	0	20430101	5833.34	0	0	10833.34	0	0	Full	Two Years	Two Months
496	45000	20430101	20833.32	0	0	2063.36	0	0	Full	Two Years	Two Months
497	0	20421201	7111	0	0	5333	0	0	Full	Two Years	Two Months
498	131000	20430101	17468.75	0	0	0	0	0	Full	Two Years	Two Months
499	0	20430101	22763.7	0	0	0	0	0	Full	Two Years	Two Months
500	0	20430101	17995.05	0	0	0	0	0	Full	Two Years	Two Months
501	0	20421201	15000	0	0	7552.13	0	0	Full	Two Years	Two Months
502	0	20430101	229955.58	0	0	0	0	0	Full	Two Years	Two Months
503	0	20430101	48270	0	0	3705	0	0	Full	Two Years	Two Months
504	0	20430101	3628	0	0	3479.17	0	0	Full	Two Years	Two Months
505	0	20430101	15468.46	0	0	17558.8	0	0	Full	Two Years	Two Months
506	0	20421201	17424.16	0	0	0	0	0	Full	Two Years	Two Months
507	0	20430101	16093.8	0	0	0	0	0	Full	Two Years	Two Months
508	0	20430101	13403.2	0	0	0	0	0	Full	Two Years	Two Months
509	0	20430101	10208.33	0	8235.83	0	0	0	Full	Two Years	Two Months
510	25632	20430101	14251.54	0	0	1092	0	0	Full	Two Years	Two Months
511	0	20430101	12083.34	0	0	5323	0	0	Full	Two Years	Two Months
512	0	20430101	0	0	15732.42	0	0	0	Full	Two Years	Two Months
513	150000	20430101	28023.42	0	0	0	0	0	Full	Two Years	Two Months
514	0	20430101	7916.67	0	8103.21	12383.34	0	0	Full	Two Years	Two Months
515	0	20430101	11487.59	0	0	0	0	0	Full	Two Years	Two Months
516	390000	20421201	2347.5	0	18581.64	346.66	1873.28	0	Full	Two Years	Two Months
517	0	20421201	13334	0	0	7306.55	0	0	Full	Two Years	Two Months
518	0	20421201	36733.21	0	0	0	0	0	Full	Two Years	Two Months
519	0	20430101	57811.83	0	0	0	0	0	Full	Two Years	Two Months
520	0	20421101	4833.17	0	0	8333.34	0	0	Full	Two Years	Two Months
521	0	20421201	15000	9764.52	0	0	0	0	Full	Two Years	Two Months
522	120000	20421201	10989.59	3344.42	0	0	0	0	Full	Two Years	Two Months
523	629013	20421201	48785.3	0	0	0	0	0	Full	Two Years	Two Months
524	0	20421101	19247.25	0	0	0	0	0	Full	Two Years	Two Months
525	0	20430101	12500	0	0	0	0	0	Full	Two Years	Two Months
526	0	20421201	14145.73	0	0	2958.58	0	0	Full	Two Years	Two Months
527	0	20430101	13258.33	3772.85	0	0	0	0	Full	Two Years	Two Months
528	0	20430101	14933.34	0	0	0	0	0	Full	Two Years	Two Months
529	0	20421201	12499.99	1197.63	0	0	0	0	Full	Two Years	Two Months
530	150000	20430101	8195.13	0	0	10022.1	0	0	Full	Two Years	Two Months
531	0	20421201	15572.04	0	0	4128.58	0	0	Full	Two Years	Two Months
532	0	20421201	13750	0	0	29500	0	0	Full	Two Years	Two Months
533	0	20430101	14694.26	0	0	13174.96	0	0	Full	Two Years	Two Months
534	0	20430101	13502.5	0	0	10857.64	0	0	Full	Two Years	Two Months
535	0	20430101	17348.64	2873.09	0	0	0	0	Full	Two Years	Two Months
536	0	20421101	30550.87	0	0	15633.22	0	0	Full	Two Years	Two Months
537	0	20430101	12772	0	0	15025.96	0	0	Full	Two Years	Two Months
538	0	20421101	31725.2	0	0	0	0	0	Full	Two Years	Two Months
539	0	20421101	5891.83	0	0	15424.5	0	0	Full	Two Years	Two Months
540	37481	20421201	21041.67	0	0	0	0	0	Full	Two Years	Two Months
541	0	20430101	13333.35	0	0	0	0	0	Full	Two Years	Two Months
542	0	20430101	19583.33	0	0	11217.08	0	0	Full	Two Years	Two Months
543	0	20421201	13375	0	0	0	0	0	Full	Two Years	Two Months
544	0	20421201	15196.93	0	0	0	0	0	Full	Two Years	Two Months
545	0	20421201	18333.34	4583.34	0	2580.09	0	0	Full	Two Years	Two Months
546	0	20421201	8860.74	0	0	0	0	0	Full	Two Years	Two Months
547	0	20421101	14416.68	0	0	0	0	0	Full	Two Years	Two Months
548	250000	20430101	15537.5	0	0	10070.63	0	0	Full	Two Years	Two Months
549	150000	20421201	7512.11	0	9807.37	0	0	0	Full	Two Years	Two Months
550	0	20430101	29682.72	11313.75	0	0	0	0	Full	Two Years	Two Months
551	0	20421201	25000	0	0	0	0	0	Full	Two Years	Two Months
552	0	20430101	14583.34	0	0	0	0	0	Full	Two Years	Two Months
553	0	20430101	27625.87	16929.03	0	0	0	0	Full	Two Years	Two Months
554	0	20430101	17500	0	0	0	0	0	Full	Two Years	Two Months
555	0	20430101	72853	0	0	0	0	0	Full	Two Years	Two Months
556	0	20430101	17500.04	0	0	0	0	0	Full	Two Years	Two Months
557	0	20430101	16666.67	0	0	8916.64	0	0	Full	Two Years	Two Months
558	0	20421201	14040	0	5604	0	0	0	Full	Two Years	Two Months
559	0	20430101	9731.76	37.12	0	3418.86	0	0	Full	Two Years	Two Months
560	100000	20430101	18688.32	0	0	11166.67	0	0	Full	Two Years	Two Months
561	0	20430101	17707	0	0	0	0	0	Full	Two Years	Two Months
562	0	20430101	23143.39	0	0	5675	0	0	Full	Two Years	Two Months
563	0	20430101	16666.67	0	0	0	0	0	Full	Two Years	Two Months
564	0	20430101	25865	0	0	10250	0	0	Full	Two Years	Two Months
565	0	20430101	62689.5	0	0	0	0	0	Full	Two Years	Two Months
566	0	20430101	8759.81	0	0	9661.23	0	0	Full	Two Years	Two Months
567	0	20430101	9828.7	0	0	0	0	0	Full	Two Years	Two Months
568	145185	20421201	9176.03	0	0	5431.95	0	0	Full	Two Years	Two Months
569	0	20430101	42356.79	0	0	0	0	0	Full	Two Years	Two Months
570	50000	20430101	10699.06	0	0	7162.84	0	0	Full	Two Years	Two Months
571	0	20430101	30092.97	0	0	0	0	0	Full	Two Years	Two Months
572	0	20421201	26356.51	0	0	0	0	0	Full	Two Years	Two Months
573	0	20430101	20817.09	0	0	0	0	0	Full	Two Years	Two Months
574	0	20430101	8110.54	0	0	11218.13	0	0	Full	Two Years	Two Months
575	0	20430101	7634	0	0	5387	0	0	Full	Two Years	Two Months
576	0	20430101	14168	0	0	0	0	0	Full	Two Years	Two Months
577	0	20430101	8545.34	0	0	11729.54	0	0	Full	Two Years	Two Months
578	0	20430101	12489.95	0	0	8866	0	0	Full	Two Years	Two Months
579	0	20421201	1595.5	0	0	1290.5	0	0	Full	Two Years	Two Months
580	0	20430101	20064.42	0	0	1600	0	0	Full	Two Years	Two Months
581	0	20430101	20574.16	1543.08	0	0	0	0	Full	Two Years	Two Months
582	0	20430101	9933.41	1387.28	0	10999.99	1983.55	0	Full	Two Years	Two Months
583	0	20430101	3042.28	0	0	6711.86	0	0	Full	Two Years	Two Months
584	0	20430101	21693.68	0	0	0	0	0	Full	Two Years	Two Months
585	0	20421201	13083.33	0	0	0	0	0	Full	Two Years	Two Months
586	0	20430101	56865.55	0	0	0	0	0	Full	Two Years	Two Months
587	0	20430101	15018.16	0	0	0	0	0	Full	Two Years	Two Months
588	0	20430101	18078.71	0	0	0	0	0	Full	Two Years	Two Months
589	0	20430101	22273.97	0	0	0	0	0	Full	Two Years	Two Months
590	0	20430101	20606.82	9806.6	0	0	0	0	Full	Two Years	Two Months
591	275000	20421201	28814.09	0	0	7402.6	0	0	Full	Two Years	Two Months
592	0	20430101	21284.17	0	0	8506.34	0	0	Full	Two Years	Two Months
593	0	20430101	27798.5	0	0	0	0	0	Full	Two Years	Two Months
594	0	20421101	22240	0	0	11830.49	0	0	Full	Two Years	Two Months
595	91973	20430101	14467.25	0	0	10393.07	0	0	Full	Two Years	Two Months
596	0	20430201	11700	0	9589	0	0	0	Full	Two Years	Two Months
597	0	20430101	43302	0	0	0	0	0	Full	Two Years	Two Months
598	0	20430101	14551.75	0	0	0	0	0	Full	Two Years	Two Months
599	0	20430101	86031	0	0	0	0	0	Full	Two Years	Two Months
600	0	20430201	30907	0	0	0	0	0	Full	Two Years	Two Months
601	0	20430101	26541.66	9166.66	0	0	0	0	Full	Two Years	Two Months
602	0	20430101	0	0	0	12915.07	0	0	Full	Two Years	Two Months
603	0	20430101	19333.34	8782.6	0	0	0	0	Full	Two Years	Two Months
604	0	20430101	2059.02	0	0	8385.37	0	0	Full	Two Years	Two Months
605	0	20430201	4916.67	0	10814.83	4166.67	0	3333.34	Full	Two Years	Two Months
606	0	20430101	13183.12	0	0	5865.83	0	0	Full	Two Years	Two Months
607	0	20430101	14742.34	0	0	6500	0	7431.17	Full	Two Years	Two Months
608	0	20430101	11676	0	0	5235	0	0	Full	Two Years	Two Months
609	0	20430101	43922	0	0	0	0	0	Full	Two Years	Two Months
610	0	20430101	9739.25	0	0	8501.18	0	0	Full	Two Years	Two Months
611	0	20430201	0	0	30047.62	2640.87	0	0	Full	Two Years	Two Months
612	0	20430201	20833.33	0	0	0	0	0	Full	Two Years	Two Months
613	0	20430101	20833.33	81250	0	0	0	0	Full	Two Years	Two Months
614	292400	20430201	81048.81	0	0	0	0	0	Full	Two Years	Two Months
615	0	20430201	20600	0	0	15755.64	0	0	Full	Two Years	Two Months
616	411772	20430101	12240	0	0	6638.92	0	0	Full	Two Years	Two Months
617	0	20430201	5194.48	0	0	14975	0	0	Full	Two Years	Two Months
618	0	20430101	26916.65	0	0	0	0	0	Full	Two Years	Two Months
619	0	20430101	16125	0	0	14583.34	0	0	Full	Two Years	Two Months
620	0	20430101	21462.17	0	0	0	0	0	Full	Two Years	Two Months
621	0	20430101	13830	7186.25	0	11066.67	4564.87	0	Full	Two Years	Two Months
622	0	20430101	15000	0	0	0	0	0	Full	Two Years	Two Months
623	0	20430101	0	0	0	10583.34	0	0	Full	Two Years	Two Months
624	0	20430101	3615.07	0	0	9846.34	0	0	Full	Two Years	Two Months
625	0	20430101	10416.67	9239.17	0	1180.71	0	0	Full	Two Years	Two Months
626	0	20430101	9265.41	0	0	4229.67	0	0	Full	Two Years	Two Months
627	0	20430101	4975.4	0	0	11112.84	0	0	Full	Two Years	Two Months
628	0	20430101	5274.06	0	0	1128.9	0	0	Full	Two Years	Two Months
629	0	20430101	8825	0	0	2698	0	0	Full	Two Years	Two Months
630	0	20430101	21800	0	0	0	0	0	Full	Two Years	Two Months
631	0	20430101	30235.57	2898.53	0	0	0	0	Full	Two Years	Two Months
632	0	20430101	10000	0	0	8197.92	0	0	Full	Two Years	Two Months
633	0	20430101	10545.84	0	0	5299.15	0	0	Full	Two Years	Two Months
634	0	20430201	18750	0	0	0	0	0	Full	Two Years	Two Months
635	0	20430101	13245.84	0	0	0	0	0	Full	Two Years	Two Months
636	0	20430101	22258.34	0	0	0	0	0	Full	Two Years	Two Months
637	0	20430101	23126.03	0	0	0	0	0	Full	Two Years	Two Months
638	0	20430201	12090.88	0	0	0	0	0	Full	Two Years	Two Months
639	0	20430201	7500	0	0	8333	0	0	Full	Two Years	Two Months
640	0	20430101	0	0	29018.08	0	0	0	Full	Two Years	Two Months
641	0	20430101	50098.99	0	0	0	0	0	Full	Two Years	Two Months
642	0	20430101	13639.25	3510	0	0	0	0	Full	Two Years	Two Months
643	0	20430101	9222.42	0	0	12170.33	0	0	Full	Two Years	Two Months
644	0	20430101	6662.92	0	0	11406.5	0	0	Full	Two Years	Two Months
645	0	20430201	10900	0	0	8257.83	769.23	0	Full	Two Years	Two Months
646	0	20430201	16212.49	0	0	8122	0	0	Full	Two Years	Two Months
647	0	20430201	13230.75	0	0	9113.09	0	0	Full	Two Years	Two Months
648	0	20430101	54560.58	0	0	11129.7	0	0	Full	Two Years	Two Months
649	0	20430101	13265	0	0	14166.66	0	0	Full	Two Years	Two Months
650	0	20430101	10416.66	116764.83	0	0	0	0	Full	Two Years	Two Months
651	0	20430201	15621.16	0	0	0	0	0	Full	Two Years	Two Months
652	62000	20421101	1558.21	0	0	0	0	0	Full	Two Years	Two Months
653	0	20421201	17458.34	4544.44	0	0	0	0	Full	Two Years	Two Months
654	0	20430101	9414.01	0	0	15125.04	0	0	Full	Two Years	Two Months
655	0	20430101	14166.67	0	0	0	0	0	Full	Two Years	Two Months
656	0	20430101	18750	0	0	0	0	0	Full	Two Years	Two Months
657	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
658	0	20430101	11091.38	0	0	8458.34	0	0	Full	Two Years	Two Months
659	215000	20421101	28134	897	0	33375	980	0	Full	Two Years	Two Months
660	0	20421201	11672.46	0	4452.56	0	0	0	Full	Two Years	Two Months
661	0	20430101	16768.07	0	0	0	0	0	Full	Two Years	Two Months
662	0	20430101	7983.91	0	0	5192.7	0	0	Full	Two Years	Two Months
663	0	20430101	12500	0	0	18376.13	0	0	Full	Two Years	Two Months
664	0	20421201	14839.58	0	0	0	0	0	Full	Two Years	Two Months
665	0	20430101	38041.38	0	0	0	0	0	Full	Two Years	Two Months
666	0	20430101	19142.77	0	0	0	0	0	Full	Two Years	Two Months
667	0	20430101	17171.62	0	0	12204.6	0	0	Full	Two Years	Two Months
668	0	20430101	30333.22	0	0	0	0	0	Full	Two Years	Two Months
669	0	20430101	4638.9	0	0	0	0	0	Full	Two Years	Two Months
670	0	20430101	12773	0	0	0	0	0	Full	Two Years	Two Months
671	0	20430101	11479.87	0	0	3750	0	8745	Full	Two Years	Two Months
672	0	20430101	11666.67	0	0	10716.5	0	0	Full	Two Years	Two Months
673	0	20430201	20829.9	0	0	0	0	0	Full	Two Years	Two Months
674	0	20430101	29166.67	2190.95	0	0	0	0	Full	Two Years	Two Months
675	0	20430101	0	0	55984.36	0	0	0	Full	Two Years	Two Months
676	0	20430101	4167	0	0	8500	0	0	Full	Two Years	Two Months
677	0	20421201	63847.46	0	0	0	0	0	Full	Two Years	Two Months
678	0	20421201	16149.87	0	0	0	0	0	Full	Two Years	Two Months
679	0	20430101	26262.71	0	0	4210.71	0	0	Full	Two Years	Two Months
680	0	20430101	10833.33	0	0	0	0	0	Full	Two Years	Two Months
681	0	20430201	14939	0	0	10725	0	0	Full	Two Years	Two Months
682	0	20430101	51480.83	0	0	0	0	0	Full	Two Years	Two Months
683	0	20430101	15000	0	10524.28	0	0	0	Full	Two Years	Two Months
684	0	20430101	23881.58	0	0	16041.67	0	0	Full	Two Years	Two Months
685	0	20430101	6573.06	0	0	1228.29	0	0	Full	Two Years	Two Months
686	0	20430201	18940.09	0	0	0	0	0	Full	Two Years	Two Months
687	0	20430101	11250	0	0	19166.66	0	0	Full	Two Years	Two Months
688	0	20430201	6734	0	0	9583.34	0	0	Full	Two Years	Two Months
689	0	20430101	18340	0	0	14215.06	0	0	Full	Two Years	Two Months
690	0	20430101	5000	0	0	16666.68	0	0	Full	Two Years	Two Months
691	0	20430101	26250	0	0	0	0	0	Full	Two Years	Two Months
692	0	20430101	26940.46	0	0	0	0	0	Full	Two Years	Two Months
693	0	20430101	13333.33	0	0	16122.12	0	0	Full	Two Years	Two Months
694	0	20430101	2748.92	0	0	2600	0	0	Full	Two Years	Two Months
695	0	20421101	8860.26	0	0	5700	0	0	Full	Two Years	Two Months
696	0	20430101	27166.66	20264	0	0	0	0	Full	Two Years	Two Months
697	0	20430101	11957.08	0	0	28327.36	0	0	Full	Two Years	Two Months
698	0	20430101	24166.67	0	0	0	0	0	Full	Two Years	Two Months
699	0	20421201	9852.71	18645.26	0	0	0	0	Full	Two Years	Two Months
700	0	20430101	8787.41	0	0	7908.34	0	0	Full	Two Years	Two Months
701	0	20430101	23507	0	0	0	0	0	Full	Two Years	Two Months
702	0	20430101	16666.66	0	0	0	0	0	Full	Two Years	Two Months
703	0	20430101	7083.33	0	0	8797.15	0	0	Full	Two Years	Two Months
704	0	20421201	14642.5	3219.84	0	0	0	0	Full	Two Years	Two Months
705	0	20430101	15000	0	0	5000	0	2529.73	Full	Two Years	Two Months
706	0	20430101	5416.66	0	41845.58	0	0	0	Full	Two Years	Two Months
707	0	20430101	29166.68	6348.79	0	0	0	0	Full	Two Years	Two Months
708	0	20430101	51470.75	0	0	0	0	0	Full	Two Years	Two Months
709	0	20430101	34583.33	0	0	16666.66	0	0	Full	Two Years	Two Months
710	332500	20430201	2495.7	0	27959.27	1465.7	0	0	Full	Two Years	Two Months
711	0	20430101	30449.58	0	0	0	0	0	Full	Two Years	Two Months
712	0	20430101	6812	0	0	6195	0	0	Full	Two Years	Two Months
713	0	20430101	16000	3166.66	0	0	0	0	Full	Two Years	Two Months
714	0	20430101	0	0	0	21391.66	0	0	Full	Two Years	Two Months
715	50000	20430101	23841.67	0	0	0	0	0	Full	Two Years	Two Months
716	0	20430101	10384.7	0	0	9057.47	0	0	Full	Two Years	Two Months
717	0	20430101	70442.4	0	0	0	0	0	Full	Two Years	Two Months
718	432334.5	20430101	22284.42	0	0	22284.42	0	0	Full	Two Years	Two Months
719	0	20430201	159629.13	0	0	0	0	0	Full	Two Years	Two Months
720	0	20430101	48950.55	0	0	0	0	0	Full	Two Years	Two Months
721	234555.59	20430101	11483.33	0	0	0	0	0	Full	Two Years	Two Months
722	0	20430101	12915.07	0	0	9035.48	0	0	Full	Two Years	Two Months
723	0	20430101	25084.54	0	0	0	0	0	Full	Two Years	Two Months
724	0	20430101	4705.51	0	0	1619.5	0	0	Full	Two Years	Two Months
725	0	20430101	1895.78	0	0	6896.83	0	0	Full	Two Years	Two Months
726	0	20430101	40054.5	0	0	0	0	0	Full	Two Years	Two Months
727	0	20430101	16043.23	0	0	0	0	0	Full	Two Years	Two Months
728	0	20430101	6250	0	0	0	0	0	Full	Two Years	Two Months
729	160000	20421201	12500	15298.67	0	0	0	0	Full	Two Years	Two Months
730	0	20421201	10080.04	0	0	10166.41	0	0	Full	Two Years	Two Months
731	0	20430101	21907.63	0	0	1165.67	0	0	Full	Two Years	Two Months
732	0	20430101	16308.34	0	0	0	0	0	Full	Two Years	Two Months
733	0	20430101	9012.51	0	0	13368.75	0	0	Full	Two Years	Two Months
734	0	20430101	18333.33	0	0	0	0	0	Full	Two Years	Two Months
735	0	20430101	11568.26	0	0	10524.8	0	0	Full	Two Years	Two Months
736	0	20430101	15316.66	4416.67	0	0	0	0	Full	Two Years	Two Months
737	0	20430101	17500	0	0	17124.44	0	0	Full	Two Years	Two Months
738	0	20430101	19227.09	0	0	0	0	0	Full	Two Years	Two Months
739	0	20430101	15416.67	34613.58	0	0	0	0	Full	Two Years	Two Months
740	0	20430101	25000	0	0	0	0	0	Full	Two Years	Two Months
741	0	20430201	26332.24	0	0	0	0	0	Full	Two Years	Two Months
742	0	20421201	25000	12404.17	0	0	0	0	Full	Two Years	Two Months
743	0	20430101	14111.54	0	0	11523.89	0	0	Full	Two Years	Two Months
744	0	20430101	16666.67	0	0	0	0	0	Full	Two Years	Two Months
745	0	20430101	12841.76	0	0	0	0	0	Full	Two Years	Two Months
746	0	20430101	18531.25	0	0	0	0	0	Full	Two Years	Two Months

Schedule A-1

MERSID	Organization
1000324	Shore Financial Services, Inc.
1000536	Prime Lending
1001105	Fremont Bank
1002338	First Republic
1008498	Flagstar Bank, F.S.B.
1008808	Cole Taylor Bank
1000383	RRAC/Cenlar
9999999	Other

Schedule A-2

ASF RMBS DISCLOSURE PACKAGE

Field Number	Field Name	Field Description	Type of Field	Data Type	Sample Data	Format	When Applicable?	Valid Values	Proposed Unique Coding	Notes
1	Primary Servicer	The MERS Organization ID of the company that has or will have the right to service the loan.	General Information	Numeric – Integer	2351805	9(7)	Always	”9999999” if Unknown
2	Servicing Fee—Percentage	Aggregate monthly fee paid to all servicers, stated in decimal form.	General Information	Numeric - Decimal	0.0025	9.999999	Loans without flat-dollar servicing fees	>= 0 and < 1		Must be populated if Field 3 is Null
3	Servicing Fee—Flat-dollar	Aggregate monthly fee paid to all servicers, stated as a dollar amount.	General Information	Numeric – Decimal	7.5	9(3).99	Loans with flat-dollar servicing fees	>= 0 and <= 999		Must be populated if 2 is Null
4	Servicing Advance Methodology	The manner in which principal and/or interest are to be advanced by the servicer.	General Information	Numeric – Integer	2	99	Always	See Coding	1 = Scheduled Interest, Scheduled Principal 2 = Actual Interest, Actual Principal 3 = Scheduled Interest, Actual Principal 99 = Unknown
5	Originator	The MERS Organization ID of the entity that lends funds to the borrower and, in return, places a lien on the mortgage property as collateral.	General Information	Numeric – Integer	5938671	9(7)	Always	”9999999” if Unknown
6	Loan Group	Indicates the collateral group number in which the loan falls (for structures with multiple collateral groups). Use “1” if there is only one loan group.	General Information	Text	1A	XXXX	Always	“UNK” if Unknown
7	Loan Number	Unique National Mortgage Loan ID Number (Vendor TBD).	General Information	Numeric – Integer	TBD	TBD	Always	TBD		Details to be provided by Vendor
8	Amortization Type	Indicates whether the loan’s interest rate is fixed or adjustable (Hybrid ARMs are adjustable).	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Fixed 2 = Adjustable 99 = Unknown
9	Lien Position	A number indicating the loan’s lien position (1 = first lien, etc.).	Loan Type	Numeric – Integer	1	99	Always	>0	99 = Unknown
10	HELOC Indicator	Indicates whether the loan is a home equity line of credit.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
11	Loan Purpose	Indicates the purpose of the loan.	Loan Type	Numeric – Integer	9	99	Always	See Coding	See Appendix A
12	Cash Out Amount	For “Cash-out” loans (see Glossary): [NEW LOAN AMOUNT] – [PAID-OFF FIRST MORTGAGE LOAN AMOUNT] – [PAID-OFF SECOND MORTGAGE LOAN AMOUNT (if Second was used to purchase the property)] – [CLOSING COSTS].	Loan Type	Numeric – Decimal	72476.5	9(10).99	Always	>= 0
13	Total Origination and Discount Points (in dollars)	Amount paid to the lender to increase the lender’s effective yield and, in the case of discount points, to reduce the interest rate paid by the borrower.	Loan Type	Numeric – Decimal	5250	9(10).99	Always	>= 0		Typically Lines 801 and 802 of HUD Settlement Statement
14	Covered/High Cost Loan Indicator	Indicates whether the loan is categorized as “high cost” or “covered” according to state or federal statutes or regulations.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
15	Relocation Loan Indicator	Indicates whether the loan is part of a corporate relocation program.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
16	Broker Indicator	Indicates whether a broker took the application.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
17	Channel	Code indicating the source (channel) from which the Issuer obtained the mortgage loan.	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Retail 2 = Broker 3 = Correspondent Bulk 4 = Correspondent Flow with delegated underwriting 5 = Correspondent Flow without delegated underwriting 99 = Unknown
18	Escrow Indicator	Indicates whether various homeownership expenses are paid by the borrower directly or through an escrow account (as of securitization cut-off date).	Loan Type	Numeric – Integer	3	99	Always	See Coding	0 = No Escrows 1 = Taxes 2 = Insurance 3 = HOA dues 4 = Taxes and Insurance 5 = All 99 =Unknown
19	Senior Loan Amount(s)	For non-first mortgages, the sum of the balances of all associated senior mortgages at the time of origination of the subordinate lien.	Mortgage Lien Info	Numeric – Decimal	611004.25	9(10).99	If Lien Position > 1	>= 0
20	Loan Type of Most Senior Lien	For non-first mortgages, indicates whether the associated first mortgage is a Fixed, ARM, Hybrid, or negative amortization loan.	Mortgage Lien Info	Numeric – Integer	2	99	If Lien Position > 1	See Coding	1 = Fixed Rate 2 = ARM 3 = Hybrid 4 = Neg Am 99 = Unknown
21	Hybrid Period of Most Senior Lien (in months)	For non-first mortgages where the associated first mortgage is a hybrid ARM, the number of months remaining in the initial fixed interest rate period for the hybrid first mortgage.	Mortgage Lien Info	Numeric – Integer	23	999	If Lien Position > 1 AND the most senior lien is a hybrid ARM (see Field 20)	>= 0
22	Neg Am Limit of Most Senior Lien	For non-first mortgages where the associated first mortgage features negative amortization, the maximum percentage by which the negatively amortizing balance may increase (expressed as a proportion of the senior lien’s original balance).	Mortgage Lien Info	Numeric – Decimal	1.25	9.999999	If Lien Position > 1 AND the senior lien is Neg Am (see Field 20)	>= 1 and <= 2
23	Junior Mortgage Balance	For first mortgages with subordinate liens at the time of origination, the combined balance of the subordinate liens (if known).	Mortgage Lien Info	Numeric – Decimal	51775.12	9(10).99	If Lien Position = 1 and there is a 2nd lien on the subject property	>= 0		Subject to Regulatory Confirmation
24	Origination Date of Most Senior Lien	For non-first mortgages, the origination date of the associated first mortgage.	Mortgage Lien Info	Date	20090914	YYYYMMDD	If Lien Position > 1 and there is a 2nd lien on the subject property	“19010101” if unknown
25	Origination Date	The date of the Mortgage Note and Mortgage/Deed of Trust	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
26	Original Loan Amount	The dollar amount of the mortgage loan, as specified on the mortgage note at the time of the loan’s origination. For HELOCs, the maximum available line of credit.	Loan Term and Amortization Type	Numeric – Decimal	150000	9(10).99	Always	>0
27	Original Interest Rate	The original note rate as indicated on the mortgage note.	Loan Term and Amortization Type	Numeric – Decimal	0.0475	9.999999	Always	> 0 and <= 1
28	Original Amortization Term	The number of months in which the loan would be retired if the amortizing principal and interest payment were to be paid each month.	Loan Term and Amortization Type	Numeric – Integer	360	999	Always	>= 60
29	Original Term to Maturity	The initial number of months between loan origination and the loan maturity date, as specified on the mortgage note.	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>0	N/A
30	First Payment Date of Loan	The date of the first scheduled mortgage payment to be made by the borrower as specified on the mortgage note.	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown	N/A
31	Interest Type Indicator	Indicates whether the interest rate calculation method is simple or actuarial.	Loan Term and Amortization Type	Numeric – Integer	2	99	Always	See Coding	1= Simple 2 = Actuarial 99 = Unknown
32	Original Interest Only Term	Original interest-only term for a loan in months (including NegAm Loans).	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>= 0 and <= 240 Unknown = Blank; No Interest Only Term = 0
33	Buy Down Period	The total number of months during which any buy down is in effect, representing the accumulation of all buy down periods.	Loan Term and Amortization Type	Numeric – Integer	65	999	Always	>= 0 and <= 100 Unknown = Blank; No Buy Down = 0
34	HELOC Draw Period	The original number of months during which the borrower may draw funds against the HELOC account.	Loan Term and Amortization Type	Numeric – Integer	24	999	HELOCs Only	>= 12 and <= 120
35	Scheduled Loan Amount	Mortgage loan scheduled principal balance as of cut-off date. For HELOCs, the current drawn amount.	Loan Term and Amortization Type	Numeric – Decimal	248951.19	9(10).99	Always	>= 0
36	Current Interest Rate	The interest rate used to calculate the current P&I or I/O payment.	Loan Term and Amortization Type	Numeric – Decimal	0.05875	9.999999	Always	> 0 and <= 1
37	Current Payment Amount Due	Next Total Payment due to be collected (including principal, interest or both—but Exclude Escrow Amounts).	Loan Term and Amortization Type	Numeric – Decimal	1250.15	9(10).99	Always	> 0
38	Scheduled Interest Paid Through Date		Loan Term and Amortization Type	Date	20090429	YYYYMMDD	Always	“19010101” if unknown
39	Current Payment Status	Number of payments the borrower is past due as of the securitization cut-off date.	Loan Term and Amortization Type	Numeric – Integer	3	99	Always	>= 0
40	Index Type	Specifies the type of index to be used to determine the interest rate at each adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	18	99	ARMs Only	See Coding	See Appendix B
41	ARM Look-back Days	The number of days prior to the interest rate adjustment date to retrieve the index value.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	45	99	ARMs Only	>= 0 to <=99
42	Gross Margin	The percentage stated on the mortgage note representing the spread between the ARM Index value and the mortgage interest rate. The gross mortgage margin is added to the index value to establish a new gross interest rate in the manner prescribed on the mortgage note.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.03	9.999999	ARMs Only	>0 and <= 1
43	ARM Round Flag	An indicator of whether an adjusted interest rate is rounded to the next higher ARM round factor, to the next lower round factor, or to the nearest round factor.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	3	9	ARMs Only	See Coding	0 = No Rounding 1 = Up 2 = Down 3 = Nearest 99=Unknown
44	ARM Round Factor	The percentage to which an adjusted interest rate is to be rounded.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.0025 or 0.00125	9.999999	ARMs Only Where ARM Round Flag = 1, 2, or 3	>= 0 and < 1
45	Initial Fixed Rate Period	For hybrid ARMs, the period between the first payment date of the mortgage and the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	Hybrid ARMs Only	>= 1 to <=240
46	Initial Interest Rate Cap (Change Up)	The maximum percentage by which the mortgage note rate may increase at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
47	Initial Interest Rate Cap (Change Down)	The maximum percentage by which the mortgage note rate may decrease at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
48	Subsequent Interest Rate Reset Period	The number of months between subsequent rate adjustments.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	ARMs Only	>=0 and <= 120		0 = Loan does not adjust after initial reset
49	Subsequent Interest Rate (Change Down)	The maximum percentage by which the interest rate may decrease at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
50	Subsequent Interest Rate Cap (Change Up)	The maximum percentage by which the interest rate may increase at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
51	Lifetime Maximum Rate (Ceiling)	The maximum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.125	9.999999	ARMs Only	>= 0 and <= 1		=1 if no ceiling specified

52	Lifetime Minimum Rate (Floor)	The minimum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.015	9.999999	ARMs Only	>= 0 and <= 1		If no floor is specified enter the greater of the margin or 0.
53	Negative Amortization Limit	The maximum amount of negative amortization allowed before recast is required. (Expressed as a percentage of the original unpaid principal balance.)	Negative Amortization	Numeric – Decimal	1.25	9.999999	Negatively Amortizing ARMs Only	>=0, and <2
54	Initial Negative Amortization Recast Period	The number of months in which the payment is required to recast if the loan does not reach the prescribed maximum balance earlier.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing ARMs Only	>=0
55	Subsequent Negative Amortization Recast Period	The number of months after which the payment is required to recast AFTER the first recast period.	Negative Amortization	Numeric – Integer	48	999	Negatively Amortizing ARMs Only	>=0
56	Initial Fixed Payment Period	Number of months after origination during which the payment is fixed.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing Hybrid ARMs Only	>= 0 to <=120
57	Subsequent Payment Reset Period	Number of months between payment adjustments after first payment reset.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
58	Initial Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in the first period.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
59	Subsequent Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in one period after the initial cap.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
60	Initial Minimum Payment Reset Period	The maximum number of months a borrower can initially pay the minimum payment before a new minimum payment is determined.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
61	Subsequent Minimum Payment Reset Period	The maximum number of months (after the initial period) a borrower can pay the minimum payment before a new minimum payment is determined after the initial period.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
62	Option ARM Indicator	An indicator of whether the loan is an Option ARM.	Negative Amortization	Numeric – Integer	1	99	ARMs Only	See Coding	0 = No 1 = Yes 99 = Unknown
63	Options at Recast	The means of computing the lowest monthly payment available to the borrower after recast.	Option ARM	Numeric – Integer	2	99	Option ARMs Only	N/A	1= Fully amortizing 30 year 2= Fully amortizing 15 year 3=Fully amortizing 40 year 4 = Interest-Only 5 = Minimum Payment 99= Unknown
64	Initial Minimum Payment	The initial minimum payment the borrower is permitted to make.	Option ARM	Numeric – Decimal	879.52	99	Option ARMs Only	>=0
65	Current Minimum Payment	Current Minimum Payment (in dollars).	Negative Amortization	Numeric – Decimal	250	9(10).99	Option ARMs Only	>= 0
66	Prepayment Penalty Calculation	A description of how the prepayment penalty would be calculated during each phase of the prepayment penalty term.	Prepayment Penalties	Numeric – Integer	12	99	Always	See Coding	See Appendix C
67	Prepayment Penalty Type	• Hard: The prepayment penalty is incurred regardless of the reason the loan is prepaid in full. • Hybrid: The prepayment penalty can be characterized as hard for a certain amount of time and as soft during another period.	Prepayment Penalties	Numeric – Integer	1	99	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	See Coding	1 = Hard 2 = Soft 3 = Hybrid 99 = Unknown
68	Prepayment Penalty Total Term	The total number of months that the prepayment penalty may be in effect.	Prepayment Penalties	Numeric – Integer	60	999	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	>0 to <=120
69	Prepayment Penalty Hard Term	For hybrid prepayment penalties, the number of months during which a “hard” prepayment penalty applies.	Prepayment Penalties	Numeric – Integer	12	999	Loans with Hybrid Prepayment Penalties (i.e., loans for which Field 67 = “3”)	>= 0 to <=120
70	Primary Borrower ID	A lender-generated ID number for the primary borrower on the mortgage	Borrower	Numeric—Integer	123456789	999999999	Always	>0		Used to identify the number of times a single borrower appears in a given deal.
71	Number of Mortgaged Properties	The number of residential properties owned by the borrower that currently secure mortgage loans.	Borrower	Numeric – Integer	1	99	Always	> 0
72	Total Number of Borrowers	The number of Borrowers who are obligated to repay the mortgage note.	Borrower	Numeric – Integers	2	99	Always	> 0
73	Self-employment Flag	An indicator of whether the primary borrower is self-employed.	Borrower	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
74	Current ‘Other’ Monthly Payment	The aggregate of all payments pertaining to the subject property other than principal and interest (includes common charges, condo fees, T&I, HOA, etc.), whether escrowed or not.	Loan Term and Amortization Type	Numeric – Decimal	1789.25	9(10).99	Always	> 0
75	Length of Employment: Borrower	The number of years of service with the borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	Always	>=0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
76	Length of Employment: Co-Borrower	The number of years of service with the co-borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	If “Total Number of Borrowers” > 1	>= 0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
77	Years in Home	Length of time that the borrower has been at current address.	Borrower Qualification	Numeric – Decimal	14.5	99.99	Refinances of Primary Residences Only (Loan Purpose = 1, 2, 3, 4, 8 or 9)	> 0
78	FICO Model Used	Indicates whether the FICO score was calculated using the Classic, Classic 08, or Next Generation model.	Borrower Qualification	Numeric – Integer	1	99	If a FICO score was obtained	See Coding	1 = Classic 2 = Classic 08 3 = Next Generation 99 = Unknown
79	Most Recent FICO Date	Specifies the date on which the most recent FICO score was obtained	Borrower Qualification	Date	20090914	YYYYMMDD	If a FICO score was obtained	“19010101” if unknown		Issuers unable to Provide may Rep and Warrant that the FICO score used for underwriting was not more than 4 months old at the date of issuance.
80	Primary Wage Earner Original FICO: Equifax	Equifax FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
81	Primary Wage Earner Original FICO: Experian	Experian FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
82	Primary Wage Earner Original FICO: TransUnion	TransUnion FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
83	Secondary Wage Earner Original FICO: Equifax	Equifax FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
84	Secondary Wage Earner Original FICO: Experian	Experian FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
85	Secondary Wage Earner Original FICO: TransUnion	TransUnion FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
86	Most Recent Primary Borrower FICO	Most Recent Primary Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
87	Most Recent Co-Borrower FICO	Most Recent Co-Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
88	Most Recent FICO Method	Number of credit repositories used to update the FICO Score.	Borrower Qualification	Numeric – Integer	2	9	If a FICO score was obtained	>0
89	VantageScore: Primary Borrower	Credit Score for the Primary Borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a Vantage Credit Score was obtained	>= 501 and <= 990
90	VantageScore: Co-Borrower	Credit Score for the Co-borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a VantageScore was obtained AND “Total Number of Borrowers” > 1	>= 501 and <= 990
91	Most Recent VantageScore Method	Number of credit repositories used to update the Vantage Score.	Borrower Qualification	Numeric – Integer	2	9	If a Vantage Credit Score was obtained	>0
92	VantageScore Date	Date Vantage Credit Score was obtained.	Borrower Qualification	Date	20090914	YYYYMMDD	If a Vantage Credit Score was obtained	“19010101” if unknown
93	Credit Report: Longest Trade Line	The length of time in months that the oldest active trade line, installment or revolving, has been outstanding. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	999	999	Always	> =0		Subject to Regulatory Confirmation
94	Credit Report: Maximum Trade Line	The dollar amount for the trade line, installment or revolving, with the largest unpaid balance. For revolving lines of credit, e.g. credit card, the dollar amount reported should reflect the maximum amount of credit available under the credit line whether used or not. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Decimal	339420.19	9(10).99	Always	>=0		Subject to Regulatory Confirmation
95	Credit Report: Number of Trade Lines	A count of non-derogatory, currently open and active, consumer trade lines (installment or revolving) for the borrower. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	57	999	Always	>=0		Subject to Regulatory Confirmation
96	Credit Line Usage Ratio	Sum of credit balances divided by sum of total open credit available.	Borrower Qualification	Numeric – Decimal	0.27	9.999999	Always	>= 0 and <= 1		Subject to Regulatory Confirmation
97	Most Recent 12-month Pay History	String indicating the payment status per month listed from oldest to most recent.	Borrower Qualification	Text	77X123200001	X(12)	Always	See Coding	0 = Current 1 = 30-59 days delinquent 2 = 60-89 days delinquent 3 = 90-119 days delinquent 4 = 120+ days delinquent 5 = Foreclosure 6 = REO 7 = Loan did not exist in period X = Unavailable
98	Months Bankruptcy	Number of months since any borrower was discharged from bankruptcy. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program—have passed since most recent discharge from bankruptcy.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Bankruptcy	>= 0		Blank = Borrower is not known to have been in bankruptcy
99	Months Foreclosure	Number of months since foreclosure sale date. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program— have passed since most recent foreclosure.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Foreclosure	>= 0		Blank = Borrower is not known to have been in foreclosure
100	Primary Borrower Wage Income	Monthly base wage income for primary borrower.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
101	Co-Borrower Wage Income	Monthly base wage income for all other borrowers.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
102	Primary Borrower Other Income	Monthly Other (non-wage) income for primary borrower. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
103	Co-Borrower Other Income	Monthly Other (non-wage) income for all other borrowers. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
104	All Borrower Wage Income	Monthly income of all borrowers derived from base salary only.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
105	All Borrower Total Income	Monthly income of all borrowers derived from base salary, commission, tips and gratuities, overtime and bonuses, part-time or second-job earnings, alimony, child support, interest and dividend income, notes receivable, trust income, net rental income, retirement income, social security, veterans income, military income, foster care income, and self-employed income.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
106	4506-T Indicator	A yes/no indicator of whether a Transcript of Tax Return (received pursuant to the filing of IRS Form 4506-T) was obtained and considered.	Borrower Qualification	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
107	Borrower Income Verification Level
A code indicating the extent to which the borrower’s income has been verified:
Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)
Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	1	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
108	Co-Borrower Income Verification
A code indicating the extent to which the co-borrower’s income has been verified:

Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)

Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
109	Borrower Employment Verification	A code indicating the extent to which the primary borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the borrower’s current employment.	Borrower Qualification	Numeric – Integer	2	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
110	Co-Borrower Employment Verification	A code indicating the extent to which the co-borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the co-borrower’s current employment.	Borrower Qualification	Numeric – Integer	1	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
111	Borrower Asset Verification	A code indicating the extent to which the primary borrower’s assets used to qualify the loan have been verified: Level 4 Verified = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	3	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
112	Co-Borrower Asset Verification	A code indicating the extent to which the co-borrower’s assets used to qualify the loan have been verified: Level 4 = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
113	Liquid / Cash Reserves	The actual dollar amount of remaining verified liquid assets after settlement. (This should not include cash out amount of subject loan.)	Borrower Qualification	Numeric – Decimal	3242.76	9(9).99	Always	>= 0
114	Monthly Debt All Borrowers	The aggregate monthly payment due on other debt (excluding only installment loans with fewer than 10 payments remaining and other real estate loans used to compute net rental income— which is added/subtracted in the income fields).	Borrower Qualification	Numeric – Decimal	3472.43	9(9).99	Always	>= 0
115	Originator DTI	Total Debt to income ratio used by the originator to qualify the loan.	Borrower Qualification	Numeric – Decimal	0.35	9.999999	Always	>= 0 and >= 1
116	Fully Indexed Rate	The fully indexed interest rate as of securitization cut-off.	Borrower Qualification	Numeric – Decimal	0.0975	9.999999	ARMs Only	>= 0 and >= 1
117	Qualification Method	Type of mortgage payment used to qualify the borrower for the loan.	Borrower Qualification	Numeric – Integer	3	99	Always	See Coding	1 = Start Rate 2 = First Year Cap Rate 3 = I/O Amount 4 = Fully Indexed 5 = Min Payment 98 = Other 99 = Unknown
118	Percentage of Down Payment from Borrower Own Funds	Include only borrower funds, do not include any gift or borrowed funds. (Issuers may provide the actual percentage for each loan, or the guideline percentage and note departure concentration on the transaction summary.)	Borrower Qualification	Numeric – Decimal	0.5	9.999999	Purchase Loans Only	>= 0 and >= 1
119	City	The name of the city.	Subject Property	Text	New York	X(45)	Always	Unk=Unknown
120	State	The name of the state as a 2-digit Abbreviation.	Subject Property	Text	NY	XX	Always	See Coding	See Appendix H
121	Postal Code	The postal code (zip code in the US) where the subject property is located.	Subject Property	Text	10022	X(5)	Always	Unk=Unknown
122	Property Type	Specifies the type of property being used to secure the loan.	Subject Property	Numeric – Integer	11	99	Always	See Coding	See Appendix D
123	Occupancy	Specifies the property occupancy status (e.g., owner-occupied, investment property, second home, etc.).	Subject Property	Numeric – Integer	4	9	Always	See Coding	See Appendix E
124	Sales Price	The negotiated price of a given property between the buyer and seller.	Subject Property	Numeric – Decimal	450000.23	9(10).99	Purchase Loans Only	> 0
125	Original Appraised Property Value	The appraised value of the property used to approve the loan.	Subject Property	Numeric – Decimal	550000.23	9(10).99	Always	> 0
126	Original Property Valuation Type	Specifies the method by which the property value (at the time of underwriting) was reported.	Subject Property	Numeric – Integer	8	99	Always	See Coding	See Appendix F
127	Original Property Valuation Date	Specifies the date on which the original property value (at the time of underwriting) was reported. (Issuers unable to provide may Rep and Warrant that the appraisal used for underwriting was not more than x days old at time of loan closing.)	Subject Property	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
128	Original Automated Valuation Model (AVM) Model Name	The name of the AVM Vendor if an AVM was used to determine the original property valuation.	Subject Property	Numeric – Integer	1	99	Always	See Appendix I	See Appendix I
129	Original AVM Confidence Score	The confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.74	9.999999	If AVM Model Name (Field 127) > 0	>= 0 to <= 1
130	Most Recent Property Value[1]	If a valuation was obtained subsequent to the valuation used to calculate LTV, the most recent property value.	Subject Property	Numeric – Decimal	500000	9(10).99	If updated value was obtained subsequent to loan approval	> 0
131	Most Recent Property Valuation Type	If an additional property valuation was obtained after the valuation used for underwriting purposes, the method by which the property value was reported.	Subject Property	Numeric – Integer	6	9	If updated value was obtained subsequent to loan approval	See Coding	See Appendix F
132	Most Recent Property Valuation Date	Specifies the date on which the updated property value was reported.	Subject Property	Date	20090914	YYYYMMDD	If updated value was obtained subsequent to loan approval	“19010101” if unknown
133	Most Recent AVM Model Name	The name of the AVM Vendor if an AVM was used to determine the updated property valuation.	Subject Property	Numeric – Integer	19	99	If updated value was obtained subsequent to loan approval	See Coding	See Appendix I
134	Most Recent AVM Confidence Score	If AVM used to determine the updated property valuation, the confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.85	9.999999	If “Most Recent AVM Model Name” > 0	>= 0 to <= 1
135	Original CLTV	The ratio obtained by dividing the amount of all known outstanding mortgage liens on a property at origination by the lesser of the appraised value or the sales price.	Loan-to-Value (LTV)	Numeric – Decimal	0.96	9.999999	Always	>= 0 and <= 1.5
136	Original LTV	The ratio obtained by dividing the original mortgage loan amount on the note date by the lesser of the mortgaged property’s appraised value on the note date or its purchase price.	Loan-to-Value (LTV)	Numeric – Decimal	0.8	9.999999	Always	>= 0 and <= 1.25
137	Original Pledged Assets	The total value of assets pledged as collateral for the loan at the time of origination. Pledged assets may include cash or marketable securities.	Loan-to-Value (LTV)	Numeric – Decimal	75000	9(10).99	Always	>=0
138	Mortgage Insurance Company Name	The name of the entity providing mortgage insurance for a loan.	Mortgage Insurance	Numeric – Integer	3	99	Always	See Coding	See Appendix G
139	Mortgage Insurance Percent	Mortgage Insurance coverage percentage.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	“Mortgage Insurance Company Name” > 0	>= 0 to <= 1
140	MI: Lender or Borrower Paid?	An indicator of whether mortgage insurance is paid by the borrower or the lender.	Mortgage Insurance	Numeric – Integer	1	99	“Mortgage Insurance Company Name” > 0	See Coding	1 = Borrower-Paid 2 = Lender- Paid 99 = Unknown
141	Pool Insurance Co. Name	Name of pool insurance provider.	Mortgage Insurance	Numeric – Integer	8	99	Always	See Coding	See Appendix G
142	Pool Insurance Stop Loss %	The aggregate amount that a pool insurer will pay, calculated as a percentage of the pool balance.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	Pool MI Company > 0	>= 0 to <= 1
143	MI Certificate Number	The unique number assigned to each individual loan insured under an MI policy.	Mortgage Insurance	Text	123456789G	X(20)	MI Company > 0	UNK = Unknown
144	Updated DTI (Front-end)	Updated front-end DTI ratio (total monthly housing expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
145	Updated DTI (Back-end)	Updated back-end DTI ratio (total monthly debt expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
146	Modification Effective Payment Date	Date of first payment due post modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
147	Total Capitalized Amount	Amount added to the principal balance of a loan due to the modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
148	Total Deferred Amount	Any non-interest-bearing deferred amount (e.g., principal, interest and fees).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
149	Pre-Modification Interest (Note) Rate	Scheduled Interest Rate Of The Loan Immediately Preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.075	9.999999	Modified Loans Only	>= 0 to <= 1
150	Pre-Modification P&I Payment	Scheduled Total Principal And Interest Payment Amount Preceding The Modification Effective Payment Date – or if servicer is no longer advancing P&I, the payment that would be in effect if the loan were current.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	2310.57	9(10).99	Modified Loans Only	> 0
151	Pre-Modification Initial Interest Rate Change Downward Cap	Maximum amount the rate can adjust downward on the first interest rate adjustment date (prior to modification) – Only provide if the rate floor is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
152	Pre-Modification Subsequent Interest Rate Cap	Maximum increment the rate can adjust upward AFTER the initial rate adjustment (prior to modification) – Only provide if the Cap is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
153	Pre-Modification Next Interest Rate Change Date	Next Interest Reset Date Under The Original Terms Of The Loan (one month prior to new payment due date).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
154	Pre-Modification I/O Term	Interest Only Term (in months) preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	36	999	Modified Loans Only	>= 0 to <= 120
155	Forgiven Principal Amount	The sum total of all principal balance reductions (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
156	Forgiven Interest Amount	The sum total of all interest incurred and forgiven (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
157	Number of Modifications	The number of times the loan has been modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	1	9	Modified Loans Only	>= 0
MH-1	Real Estate Interest	Indicates whether the property on which the manufactured home is situated is owned outright or subject to the terms of a short- or long-term lease. (A long-term lease is defined as a lease whose term is greater than or equal to the loan term.)	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Owned 2 = Short-term lease 3 = Long-term lease 99 = Unavailable
MH-2	Community Ownership Structure	If the manufactured home is situated in a community, a means of classifying ownership of the community.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Public Institutional 2 = Public Non-Institutional 3 = Private Institutional 4 = Private Non-Institutional 5 = HOA-Owned 6 = Non-Community 99 = Unavailable
MH-3	Year of Manufacture	The year in which the home was manufactured (Model Year — YYYY Format). Required only in cases where a full appraisal is not provided.	Manufactured Housing	Numeric – Integer	2006	YYYY	Manufactured Housing Loans Only	1901 = Unavailable
MH-4	HUD Code Compliance Indicator (Y/N)	Indicates whether the home was constructed in accordance with the 1976 HUD code. In general, homes manufactured after 1976 comply with this code.	Manufactured Housing	Numeric – Integer	1	9	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-5	Gross Manufacturer’s Invoice Price	The total amount that appears on the manufacturer’s invoice (typically includes intangible costs such as transportation, association, on-site setup, service and warranty costs, taxes, dealer incentives, and other fees).	Manufactured Housing	Numeric – Decimal	72570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-6	LTI (Loan-to-Invoice) Gross	The ratio of the loan amount divided by the Gross Manufacturer’s Invoice Price (Field MH-5).	Manufactured Housing	Numeric – Decimal	0.75	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-7	Net Manufacturer’s Invoice Price	The Gross Manufacturer’s Invoice Price (Field MH-5) minus intangible costs, including: transportation, association, on-site setup, service, and warranty costs, taxes, dealer incentives, and other fees.	Manufactured Housing	Numeric – Decimal	61570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-8	LTI (Net)	The ratio of the loan amount divided by the Net Manufacturer’s Invoice Price (Field MH-7).	Manufactured Housing	Numeric – Decimal	0.62	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-9	Manufacturer Name	The manufacturer of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“XYZ Corp”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Manufacturer name in double quotation marks
MH-10	Model Name	The model name of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“DX5-916-X”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Model name in double quotation marks
MH-11	Down Payment Source	An indicator of the source of the down payment used by the borrower to acquire the property and qualify for the mortgage.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Codes	1 = Cash 2 = Proceeds from trade in 3 = Land in Lieu 4 = Other 99 = Unavailable
MH-12	Community/Related Party Lender (Y/N)	An indicator of whether the loan was made by the community owner, an affiliate of the community owner or the owner of the real estate upon which the collateral is located.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-13	Defined Underwriting Criteria (Y/N)	An indicator of whether the loan was made in accordance with a defined and/or standardized set of underwriting criteria.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-14	Chattel Indicator	An Indicator of whether the secured property is classified as chattel or Real Estate.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = Real Estate 1 = Chattel 99 = Unavailable

Schedule A-3